As filed with the Securities and Exchange Commission on September 21, 2011

Registration No. 333-175828

Registration No. 333-175828-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPEDIA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	4700	20-2705720
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 108th Avenue N.E.

Bellevue, WA 98004

(425) 679-7200

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

TRIPADVISOR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	7370	80-0743202
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

141 Needham Street

Newton, MA 02464

(617) 670-6300

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Burke F. Norton, Esq.

Executive Vice President, General Counsel and Secretary

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

(425) 679-7200

(Address, including Zip Code, and Telephone Number, including Area Code, of Agent For Service)

Copy to:

Andrew J. Nussbaum, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND UPON COMPLETION OF THE TRANSACTIONS DESCRIBED IN THE ENCLOSED PROXY STATEMENT/PROSPECTUS.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Expedia, Inc.:

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TripAdvisor, Inc.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

(Calculation of Registration Fee table appears on following pages)

The co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE*

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
A. Common Stock, par value $0.0001 per share, of Expedia, Inc.	153,577,116(1)	N/A	$8,935,221,149(2)	$1,037,379(3)
B. Warrants to purchase shares of Common Stock, par value $0.0001 per share, of Expedia, Inc. (the “New Expedia Warrants”) at .25 of a share per Warrant (assuming the 1:2 reverse stock split)	32,186,793(4)	N/A	N/A(5)	N/A(6)
C. Common Stock, par value $0.001 per share, of TripAdvisor, Inc.	153,577,116(7)	N/A(8)	N/A(8)	N/A(8)

D.    Warrants to purchase shares of TripAdvisor Common Stock, par value $0.001 per share, of TripAdvisor, Inc. (the “TripAdvisor Warrants”) at .25 of a share per Warrant (assuming the 1:2 reverse stock split)

	32,186,793(9)	N/A(8)	N/A(8)	N/A(8)
Total			$8,935,221,149	$1,037,381(10)

*	Registration fee has been previously paid.
(1)	Based on the maximum number of shares of common stock, par value $0.0001 per share, of Expedia, Inc. (“New Expedia Common Stock”) that may be issued in connection with the reclassification and other transactions described in the enclosed proxy statement/prospectus (the “spin-off”), taking into account the proposed one-for-two reverse stock split to be effected immediately prior to the spin-off, which number is equal to 50% of 307,154,232 shares, which is the sum of (i) 248,621,889, the number of shares of common stock, par value $0.001 per share, of Expedia (“Old Expedia Common Stock”) issued and outstanding as of July 11, 2011, (ii) 3,432,904, the number of shares of Old Expedia Common Stock subject to Restricted Stock Units and Deferred Share Units and Stock Appreciation Rights issued under Expedia equity-based compensation plans as of June 30, 2011, (iii) 17,269,827, the maximum number of shares of Old Expedia Common Stock remaining available for issuance pursuant to new equity awards or other securities issuable by Expedia under equity incentive plans as of July 11, 2011, (iv) 16,093,396, the maximum number of shares of Old Expedia Common Stock issuable in respect of certain previously issued warrants to purchase shares of Old Expedia Common Stock (“Old Expedia Warrants”) issued and outstanding as of July 11, 2011, and (v) 21,736,216, the maximum number of shares of Old Expedia Common Stock issuable in respect of options (“Old Expedia Options”) to purchase shares of Old Expedia Common Stock that were issued by Expedia and outstanding as of June 30, 2011. There are also registered hereunder such indeterminate number of additional shares of New Expedia Common Stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions and certain other events as provided for in the terms of the securities set forth in clauses (i) to (v) above. The full maximum number of shares of New Expedia Common Stock issuable in connection with the spin-off as set forth in clauses (i) to (v), without giving effect to the 50% adjustment described above on account of the expected reverse stock split (which number would then be 307,154,232 instead of 153,577,116) is also registered hereunder to account for the scenario in which the Expedia Board of Directors were to determine to proceed with the spin-off without effecting the reverse stock split (and the registration fee paid hereunder and proposed maximum offering price set forth herein are based on the full, unadjusted number of securities being cancelled as described in footnote (2) below).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to rule 457(c), Rule 457(f), Rule 457(h) and Rule 457(i) under the Securities Act. Such value equals (i) the product of (a) 269,324,620 (the sum of items (i) through (iii) in footnote (1) above), and (b) $30.11, the average of the high and low sales prices for Old Expedia Common Stock as reported on The Nasdaq Global Select Market on July 20, 2011, plus (ii) the product of (a) 21,736,216, the number of Old Expedia Options and equivalent number of underlying shares outstanding as of June 30, 2011, and (b) $19.07, the average exercise price of such options as of June 30, 2011, plus (iii) the product of (a) 16,093,396, the number of shares of Old Expedia Common Stock underlying the Old Expedia Warrants exercisable for .5 of a share per warrant as of July 11, 2011, and (b) $25.56, the average exercise price of such warrants.
(3)	Calculated by multiplying 0.0001161 by the proposed maximum aggregate offering price.
(4)

Based on the maximum number of new Expedia warrants to purchase shares of New Expedia Common Stock (“New Expedia Warrants”) for .25 of a share per warrant (assuming the 1:2 reverse stock split is implemented) that may be issued in the spin-off and number of underlying shares, which is equal to 16,093,396, the number of Old Expedia Warrants and equivalent number of underlying shares issued and outstanding as of July 11, 2011 multiplied by 50%, to give effect to the one-for-two reverse stock split. There is also registered hereunder such indeterminate number of additional New Expedia Warrants and underlying shares of New Expedia Common Stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions and certain other events as provided for in the terms of the New Expedia Warrants or Old Expedia Warrants. The full maximum number of New Expedia Warrants and number of underlying shares, without giving effect to the 50% adjustment described above on account of the expected reverse stock split (which number of underlying shares would then be 16,093,396 instead of 8,046,698), is also registered hereunder to account for the scenario in which the Expedia Board of Directors were to determine to proceed with the spin-off without effecting the reverse stock split (and the registration fee paid hereunder and proposed maximum offering price set forth herein are based on the full, unadjusted number of securities being cancelled as described in footnote (5) below).
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to rule 457(c), Rule 457(f), Rule 457(h) and Rule 457(i) under the Securities Act. Because such value, $411,347,202, is included in the Proposed Maximum Aggregate Offering Price set forth with respect to Item A above, it is not separately listed in the fee table but is provided in this footnote for explanatory purposes. Such value equals the product of (a) 16,093,396, the number of shares of Old Expedia Common Stock underlying the Old Expedia Warrants exercisable for .5 of a share per warrant outstanding as of July 11, 2011, and (b) $25.56, the average exercise price of such Old Expedia Warrants.
(6)	The registration fee with respect to this Item B has been included in the registration fee for Item A above.
(7)	Based on the maximum number of shares of common stock, par value $0.001 per share, of TripAdvisor, Inc. (“TripAdvisor Common Stock”) that may be issued in connection with the spin-off, taking into account the proposed one-for-two reverse stock split to be effected immediately prior to the spin-off, which number is equal to the maximum number of shares of New Expedia Common Stock as set forth in Item A above and the footnote(s) relating thereto and giving effect to the 50% adjustment described in such footnote(s) to reflect the expected reverse stock split. There is also registered hereunder such indeterminate number of additional shares of TripAdvisor Common Stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions and certain other events as provided for in the terms thereof and the post-spin-off adjusted securities with respect to those set forth in the footnote(s) relating to Item A above. The full maximum number of shares of TripAdvisor Common Stock issuable in connection with the spin-off, without giving effect to the 50% adjustment described above on account of the expected reverse stock split (which number would then be 307,154,232 instead of 153,577,116), is also registered hereunder to account for the scenario in which the Expedia Board of Directors were to determine to proceed with the spin-off without effecting the reverse stock split (and the registration fee paid hereunder and proposed maximum offering price set forth herein are based on the full, unadjusted number of securities being cancelled as described in footnote (6) above and (8) below).
(8)	Pursuant to Rule 457(f)(i), the registration fee is based upon the market value of the securities to be cancelled in the transaction. Items A through B above (and the footnotes relating thereto) account for all of the securities that will be cancelled in the transaction. Accordingly, the securities listed under Items C and D above that are also registered pursuant to this registration statement do not affect the registration fee payable hereunder.
(9)	Based on the maximum number of TripAdvisor warrants to purchase shares of TripAdvisor Common Stock (“TripAdvisor Warrants”) for .25 of a share per warrant (assuming the 1:2 reverse stock split is implemented) and number of underlying shares of TripAdvisor Common Stock, which number is equal to the maximum number of New Expedia Warrants and underlying shares as set forth in Item B above and the footnote(s) related thereto and giving effect to the 50% adjustment described in such footnote(s) to reflect the expected reverse stock split. There is also registered hereunder such indeterminate number of additional TripAdvisor Warrants and underlying shares of TripAdvisor Common Stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions and certain other events as provided for in the terms thereof. The full maximum number of TripAdvisor Warrants and number of underlying shares, without giving effect to the 50% adjustment described above on account of the expected reverse stock split (which number of underlying shares would then be 16,093,396 instead of 8,046,698), is also registered hereunder to account for the scenario in which the Expedia Board of Directors were to determine to proceed with the spin-off without effecting the reverse stock split (and the registration fee paid hereunder and proposed maximum offering price set forth herein are based on the full, unadjusted number of securities being cancelled as described in footnote (8) above).
(10)	An amount equal to $1.94 has been added to the registration fee otherwise payable on account of the securities registered hereunder as set forth in Items A to D above. The transactions and matters described in the enclosed proxy statement/prospectus include the merger of a newly formed wholly owned subsidiary of Expedia, Inc. (“Expedia”) with and into Expedia, in connection with which each of the outstanding 751 shares of Expedia Series A Cumulative Convertible Preferred Stock, par value $0.001 (the “Series A Preferred”), will be converted into the right to receive an amount in cash equal to $22.23, plus an amount equal to accrued and unpaid dividends through the effective date of the merger. The preferred stock merger will be consummated prior to the reverse stock split and the spin-off, and neither the reverse stock split nor the spin-off will be effected if the preferred stock merger has not been consummated. The aggregate consideration to be paid in connection with the preferred stock merger is $16,694.73, assuming consummation at a date when there are no accrued and unpaid dividends to be included in the merger consideration. Applying the SEC’s registration fee ratio of $116.10 per $1,000,000 with respect to this amount results in an incremental filing fee amount of $1.94. The base, annual, dividend rate with respect to the Series A Preferred Stock is 1.99% of $22.23, the face value of the Series A Preferred, or $0.44 per share, or $330.44 in the aggregate, with dividend payments made in quarterly installments.

The information in this proxy statement/prospectus is not complete and may be changed. Expedia and TripAdvisor may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2011

PROSPECTUS

Expedia, Inc.	TripAdvisor, Inc.

[Expedia Logo]	[TripAdvisor Logo]

153,577,116 Shares of Common Stock, par value $0.0001 per share, of Expedia, Inc.

32,186,793 Warrants to purchase shares of Common Stock, par value $0.0001 per share, of Expedia, Inc.

(exercisable for an aggregate of 8,046,698.25 shares)

153,577,116 Shares of Common Stock, par value $0.001 per share, of TripAdvisor, Inc.

32,186,793 Warrants to purchase shares of Common Stock, par value $0.001 per share, of TripAdvisor, Inc.

(exercisable for an aggregate of 8,046,698.25 shares)

This prospectus relates to the securities listed above that Expedia, Inc. (“Expedia”) and TripAdvisor, Inc. (“TripAdvisor”) may issue in connection with Expedia’s spin-off of TripAdvisor. After the spin-off, TripAdvisor will be an independent, separately traded public company that will consist of the domestic and international operations associated with Expedia’s TripAdvisor Media Group. Expedia will effect the spin-off by means of a reclassification of its capital stock that will result in the holders of Expedia capital stock at the time of effectiveness of the reclassification having the right to receive a proportionate amount of TripAdvisor capital stock. A one-for-two reverse stock split of outstanding Expedia capital stock is contemplated to occur prior to the spin-off.

The securities and businesses of Expedia and TripAdvisor are subject to various risks, including with respect to and following the spin-off. You should carefully consider the disclosures contained under the section entitled “Risk Factors,” beginning on page 19 of this prospectus, and carefully read this prospectus in its entirety.

Expedia’s common stock currently trades on The Nasdaq Global Select Market under the ticker symbol “EXPE” and the reclassified shares of Expedia common stock are expected to continue to trade under such symbol on The Nasdaq Global Select Market after the spin-off. Outstanding warrants with respect to Expedia common stock are not currently publicly listed and will be adjusted in connection with the spin-off and the reverse stock split. Expedia has no plans to publicly list such warrants.

Prior to the spin-off, TripAdvisor will have been a wholly owned subsidiary of Expedia, and its common stock has not been publicly listed. In connection with the spin-off, TripAdvisor will apply to list TripAdvisor common stock on The Nasdaq Global Select Market or other nationally recognized stock exchange and has accordingly reserved the ticker symbol “[—].” While trading in TripAdvisor common stock under this symbol is expected to begin on the first business day following the date that Expedia completes the spin-off, there can be no assurance that a viable and active trading market will develop. There is no plan to publicly list the new TripAdvisor warrants that will be issued in connection with the spin-off as a consequence of adjustments to the Expedia warrants.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the spin-off or the securities to be issued in the spin-off or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated [—], 2011

The information in this proxy statement/prospectus is not complete and may be changed. Expedia and TripAdvisor may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 21, 2011

[Expedia Logo]	[TripAdvisor Logo]

[                    ], 2011

PROXY STATEMENT/PROSPECTUS

Dear Stockholder:

You are invited to attend the 2011 Annual Meeting of Stockholders of Expedia, Inc., which Expedia will hold on [—], 2011, at [—] local time at [—] to obtain stockholder approval of amendments to Expedia’s amended and restated certificate of incorporation that will result in, among other things, the spin-off from Expedia of TripAdvisor, Inc., a Delaware corporation and a one-for-two reverse stock split implemented prior to the spin-off, of a merger agreement that will result in the conversion of the remaining shares of Expedia’s Series A preferred stock to cash so as to simplify Expedia’s capital structure in advance of the spin-off, and a number of other annual meeting proposals that are described in the notice of meeting on the following page.

After the spin-off, TripAdvisor will be an independent, separately traded public company that will consist of the domestic and international operations associated with Expedia’s TripAdvisor Media Group, including the flagship TripAdvisor brand as well as 18 other travel media brands. Expedia will effect the spin-off by means of a reclassification of its capital stock that will result in the current holders of Expedia capital stock having the right to receive a proportionate amount of TripAdvisor capital stock, in a transaction that is generally tax free for federal income tax purposes. See “Risk Factors” beginning on page 19 of this proxy statement/prospectus for information that you should consider in evaluating the spin-off proposal and the reverse stock split proposal.

Expedia’s Board of Directors believes that the spin-off of TripAdvisor from Expedia and the other proposals submitted for your approval at the Annual Meeting are in the best interests of Expedia and its stockholders. Expedia’s Board of Directors recommends that you vote FOR the spin-off proposal and the other proposals submitted for your approval at the Annual Meeting and vote in favor of holding an advisory vote on Expedia’s executive compensation every THREE years.

In addition to the votes required under Delaware law, based on the recommendation of the Special Committee of the Board of Directors of Expedia, the Expedia Board of Directors has further conditioned the spin-off on the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote. You may vote over the internet, as well as by telephone, or by mailing a proxy or voting instruction card. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously submitted your vote.

Sincerely,

Dara Khosrowshahi

Chief Executive Officer

333 108th Avenue N.E.

Bellevue, Washington 98004

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the spin-off or the securities to be issued in the spin-off or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is first being mailed to stockholders on or about [—], 2011.

EXPEDIA, INC.

333 108th Avenue N.E.

Bellevue, Washington 98004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2011 Annual Meeting of Stockholders of Expedia, Inc., a Delaware corporation, will be held on [—], 2011, at [—] local time at [—]. Expedia is providing this proxy statement/prospectus to holders of Expedia’s common stock, Class B common stock and Series A preferred stock in connection with the solicitation of proxies by the Board of Directors of Expedia for use at the Annual Meeting. At the Annual Meeting, stockholders will consider, among other things, the spin-off of TripAdvisor, Inc. as a separately traded public company that will consist of the domestic and international operations associated with Expedia’s TripAdvisor Media Group, including the flagship TripAdvisor brand as well as 18 other travel media brands.

In particular, Expedia will ask stockholders:

1. To approve amendments to the Expedia amended and restated certificate of incorporation that would effect the spin-off of TripAdvisor, Inc. by:

•

Reclassifying each share of Expedia $0.001 par value common stock into one share of Expedia $0.0001 par value common stock and 1/100 of a share of Expedia Series 1 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of TripAdvisor $0.001 par value common stock immediately following the reclassification; and

•

Reclassifying each share of Expedia $0.001 par value Class B common stock into one share of Expedia $0.0001 par value Class B common stock and 1/100 of a share of Expedia Series 2 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of TripAdvisor $0.001 par value Class B common stock immediately following the reclassification.

2. To approve amendments to the Expedia amended and restated certificate of incorporation to effect a one-for-two reverse stock split of Expedia common stock and Expedia Class B common stock (which would, if implemented, take place immediately prior to the spin-off).

3. To approve a proposal to adopt a merger agreement, as it may be amended from time to time, under which a wholly owned subsidiary of Expedia would merge with and into Expedia, and in connection with which each share of Expedia Series A Cumulative Convertible Preferred Stock, par value $0.001, will be converted into the right to receive an amount in cash equal to $22.23, plus an amount equal to accrued and unpaid dividends through the effective date of the merger.

4. To approve the addition of provisions to the Expedia amended and restated certificate of incorporation pursuant to which Expedia would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of Expedia who is also an officer or director of TripAdvisor will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to TripAdvisor instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to TripAdvisor (analogous and reciprocal provisions will be included in TripAdvisor’s certificate of incorporation). Expedia will implement this proposal only if Expedia completes the spin-off.

5. To elect the ten directors named in this proxy statement/prospectus to the Expedia Board of Directors, each to hold office for a one-year term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Expedia Board of Directors).

6. To ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2011.

7. To hold an advisory vote on Expedia’s executive compensation.

8. To hold an advisory vote on the frequency of the advisory vote on Expedia’s executive compensation.

9. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Expedia Board of Directors may determine not to proceed with the spin-off and not to effect the related amendments to its amended and restated certificate of incorporation described above, even though Expedia may have received all necessary stockholder approvals with respect thereto. The preferred stock merger would be effected before the reverse stock split, if implemented, and before the spin-off. Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated.

Only holders of record of outstanding shares of Expedia capital stock at the close of business on [—], 2011 are entitled to notice of, to attend, and to vote at the Annual Meeting and any adjournments or postponements thereof.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms that you are the beneficial owner of those shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By order of the Board of Directors,

Burke F. Norton

Executive Vice President, General Counsel and Secretary

[                    ], 2011

Additional Information

This proxy statement/prospectus:

•	incorporates by reference important business and financial information about Expedia that Expedia has not included in or delivered with this proxy statement/prospectus; and

•

does not include some of the information included in the registration statement on Form S-4 that Expedia and TripAdvisor have jointly filed with the SEC or information included in the exhibits to the registration statement.

Upon your written or oral request, Expedia will make available to you without charge the information that Expedia has incorporated by reference into this proxy statement/prospectus or that Expedia and TripAdvisor have filed as exhibits to the registration statement on Form S-4. You can obtain the documents incorporated by reference in this proxy statement/prospectus or filed as exhibits to the registration statement by requesting them in writing or by telephone from Expedia at the following address and telephone number:

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

Attn: Investor Relations Department

(425) 679-7200

You should make any request for documents by [—], 2011 to ensure timely delivery of the documents prior to the Annual Meeting.

To find more information, see “Where You Can Find More Information and Incorporation by Reference.”

Explanatory Note

TripAdvisor, Inc. was incorporated as a Delaware corporation in July 2011. TripAdvisor, Inc. currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the spin-off, will not acquire or incur any material assets or liabilities, nor will it separately engage in any business or other activities, in each case prior to the spin-off.

Consequently, in addition to the audited balance sheet of TripAdvisor, Inc. as of September 2, 2011, this proxy statement/prospectus includes combined financial statements and other historical financial information of TripAdvisor Holdings, LLC, a Massachusetts limited liability company and a direct wholly owned subsidiary of Expedia. The domestic and international operations associated with Expedia’s TripAdvisor Media Group have historically been conducted primarily through TripAdvisor Holdings, LLC and its subsidiaries. In connection with and prior to the spin-off, Expedia will contribute all of the outstanding equity interests in TripAdvisor Holdings, LLC to TripAdvisor, Inc. At the time of the contribution, TripAdvisor Holdings, LLC will hold all of the Expedia subsidiaries and assets relating to Expedia’s TripAdvisor Media Group, which on an historical basis are reflected in the combined financial statements of TripAdvisor Holdings, LLC.

Unless otherwise indicated, references in this proxy statement/prospectus to “TripAdvisor” refer to TripAdvisor, Inc., the entity that at the time of the spin-off will hold, through its subsidiaries, the businesses comprising Expedia’s TripAdvisor Media Group and whose shares Expedia stockholders will receive in the spin-off. Where appropriate in context, the foregoing term also includes such subsidiaries.

Page
Questions and Answers About the Annual Meeting and the Spin-Off	1

Summary	10
Expedia	10
TripAdvisor	10
The Spin-Off	11
Expedia: Summary Selected Consolidated Financial Information	17
TripAdvisor: Summary Selected Combined Financial Information	18

Risk Factors	19
Risk Factors Relating to the Spin-Off	19
Risk Factors Relating to Expedia Securities and TripAdvisor Securities	23
Risk Factors Relating to Expedia’s and TripAdvisor’s Businesses Following the Spin-Off	24
Risk Factors Relating to TripAdvisor’s Business Following the Spin-Off	32
Risk Factors Relating to Expedia’s Business Following the Spin-Off	39

Special Note Regarding Forward-Looking Statements	44

Proposal 1—The Spin-Off Proposal	45
Overview	45
Required Vote	45
Background and Reasons for the Spin-Off	46
Recommendation of Special Committee of Expedia’s Board of Directors	48
Recommendation of Expedia’s Board of Directors	53
Review of Financial Advisors	53
Interests of Certain Persons in the Spin-Off	53
Governance Arrangements at Expedia and TripAdvisor	53
No Appraisal Rights	61
Accounting Treatment	61
Regulatory Requirements	61
Federal Securities Law Consequences	61
Material U.S. Federal Income Tax Consequences of the Spin-Off	62
Treatment of Outstanding Expedia Compensatory Equity-Based Awards	65
Post Spin-Off TripAdvisor Financing Arrangements	67
Post Spin-Off Expedia Financing Arrangements	67
Treatment of Expedia Warrants in the Spin-Off	69
Distribution of Expedia and TripAdvisor Securities Following the Spin-Off	69
Listing and Trading of Expedia Securities	70
Listing and Trading of TripAdvisor Securities	70
Relationship Between Expedia and TripAdvisor After the Spin-Off	70
Information about Expedia After the Spin-Off	73
Information about TripAdvisor After the Spin-Off	82
Indemnification and Limitation of Liability for Officers and Directors	120
Description of Expedia Capital Stock After the Spin-Off	121
Description of TripAdvisor Capital Stock After the Spin-Off	123
Comparison of Rights of Holders of Expedia Securities before the Spin-Off with Rights of Holders of Expedia Securities and TripAdvisor Securities Following the Spin-Off	125
Security Ownership of Certain Beneficial Owners and Management	128

Proposal 2—Reverse Stock Split Proposal	135
Proposal and Required Vote	135
Principal Effects of the Reverse Stock Split	135

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This proxy statement/prospectus is based on information provided by Expedia, TripAdvisor and other sources that Expedia and TripAdvisor believe to be reliable. This proxy statement/prospectus summarizes certain documents filed as exhibits to a registration statement on Form S-4 that Expedia and TripAdvisor have filed jointly with the SEC. This proxy statement/prospectus forms a part of the registration statement. For more information about Expedia, TripAdvisor and their respective securities, you should refer to the registration statement and the information included in the exhibits to the registration statement. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information and Incorporation by Reference.”

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE SPIN-OFF

The Annual Meeting

Q:	What matters will Expedia stockholders consider at the Annual Meeting?

A:	Expedia stockholders will vote on the following proposals:

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To approve amendments to Expedia’s amended and restated certificate of incorporation that would effect the spin-off of TripAdvisor by reclassifying the Expedia common stock and Expedia Class B common stock. This proxy statement/prospectus refers to the foregoing proposal as the “spin-off proposal.” If Expedia’s stockholders approve the spin-off proposal and Expedia completes the spin-off, the holders of Expedia common shares outstanding immediately prior to the spin-off would initially own all of the Expedia common shares and TripAdvisor common shares outstanding immediately following the spin-off. Expedia may determine not to proceed with the spin-off and not to make the related amendments to its certificate of incorporation described below, notwithstanding the fact that Expedia may have received all necessary stockholder approvals with respect thereto;

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To approve amendments to Expedia’s amended and restated certificate of incorporation to effect a one-for-two reverse stock split of Expedia common stock and Expedia Class B common stock. This proxy statement/prospectus refers to the foregoing proposal as the “reverse stock split proposal.” If Expedia’s stockholders approve the reverse stock split proposal and the spin-off proposal and the Expedia Board of Directors proceeds with the spin-off, Expedia intends to effect the one-for-two reverse stock split immediately prior to the spin-off. Expedia will not complete the one-for-two reverse stock split unless the spin-off is to be effected;

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To approve a proposal to adopt a merger agreement pursuant to which a wholly owned subsidiary of Expedia would merge with and into Expedia and each share of Expedia Series A Cumulative Convertible Preferred Stock, par value $0.001, will be converted into the right to receive an amount in cash equal to $22.23, plus an amount equal to accrued and unpaid dividends through the effective date of the merger. This proxy statement/prospectus refers to the foregoing proposal as the “preferred stock merger proposal.” The preferred stock merger would be effected before the reverse stock split and before the spin-off. Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated;

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To approve the addition of provisions to the Expedia amended and restated certificate of incorporation pursuant to which Expedia would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of Expedia who is also an officer or director of TripAdvisor will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to TripAdvisor instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to TripAdvisor (analogous and reciprocal provisions will be included in TripAdvisor’s certificate of incorporation). Expedia will implement this proposal only if Expedia completes the spin-off;

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To elect the ten directors named in this proxy statement/prospectus to the Expedia Board of Directors, each to hold office for a one-year term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Expedia Board of Directors);

•	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of Expedia for the 2011 fiscal year;

•	To hold an advisory vote on Expedia’s executive compensation;

•	To hold an advisory vote on the frequency of the advisory vote on Expedia’s executive compensation; and

•	To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

Q:	What votes are required to approve the spin-off proposal?

A:	Under Delaware law, the spin-off proposal must be approved by:

•	The affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, voting as a separate class;

•	The affirmative vote of holders of a majority of the outstanding shares of Expedia Class B common stock, voting as a separate class; and

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The affirmative vote of holders of a majority of the voting power of the outstanding shares of Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock, voting together as a single class, with each share of Expedia common stock entitled to one vote per share, each share of Expedia Class B common stock entitled to ten votes per share and each share of Expedia Series A preferred stock entitled to two votes per share. This proxy statement/prospectus refers to the Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock, taken together, along with their respective votes per share as described in the preceding sentence, as the “Expedia capital stock.

In addition to the votes required under Delaware law, based on the recommendation of the Expedia Special Committee of the Board, the Expedia Board of Directors has further conditioned the spin-off on the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management.

Q:	What vote is required to approve the reverse stock split proposal, the corporate opportunity proposal and the preferred stock merger proposal?

A:	Under Delaware law, each of the reverse stock split proposal, the corporate opportunity proposal and the preferred stock merger proposal must be approved by the affirmative vote of a majority of the voting power of the outstanding shares of Expedia capital stock voting together as a single class.

Q:	What votes are required to elect directors to the Expedia Board of Directors?

A:	The election of each of seven of the ten director nominees (Messrs. Barry Diller, Dara Khosrowshahi, Victor A. Kaufman, Jonathan L. Dolgen, William R. Fitzgerald, John C. Malone and José A. Tazón) as directors requires a plurality of the total number of votes cast by the holders of shares of Expedia capital stock, present in person or represented by proxy, voting together as a single class.

The election of each of the remaining three director nominees (Messrs. A. George “Skip” Battle, Craig A. Jacobson and Peter M. Kern) as directors requires a plurality of the total number of votes cast by the holders of shares of Expedia common stock, present in person or represented by proxy, voting together as a separate class.

Q:	What vote is required to ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm?

A:	The ratification of the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2011 requires the affirmative vote of the holders of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

Q:	What vote is required with respect to the advisory votes on Expedia’s executive compensation?

A:	At the Annual Meeting, Expedia will ask its stockholders to approve, on an advisory basis, the compensation of Expedia’s named executive officers as disclosed in this proxy statement/prospectus in accordance with SEC rules. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

In addition, at the Annual Meeting, Expedia will ask its stockholders to choose, on an advisory basis, how frequently they would like to cast such advisory vote on the compensation of Expedia’s named executive officers. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. However, because this vote is advisory and non-binding, if none of the frequency options receives such a majority, the option receiving the greatest number of votes will be considered the frequency recommended by Expedia’s stockholders. Even though this vote will not be binding on Expedia or the Expedia Board of Directors and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Expedia or the Expedia Board of Directors, the Expedia Board of Directors will take into account the outcome of this vote in making a determination on the frequency with which Expedia will include advisory votes on its executive compensation in Expedia’s proxy statement.

Q:	What is the impact on the stockholder votes of arrangements as of the meeting record date between Mr. Diller and Liberty Media Corporation?

A:	As of the record date for the Annual Meeting, under the stockholders agreement between Barry Diller and Liberty Media entered into on August 9, 2005, Mr. Diller, the Chairman and Senior Executive of Expedia, held an irrevocable proxy over all Expedia securities owned by Liberty Media Corporation and its subsidiaries. This irrevocable proxy includes authority to vote on each of the proposals presented for approval at the Annual Meeting. Mr. Diller, through shares that he owns as well as those subject to the Liberty Media proxy, generally controls the vote of approximately [—]% of the outstanding shares of common stock (or [—]% assuming exercise of Mr. Diller’s vested stock options and conversion of all shares of Class B common stock into shares of common stock) and 100% of the outstanding shares of Class B common stock and, consequently, approximately [—]% of the combined voting power of the outstanding Expedia capital stock as of the record date. Including the holdings of Expedia’s other directors and executive officers and their affiliates would increase such percentage by less than 1%. As a result, regardless of the vote of any other Expedia stockholder, Mr. Diller has control over the votes relating to the reverse stock split proposal, the preferred stock merger proposal, the election of seven of the ten director nominees (holders of Expedia common stock elect three directors as a separate class), the ratification of the appointment of Expedia’s independent registered public accounting firm, and both advisory proposals regarding Expedia’s executive compensation. Mr. Diller has control over the separate class vote of Expedia Class B common stock with respect to the spin-off proposal and the separate combined vote of the outstanding shares of the Expedia common stock, the Expedia Class B common stock and the Expedia Series A preferred stock, voting together as a single class, but does not have control over either the separate class vote of Expedia common stock with respect to the spin-off proposal or the vote on the spin-off proposal by the outstanding shares of Expedia common stock other than shares owned or controlled by Expedia management.

Q:	Who is entitled to vote at the Annual Meeting?

A:	You are entitled to vote at the Annual Meeting if you were a holder of Expedia common stock, Expedia Class B common stock or Expedia Series A preferred stock at the close of business on [—], 2011, the record date for the Annual Meeting.

Q:	What do I need to do now to vote at the Annual Meeting?

A:	The Expedia Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders of record may vote their shares in any of four ways:

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Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply request printed proxy cards (or use the printed proxy cards you will receive with this proxy statement/prospectus), then mark, sign and date the printed proxy cards and mail them in the accompanying pre-addressed envelopes;

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Submitting a Proxy by Telephone: Submit a proxy for your shares by telephone by using the toll-free telephone number provided on your proxy card and following the recorded instructions. Telephone voting is available 24 hours a day;

•	Submitting a Proxy by Internet: Submit your proxy via the internet. The website for internet proxy voting is on your proxy card, and internet proxy voting is also available 24 hours a day; or

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Voting in Person: If you were registered as a stockholder on Expedia’s books on [—], 2011, you may vote in person by attending the Annual Meeting, and we will provide a ballot to registered stockholders who request one at the meeting.

Street name holders may submit a proxy by telephone or the internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with this proxy statement/prospectus. If you submit a proxy by telephone or via the internet you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the internet are located on the proxy card enclosed with this proxy statement/prospectus.

A person who beneficially owns shares of common stock through a bank, broker or other nominee (generally referred to as a “street name holder”) may submit a proxy by telephone or the internet if his, her or its bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will enclose the instructions with this proxy statement/prospectus. A street name holder can vote his, her or its shares in person at the Annual Meeting only if he, she or it obtains from the bank, broker or other nominee a proxy, often referred to as a “legal proxy,” to vote those shares, and presents such proxy to the inspector of election at the meeting, together with his, her or its ballot.

The designated proxy will vote all proxies that you properly submit, and that you do not revoke, at the Annual Meeting in accordance with the instructions indicated on your proxy. If you do not provide instructions on your proxy, your designated proxy will vote FOR each of the proposals that Expedia describes in this proxy statement/prospectus to be submitted for your approval at the Annual Meeting, and in favor of holding an advisory vote on Expedia’s executive compensation every three years. Your designated proxy will not vote unsigned proxy cards at all and unsigned proxies will have the same effect as a vote against the spin-off proposal, the reverse stock split proposal, the preferred stock merger proposal and the corporate opportunity proposal.

If you hold your shares through a bank or broker, follow the voting instructions on the form you receive from your bank or broker.

Your vote is important. Expedia encourages you to submit your proxy by telephone or internet or by signing and returning the accompanying proxy card whether or not you plan to attend the Annual Meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:

•	Delivering to BNY Mellon Shareowner Services a written notice, bearing a date later than the proxy, stating that you revoke the proxy;

•	Submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the vote at the Annual Meeting; or

•	Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

You should send any written notice or new proxy card to Expedia, Inc. c/o BNY Mellon Shareowner Services at the following address: P.O. Box 3550, South Hackensack, New Jersey 07606-9250, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the internet. You may request a new proxy card by calling Expedia’s proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885 (toll-free).

Q:	If I hold my shares in “street name” through my broker, will my broker vote my shares for me?

A:	Other than with respect to the auditor ratification proposal, your broker will vote your shares only if you provide instructions to your broker on how to vote your shares. You should follow the directions that your broker provides regarding how to instruct your broker to vote your shares. If you fail to provide instructions to your broker, other than with respect to the auditor ratification proposal with respect to which your broker will have discretionary authority to vote even if you do not provide instructions as to how to vote, your broker will not vote your shares, which event we refer to as a “broker non-vote” and which will have the same effect as a vote against the spin-off proposal, the reverse stock split proposal, the preferred stock merger proposal and the corporate opportunity proposal. Broker non-votes will have no effect on the election of directors, the advisory proposal on approving Expedia’s executive compensation or the advisory proposal on the frequency of advisory votes on Expedia’s executive compensation.

Q:	What happens if I abstain?

A:	An abstention will have the same effect as a vote against the spin-off proposal, the reverse stock split proposal, the preferred stock merger proposal, the corporate opportunity proposal, the auditor ratification proposal, the advisory proposal on approving Expedia’s executive compensation and the advisory proposal on the frequency of advisory votes on Expedia’s executive compensation. Abstentions will have no effect on the election of directors.

Q:	What happens if I don’t vote?

A:	If you are a record holder and you do not send a signed proxy or vote by telephone or over the internet, and you do not attend the Annual Meeting so as to vote in person, it will have the same effect as a vote against the spin-off proposal, the reverse stock split proposal, the preferred stock merger proposal and the corporate opportunity proposal, and it will have no effect on the election of directors, the auditor ratification proposal, the advisory proposal on approving Expedia’s executive compensation or the advisory vote on frequency of advisory votes on Expedia’s executive compensation.

The Spin-Off Proposal

Q:	What is Expedia proposing to do?

A:	Expedia is proposing to spin-off TripAdvisor so that TripAdvisor will become an independent, separately traded public company. After the spin-off, TripAdvisor will consist of the domestic and international operations associated with the flagship TripAdvisor brand as well as 18 other travel media brands. After the spin-off, Expedia will continue to operate or manage its remaining businesses, subsidiaries and investments. For a description of these businesses, subsidiaries and investments, see “Proposal 1—The Spin-Off Proposal—Information about Expedia After the Spin-Off.” If the spin-off is effected, the holders of Expedia common shares outstanding immediately prior to the spin-off would own all of the Expedia common shares and TripAdvisor common shares outstanding immediately following the spin-off.

Q:	Why is Expedia proposing the TripAdvisor spin-off?

A:	The Expedia Board of Directors believes that the spin-off should provide benefits to Expedia and its stockholders, including, among others:

•	Providing capital markets and investors with greater transparency into each of Expedia and TripAdvisor;

•	Creating businesses that have a single business focus, which we refer to as “pure-play businesses,” each with an equity currency that could promote growth through acquisitions; and

•	Enhancing the effectiveness of Expedia and TripAdvisor’s respective employee compensation structures.

The Expedia Board of Directors also considered the potential risks and consequences to Expedia and its stockholders associated with the spin-off, but believes that the benefits to Expedia and its stockholders outweigh the risks. These potential risks and consequences include, among others, that:

•	the expected benefits from the spin-off may not be achieved;

•	the synergies that Expedia achieves with all of its businesses under the same corporate structure will cease to exist with regard to the TripAdvisor businesses following the spin-off;

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after the spin-off, TripAdvisor may be unable to make the changes necessary to operate effectively as an independent public entity and will incur increased costs relating to operating as an independent public company that could cause its cash flow and results of operations to decline; and

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conflicts of interests or the appearance thereof may develop between Expedia and TripAdvisor, including with respect to the management and directors of Expedia, on the one hand, and the management and directors of TripAdvisor, on the other hand.

For a discussion of the Expedia Board of Director’s recommendation and the factors considered by the Board, see “Recommendation of Expedia’s Board of Directors.”

Q:	What will I own after the Reverse Stock Split and the TripAdvisor spin-off?

A:	Immediately prior to the spin-off, Expedia expects to effect a one-for-two reverse stock split. The following bullets describe the treatment of certain Expedia securities in the spin-off assuming the reverse stock split occurs:

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Expedia common stock: For every two shares of Expedia common stock that you own prior to the spin-off and the one-for-two reverse stock split, you will own one share of Expedia common stock and one share of TripAdvisor common stock immediately following the spin-off. Each share of Expedia common stock and TripAdvisor common stock that you own following the spin-off will be entitled to one vote per share. Holders will receive cash in lieu of any fractional shares of Expedia common stock resulting from the reverse stock split.

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Expedia Class B common stock: For every two shares of Expedia Class B common stock that you own prior to the spin-off and the one-for-two reverse stock split, you will own one share of Expedia Class B common stock and one share of TripAdvisor Class B common stock immediately following the spin-off. Each share of Expedia Class B common stock and TripAdvisor Class B common stock following the spin-off will be entitled to ten votes per share. Holders will receive cash in lieu of any fractional shares of Expedia Class B common stock resulting from the reverse stock split.

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Expedia Series A preferred stock: Expedia will have completed the preferred stock merger prior to the reverse stock split and the spin-off, resulting in the conversion of each share of Expedia Series A preferred stock (other than dissenting shares) into the right to receive $22.23 in cash per share, plus an amount equal to accrued and unpaid dividends through the effective date of the merger. Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated. As a result, no shares of Expedia Series A preferred stock will be outstanding at the time of the reverse stock split, the spin-off or the effectiveness of any of the proposed charter amendments (including the amendment that would give effect to the corporate opportunity proposal).

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Warrants to purchase Expedia common stock: Expedia has outstanding a series of warrants that expire in May 2012. Following the TripAdvisor spin-off, Expedia’s warrants will convert into adjusted warrants to purchase shares of Expedia common stock and new warrants to purchase shares of TripAdvisor common stock, each of which will mirror in all material respects the terms of the current warrants to purchase shares of Expedia common stock, as adjusted to reflect the spin-off and the one-for-two reverse stock split.

Expedia estimates that transaction costs in connection with the spin-off, the reverse stock split and the preferred stock merger will total approximately $9 million, of which $17,000 represents the merger consideration expected to be paid to holders of Expedia Series A preferred stock in the preferred stock merger.

Q:	Will the Expedia securities and the TripAdvisor securities be listed on an exchange and publicly traded after the spin-off?

A:	Expedia common stock currently trades on The Nasdaq Global Select Market under the ticker symbol “EXPE” and will continue to do so after the spin-off (as adjusted in connection with the spin-off and the one-for-two reverse stock split). The Expedia warrants (which will also be adjusted in connection with the spin-off and the reverse stock split) are not currently publicly listed, and Expedia has no plans to list them following the spin-off.

TripAdvisor will apply to list TripAdvisor common stock on The Nasdaq Global Select Market or other nationally recognized stock exchange and has reserved the ticker symbol “[—].” Trading in TripAdvisor common stock under this symbol is expected to begin on the first business day following the date that Expedia completes the spin-off. However, there can be no assurance that a viable and active trading market will develop. There is no plan to publicly list the new TripAdvisor warrants.

Q:	Will a when-issued trading market develop for post-spin-off Expedia and/or TripAdvisor securities prior to the completion of the spin-off?

A:	“When-issued” trading refers to conditional purchases or sales transactions with respect to a security that has been authorized but is not yet issued and available. Expedia currently expects, but cannot guarantee, that a when-issued trading market will develop with respect to Expedia and TripAdvisor publicly held securities prior to the completion of the spin-off. With respect to Expedia securities, a when-issued market for post-spin-off Expedia securities may develop as soon as Expedia stockholder approval for the spin-off is obtained. With respect to TripAdvisor securities, a when-issued market for post-spin-off TripAdvisor securities may develop after Expedia stockholder approval for the spin-off is obtained and TripAdvisor securities are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. No assurance can be given that a when-issued trading market will, in fact, develop in either Expedia or TripAdvisor securities.

Q:	Is Expedia required to effect the spin-off, the reverse stock split or the proposed amendments to Expedia’s certificate of incorporation if stockholders were to approve them?

A:	No. Regardless of receipt of necessary stockholder approvals, the Expedia Board of Directors retains and has reserved the right to abandon the spin-off, the reverse stock split and each of the proposed charter amendments.

Q:	Am I entitled to dissenters’ rights or appraisal rights with respect to the spin-off?

A:	No. You will not be entitled to dissenters’ rights or appraisal rights in connection with the spin-off. See “Proposal 1—The Spin-Off Proposal—No Appraisal Rights.”

Q:	Am I entitled to dissenters’ rights or appraisal rights with respect to the preferred stock merger?

A:	Holders of shares of Expedia common stock or Expedia Class B common stock will not be entitled to dissenters’ rights or appraisal rights in connection with the preferred stock merger, but holders of shares of Expedia’s Series A preferred stock who do not vote in favor of the preferred stock merger proposal and properly perfect their appraisal rights will be entitled to such rights under Delaware law. See “Proposal 3—Preferred Stock Merger Proposal—Appraisal Rights.”

Q:	When does Expedia expect to complete the spin-off?

A:

If Expedia stockholders approve the spin-off proposal at the Annual Meeting and all of the other conditions to the completion of the spin-off are satisfied, Expedia currently expects to complete the spin-off during the fourth quarter of 2011. However, even if Expedia stockholders approve the spin-off proposal, the Expedia Board of Directors may abandon or delay the spin-off. In any event, Expedia may delay the completion of the spin-off if necessary to permit the development of a when-issued trading market in Expedia common stock and TripAdvisor common stock prior to completion of the spin-off.

Q:	Do I need to do anything with my certificates for Expedia securities?

A:	The bullets below describe some of the mechanics relating to the exchange of your Expedia securities for securities of each of Expedia and TripAdvisor following the spin-off (and mechanics with respect to the preferred stock merger).

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Expedia common stock: Expedia will mail to each holder of Expedia common stock a Letter of Transmittal with instructions that explain how to return certificated shares of Expedia common stock to enable you to receive uncertificated shares of Expedia common stock and TripAdvisor common stock to which you are entitled following the spin-off (as described more fully below). Holders of Expedia common stock may deliver their certificates representing shares of Expedia common stock, along with a properly executed Letter of Transmittal and any other required documents, to the exchange agent identified in the Letter of Transmittal. The certificates will be canceled and each holder will receive the number of full shares of reclassified Expedia common stock and TripAdvisor common stock to which that holder is entitled, after giving effect to the spin-off and the one-for-two reverse stock split, subject to receipt of cash in lieu of any fractional shares arising from the reverse stock split.

Following the spin-off, reclassified Expedia common stock and TripAdvisor common stock will be issued electronically by way of direct registration, or in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and the need to return a duly executed stock certificate to effect a transfer. BNY Mellon Shareowner Services will act as the registrar and transfer agent for Expedia common stock and TripAdvisor common stock after the spin-off. After the spin-off, you will be able to transfer shares of Expedia common stock or TripAdvisor common stock by mailing to BNY Mellon Shareowner Services a transfer and assignment form, which BNY Mellon Shareowner Services will provide to holders at no charge upon written request.

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Warrants to purchase Expedia common stock: Warrants to purchase shares of Expedia common stock will be adjusted as described in this proxy statement/prospectus. Subject to adjustment for the one-for-two reverse stock split and the spin-off, the Expedia warrants will remain outstanding and continue to be governed by their existing terms. In addition, TripAdvisor will issue TripAdvisor warrants pursuant to adjustments to the Expedia warrants. These TripAdvisor warrants will be issued promptly following the completion of the spin-off in certificated or uncertificated form, depending on the form in which the respective outstanding Expedia warrant to be adjusted is held. At or prior to the completion of the spin-off, Expedia will deposit with the warrant agent the new form of TripAdvisor warrant.

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Expedia Series A Preferred Stock: Expedia will appoint a paying agent to handle the payment of the merger consideration for shares of Expedia’s Series A preferred stock. Soon after the merger effective time, the paying agent will mail a Letter of Transmittal to each holder of a certificate (or, if applicable, book-entry share) representing a share or shares of Expedia’s Series A preferred stock. The letter of transmittal will contain instructions explaining the procedure for surrendering such shares. Holders of shares of Expedia’s Series A preferred stock should follow those instructions. As a general matter, holders of Expedia Series A preferred stock will need to deliver their certificates representing shares of Expedia Series A preferred stock, along with a properly executed Letter of Transmittal and any other required documents, to the paying agent identified in the Letter of Transmittal. The certificates will be canceled and as promptly as practicable following the preferred stock merger, the paying agent will distribute to each holder the merger consideration.

Q:	Whom can I call with questions?

A:	If you have any questions about the spin-off or the Annual Meeting, or would like copies of any of the documents referred to in this proxy statement/prospectus, you should call MacKenzie Partners, Inc. at 1-800-322-2885.

Q:	Where can I find more information about Expedia and TripAdvisor?

A:	You can find more information from various sources described under “Where You Can Find More Information and Incorporation by Reference.”

SUMMARY

The following is a summary of some of the information contained in this proxy statement/prospectus. In addition to this summary, you should read the entire document carefully, including (1) the risks associated with the spin-off, investing in Expedia securities and TripAdvisor securities and the businesses of each of Expedia and TripAdvisor that are discussed under “Risk Factors” and (2) the unaudited pro forma condensed financial statements and related notes for each of Expedia and TripAdvisor included in Annexes B and C and the historical financial statements and related notes for TripAdvisor included in Annexes D and E, respectively, and the consolidated financial statements and related notes for Expedia incorporated by reference from Expedia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and from Expedia’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011.

The summaries set forth under the captions “—Expedia” and “—TripAdvisor” assume the completion of the spin-off.

EXPEDIA

Expedia, Inc. is an online travel company, empowering leisure and business travelers with the tools and information they need to efficiently research, plan, book and experience travel. Expedia has created a global travel marketplace used by a broad range of leisure and corporate travelers, offline retail travel agents and travel service providers. Expedia makes available, on a stand-alone and package basis, travel products and services provided by numerous airlines, lodging properties, car rental companies, destination service providers, cruise lines and other travel product and service companies. Expedia also offers travel and non-travel advertisers access to a potential source of incremental traffic and transactions through its various media and advertising offerings on its transaction-based websites.

Its portfolio of brands includes Expedia.com®, Hotels.com®, Hotwire.com™, Expedia® Affiliate Network, Classic Vacations, Expedia Local Expert™, Expedia® CruiseShipCenters®, Egencia ™, eLong ™, and Venere Net SpA. In addition, many of these brands have related international points of sale.

For information regarding the results of Expedia’s historical operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Expedia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in Expedia’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011, which are incorporated by reference into this proxy statement/prospectus, and the unaudited pro forma condensed consolidated financial statements for Expedia and the related notes in Annex B.

Expedia, Inc. is a Delaware corporation. The mailing address of Expedia’s principal executive offices is 333 108th Avenue N.E., Bellevue, WA 98004, and Expedia’s telephone number at that location is (425) 679-7200.

TRIPADVISOR

TripAdvisor, Inc. is an online travel research company, empowering users to plan and enjoy the ideal trip. TripAdvisor’s travel research platform aggregates reviews and opinions of members about destinations, accommodations (including hotels, bed and breakfasts (“B&Bs”), specialty lodging and vacation rentals), restaurants and activities throughout the world through the flagship TripAdvisor brand. TripAdvisor-branded websites include tripadvisor.com in the United States and localized versions of the website in 29 countries, including in China under the brand daodao.com. TripAdvisor-branded websites globally received over 50 million unique visitors in July 2011 (according to comScore) and have built a marketable base of more than 20 million members and over 50 million reviews and opinions. Beyond travel-related content, TripAdvisor websites also include links to the websites of its advertisers, including travel advertisers, allowing travelers to directly book their travel arrangements.

In addition to the flagship TripAdvisor brand, TripAdvisor manages and operates websites under 18 other travel media brands, connected by the common goal of providing comprehensive travel planning resources across the travel sector.

TripAdvisor derives substantially all of its revenue through the sale of advertising, primarily through click-based advertising and, to a lesser extent, display-based advertising. In addition, TripAdvisor earns revenue through a combination of subscription-based offerings, licensing of its content and its recently launched private sale website, SniqueAway.

TripAdvisor, Inc. is a Delaware corporation. The mailing address of TripAdvisor’s principal executive offices is 141 Needham Street, Newton, MA 02464, and TripAdvisor’s telephone number at that location is (617) 670-6300.

THE SPIN-OFF

Expedia has proposed to spin-off TripAdvisor so that TripAdvisor will become an independent, separately traded public company. In connection with the spin-off, TripAdvisor, Inc. was incorporated as a Delaware corporation in July 2011. TripAdvisor, Inc. currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the spin-off, will not acquire or incur any material assets or liabilities, nor will it separately engage in any business or other activities, in each case prior to the spin-off. In connection with the spin-off, Expedia will contribute or transfer all of the subsidiaries and assets relating to Expedia’s TripAdvisor Media Group (as reflected in the TripAdvisor Holdings, LLC combined financial statements), including the flagship TripAdvisor brand as well as 18 other travel media brands, to TripAdvisor, Inc. and TripAdvisor, Inc. or one of its subsidiaries will assume of all of the liabilities relating to Expedia’s TripAdvisor Media Group. After the transaction, Expedia will continue to own and operate its remaining businesses—the domestic and international operations of its travel transaction brands including Expedia.com, Hotels.com, eLong, Hotwire, Egencia, Expedia Affiliate Network, CruiseShipCenters, Venere, Classic Vacations and carrentals.com—as an independent, separately traded public company.

Spin-Off and Related Matters (page [    ])

Expedia is proposing to effect the spin-off and related matters through amendments to its amended and restated certificate of incorporation that would reclassify the Expedia common stock and Expedia Class B common stock. If those amendments are approved by Expedia’s stockholders and Expedia completes the spin-off, the holders of Expedia common shares outstanding immediately prior to the spin-off will initially own all of the Expedia common shares and TripAdvisor common shares outstanding immediately following the spin-off.

Expedia may determine not to proceed with the spin-off and not to make the related amendments to its certificate of incorporation, notwithstanding the fact that Expedia may have received all necessary stockholder approvals with respect thereto. As further discussed below, the spin-off will not be implemented if the preferred stock merger is not consummated.

In addition to the reclassification amendment that would effect the spin-off, Expedia intends to implement amendments to its amended and restated certificate of incorporation that would effect a one-for-two reserve stock split of Expedia common stock and Expedia Class B common stock and pursuant to which Expedia would renounce any interest or expectancy in certain corporate opportunities.

With respect to the reverse stock split, if Expedia’s stockholders approve the reverse stock split proposal and the spin-off proposal and the Expedia Board of Directors proceeds with the spin-off, Expedia intends to effect the one-for-two reverse stock split immediately prior to the spin-off. Expedia will not complete the one-for-two reverse stock split unless the spin-off is to be effected but has reserved the right to implement the spin-off without effecting the reverse stock split. If approved and implemented, the principal effects of the reverse stock split would include the following, with cash being paid in lieu of issuing fractional shares: (i) immediately prior to effecting the spin-off, each two shares of Expedia common stock or Class B common stock owned by a stockholder will be combined into one new share of Expedia common stock or Class B common stock, respectively, (ii) after giving effect to the one-for-two reverse stock split, approximately half as many shares of Expedia common stock and Expedia Class B common stock will be outstanding as were outstanding immediately prior to the one-for-two reverse stock split and (iii) specified adjustments will be made with respect to Expedia’s outstanding warrants and equity awards.

With respect to the corporate opportunity-related charter amendment that Expedia would implement in connection with the spin-off, provisions would be added to Expedia’s amended and restated certificate of incorporation such that no officer or director of Expedia who is also an officer or director of TripAdvisor will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to TripAdvisor instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to TripAdvisor (analogous and reciprocal provisions will be included in TripAdvisor’s certificate of incorporation).

Expedia and TripAdvisor Securities to be Issued (page [    ])

In connection with the spin-off, Expedia will issue new shares of its capital stock and adjust the terms of its outstanding warrants to purchase shares of Expedia common stock, and TripAdvisor will issue new shares of its capital stock and new warrants to purchase shares of TripAdvisor common stock. Specifically:

Expedia common stock and TripAdvisor common stock: For every two shares of Expedia common stock that you own prior to the spin-off and the one-for-two reverse stock split, you will own one share of Expedia common stock and one share of TripAdvisor common stock immediately following the spin-off. Each share of Expedia common stock and TripAdvisor common stock that you own following the spin-off will be entitled to one vote per share. Holders will receive cash in lieu of any fractional shares of Expedia common stock resulting from the reverse stock split.

Expedia Class B common stock and TripAdvisor Class B common stock: For every two shares of Expedia Class B common stock that you own prior to the spin-off and the one-for-two reverse stock split, you will own one share of Expedia Class B common stock and one share of TripAdvisor Class B common stock immediately following the spin-off. Each share of Expedia Class B common stock and TripAdvisor Class B common stock following the spin-off will be entitled to ten votes per share. Holders will receive cash in lieu of any fractional shares of Expedia Class B common stock resulting from the reverse stock split.

Warrants to purchase Expedia common stock and TripAdvisor common stock: Expedia has outstanding a series of warrants that expire in May 2012. Following the TripAdvisor spin-off, Expedia’s warrants will convert into adjusted warrants to purchase shares of Expedia common stock and new warrants to purchase shares of TripAdvisor common stock, each of which will mirror in all material respects the terms of the current warrants to purchase shares of Expedia common stock, as adjusted to reflect the spin-off and the one-for-two reverse stock split.

Preferred Stock Merger (page [    ])

It is a condition to the completion of the spin-off that the preferred stock merger, as further described below, be consummated prior to the spin-off. In this regard, Expedia is asking stockholders to adopt a merger agreement, as it may be amended from time to time, under which a wholly owned subsidiary of Expedia would merge with and into Expedia, and in connection with which each share of Expedia Series A Cumulative Convertible Preferred Stock, par value $0.001, will be converted into the right to receive an amount in cash equal to $22.23, plus an amount equal to accrued and unpaid dividends through the effective date of the merger. As there are currently only 751 shares of Series A preferred stock issued and remaining outstanding, Expedia expects the total consideration to be paid to holders of preferred stock in the merger to be approximately $17,000, assuming consummation of the merger at a time such that the amount equal to accrued and unpaid dividends through the merger effective time equaled zero. The purpose of implementing the merger is to simplify Expedia’s capital structure in advance of the spin-off by converting each of these remaining outstanding shares of Series A preferred stock into the right to receive the merger consideration. The preferred stock merger would be effected before the reverse stock split described above, if such split is implemented, and before the spin-off. Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated.

Risk Factors (page [    ])

The securities and businesses of Expedia and TripAdvisor are subject to various risks, including the following:

Risk Factors Relating to the Spin-Off

•	TripAdvisor and Expedia may be unable to achieve some or all of the benefits that they expect to achieve through the spin-off.

•	The synergies that Expedia achieves with all of its businesses under the same corporate structure will cease to exist with regard to the TripAdvisor businesses following the spin-off.

•	After the spin-off, TripAdvisor may be unable to make the changes necessary to operate effectively as an independent public entity.

•	TripAdvisor will incur increased costs relating to operating as an independent public company that could cause its cash flow and results of operations to decline.

•

After the spin-off, conflicts of interest, or the appearance of conflicts of interest, may develop between Expedia and TripAdvisor, including with respect to the management and directors of Expedia, on the one hand, and the management and directors of TripAdvisor, on the other hand.

•

If the spin-off, together with certain related transactions, were to fail to qualify as a transaction that is generally tax free for U.S. federal income tax purposes, Expedia, TripAdvisor and Expedia stockholders could be subject to significant tax liabilities.

•

Certain transactions in Expedia or TripAdvisor equity securities could cause the spin-off to be taxable to Expedia and may give rise to indemnification obligations of TripAdvisor under the Tax Sharing Agreement.

Risk Factors Relating to Expedia Securities and TripAdvisor Securities

•

The aggregate value of the Expedia and TripAdvisor securities that current holders of Expedia capital stock receive in the spin-off might be less than the value of the Expedia securities before the spin-off.

•	The market price and trading volume of Expedia and/or TripAdvisor securities may be volatile and may face negative pressure.

•

After the spin-off, Expedia securities may be removed from investment indices and TripAdvisor securities may not qualify for those investment indices. In addition, Expedia securities and/or TripAdvisor securities may fail to meet the investment guidelines of institutional investors. In either case, these factors may negatively impact the price of Expedia securities and/or TripAdvisor securities and may impair Expedia’s and/or TripAdvisor’s ability to raise capital through the sale of securities.

Please refer to the information contained under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as well as the other information included or incorporated by reference into this proxy statement/prospectus, for important information regarding these risks, risk factors relating to Expedia’s and TripAdvisor’s businesses following the spin-off, uncertainties and other factors that you should carefully consider.

Recommendation of the Special Committee (page [    ])

The Expedia Board of Directors established a Special Committee of independent and disinterested directors to review any arrangements proposed to be entered into in connection with the spin-off among the applicable company, on the one hand, and Mr. Diller and/or Liberty, on the other hand, (taking into account that certain arrangements which relate to the applicable company are as between Mr. Diller and Liberty solely) and any other terms of the spin-off that could involve potential conflicts of interest but not including the financial and any other terms of the spin-off to be decided by the full Expedia Board of Directors, and to make a recommendation to the Board as to whether to proceed with the spin-off with such proposed arrangements and/or other terms that could involve potential conflicts of interest. After completing its activities and deliberations, the Special Committee determined to recommend to the Board of Directors that it proceed with the spin-off of TripAdvisor with such proposed arrangements and/or other terms that could involve potential conflicts of interest, subject to the approval by the holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management (which include the shares owned or controlled by Liberty, over which Mr. Diller holds a proxy as of the record date).

Recommendation to Stockholders (page [    ])

The Expedia Board of Directors recommends that you vote FOR approval of the spin-off proposal and the other proposals being submitted to Expedia stockholders. Expedia’s Board of Directors has carefully reviewed the terms of the spin-off and the related matters and has determined that the spin-off and the related matters are advisable and in the best interests of Expedia and its stockholders.

Interests of Officers and Directors in the Spin-Off (page [    ])

In considering the recommendation of the Expedia Board of Directors to vote in favor of the spin-off proposal, you should be aware that some of Expedia’s directors and executive officers have interests in the spin-off that are in addition to or different from the interests of stockholders generally.

Material U.S. Federal Income Tax Consequences of the Spin-Off (page [    ])

It is a condition to the completion of the spin-off that Expedia obtain a private letter ruling from the Internal Revenue Service and an opinion of counsel or, alternatively, solely an opinion of counsel, in each case, satisfactory to Expedia’s Board of Directors, regarding the qualification of the spin-off, together with certain related transactions, as a transaction that is generally tax free for federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended. In addition, in connection with the effectiveness of the registration statement of which this document is a part, Expedia has received a legal opinion from Wachtell, Lipton, Rosen & Katz to the same effect, and to the effect that, in general, for U.S. federal income tax purposes, no gain or loss will be recognized by you, and no amount will be includible in your income, upon the receipt of shares of TripAdvisor common stock pursuant to the spin-off, except with respect to any cash received in lieu of any fractional shares in connection with the one-for-two reverse stock split of Expedia common stock and Expedia Class B common stock. For more information regarding the Internal Revenue Service private letter ruling, the opinions of counsel, and the potential U.S. federal income tax consequences to Expedia and to you of the spin-off, see the section entitled “Proposal 1—The Spin-Off Proposal—Material U.S. Federal Income Tax Consequences of the Spin-Off.”

The tax consequences to you of the spin-off will depend on the facts of your situation. In addition, you may be subject to state, local, or foreign tax laws that this document does not address. Please consult your tax advisor for a full understanding of the tax consequences to you of the spin-off.

Regulatory Requirements (page [    ])

Expedia is not aware of any material governmental approvals or actions that are necessary for consummation of the spin-off, although Expedia expects to receive a private letter ruling from the Internal Revenue Service as discussed in “Proposal 1—The Spin-Off Proposal—Material U.S. Federal Income Tax Consequences of the Spin-Off.”

Stock Market Listing of Expedia and TripAdvisor Securities (page [    ])

Expedia common stock currently trades on The Nasdaq Global Select Market under the ticker symbol “EXPE” and will continue to do so after the spin-off (as adjusted in connection with the spin-off and the one-for-two reverse stock split). The Expedia warrants (which will also be adjusted in connection with the spin-off and the reverse stock split) are not currently publicly listed, and Expedia has no plans to list them following the spin-off. TripAdvisor will apply to list TripAdvisor common stock on The Nasdaq Global Select Market or other nationally recognized stock exchange and has reserved the ticker symbol “[—].” Trading in TripAdvisor common stock under this symbol is expected to begin on the first business day following the date that Expedia completes the spin-off. However, there can be no assurance that a viable and active trading market will develop. There is no plan to publicly list the new TripAdvisor warrants.

Governance Arrangements at Expedia and TripAdvisor After the Spin-Off (page [    ])

In connection with the spin-off, Expedia, Liberty Media Corporation and Mr. Diller intend to enter into an amended and restated governance agreement and Liberty Media Corporation and Mr. Diller intend to enter into an amended and restated stockholders agreement, each of which will take effect upon completion of the spin-off and replace the governance and stockholders agreements currently in effect. Similarly, TripAdvisor, Liberty Media Corporation and Mr. Diller intend to enter into a governance agreement and Liberty Media Corporation and Mr. Diller intend to enter into a stockholders agreement that will be come effective upon completion of the spin-off.

Spin-Off Related Financing Arrangements at Expedia and TripAdvisor (page [    ])

Expedia amended its existing revolving credit facility and the underlying credit agreement at the end of August 2011 to, among other things, extend the maturity date of the revolving credit facility, reduce the interest rate spread on drawn amounts thereunder, reduce the commitment fee on undrawn amounts thereunder and clarify that the spin-off is permitted under the revolving credit facility. In addition, the indenture (the “2016 Notes Indenture”) governing Expedia’s $400 million aggregate principal amount of outstanding 8.5% senior notes due 2016 (the “2016 Notes”) contains certain covenants that could restrict implementation of the proposed spin-off. In light of such covenants, Expedia anticipates that it will redeem the 2016 Notes and, prior to consummation of the spin-off, the 2016 Notes Indenture will have been discharged or defeased. The redemption price will be equal to 100% of the principal amount of the outstanding 2016 Notes plus a make-whole premium as of, and accrued and unpaid interest to, the redemption date.

In connection with the spin-off, TripAdvisor and certain of its post spin-off subsidiaries expect to enter into a new credit agreement providing for a senior revolving credit facility with a borrowing capacity of $200 million and a term of five years as well as a five-year, $400 million senior term loan to TripAdvisor Holdings, LLC.

Dividend Policy

•

Expedia: While remaining at the discretion of Expedia’s Board of Directors, Expedia anticipates continuing to pay quarterly cash dividends on Expedia common stock and Expedia Class B common stock in the immediate future.

•

TripAdvisor: While remaining at the discretion of TripAdvisor’s Board of Directors, TripAdvisor does not anticipate paying cash dividends on TripAdvisor common stock or TripAdvisor Class B common stock in the immediate future.

Relationship Between Expedia and TripAdvisor After the Spin-Off (page [    ])

Following the spin-off, Expedia and TripAdvisor will be independent, publicly owned companies. In connection with the spin-off, Expedia and TripAdvisor have entered into or expect to enter into the following agreements:

•

a separation agreement that sets forth the arrangements between Expedia and TripAdvisor with respect to the principal corporate transactions necessary to complete the spin-off, and a number of other principles governing the relationship between Expedia and TripAdvisor following the spin-off;

•

a tax sharing agreement that will govern the respective rights, responsibilities and obligations of Expedia and TripAdvisor after the spin-off with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns;

•

an employee matters agreement that will govern a wide range of compensation and benefit issues, including the allocation between Expedia and TripAdvisor of responsibility for the employment and benefit obligations and liabilities of each company’s current and former employees (and their dependents and beneficiaries);

•	a transition services agreement that will govern the provision of transition services from Expedia to TripAdvisor; and

•	various commercial agreements between Expedia and/or its subsidiaries, on the one hand, and TripAdvisor and/or its subsidiaries, on the other hand.

EXPEDIA: SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following information is only a summary, and you should read it together with the more detailed financial information for Expedia included elsewhere in, or incorporated by reference into, this document and the annexes hereto.

The following table presents selected consolidated financial data of Expedia as of and for each of the years in the five year period ended December 31, 2010, and as of June 30, 2011 and for the six-month periods ended June 30, 2011 and 2010. The selected consolidated financial data of Expedia as of December 31, 2010 and 2009 and for the three years ended December 31, 2010 were derived from the audited consolidated financial statements of Expedia, which are incorporated by reference into this proxy statement/prospectus. The selected consolidated financial data of Expedia as of December 31, 2008, 2007 and 2006 and for the years ended December 31, 2007 and 2006 were derived from the audited consolidated financial statements of Expedia, which are not incorporated by reference into this proxy statement/prospectus. The selected consolidated financial data of Expedia as of June 30, 2011 and for the six-month periods ended June 30, 2011 and 2010 were derived from the unaudited consolidated financial statements of Expedia, which are incorporated by reference into this proxy statement/prospectus. The unaudited financial statements were prepared on the same basis as the audited financial statements, and in the opinion of management include all adjustments, consisting of only ordinary recurring adjustments, necessary for a fair presentation of the information set forth in this proxy statement/prospectus. You should read the information in the following table in conjunction with the consolidated financial statements and accompanying notes and other financial data pertaining to Expedia included in, or incorporated by reference into, this proxy statement/prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2010	2009	2008(1)	2007	2006	2011 (unaudited)	2010 (unaudited)
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Revenue	$3,348,109	$2,955,426	$2,937,013	$2,665,332	$2,237,586	$1,845,811	$1,551,879
Operating income (loss)	731,915	571,414	(2,428,953)	529,069	351,329	335,210	305,864
Net income (loss) attributable to Expedia, Inc.	421,500	299,526	(2,517,763)	295,864	244,934	192,432	173,657
Net income (loss) per share attributable to Expedia, Inc. available to common stockholders:
Basic	$1.49	$1.04	$(8.80)	$1.00	$0.72	$0.70	$0.61
Diluted	1.46	1.03	(8.80)	0.94	0.70	0.69	0.60
Shares used in computing income (loss) per share:
Basic	282,465	288,214	286,167	296,640	338,047	273,725	286,333
Diluted	288,028	292,141	286,167	314,233	352,181	278,136	291,726
Dividends declared per common share	$0.28	$—	$—	$—	$—	$0.14	$0.14

	December 31,					June 30,
	2010	2009	2008	2007	2006	2011 (unaudited)
	(In thousands)
Consolidated Balance Sheet Data:
Working deficit	$(187,793)	$(610,008)	$(367,454)	$(728,697)	$(224,770)	$(44,119)
Total assets	6,650,994	5,937,156	5,894,249	8,295,422	8,264,317	8,045,277
Long-term debt	1,644,894	895,086	1,544,548	1,085,000	500,000	1,645,237
Noncontrolling interest	64,159	67,045	63,910	70,004	65,260	133,773
Total stockholders’ equity	2,736,703	2,749,726	2,380,964	4,880,016	5,966,046	3,013,848

(1)	The year ended December 31, 2008 includes an approximately $3 billion impairment charge related to goodwill, intangible and other long-lived assets.

TRIPADVISOR: SUMMARY SELECTED COMBINED FINANCIAL INFORMATION

The following information is only a summary, and you should read it together with the more detailed financial information for TripAdvisor included elsewhere in this document and the annexes hereto.

The following table presents summary selected combined financial information of TripAdvisor Holdings, LLC as of and for each of the years in the five year period ended December 31, 2010, and as of June 30, 2011 and for the six-month periods ended June 30, 2011 and 2010. The selected combined financial data of TripAdvisor Holdings, LLC as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, and as of June 30, 2011 and for the six-month periods ended June 30, 2011 and 2010, were derived from the combined financial statements of TripAdvisor Holdings, LLC included as Annex E to this proxy statement/prospectus. The selected combined financial data of TripAdvisor Holdings, LLC as of December 31, 2008, 2007 and 2006 and for the years ended December 31, 2007 and 2006 were derived from the unaudited combined financial statements of TripAdvisor Holdings, LLC that have not been included in this proxy statement/prospectus. The unaudited financial statements were prepared on the same basis as the audited financial statements, and in the opinion of management include all adjustments, consisting of only ordinary recurring adjustments, necessary for a fair presentation of the information set forth in this proxy statement/prospectus. You should read the information in the following table in conjunction with the combined financial statements and accompanying notes of TripAdvisor Holdings, LLC included in Annex E to this proxy statement/prospectus, as well as the disclosure set forth under the caption “Proposal 1—The Spin-Off Proposal—Information about TripAdvisor After the Spin-Off—Management’s Discussion and Analysis of Financial Condition and Results of Operations of TripAdvisor.”

	Year Ended December 31,					Six Months Ended June 30,
	2010	2009	2008	2007(1) (unaudited)	2006 (unaudited)	2011 (unaudited)	2010 (unaudited)
	(In thousands)
Combined Statement of Operations Data:
Revenue	$313,525	$212,375	$200,578	$125,211	$50,578	$205,321	$153,923
Related-party revenue from Expedia	171,110	139,714	97,668	77,180	55,141	113,143	85,068

Total revenue	484,635	352,089	298,246	202,391	105,719	318,464	238,991
Operating income	226,300	168,178	124,883	85,165	44,374	157,133	125,034
Net income attributable to TripAdvisor	138,776	102,427	72,371	52,050	28,160	101,342	77,435

	December 31,					June 30,
	2010	2009	2008	2007 (unaudited)	2006 (unaudited)	2011 (unaudited)
	(In thousands)
Combined Balance Sheet Data:
Working capital (deficit)	$34,112	$(78,560)	$(201,962)	$(166,627)	$76,693	$137,276
Total assets	722,889	574,826	515,963	386,857	99,687	850,594
Invested equity	539,632	389,914	242,900	165,745	271,638	647,012

(1)	Includes the results of Smarter Travel since its acquisition in February 2007.

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with Expedia and the ownership of Expedia securities and with TripAdvisor and the ownership of TripAdvisor securities. In addition, for more information about the companies after the spin-off, you should review the specific descriptions of each of Expedia’s and TripAdvisor’s businesses under “Proposal 1—The Spin-Off Proposal—Information about Expedia After the Spin-Off” and “Proposal 1—The Spin-Off Proposal—Information about TripAdvisor After the Spin-Off.”

Risk Factors Relating to the Spin-Off

TripAdvisor and Expedia may be unable to achieve some or all of the benefits that they expect to achieve through the spin-off.

The strategic, operating and financial benefits expected to result from the spin-off (some of which are generally described in this proxy statement/prospectus in the section entitled “Proposal 1—The Spin-Off Proposal—Background and Reasons for the Spin-Off”) may be delayed or may never be realized at all. For instance, there can be no assurance that either Expedia or TripAdvisor will be able to attract transaction partners using their capital stock as acquisition currency or that the companies will be able to enhance the effectiveness of their respective employee compensation structures through better alignment with equity performance. Moreover, analysts and investors may not regard these new corporate structures of Expedia and TripAdvisor as more transparent than Expedia’s current corporate structure.

The synergies that Expedia achieves with all of its businesses under the same corporate structure will cease to exist with regard to the TripAdvisor businesses following the spin-off.

Currently, Expedia’s businesses share certain economies of scale in costs, human capital, vendor relationships and customer relationships with the businesses that TripAdvisor will own following the spin-off. While Expedia and TripAdvisor expect to enter into agreements that will govern their commercial and other relationships after the spin-off, those arrangements are not expected to fully capture the benefits the businesses currently enjoy as a result of common ownership prior to the spin-off. The loss of these benefits as a consequence of the spin-off could have an adverse effect on each of Expedia’s and TripAdvisor’s business, results of operations and financial condition following the spin-off.

After the spin-off, TripAdvisor may be unable to make the changes necessary to operate effectively as an independent public entity.

Following the spin-off, Expedia will have no obligation to provide financial, operational or organizational assistance to TripAdvisor, other than limited services pursuant to a transition services agreement that Expedia and TripAdvisor expect to enter into in connection with the spin-off. Among other things, as an independent entity, TripAdvisor will be subject to, and responsible for, regulatory compliance, including periodic public filings with the SEC and compliance with securities exchange listing requirements, as well as generally applicable tax and accounting rules. Without assistance from Expedia, TripAdvisor may not be able to implement the changes necessary to operate as an independent public entity successfully.

TripAdvisor will incur increased costs relating to operating as an independent public company that could cause its cash flow and results of operations to decline.

TripAdvisor expects that the obligations of being a public company, including substantial public reporting and investor relations obligations, will require new expenditures, place new demands on TripAdvisor’s management and require the hiring of additional personnel. TripAdvisor will need to implement additional systems or transition to new systems that require new expenditures in order to function effectively as a public company. Such expenditures could adversely affect TripAdvisor’s cash flow and results of operations. Moreover, there can be no assurance that TripAdvisor’s implementation of additional systems or transition to new systems will be successful, or that such implementation or transition will not present unforeseen costs or demands on TripAdvisor’s management.

After the spin-off, conflicts of interest, or the appearance of conflicts of interest, may develop between the management and directors of Expedia, on the one hand, and the management and directors of TripAdvisor, on the other hand.

After the spin-off, the management and directors of Expedia and TripAdvisor may own both Expedia capital stock and TripAdvisor capital stock. This ownership overlap could create, or appear to create, potential conflicts of interest when Expedia’s and TripAdvisor’s directors and executive officers face decisions that could have different implications for Expedia and TripAdvisor. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between Expedia and TripAdvisor regarding terms of the agreements governing the spin-off and the relationship between Expedia and TripAdvisor thereafter, including the separation agreement, the employee matters agreement, the tax sharing agreement, the transition services agreement or any commercial agreements between the parties or their affiliates. Potential conflicts of interest could also arise if Expedia and TripAdvisor enter into commercial arrangements in the future.

In addition, Mr. Diller will serve as Chairman of the Board of Directors of TripAdvisor and its Senior Executive, while retaining his role as Chairman and Senior Executive of Expedia; Mr. Khosrowshahi will serve as a director of TripAdvisor while retaining his role as President, Chief Executive Officer and director of Expedia; and Mr. Kaufman will serve as a director of TripAdvisor while retaining his role as Vice Chairman and director of Expedia. The fact that Messrs. Diller, Khosrowshahi and Kaufman hold positions with both Expedia and TripAdvisor could create, or appear to create, potential conflicts of interest for each of Messrs. Diller, Khosrowshahi and Kaufman when he faces decisions that may affect both Expedia and TripAdvisor. Each of Messrs. Diller, Khosrowshahi and Kaufman may also face conflicts of interest with regard to the allocation of his time between Expedia and TripAdvisor. Involvement with entities other than Expedia or TripAdvisor could also create potential conflicts; for example, Messrs. Diller and Kaufman hold significant positions at IAC/InterActiveCorp.

In connection with its 2005 spin-off from IAC/InterActiveCorp, Expedia adopted “corporate opportunity” provisions in its amended and restated certificate of incorporation that generally provide that no officer or director of Expedia who is also an officer or director of IAC will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to IAC instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to IAC. Such provisions will remain in effect following the spin-off. At the time of the spin-off, TripAdvisor will have a similar provision in its certificate of incorporation with respect to officers or directors of TripAdvisor who are also officers or directors of Expedia (or IAC). In addition, if the corporate opportunity proposal described elsewhere in this proxy statement/prospectus is approved, Expedia’s amended and restated certificate of incorporation will be reciprocally and similarly amended such that Expedia would renounce any interest or expectancy in certain corporate opportunities, which generally will have the effect that no officer or director of Expedia who is also an officer or director of TripAdvisor will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to TripAdvisor instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to TripAdvisor. The corporate opportunity provisions may have the effect of exacerbating the risk of conflicts of interest between Expedia and TripAdvisor because the provisions effectively shield an overlapping director/executive officer from liability for breach of fiduciary duty in the event that such director or officer chooses to direct a corporate opportunity to TripAdvisor instead of to Expedia or vice versa.

If the spin-off, together with certain related transactions, were to fail to qualify as a transaction that is generally tax free for U.S. federal income tax purposes, Expedia, TripAdvisor and Expedia stockholders could be subject to significant tax liabilities.

It is a condition to the completion of the spin-off that Expedia obtain a private letter ruling from the Internal Revenue Service (the “IRS”) along with an opinion of counsel, or alternatively, solely an opinion of counsel, in each case, satisfactory to the Expedia Board of Directors regarding the qualification of the spin-off, together with certain related transactions, as a transaction that is generally tax free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). The IRS private letter ruling, if received, and the opinion of counsel will be based on, among other things, certain facts, assumptions as well as the accuracy of certain representations, statements and undertakings that Expedia and TripAdvisor make to the IRS and to counsel. If any of these representations, statements or undertakings are, or become, inaccurate or incomplete, or if Expedia or TripAdvisor breach any of their respective covenants, the IRS private letter ruling, if received, and the opinions of counsel may be invalid.

Moreover, the IRS private letter ruling, if received, will not address all the issues that are relevant to determining whether the spin-off qualifies as a transaction that is generally tax free for U.S. federal income tax purposes. Notwithstanding the IRS private letter ruling and/or the opinion of counsel, the IRS could determine that the spin-off should be treated as a taxable transaction if it determines that any of the representations, assumptions or undertakings that were included in the request for the IRS private letter ruling or on which the opinion of counsel was based is false or has been violated or if it disagrees with the conclusions in the opinion of counsel that are not covered by any IRS ruling.

If the spin-off were to fail to qualify as a transaction that is generally tax free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, then Expedia generally would recognize a gain in an amount equal to the excess of (i) the fair market value of the TripAdvisor common stock distributed to the Expedia stockholders in the spin-off over (ii) Expedia’s tax basis in the common stock of TripAdvisor. In addition, each Expedia stockholder who received TripAdvisor common stock in the spin-off generally would be treated as having received a taxable distribution in an amount equal to the fair market value of the TripAdvisor common stock received in the spin-off, which would be taxable as a dividend to the extent of the stockholder’s ratable share of Expedia’s current and accumulated earnings and profits (as increased to reflect any current income, including any gain, recognized by Expedia on the taxable spin-off). The balance, if any, of the distribution would be treated as a nontaxable return of capital to the extent of the Expedia stockholder’s tax basis in its Expedia stock, with any remaining amount being taxed as capital gain. For more information, see the section entitled “Proposal 1—The Spin-Off Proposal—Material U.S. Federal Income Tax Consequences of the Spin-Off” included elsewhere in this proxy statement/prospectus.

Under the Tax Sharing Agreement between Expedia and TripAdvisor, TripAdvisor generally would be required to indemnify Expedia for any taxes resulting from the spin-off (and any related interest, penalties, legal and professional fees, and all costs and damages associated with related stockholder litigation or controversies) to the extent such amounts resulted from (i) any act or failure to act by TripAdvisor described in the covenants in the Tax Sharing Agreement, (ii) any acquisition of equity securities or assets of TripAdvisor or a member of its group, or (iii) any failure of the representations with respect to TripAdvisor or any member of its group to be true or any breach by TripAdvisor or any member of its group of any covenant, in each case, which is contained in the separation documents or in the documents relating to the IRS private letter ruling and/or the opinion of counsel. The ability of Expedia to collect under these indemnity provisions will depend on the financial position of TripAdvisor. For more information, see section entitled “Proposal 1—The Spin-Off Proposal—Relationship Between Expedia and TripAdvisor After the Spin-Off—Tax Sharing Agreement.”

Certain transactions in Expedia or TripAdvisor equity securities could cause the spin-off to be taxable to Expedia and may give rise to indemnification obligations of TripAdvisor under the Tax Sharing Agreement.

Expedia’s and TripAdvisor’s ability to engage in significant stock transactions could be limited or restricted after the spin-off in order to preserve the tax free nature of the spin-off to Expedia. Current U.S. federal income tax law creates a presumption that the spin-off of TripAdvisor would be taxable to Expedia, but not to its stockholders, if such spin-off is part of a “plan or series of related transactions” pursuant to which one or more persons acquire directly or indirectly stock representing a 50% or greater interest (by vote or value) in Expedia or TripAdvisor. Acquisitions that occur during the four-year period that begins two years before the date of the spin-off are presumed to occur pursuant to a plan or series of related transactions, unless it is established that the acquisition is not pursuant to a plan or series of transactions that includes the spin-off. U.S. Treasury regulations currently in effect generally provide that whether an acquisition and a spin-off are part of a plan is determined based on all of the facts and circumstances, including, but not limited to, specific factors described in the Treasury regulations. In addition, the Treasury regulations provide several “safe harbors” for acquisitions that are not considered to be part of a plan or series of related transactions.

These rules will limit the ability of Expedia and TripAdvisor during the two-year period following the spin-off to enter into certain transactions that might be advantageous to them and their respective stockholders, particularly issuing equity securities to satisfy financing needs, repurchasing equity securities, and, under certain limited circumstances, acquiring businesses or assets with equity securities or agreeing to be acquired.

Under the Tax Sharing Agreement, there are restrictions on TripAdvisor’s ability to take such actions that could cause the spin-off to fail to qualify as a tax free transaction for a period of 25 months from the day after the spin-off. Moreover, the Tax Sharing Agreement generally provides that TripAdvisor will have to indemnify Expedia for any taxes resulting from the spin-off (and any related interest, penalties, legal and professional fees, and all costs and damages associated with related stockholder litigation or controversies) to the extent such amounts result from (i) any act or failure to act by TripAdvisor described in the covenants in the Tax Sharing Agreement, (ii) any acquisition of equity securities or assets of TripAdvisor or a member of its group, and (iii) any failure of the representations with respect to TripAdvisor or any member of its group to be true or any breach by TripAdvisor or any member of its group of any covenant, in each case, contained in the separation documents or in the documents relating to the IRS private letter ruling and/or the opinion of counsel. For more information, see section entitled “Proposal 1—The Spin-Off Proposal—Relationship Between Expedia and TripAdvisor After the Spin-Off—Tax Sharing Agreement.”

In addition to actions of Expedia and TripAdvisor, certain transactions that are outside their control and therefore not subject to the restrictive covenants contained in the Tax Sharing Agreement, such as a sale or disposition of the stock of Expedia or the stock of TripAdvisor by certain persons that own five percent or more of any class of stock of Expedia or TripAdvisor, could have a similar effect on the tax free status of the spin-off as transactions to which Expedia or TripAdvisor is a party. As of September 6, 2011, Liberty Media Corporation and certain of its affiliates, in the aggregate, owned Expedia stock representing approximately 60% by vote and 25% by value and, assuming no acquisitions or dispositions of Expedia stock by Liberty Media Corporation or its affiliates between such date and the date of the spin-off, are expected to own stock of TripAdvisor representing approximately 60% by vote and 25% by value. Accordingly, in evaluating the ability of Expedia and TripAdvisor to engage in certain transactions involving equity securities of Expedia or TripAdvisor, it is possible that Expedia and TripAdvisor will need to take into account the activities of Liberty Media Corporation and its affiliates.

As a result of these rules, even if the spin-off otherwise qualifies as a transaction that is generally tax free for U.S. federal income tax purposes, transactions involving equity securities of Expedia or TripAdvisor (including transactions by certain significant stockholders) could cause Expedia to recognize taxable gain with respect to the spin-off as described above. Although the restrictive covenants and indemnification provisions contained in the Tax Sharing Agreement are intended to minimize the likelihood that such an event will occur, there can be no assurance that the spin-off will not become taxable to Expedia as a result of transactions in Expedia or TripAdvisor equity securities.

Risk Factors Relating to Expedia Securities and TripAdvisor Securities

The aggregate value of the Expedia and TripAdvisor securities that current holders of Expedia capital stock receive in the spin-off might be less than the value of the Expedia securities before the spin-off.

If Expedia completes the spin-off as currently contemplated, holders of Expedia capital stock prior to the spin-off will hold a combination of Expedia capital stock and TripAdvisor capital stock following the spin-off. Any number of matters, including the risks described herein, may adversely impact the value of Expedia and TripAdvisor securities after the completion of the spin-off. Some of these matters may or may not have been identified by Expedia or TripAdvisor prior to the completion of the spin-off, and, in any event, may not be within Expedia’s or TripAdvisor’s control. Should any adverse circumstances, facts, changes or effects come to pass, the aggregate value of the Expedia and TripAdvisor securities could be less than the value of Expedia securities before the spin-off.

The market price and trading volume of Expedia and/or TripAdvisor securities may be volatile and may face negative pressure.

The businesses that TripAdvisor will own after the spin-off currently have a significant impact on Expedia’s financial condition and results of operations. For example, much of the growth in Expedia’s revenue in recent periods has been due to revenue growth in the TripAdvisor businesses and, accordingly, Expedia’s growth rate may suffer as a result of the spin-off. Investors may therefore choose not to invest in Expedia securities and investors that own Expedia securities because of its TripAdvisor businesses may dispose of some or all of their Expedia securities after the spin-off.

Because Expedia currently owns TripAdvisor and the businesses that TripAdvisor will operate following the spin-off, there is currently no trading market for TripAdvisor’s securities. Investors may decide to dispose of some or all of the TripAdvisor securities that they receive in the spin-off. The TripAdvisor securities issued in the spin-off will be trading publicly for the first time. Until, and possibly even after, orderly trading markets develop for these securities, there may be significant fluctuations in price. In addition, there can be no assurance that the market analysts currently covering Expedia will undertake research coverage of TripAdvisor, possibly negatively impacting market perception, understanding or valuation of the new company.

Expedia cannot accurately predict how investors in Expedia and/or TripAdvisor securities will behave after the spin-off. The market price for Expedia and/or TripAdvisor securities following the spin-off may be more volatile than the market price of Expedia securities before the spin-off. The market price of Expedia and TripAdvisor securities could fluctuate significantly for many reasons, including the risks identified in this proxy statement/prospectus or reasons unrelated to each company’s performance. These factors may result in short- or long-term negative pressure on the value of Expedia and TripAdvisor securities.

After the spin-off, Expedia securities may be removed from investment indices and TripAdvisor securities may not qualify for those investment indices. In addition, Expedia securities and/or TripAdvisor securities may fail to meet the investment guidelines of institutional investors. In either case, these factors may negatively impact the price of Expedia securities and/or TripAdvisor securities and may impair Expedia’s and/or TripAdvisor’s ability to raise capital through the sale of securities.

Some of the holders of Expedia securities are index funds tied to the S&P 500, NASDAQ 100 or other stock or investment indices, or are institutional investors bound by various investment guidelines. Companies are generally selected for investment indices, and in some cases selected by institutional investors, based on factors such as market capitalization, industry, trading liquidity and financial condition. The spin-off is expected to reduce Expedia’s market capitalization. As a result, one or more investment indices may remove Expedia securities from their indices and/or TripAdvisor securities may not qualify for those investment indices. In addition, Expedia and/or TripAdvisor securities that are received in the spin-off may not meet the investment guidelines of some institutional investors. Consequently, these index funds and institutional investors may sell some or all of the securities they receive in the spin-off, and the prices of Expedia and/or TripAdvisor securities may fall as a result. Any such decline could impair the ability of Expedia or TripAdvisor to raise capital through future sales of securities.

Risk Factors Relating to Expedia’s and TripAdvisor’s Businesses Following the Spin-Off

After the spin-off, both Expedia and TripAdvisor will own and operate interactive travel businesses and are, therefore, subject to many of the same or similar business risks that this proxy statement/prospectus describes below. You should carefully consider these risks with the understanding that any particular risk factor may affect one or both of the companies. In addition, each company will have unique risk factors associated with its business, which are discussed in separate sections below. You should carefully consider these risks as well. For more information regarding each company’s business see “Proposal 1—The Spin-Off Proposal—Information about Expedia After the Spin-Off” and “Proposal 1—The Spin-Off Proposal—Information about TripAdvisor After the Spin-Off.”

Expedia and TripAdvisor’s businesses could be negatively affected by changes in search engine algorithms and dynamics, or search engine disintermediation.

Each of Expedia and TripAdvisor increasingly utilizes internet search engines such as Google, including through the purchase of travel-related keywords, to generate traffic to its websites. TripAdvisor, in particular, obtains a significant amount of traffic via search engines and, therefore, utilizes techniques such as search engine optimization and search engine marketing to improve its placement in relevant search queries. Search engines, including Google, frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to Expedia or TripAdvisor websites can be negatively affected. Moreover, a search engine could, for competitive or other purposes, alter its search algorithms or results causing a website to place lower in search query results. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking, paid or unpaid, of Expedia or TripAdvisor websites or websites of their respective third-party distribution partners, or if competitive dynamics impact the costs or effectiveness of search engine optimization or search engine marketing in a negative manner, Expedia’s and/or TripAdvisor’s business and financial performance would be adversely affected, potentially to a material extent.

In addition, to the extent Google, Bing or other leading search or meta-search engines that have a significant presence in TripAdvisor’s or Expedia’s key markets disintermediate online travel agencies or travel content providers by offering comprehensive travel planning or shopping capabilities, or refer those leads to suppliers directly, or to other favored partners, there could be a material adverse impact on TripAdvisor’s or Expedia’s businesses and financial performance. For example, during 2011 Google completed its acquisition of flight search technology company ITA Software and separately made changes to its hotel search results, including both expanding and promoting the use of Google Places. To the extent these actions have a negative effect on TripAdvisor’s or Expedia’s search traffic, their business and financial performance could be adversely affected.

Declines or disruptions in the travel industry could adversely affect Expedia’s and TripAdvisor’s businesses and financial performance.

The businesses and financial performance of Expedia and TripAdvisor are affected by the health of the worldwide travel industry. Travel expenditures are sensitive to personal and business discretionary spending levels and tend to decline or grow more slowly during economic downturns. Decreased travel expenditures could reduce the demand for Expedia’s and/or TripAdvisor’s services, thereby causing a reduction in revenue.

Beginning in 2008, domestic and global economic conditions deteriorated rapidly, resulting in increased unemployment and a reduction in available budgets for both business and leisure travelers, which slowed spending on the services that Expedia and TripAdvisor provide. Further economic weakness and uncertainty may result in significantly decreased spending on Expedia’s services by both business and leisure travelers. For TripAdvisor, further weakness in the global economy could create uncertainty for travelers and suppliers, and result in reduced spending by advertisers. These conditions could have a material adverse impact on Expedia’s or TripAdvisor’s business and financial performance.

Expedia’s business is also sensitive to fluctuations in hotel occupancy and average daily rates, decreases in airline capacity or periodically rising airline ticket prices, all of which Expedia has recently experienced. Events specific to the air travel industry that could negatively affect Expedia’s business also include fare increases, continued carrier consolidation, reduced access to discount airfares or seat capacity, travel-related strikes or labor unrest, bankruptcies or liquidations and increases in fuel prices. Additionally, Expedia’s business is sensitive to safety concerns, and thus Expedia’s business has in the past and may in the future decline after incidents of actual or threatened terrorism, during periods of political instability or geopolitical conflict in which travelers become concerned about safety issues, as a result of natural disasters or events such as severe weather conditions, volcanic eruptions, hurricanes or earthquakes or when travel might involve health-related risks, such as the H1N1 and avian flu outbreaks. Such concerns could result in a protracted decrease in demand for Expedia’s travel services. This decrease in demand, depending on its scope and duration, together with any future issues affecting travel safety, could significantly and adversely affect Expedia’s business, working capital and financial performance over the short and long-term. In addition, the disruption of the existing travel plans of a significant number of travelers upon the occurrence of certain events, such as severe weather conditions, actual or threatened terrorist activity or war, could result in the incurrence of significant additional costs and constrained liquidity if Expedia, as it has done recently in the case of severe weather conditions, provides relief to affected travelers by refunding the price or fees associated with airline tickets, hotel reservations and other travel products and services.

Expedia and TripAdvisor rely on the value of their brands, and the costs of maintaining and enhancing brand awareness are increasing.

Each of Expedia and TripAdvisor invests in its respective brands in order to retain and expand its customer base and each of them expects these investments to continue, or even increase, as a result of a variety of factors, including increased spending from competitors, the increasing costs of supporting multiple brands, expansion into geographies and products where Expedia’s and TripAdvisor’s brands are less well known, inflation in media pricing including search engine keywords and the continued emergence and relative traffic share growth of search engines and metasearch engines as destination sites for travelers. Each of Expedia and TripAdvisor expects to continue to invest in, and devote resources to, advertising and marketing, as well as other brand building efforts to preserve and enhance consumer awareness of the company’s respective brands. Such efforts may not maintain or enhance consumer awareness of their respective brands, and, even if Expedia and TripAdvisor are successful in their respective branding efforts, such efforts may not be cost-effective, or as efficient as they have been historically. If Expedia and TripAdvisor are unable to maintain or enhance consumer awareness of their respective brands and to generate demand in a cost-effective manner, it would have a material adverse effect on their respective businesses and financial performance.

Expedia and TripAdvisor rely on information technology to operate their respective businesses and maintain competitiveness, and any failure to adapt to technological developments or industry trends could harm their respective businesses.

Expedia and TripAdvisor depend on the use of sophisticated information technologies and systems. As their respective operations grow in size and scope, both Expedia and TripAdvisor must continuously improve and upgrade their systems and infrastructure while maintaining or improving the reliability and integrity of their systems and infrastructure. Future success of each of Expedia and TripAdvisor also depends on their ability to adapt their respective services and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features and reliability of Expedia’s and TripAdvisor’s services in response to competitive service and product offerings. The emergence of alternative platforms such as mobile and tablet computing devices and the emergence of niche competitors who may be able to optimize products, services or strategies for such platforms will require new investment in technology. New developments in other areas, such as cloud computing, could also make it easier for competition to enter their markets due to lower up-front technology costs. In addition, Expedia and TripAdvisor may not be able to maintain their existing systems or replace or introduce new technologies and systems as quickly as they would like or in a cost-effective manner.

Expedia’s and TripAdvisor’s international operations involve additional risks and their exposure to these risks will increase as Expedia’s and TripAdvisor’s respective businesses expand globally.

Each of Expedia and TripAdvisor operates in a number of jurisdictions outside of the United States and intends to continue to expand its international presence. To achieve widespread acceptance in new countries and markets, Expedia and TripAdvisor must continue to tailor their respective services and business models to the unique circumstances of such countries and markets, which can be difficult, costly and divert management and personnel resources. Failure to adapt practices and models effectively to each country into which either Expedia or TripAdvisor expands could slow their respective international growth.

Each of Expedia and TripAdvisor has businesses operating in China, which create particular risks and uncertainties relating to the laws in China. Expedia operates in China primarily through eLong, Inc., an online transactional travel business; and TripAdvisor operates in China under the brands daodao.com and kuxun.cn. The success of these businesses, and of any future investments in China, is subject to risks and uncertainties regarding the application, development and interpretation of China’s laws and regulations.

The laws and regulations of China restrict foreign investment in areas including air-ticketing and travel agency services, internet content provision, mobile communication and related businesses. Although each of Expedia and TripAdvisor has established effective control of its respective Chinese businesses through a series of agreements, future developments in the interpretation or enforcement of Chinese laws and regulations or a dispute relating to these agreements could restrict Expedia’s and/or TripAdvisor’s ability to operate or restructure these businesses or to engage in strategic transactions.

Other risks faced by both Expedia and TripAdvisor as a result of their international operations, including their operations in China, include:

•	Political instability;

•	Threatened or actual acts of terrorism;

•	Regulatory requirements, including the Foreign Corrupt Practices Act and newly enacted U.K. Bribery Act, data privacy requirements, labor laws and anti-competition regulations;

•	Ability to comply with additional U.S. laws applicable to U.S. companies operating internationally as well as local laws and regulations;

•	Diminished ability to legally enforce contractual rights;

•	Increased risk and limits on enforceability of intellectual property rights;

•	Possible preferences by local populations for local providers;

•	Restrictions on, or adverse consequences related to, the withdrawal of non-U.S. investment and earnings;

•	Currency exchange restrictions, particularly conversion of the U.S. dollar into Chinese renminbi;

•	Restrictions on repatriation of cash as well as restrictions on investments in operations in certain countries;

•	Exchange rate fluctuations and the risks and costs inherent in hedging such exposures;

•	Financial risk arising from transactions in multiple currencies;

•	Slower adoption of the internet as an advertising, broadcast and commerce medium in certain of those markets as compared to the United States;

•	Difficulties in managing staffing and operations due to distance, time zones, language and cultural differences; and

•	Uncertainty regarding liability for services and content, including uncertainty as a result of local laws and lack of precedent.

Following the spin-off, each of Expedia and TripAdvisor will depend on its respective key personnel.

Following the spin-off, the future success of each of Expedia and TripAdvisor will depend upon the continued contributions of its respective senior corporate management. In particular, the contributions of Barry Diller, the Chairman and Senior Executive of Expedia and the Chairman and Senior Executive of TripAdvisor, Dara Khosrowshahi, the President, Chief Executive Officer and a director of Expedia and a director of TripAdvisor, and Stephen Kaufer, the President, Chief Executive Officer and a director of TripAdvisor, are critical to the overall management of the respective companies. Each of Expedia’s and TripAdvisor’s future successes will depend on the performance of their respective senior management and key employees. Expedia and TripAdvisor cannot ensure that they will be able to retain the services of these key personnel or any other member of their respective senior management or key employees, the loss of whom could seriously harm their respective businesses. Neither company maintains any key person life insurance policies.

In addition, competition remains intense for well-qualified employees in certain aspects of Expedia’s and TripAdvisor’s businesses, including software engineers, developers, product management and development personnel, and other technology professionals.

The continued ability of both Expedia and TripAdvisor to compete effectively depends on their ability to attract new employees and to retain and motivate existing employees. If Expedia and TripAdvisor do not succeed in attracting well-qualified employees or retaining or motivating existing employees, the Expedia and TripAdvisor businesses would be adversely affected.

Changing laws, rules and regulations and legal uncertainties may adversely affect Expedia’s and TripAdvisor’s respective businesses or financial performance.

Expedia’s and TripAdvisor’s respective businesses and financial performance could be adversely affected by unfavorable changes in or interpretations of existing laws, rules and regulations or the promulgation of new laws, rules and regulations applicable to Expedia or TripAdvisor and their businesses, including those relating to the internet and online commerce, consumer protection and privacy. Unfavorable changes could decrease demand for products and services, limit marketing methods and capabilities, increase costs and/or subject Expedia or TripAdvisor to additional liabilities.

For example, there is, and will likely continue to be, an increasing number of laws and regulations pertaining to the internet and online commerce that may relate to liability for information retrieved from or transmitted over the internet, user privacy, behavioral targeting and online advertising, taxation and the quality of products and services. TripAdvisor’s current business partner arrangements with third parties, including Facebook, could be negatively impacted to the extent that more restrictive privacy laws or regulations are enacted, particularly in the United States or European Union. In addition, enforcement authorities in the United States continue to rely on their authority under existing consumer protection laws to take action against companies relating to data privacy and security practices. The growth and development of online commerce may prompt calls for more stringent consumer protection laws and more aggressive enforcement efforts, which may impose additional burdens on online businesses generally. In addition, for Expedia, the promulgation of new laws, rules and regulations that restrict or otherwise unfavorably impact the ability or manner in which Expedia provides primary ticketing and ticket resale services would require Expedia to change certain aspects of its business, operations and client relationships to ensure compliance, which could decrease demand for services, reduce revenues, increase costs and/or subject the company to additional liabilities.

Mr. Diller currently controls Expedia and is expected to control TripAdvisor. If Mr. Diller ceases to control Expedia and/or TripAdvisor, Liberty Media Corporation may effectively control the company that Mr. Diller ceases to control.

Following the spin-off, subject to the terms of stockholders agreements relating separately to each of Expedia and TripAdvisor, Mr. Diller will effectively control the outcome of all matters submitted to a vote or for the consent of each company’s stockholders (other than with respect to the election by the holders of each company’s common stock of 25% of the members of that company’s Board of Directors and matters as to which Delaware law requires separate class votes). Upon Mr. Diller ceasing to serve in his capacity as Chairman of Expedia or TripAdvisor, as the case may be, or his becoming disabled, Liberty Media Corporation may effectively control the voting power of the capital stock of the company from which Mr. Diller departs due to ceasing to serve as Chairman or as a result of becoming disabled through its ownership of common shares of each of Expedia and TripAdvisor.

The effective tax rates of Expedia and TripAdvisor are impacted by a number of factors that could have a material impact on their respective financial results and could increase the volatility of those results.

Due to the global nature of Expedia’s and TripAdvisor’s businesses, each earns an increasing portion of its income, and accumulates a greater portion of cash flow, in foreign jurisdictions. Any repatriation of funds currently held in foreign jurisdictions may result in higher effective tax rates and incremental cash tax payments. In addition, there have been proposals to amend U.S. tax laws that would significantly impact the manner in which U.S. companies are taxed on foreign earnings. Although the companies cannot predict whether or in what form any legislation will pass, if enacted, it could have a material adverse impact on Expedia’s and/or TripAdvisor’s U.S. tax expense and cash flows.

Expedia and TripAdvisor cannot be sure that their respective intellectual property is protected from copying or use by others, including potential competitors.

Expedia and TripAdvisor websites rely on content, brands and technology, much of which is proprietary. Expedia and TripAdvisor each protect their proprietary content, brands and technology by relying on a combination of trademarks, copyrights, trade secrets, patents and confidentiality agreements. In connection with Expedia’s and TripAdvisor’s license agreements with third parties, each seeks to control access to, and the use and distribution of, proprietary technology, content and brands. Even with these precautions, it may be possible for another party to copy or otherwise obtain and use Expedia’s or TripAdvisor’s proprietary technology, content or brands without authorization or to develop similar technology, content or brands independently. Effective trademark, copyright, patent and trade secret protection may not be available in every jurisdiction in which Expedia’s or TripAdvisor’s services are made available, and policing unauthorized use of Expedia’s and TripAdvisor’s proprietary technology, content and brands is difficult and expensive. Therefore, in certain jurisdictions, each company may be unable to protect its proprietary technology, content and brands adequately against unauthorized third-party copying or use, which could adversely affect each company’s business or ability to compete. Neither Expedia nor TripAdvisor can be sure that the steps they have taken will prevent misappropriation or infringement of proprietary technology, content or brands. Any misappropriation or violation of Expedia’s or TripAdvisor’s rights could have a material adverse effect on Expedia’s or TripAdvisor’s business. Furthermore, Expedia and TripAdvisor may need to go to court or other tribunals to enforce their respective intellectual property rights, to protect their trade secrets or to determine the validity and scope of the proprietary rights of others. These proceedings might result in substantial costs and diversion of resources and management attention. The failure by Expedia or TripAdvisor to protect their intellectual property in a cost-effective or effective manner could have a material adverse effect on its respective business and ability to protect its respective technology, content and brands.

Expedia and TripAdvisor currently license from third parties and from each other some of the technologies, content and brands incorporated into their respective websites. As Expedia and TripAdvisor continue to introduce new services that incorporate new technologies, content and brands, each may be required to license additional technology, content or brands. Expedia and TripAdvisor cannot be sure that such technology, content and brand licenses will be available on commercially reasonable terms, if at all.

Both Expedia and TripAdvisor are subject to foreign exchange risk.

Expedia and TripAdvisor conduct a significant and growing portion of their businesses outside the United States. As a result, both companies face exposure to movements in currency exchange rates, particularly those related to the euro, British pound sterling, Canadian dollar, Australian dollar and Chinese renminbi.

These exposures include but are not limited to re-measurement gains and losses from changes in the value of foreign denominated assets and liabilities; translation gains and losses on foreign subsidiary financial results that are translated into U.S. dollars upon consolidation; and planning risk related to changes in exchange rates between the time the companies prepare their annual and quarterly forecasts and when actual results occur.

Depending on the size of the exposures and the relative movements of exchange rates, if Expedia or TripAdvisor were to choose not to hedge or were to fail to hedge effectively its respective exposure, that company could experience a material adverse effect on its financial statements and financial condition. As seen in some recent periods, in the event of severe volatility in exchange rates the impact of these exposures can increase, and the impact on results of operations can be more pronounced. In addition, the current environment and the increasingly global nature of Expedia’s and TripAdvisor’s businesses have made hedging these exposures both more complex and costly. Expedia has increased and plans to continue increasing the scope, complexity and duration of its foreign exchange risk management, including the use of forward contracts to hedge a portion of its exposures. Expedia makes a number of estimates in conducting hedging activities including in some cases the level of future bookings, cancellations, refunds, customer stay patterns and payments in foreign currencies. In the event those estimates differ significantly from actual results, Expedia could experience greater volatility as a result of its hedging activities. Historically, TripAdvisor has not hedged translation risks as cash flows from its international operations were generally reinvested locally. TripAdvisor does not expect, in the near term, to hedge its exposure to changes in foreign currency exchange rates, and therefore could incur unanticipated translation gains and losses.

System interruption and the lack of redundancy in both Expedia’s and TripAdvisor’s information systems may harm their businesses.

Expedia relies on computer systems to facilitate and process transactions; TripAdvisor relies on computer systems to deliver content and services. Both companies have experienced and may in the future experience system interruptions that make some or all of these systems unavailable or prevent the companies from efficiently fulfilling orders or providing content and services to users and third parties. Significant interruptions, outages or delays in internal systems, or systems of third parties that Expedia or TripAdvisor rely upon including multiple co-location providers for data centers and network access, or deterioration in the performance of any such systems, would impair the ability of Expedia and TripAdvisor to process transactions or display content and decrease the quality of the services they offer to travelers and users. These interruptions could include security intrusions and attacks on the companies’ systems for fraud or service interruption (called “denial of service” or “bot” attacks). If either Expedia or TripAdvisor were to experience frequent or persistent system failures, its respective businesses, reputations and brands could be harmed.

In addition, both companies lack backup systems or contingency plans for certain critical aspects of their operations or business processes. Many other systems are not fully redundant and their disaster recovery or business continuity planning may not be sufficient. Fire, flood, power loss, telecommunications failure, break-ins, earthquakes, acts of war or terrorism, acts of God, computer viruses, electronic intrusion attempts from both external and internal sources and similar events or disruptions may damage or impact or interrupt computer or communications systems or business processes at any time. Although each company has put measures in place to protect certain portions of its facilities and assets, any of these events could cause system interruption, delays and loss of critical data, and could prevent Expedia or TripAdvisor from providing content and services to users, travelers and/or third parties for a significant period of time. Remediation may be costly and the companies may not have adequate insurance to cover such costs. Moreover, the costs of enhancing infrastructure to attain improved stability and redundancy may be time consuming and expensive and may require resources and expertise that are difficult to obtain.

Expedia and TripAdvisor process, store and use personal information and other data, which subjects both companies to risks stemming from possible failure to comply with governmental regulation and other legal obligations and potential liability related to security breaches.

Expedia and TripAdvisor may acquire personal or confidential information from users of their websites and mobile applications. There are numerous laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other consumer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. Both Expedia and TripAdvisor strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection. It is possible, however, that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or the practices of the companies. Any failure or perceived failure by Expedia or TripAdvisor to comply with its respective privacy policies, privacy-related obligations to users or other third parties, or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or public statements against the relevant company by consumer advocacy groups or others and could cause Expedia’s or TripAdvisor’s customers and members to lose trust in the companies, which could have an adverse effect on its respective businesses.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet have recently come under increased public scrutiny. The U.S. Congress and federal agencies, including the Federal Trade Commission and the Department of Commerce, are reviewing the need for greater regulation for the collection and use of information concerning consumer behavior on the internet, including regulation aimed at restricting certain targeted advertising practices. U.S. courts are also considering the applicability of existing federal and state statutes, including computer trespass and wiretapping laws, to the collection and exchange of information online. In addition, the European Union is in the process of proposing reforms to its existing data protection legal framework, which may result in a greater compliance burden for companies, including Expedia and TripAdvisor, with users in Europe and increased costs of compliance. TripAdvisor collaborations with other online service providers involve exchanges of user information, and these practices may attract increased regulatory scrutiny in the United States and Europe in the future.

Potential security breaches to Expedia’s and/or TripAdvisor’s systems, whether resulting from internal or external sources, could significantly harm their business. There can be no guarantee that their existing security measures will prevent all possible security breaches or attacks. A party, whether internal or external, that is able to circumvent Expedia’s and/or TripAdvisor’s security systems could misappropriate user information or proprietary information or cause significant interruptions in such company’s operations. In the past, Expedia and TripAdvisor have experienced “denial-of-service” type attacks on their systems that have made portions of their websites unavailable for short periods of time. Expedia and TripAdvisor may need to expend significant resources to protect against security breaches or to address problems caused by breaches, and reductions in website availability could cause a loss of substantial business volume during the occurrence of any such incident. Because the techniques used to sabotage security change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, Expedia and TripAdvisor may be unable to proactively address these techniques or to implement adequate preventive measures. Security breaches could result in negative publicity, damage to reputation, exposure to risk of loss or litigation and possible liability due to regulatory penalties and sanctions. Security breaches could also cause travelers and potential users to lose confidence in Expedia’s and/or TripAdvisor’s security, which would have a negative effect on the value of their brands. Failure to adequately protect against attacks or intrusions, whether for their own systems or systems of vendors, could expose Expedia or TripAdvisor to security breaches that could have an adverse impact on financial performance.

Acquisitions and investments by Expedia and by TripAdvisor could result in operating and financial difficulties.

Expedia and TripAdvisor (as part of Expedia) have each acquired a number of businesses in the past, and each company’s future growth may depend, in part, on future acquisitions, any of which could be material to its respective financial condition and results of operations. Certain financial and operational risks related to acquisitions that may have a material impact on Expedia’s or TripAdvisor’s business are:

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Use of cash resources and incurrence of debt and contingent liabilities in funding acquisitions may limit other potential uses of its cash, including stock repurchases, dividend payments and retirement of outstanding indebtedness;

•	Amortization expenses related to acquired intangible assets and other adverse accounting consequences;

•	Expected and unexpected costs incurred in pursuing acquisitions, identifying and performing due diligence on potential acquisition targets that may or may not be successful;

•	Diversion of management’s attention or other resources from its existing business;

•	Difficulties and expenses in integrating the operations, products, technology, privacy protection systems, information systems or personnel of the acquired company;

•	Impairment of relationships with employees, suppliers and affiliates of their business and the acquired business;

•	The assumption of known and unknown debt and liabilities of the acquired company;

•	Failure of the acquired company to achieve anticipated traffic, revenues, earnings or cash flows or to retain key management or employees;

•	Failure to generate adequate returns on acquisitions and investments;

•	Entrance into markets in which they have no direct prior experience and increased complexity in their business;

•	Impairment of goodwill or other intangible assets such as trademarks or other intellectual property arising from acquisitions; and

•	Adverse market reaction to acquisitions.

Moreover, Expedia and TripAdvisor rely heavily on the representations and warranties provided to them by the sellers of acquired companies, including as they relate to creation, ownership and rights in intellectual property and compliance with laws and contractual requirements. Expedia’s and/or TripAdvisor’s failure to address these risks or other problems encountered in connection with past or future acquisitions and investments could cause them to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities and harm their business generally.

Expedia and TripAdvisor may be unable to access capital when necessary or desirable.

The availability of funds depends in significant measure on capital markets and liquidity factors over which Expedia and TripAdvisor have no control. In light of periodic uncertainty in the capital and credit markets, there can be no assurance that sufficient financing will be available on desirable or even any terms to fund investments, acquisitions, stock repurchases, dividends, debt refinancing or extraordinary actions or that counterparties in any such financings would honor their contractual commitments. In addition, any downgrade of

Expedia’s debt ratings by Standard & Poor’s, Moody’s Investor Service or similar ratings agencies, increases in general interest rate levels or overall weakening in the credit markets could increase Expedia’s and/or TripAdvisor’s cost of capital.

Furthermore, Expedia and TripAdvisor are also accumulating a greater portion of their respective cash flows in foreign jurisdictions than previously and the repatriation of such funds for use in the United States, including for corporate purposes such as acquisitions, stock repurchases, dividends or debt refinancings, may result in additional U.S. income tax expense.

Finally, Expedia has experienced, and may experience in the future, declines in seasonal liquidity and capital provided by its merchant hotel business, which has historically provided a meaningful portion of Expedia’s operating cash flow and will likely provide a more significant portion of Expedia’s operating cash flow following the spin-off. The extent of such impact is dependent on several factors, including the rate of growth of Expedia’s merchant hotel business, payment terms with suppliers and relative growth of businesses which consume rather than generate working capital, such as its agency hotel, advertising and managed corporate travel businesses. Expedia also continues to evaluate the use of the agency model versus the merchant model in each of its markets and any change in Expedia’s relative use of the agency model could have a materially adverse impact on its working capital and liquidity position.

Expedia is currently relying on the “controlled company” exemption under NASDAQ Stock Market Listing Rules, and TripAdvisor is expected to elect to rely on such “controlled company” exemption (or corresponding provisions under the rules of another nationally recognized stock exchange), pursuant to which such “controlled companies” are exempt from certain corporate governance requirements otherwise applicable under NASDAQ listing rules.

The NASDAQ Stock Market Listing Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company from certain corporate governance requirements, including those requirements that:

•	a majority of the board of directors consist of independent directors;

•	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

•	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

Expedia currently relies on the controlled company exemption from the above requirements, and it is expected that TripAdvisor will qualify as a controlled company and is expected to rely on the controlled company exemption from the above requirements. Accordingly, stockholders of Expedia will not, and stockholders of TripAdvisor would not be afforded the same protections generally as stockholders of other NASDAQ-listed companies with respect to corporate governance for so long as each company relies on these exemptions from the corporate governance requirements.

Risk Factors Relating to TripAdvisor’s Business Following the Spin-Off

Competition from companies and websites that aggregate travel-related content could adversely affect TripAdvisor’s business.

TripAdvisor competes for advertising revenue with search engines, such as Google and Bing, which offer pay-per-click or pay-per-impression advertising services, as well as large internet portal sites such as Yahoo! that offer listing or other advertising opportunities for travel-related companies. These competitors have significantly greater financial, technical, marketing and other resources compared to TripAdvisor as well as large client bases. In addition, TripAdvisor competes with newspapers, magazines and other traditional media companies that provide offline and online advertising opportunities. TripAdvisor expects to face additional competition as other established and emerging companies enter the travel advertising market. Competition could result in higher traffic acquisition costs, reduced margins on TripAdvisor’s advertising services, loss of market share, reduced customer traffic to TripAdvisor’s websites and reduced advertising by travel companies on TripAdvisor’s websites. For example, Google (through its expansion of Google Places and preferred top placement of Places results in Google organic travel search results and its acquisition of ITA Software) and Microsoft’s Bing (through its launch of Bing Travel) have each taken steps to appeal more directly to travel customers, which could lead to diversion of customer traffic to their own websites or those of a favored partner, or undermine TripAdvisor’s ability to obtain prominent placement in paid or unpaid search results at a reasonable cost, or at all.

TripAdvisor could face competition from companies and websites that collect travel-related content, which could divert traffic from TripAdvisor websites causing financial harm to TripAdvisor.

TripAdvisor may face increased competition to the extent that competitors pursue a strategy to maximize the creation of commercially valuable online content at significant scale. For example, if any of the large search engines or online travel agencies chose to compete more directly with TripAdvisor in the travel review space, TripAdvisor may face the loss of business or other adverse financial consequences since those entities generally possess significantly greater consumer bases, financial resources, distribution channels and patent portfolios. For example, Google Places, with its aggregated reviews and local recommendations, competes with TripAdvisor. Further, Google’s access to more comprehensive data regarding user search queries through its search algorithms gives it a significant competitive advantage over other companies in the industry, including TripAdvisor. If this data is used competitively by Google, sold to online publishers or given away for free, TripAdvisor’s business may face increased competition from companies, including Google, with substantially greater resources, brand recognition and established market presence. TripAdvisor could also face competition from online travel agents that may be in a position to accumulate and develop a comprehensive offering of travel-related reviews and resources. The barriers to entry for these companies may be limited given their access to travel-related information and relationships with consumers. If online travel agents were to more directly enter TripAdvisor’s market, the number of visitors to TripAdvisor’s websites may be negatively affected which would, in turn, reduce TripAdvisor’s ability to attract advertisers. Online travel agents are also a meaningful source of TripAdvisor’s revenues, so if in competing with TripAdvisor these companies decide to reduce or eliminate their business with TripAdvisor, it could significantly impact TripAdvisor’s results of operations and financial condition. Any of these competitors may announce new products, services or enhancements that attract users. Any such increased competition could cause pricing pressure, loss of market share or decreased member engagement, any of which could adversely affect TripAdvisor’s business and financial performance.

TripAdvisor derives substantially all of its revenue from advertising and any reduction in spending by or loss of advertisers could harm TripAdvisor’s business.

TripAdvisor derives substantially all of its revenue from advertising. Most of TripAdvisor’s advertisers can generally terminate their contracts with TripAdvisor at any time or on very short notice. Advertisers will not continue to do business with TripAdvisor if their investment in such advertising does not generate sales leads, customers, bookings, or revenue and profit on a cost-effective basis, or if TripAdvisor does not deliver advertisements in an appropriate and effective manner. If TripAdvisor is unable to remain competitive and provide value to its advertisers, they will likely stop placing ads on TripAdvisor websites, which would harm TripAdvisor’s revenues and business. In addition, TripAdvisor cannot guarantee that its current advertisers will fulfill their obligations under existing contracts, continue to advertise beyond the terms of existing contracts or enter into any additional contracts with TripAdvisor.

Expenditures by advertisers also tend to be cyclical, subject to variation based on budgetary constraints, project cancellation or delay and to reflect overall economic conditions and buying patterns. If TripAdvisor is unable to generate advertising revenue due to factors outside of its control, TripAdvisor’s business and financial performance would be adversely affected.

Click-based advertising accounts for the majority of TripAdvisor’s advertising revenue. If new, more effective advertising models were to emerge there can be no assurance that TripAdvisor will have the ability to offer these models, or offer them in an effective manner. To the extent new technology platforms, such as mobile and tablet computing, begin to take market share from established platforms, there can be no assurance that TripAdvisor’s existing advertising models will operate successfully on these new platforms, or work as effectively as on the desktop computer platform.

TripAdvisor relies on a relatively small number of significant advertisers and any reduction in spending by or loss of those advertisers could seriously harm TripAdvisor’s business.

TripAdvisor derives a substantial portion of its revenue from a relatively small number of significant advertisers. If any of TripAdvisor’s significant advertisers were to cease or to significantly curtail advertising on TripAdvisor websites, TripAdvisor could experience a rapid decline in its revenue over a relatively short period of time. For example, Expedia is TripAdvisor’s most significant advertising customer in terms of revenue and Expedia currently expects to reduce the percentage of gross profit (on bookings generated from TripAdvisor-sourced visitors) that it pays to TripAdvisor in the future for click-based advertising, which is expected to have the effect of reducing its marketing spend with TripAdvisor. TripAdvisor currently estimates that this reduction will reduce TripAdvisor’s annual revenue by approximately 2% to 5%. In the event that the impact of this change is more significant, it may have an adverse effect on TripAdvisor’s business, financial condition and results of operation. In addition, TripAdvisor expects to enter into a one-year agreement with Expedia in connection with the spin-off. If such contract is not subsequently renewed or is renewed on terms less favorable to TripAdvisor, it could have an adverse effect on TripAdvisor’s business, financial condition and results of operations.

Furthermore, TripAdvisor’s cost-per-click (“CPC”) pricing for click-based advertising depends, in part, on competition between advertisers, with those paying higher CPCs generally getting better advertising placement and more leads from TripAdvisor. If TripAdvisor’s large advertisers become less competitive with each other, merge with each other, focus more on profit than on traffic volume, or are able to reduce CPCs, this would have an adverse impact on TripAdvisor’s CPCs which would, in turn, have an adverse effect on TripAdvisor’s business, financial condition and results of operations.

TripAdvisor’s success depends upon the acceptance, and successful measurement, of online advertising as an alternative to offline advertising.

TripAdvisor believes that a significant discrepancy exists between the percentage of the advertising market allocated to online advertising and the percentage of time spent on online (as opposed to offline) media consumption. Growth in TripAdvisor’s business largely depends on this distinction between online and offline advertising narrowing or being eliminated, which may not happen in a manner or to the extent that TripAdvisor currently expects. TripAdvisor competes with traditional media for advertising dollars, in addition to websites with higher levels of traffic. If online advertising ceases to be an acceptable alternative to offline advertising, TripAdvisor’s business, financial condition and results of operations will be negatively impacted.

Because the online marketing industry is relatively new and rapidly evolving, it uses different methods than traditional media to gauge its effectiveness. Some of TripAdvisor’s potential customers have little or no experience using the internet for advertising and marketing purposes and have allocated only limited portions of their advertising and marketing budgets to the internet. The adoption of internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services. In particular, TripAdvisor is dependent on TripAdvisor’s clients’ adoption of new metrics to measure the success of online marketing campaigns. TripAdvisor may also experience resistance from traditional advertising agencies who may be advising TripAdvisor’s clients. Any lack of growth in the market for various online advertising models could have an adverse effect on TripAdvisor’s business, financial condition and results of operations.

In addition, if advertisers materially change their transaction attribution models or their return on investment calculations and/or increase their return on investment targets with respect to online advertising in general or TripAdvisor traffic in particular, they might reduce their CPCs, which would have an adverse effect on TripAdvisor’s business, financial condition and results of operations.

If TripAdvisor is unable to continue to drive and increase visitors to TripAdvisor’s websites and to cost-effectively convert these visitors into repeat users or contributors, TripAdvisor’s advertising revenue could decline.

The primary asset that TripAdvisor uses to attract traffic to its websites and convert these visitors into repeat users is the content created by users of TripAdvisor’s websites, particularly such content’s volume, unique nature and organization. TripAdvisor’s success in attracting users depends, in part, upon TripAdvisor’s continued ability to collect, create and distribute high-quality, commercially valuable content in a cost-effective manner at a scale that connects consumers with content that meets their specific interests and enables them to share and interact with the content and supporting communities. There can be no assurances that TripAdvisor will continue to receive content in a cost-effective manner or in a manner that timely meets rapidly changing consumer demand, if at all. Any failure to obtain such content could adversely affect user experiences and reduce traffic driven to TripAdvisor’s websites, which would make TripAdvisor’s websites less attractive to advertisers. Any change in the cost structure pursuant to which TripAdvisor obtains its content currently, or in travelers’ relative appreciation of user-based versus expert content, could negatively impact TripAdvisor’s business and financial performance.

One method TripAdvisor employs to attract and acquire new, and retain existing, users and members is commonly referred to as search engine optimization (or SEO). SEO is the practice of developing websites with relevant and current content that rank well in search engine results. TripAdvisor is subject to periodic changes in search engine algorithms and methodologies and changes in search query trends and display results. TripAdvisor’s failure to successfully manage its SEO strategy could result in a substantial decrease in traffic to TripAdvisor websites, as well as increased costs if TripAdvisor were to replace free traffic with paid traffic. Actions beyond the control of TripAdvisor, such as changes to algorithms by search engine providers for competitive or other purposes, on the part of the companies that operate the large search engines, could also negatively impact the ranking of TripAdvisor websites in search engine results.

Even if TripAdvisor succeeds in driving traffic to its websites, neither TripAdvisor nor its advertisers or partners may be able to monetize this traffic or otherwise retain consumers. TripAdvisor’s failure to do so could result in decreased users and related advertising revenue. Any or all of the above results would adversely affect TripAdvisor’s business and financial performance.

TripAdvisor is dependent upon the quality of traffic in TripAdvisor’s network to provide value to online advertisers, and any failure in TripAdvisor’s quality control could have a material adverse effect on the value of TripAdvisor’s websites to TripAdvisor’s advertisers and adversely affect TripAdvisor’s revenue.

TripAdvisor uses technology and processes to monitor the quality of, and to identify any anomalous metrics associated with, the internet traffic that TripAdvisor delivers to online advertisers. These metrics may be indicative of low quality clicks such as non-human processes, including robots, spiders or other software; the mechanical automation of clicking; and other types of invalid clicks or click fraud. Even with such monitoring in place, there is a risk that a certain amount of low-quality traffic, or traffic that online advertisers deem to be invalid, will be delivered to such online advertisers. As a result, TripAdvisor may be required to credit future amounts owed to it by TripAdvisor’s advertisers. Furthermore, low-quality or invalid traffic may be detrimental to TripAdvisor’s relationships with advertisers, and could adversely affect TripAdvisor’s advertising pricing and revenue.

New technologies could block TripAdvisor’s ads, which would harm TripAdvisor’s business.

Technologies have been developed that can block the display of online ads and that provide tools to users to opt out of some web-based advertising products. TripAdvisor derives most of its revenues from fees paid to TripAdvisor by advertisers in connection with the display of ads on web pages for TripAdvisor’s users. As a result, these technologies and tools could adversely affect TripAdvisor’s business and financial performance.

TripAdvisor may experience difficulty in achieving meaningful consumer adoption of, and creating a viable advertising market via, its applications for mobile and tablet computing devices, which could harm TripAdvisor’s business.

In general, TripAdvisor content was originally designed for users accessing the internet on a desktop or laptop computer. The number of people who access the internet through devices other than personal computers has increased substantially in the last few years. Although TripAdvisor has developed services and applications to address the smaller screens, lower resolution graphics and less convenient typing capabilities of these devices, the cost of mobile advertising is relatively high and may not be considered cost effective for advertising customers. Moreover, if TripAdvisor’s mobile and tablet computing services prove to be less effective for users seeking to research travel through these devices or less economically attractive for advertisers and the wireless and mobile segment of internet traffic grows at the expense of traditional computer internet access, TripAdvisor may experience difficulty attracting and retaining traffic and, in turn, advertisers, on these platforms. Additionally, as new devices and new platforms are continually being released, it is difficult to predict the challenges that TripAdvisor may encounter in developing versions of its offerings for use on these alternative devices, and TripAdvisor may need to devote significant resources to the creation, support, and maintenance of its services on such devices. To the extent that revenue generated from advertising placed on mobile and tablet computing devices becomes more important to TripAdvisor’s business and TripAdvisor fails to adequately evolve and address this market, TripAdvisor’s business and financial performance could be negatively impacted.

As a distributor and host of internet content, TripAdvisor faces potential liability and expense for legal claims based on the nature and content of the materials that TripAdvisor distributes or creates, or that are accessible via TripAdvisor’s websites.

As a distributor and host of original content and user-generated content, TripAdvisor faces potential liability based on a variety of theories, including defamation, libel, negligence, copyright or trademark infringement or other legal theories based on the nature, creation or distribution of this information, and under various laws, including the Lanham Act, the Copyright Act, the Federal Trade Commission Act, the Digital Millennium Copyright Act, the Communications Decency Act, and the EU E-Commerce Directive. TripAdvisor may also be exposed to similar liability in connection with content that users post to TripAdvisor’s websites through forums, blogs, comments, and other social media features. In addition, it is possible that visitors to TripAdvisor’s websites could make claims against the company for losses incurred in reliance upon information provided via TripAdvisor’s websites. These claims, whether brought in the United States or abroad, could divert management time and attention away from TripAdvisor’s business and result in significant costs to investigate and defend, regardless of the merit of these claims. If TripAdvisor becomes subject to these or similar claims and is not successful in its defense, TripAdvisor may be forced to pay substantial damages. There is no guarantee that the company will avoid future liability and potential expenses for legal claims based on the content available on TripAdvisor’s websites. Should the content distributed through TripAdvisor’s websites violate the rights of others or otherwise give rise to claims against TripAdvisor, TripAdvisor could be subject to substantial liability, which could have a negative impact on its business and financial performance.

Loss of trust in TripAdvisor’s brand would harm its reputation and adversely affect its business, financial condition and results of operations. TripAdvisor’s success depends on attracting and retaining a large number of users to its websites and providing leads and clicks to advertisers. In order to attract and retain users, TripAdvisor must remain a trusted source of travel advice. Because of TripAdvisor’s reliance on user-generated content, the company must continually manage and monitor its content and detect incorrect or fraudulent information. For example, hotels, hotel competitors, or others, in an attempt to improperly influence a hotel’s reviews and rankings, sometimes write and submit fraudulent or otherwise misleading reviews. If a significant amount of inaccurate or fraudulent information were not detected and removed by TripAdvisor in a timely manner, or if a significant amount of information was deemed by users or the media to be inaccurate or fraudulent, TripAdvisor’s brand, business and reputation could be harmed. Any damage to TripAdvisor’s reputation could harm its ability to attract and retain users and advertisers, which would adversely affect its business and financial performance. In addition, adverse news reports or media, industry or consumer coverage of TripAdvisor would reflect poorly on its brands and could have an adverse effect on its business and financial performance.

If TripAdvisor does not continue to innovate and provide tools and services that are useful to travelers, it may not remain competitive, and its business and financial performance could suffer.

TripAdvisor’s success depends in part on continued innovation to provide features and services that make its websites and mobile and tablet computing applications useful for travelers. Competitors of TripAdvisor are continually developing innovations in online travel-related services and features. If TripAdvisor is unable to provide quality features and services that travelers want to use, then travelers may become dissatisfied and use a competitor’s offerings. If it is unable to continue offering innovative products and services, TripAdvisor may be unable to attract additional users, which could adversely affect its business and financial performance.

TripAdvisor may be subject to claims that it violated intellectual property rights of others, which claims are extremely costly to defend and could require the company to pay significant damages and limit its ability to operate.

Companies in the internet and technology industries, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. TripAdvisor has received in the past and may in the future receive notices that claim it has misappropriated or misused other parties’ intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of TripAdvisor’s technologies or content. Any intellectual property claim against the company, regardless of merit, could be time consuming and expensive to settle or litigate and could divert management’s attention and other resources. These claims also could subject the company to significant liability for damages and could result in it having to stop using technology or content found to be in violation of another party’s rights. TripAdvisor might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. Even if a license is available, TripAdvisor could be required to pay significant royalties, which would increase its operating expenses. It may also be required to develop alternative non-infringing technology, or content, which could require significant effort and expense and make TripAdvisor less competitive in the relevant market. Any of these results could harm its business and financial performance.

TripAdvisor may have future capital needs and may not be able to obtain additional financing on acceptable terms.

In connection with the spin-off, TripAdvisor and certain of its post spin-off subsidiaries expect to enter into a credit agreement providing for a term loan in the amount of $400 million to TripAdvisor Holdings, LLC as well as a revolving credit facility of $200 million. These arrangements may limit TripAdvisor’s ability to secure significant, additional financing in the future on favorable terms. TripAdvisor’s ability to secure additional financing and satisfy its financial obligations under indebtedness outstanding from time to time will depend upon TripAdvisor’s future operating performance, which is subject to then prevailing general economic and credit market conditions, including interest rate levels and the availability of credit generally, and financial, business and other factors, many of which are beyond TripAdvisor’s control.

In addition, TripAdvisor may be unable to secure additional financing or financing on favorable terms or TripAdvisor’s operating cash flow may be insufficient to satisfy its financial obligations under indebtedness outstanding from time to time (if any). Furthermore, if financing is not available when needed or is not available on favorable terms, TripAdvisor may be unable to issue or repurchase equity, develop new or enhanced existing services, complete acquisitions or otherwise take advantage of business opportunities, any of which could have a material adverse effect on its business, financial condition and results of operations. If additional funds are raised through the issuance of equity securities, TripAdvisor’s stockholders may experience significant dilution.

TripAdvisor expects to have significant indebtedness, which could adversely affect its business and financial condition.

Upon consummation of the spin-off, the face value of TripAdvisor’s indebtedness is expected to total at least $400 million. Risks relating to TripAdvisor’s expected indebtedness include:

•	Increasing its vulnerability to general adverse economic and industry conditions;

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Requiring TripAdvisor to dedicate a portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	Making it difficult for TripAdvisor to optimally capitalize and manage the cash flow for its businesses;

•	Limiting TripAdvisor’s flexibility in planning for, or reacting to, changes in its businesses and the markets in which it operates;

•	Possibly placing TripAdvisor at a competitive disadvantage compared to its competitors that have less debt;

•	Limiting TripAdvisor’s ability to borrow additional funds or to borrow funds at rates or on other terms that it finds acceptable; and

•	Exposing TripAdvisor to the risk of increased interest rates because its outstanding debt is expected to be subject to variable rates of interest.

In addition, it is possible that TripAdvisor may need to incur additional indebtedness in the future in the ordinary course of business. The terms of TripAdvisor’s term loan and revolving credit facility will allow TripAdvisor to incur additional debt subject to certain limitations. If new debt is added to current debt levels, the risks described above could intensify.

The agreements that would govern TripAdvisor’s anticipated credit facility are expected to contain various covenants that will limit its discretion in the operation of its business and also will require TripAdvisor to meet financial maintenance tests and other covenants. The failure to comply with such tests and covenants could have a material adverse effect on TripAdvisor.

In connection with the spin-off, TripAdvisor expects to enter into a new credit agreement providing for a senior revolving credit facility with a borrowing capacity of $200 million and a term of five years, as well as a five-year, $400 million senior term loan to TripAdvisor Holdings, LLC. The agreements that would govern the term loan and revolving credit facility are expected to contain various covenants, including those that would limit TripAdvisor’s ability to, among other things:

•	Borrow money, and guarantee or provide other support for indebtedness of third parties including guarantees;

•	Pay dividends on, redeem or repurchase TripAdvisor’s capital stock;

•	Enter into certain asset sale transactions, including partial or full spin-off transactions;

•	Enter into secured financing arrangements;

•	Enter into sale and leaseback transactions; and

•	Enter into unrelated businesses.

These covenants may limit TripAdvisor’s ability to optimally operate its businesses.

In addition, TripAdvisor’s term loan and revolving credit facility are expected to require that it meet certain financial tests, including an interest coverage test and a leverage ratio test.

Any failure to comply with the restrictions of TripAdvisor’s term loan credit facility may result in an event of default under the agreements governing such facilities. Such default may allow the creditors to accelerate the debt incurred under thereunder. In addition, lenders may be able to terminate any commitments they had made to supply TripAdvisor with further funds (including periodic rollovers of existing borrowings).

TripAdvisor may not be able to successfully expand into the vacation rental marketplace.

TripAdvisor has recently begun offering vacation rental services. The online vacation rental market is relatively new and unproven and is rapidly evolving, and limited data is currently available regarding the market and industry. TripAdvisor’s vacation rental services may not succeed, and, even if successful, TripAdvisor’s revenues may not increase. These new services could also increase TripAdvisor’s operating costs. Furthermore, a larger competitor exists in the vacation rental space, with significantly more users and listed properties, and new competitors with significant financial resources are continually emerging. If property owners and managers do not perceive the benefits of marketing their properties online or marketing their properties with several intermediaries, then the market for TripAdvisor’s services may not develop as expected, or it may develop more slowly than expected, either of which would slow the growth of TripAdvisor’s business and revenues.

Risk Factors Relating to Expedia’s Business Following the Spin-Off

Expedia operates in an increasingly competitive global environment.

The market for the services offered by Expedia is increasingly and intensely competitive. Expedia competes with both established and emerging online and traditional sellers of travel-related services, including online travel agencies, travel suppliers, large online portal and search companies, traditional travel agencies, metasearch companies, operators of travel industry reservation databases and private shopping websites. Some of Expedia’s competitors, including travel suppliers such as airlines and hotels, may offer products and services on more favorable terms, including lower prices, no fees or unique access to proprietary loyalty programs, such as points and miles. Many of these competitors, such as airlines, hotel and rental car companies, have been steadily focusing on increasing online demand on their own websites in lieu of third-party distributors such as the various Expedia sites. For instance, some low cost airlines, which are having increasing success in the marketplace, distribute their online supply exclusively through their own websites. Suppliers who sell on their own websites, in some instances, offer advantages such as increased or exclusive product availability and their own bonus miles or loyalty points, which could make their offerings more attractive to consumers than Expedia’s offerings.

Expedia faces increasing competition from other online travel agencies, such as Priceline and Travelocity, which in some cases may have more favorable offerings for both travelers and suppliers, including pricing and supply breadth. In particular, Expedia has faced and is facing intense competition from Priceline subsidiaries, Booking.com and Agoda.com. Expedia also competes with other travel agencies for both travelers and the acquisition and retention of supply. Increasing competition from current and emerging competitors, the introduction of new technologies and platforms, and the expansion of existing technologies, such as metasearch and other search engine technologies, may force Expedia to make changes to its business models, which could affect Expedia’s financial performance and liquidity. Increased competition has resulted in and may continue to result in reduced margins, as well as loss of travelers, transactions and brand recognition.

Expedia cannot assure you that it will be able to compete successfully against any current, emerging and future competitors or provide differentiated products and services to its customers.

Expedia’s business depends on its relationships with travel suppliers and travel supplier intermediaries.

An important component of Expedia’s business success depends on its ability to maintain and expand relationships with travel suppliers and global distribution system (“GDS”) partners. Expedia derives a substantial portion of its revenue from compensation negotiated with travel suppliers and GDS partners for bookings made through Expedia’s websites. Over the last several years, air and hotel travel suppliers have generally reduced, and in some cases eliminated, payments to travel agents and other travel intermediaries. In addition, Expedia’s hotel remuneration varies with the room rates paid by travelers (Average Daily Rates, or “ADRs”), meaning that Expedia’s revenue for each room will generally be proportionately higher or lower depending on the level of the ADR. For example, the significant decline in ADRs, which began in late 2008 and continued through 2009, negatively impacted Expedia’s hotel booking revenue. In addition, ADRs on Expedia’s websites generally declined faster than in the overall travel industry due to a number of factors including the increased use of Expedia’s distribution channels for promotional activities by hotels. To the extent ADRs decline in the future, Expedia’s hotel booking revenue may be negatively impacted.

Also, each year Expedia typically negotiates or renegotiates numerous long-term airline and hotel contracts. No assurances can be given that travel suppliers or GDS partners will not further reduce or eliminate compensation, attempt to implement multiple costly direct connections, charge travel agencies for or otherwise restrict access to content, credit card fees or other services, or further reduce their ADRs, any of which could reduce Expedia’s revenue and margins thereby adversely affecting Expedia’s business and financial performance. For example, a number of airlines now charge separately for checked baggage, food, beverages and other services. GDSs currently have limited technology to incorporate these elements into Expedia’s product selection, impacting Expedia’s product display and comparability with the airlines own sites or other channels that show this content detail. In late 2010, American Airlines began to pursue a new distribution strategy requiring online travel agents to agree to connect directly to American Airlines’ systems, rather than through GDSs, and Expedia’s contract with American Airlines expired without renewal resulting in American Airlines’ fares being temporarily removed from Expedia’s leisure travel sites. American Airlines tickets were placed back on the sites in April 2011, and Expedia and American Airlines have entered into a new agreement. If other airlines pursue a similar distribution strategy, it could reduce Expedia’s access to air inventory, reduce Expedia’s compensation, result in additional operating expenses related to the development, implementation and maintenance of the necessary technology systems, increase the frequency or duration of system problems and delay other projects.

Adverse application of existing tax or unclaimed property laws, rules or regulations, or implementation of new unfavorable laws, rules or regulations, could have an adverse effect on Expedia’s business and financial performance.

The application of various domestic and international sales, use, occupancy, value-added and other tax or unclaimed property laws, rules and regulations to Expedia’s historical and new products and services is subject to interpretation by the applicable taxing authorities. Many of the fundamental statutes and regulations that impose sales, use, occupancy, value added and other taxes were established before the growth of the internet and e-commerce. If the tax or other laws, rules and regulations were amended, if new unfavorable laws, rules or regulations were adopted, as has recently occurred in certain jurisdictions, or if current laws are interpreted adversely to Expedia’s interests, particularly with respect to occupancy or value-added taxes or unclaimed property, the results could increase Expedia’s tax payments or other obligations (prospectively or retrospectively) and/or subject it to interest and/or penalties and decrease the demand for Expedia’s products and services if Expedia passes on such costs to the consumer. As a result, these changes could have an adverse affect on Expedia’s businesses or financial performance.

A number of tax authorities have brought lawsuits and have levied assessments asserting that Expedia is required to collect and remit hotel occupancy taxes. In addition, Expedia has in the past and may in the future be required in certain jurisdictions to pay tax assessments, which may be substantial, prior to contesting the validity of such assessments. This requirement is commonly referred to as “pay-to-play.” Payment of these amounts is not an admission that the taxpayer believes it is subject to such taxes. Expedia continues to work with relevant tax authorities and legislators to clarify Expedia’s obligations under existing, new and emerging laws and regulations.

Expedia’s failure to comply with existing laws, rules and regulations could adversely affect its business, financial condition and results of operations.

Since Expedia businesses sell airline tickets and provide related services to consumers through a number of different online and offline channels, these businesses are subject to a wide variety of statutes, rules, regulations, policies and procedures in various jurisdictions in the United States and abroad, which are subject to change at any time. Expedia’s businesses are also subject to laws, rules and regulations applicable to providers of primary ticketing and ticket resale services, which in some cases regulate the amount of transaction and other fees that they may be charged in connection with primary ticketing sales and/or the ticket prices that may be charged in the case of ticket resale services, and new legislation of this nature is introduced from time to time in various (and is pending in certain) jurisdictions in which Expedia’s businesses sell tickets and provide services. The failure of Expedia businesses to comply with these laws and regulations could result in fines and/or proceedings against Expedia by governmental agencies and/or consumers, which if material, could adversely affect Expedia’s business, financial condition and results of operations.

In addition, the application of various domestic and international sales, use, value-added and other tax laws, rules and regulations to Expedia’s historical and new products and services is subject to interpretation by applicable taxing authorities. While Expedia believes that that it is compliant with current tax provisions, taxing authorities may take a contrary position and such positions may adversely affect Expedia’s business, financial condition and results of operations.

From time to time, federal, state and local authorities and/or consumers commence investigations, inquiries or litigation with respect to compliance by Expedia and its businesses with applicable consumer protection, advertising, unfair business practice, antitrust, competition and other laws. Expedia’s businesses have historically cooperated with authorities in connection with these investigations. Expedia has incurred significant legal expenses in connection with the defense of governmental investigations and litigation in the past and may be required to incur additional expenses in the future should investigations and litigation be instituted. An adverse outcome could limit or constrain Expedia’s businesses (whether generally, with respect to a particular segment or in a particular market thereof) or subject them to potential damage assessments, all of which could have a material adverse effect on Expedia’s business, financial condition and results of operations.

Provisions in certain credit card processing agreements could adversely affect Expedia’s liquidity and financial position.

Expedia has agreements with companies that process customer credit card transactions for the facilitation of customer bookings of travel services from its travel suppliers. These agreements allow these processing companies, under certain conditions, to hold an amount of Expedia’s cash (referred to as a “holdback”) or require Expedia to post a letter of credit equal to a portion of bookings that have been processed by that company. These processing companies may be entitled to a holdback upon the occurrence of specified events, including material adverse changes in Expedia’s financial condition, or for certain companies, at their discretion. An imposition of a holdback by one or more of these processing companies could materially reduce Expedia’s liquidity.

Expedia may also be held liable for accepting fraudulent credit cards on its websites for transactions where it is merchant of record as well as other payment disputes with its customers. Additionally, Expedia is held liable for accepting fraudulent credit cards in certain retail transactions when it does not act as merchant of record. Accordingly, Expedia calculates and records an allowance for the resulting credit card charge backs. If Expedia is unable to combat the use of fraudulent credit cards on its websites, its results of operations and financial position could be materially adversely affected.

Expedia relies on third parties for many systems and services.

Expedia relies on third-party service providers for certain customer care, fulfillment, processing, systems development, technology and other services, including, increasingly, travel care and information technology services. If these third parties experience difficulty meeting Expedia’s requirements or standards, it could damage the company’s reputation or make it difficult for Expedia to operate some aspects of its business. In addition, if such third-party service providers were to cease operations, temporarily or permanently, face financial distress or other business disruption, Expedia could suffer increased costs and delays in its ability to provide similar services until an equivalent service provider could be found or Expedia could develop replacement technology or operations, any of which could have an adverse impact on Expedia’s business and financial performance.

Expedia is involved in various legal proceedings and may experience unfavorable outcomes, which could adversely affect its business and financial condition.

Expedia is involved in various legal proceedings and claims involving property, personal injury, contract, alleged infringement of third-party intellectual property rights and other claims. These matters may involve claims for substantial amounts of money or for other relief that might necessitate changes to Expedia’s business or operations. The defense of these actions is and may continue to be both time consuming and expensive. If these legal proceedings were to result in unfavorable outcomes, it could have a material adverse effect on Expedia’s business and financial performance.

For a description of proceedings and claims that may be of particular interest to Expedia stockholders, please see Part I. Item 3. Legal Proceedings in Expedia’s Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference, as updated by Expedia’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, also incorporated herein by reference.

Expedia has significant long-term indebtedness, which could adversely affect its business and financial condition.

As of June 30, 2011, the face value of Expedia’s long-term indebtedness totaled $1.6 billion. Risks relating to Expedia’s long-term indebtedness include:

•	Increasing its vulnerability to general adverse economic and industry conditions;

•

Requiring Expedia to dedicate a portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	Making it difficult for Expedia to optimally capitalize and manage the cash flow for its businesses;

•	Limiting Expedia’s flexibility in planning for, or reacting to, changes in its businesses and the markets in which it operates;

•	Possible refinancing risk if certain of Expedia’s senior note issues are put by holders in 2013;

•	Possibly placing Expedia at a competitive disadvantage compared to its competitors that have less debt; and

•	Limiting Expedia’s ability to borrow additional funds or to borrow funds at rates or on other terms that it finds acceptable.

In addition, it is possible that Expedia may need to incur additional indebtedness in the future in the ordinary course of business. The terms of Expedia’s credit facility and the indentures governing its outstanding senior notes allow Expedia to incur additional debt subject to certain limitations. If new debt is added to current debt levels, the risks described above could intensify.

The agreements governing Expedia’s indebtedness contain various covenants that limit its discretion in the operation of its business and also require Expedia to meet financial maintenance tests and other covenants. The failure to comply with such tests and covenants could have a material adverse effect on Expedia.

The agreements governing Expedia’s indebtedness contain various covenants, including those that limit its ability to, among other things:

•	Borrow money, and guarantee or provide other support for indebtedness of third parties including guarantees;

•	Pay dividends on, redeem or repurchase Expedia’s capital stock;

•	Enter into certain asset sale transactions, including partial or full spin-off transactions;

•	Enter into secured financing arrangements;

•	Enter into sale and leaseback transactions; and

•	Enter into unrelated businesses.

The indenture governing Expedia’s 8.5% senior notes due 2016 also contains a covenant limiting Expedia’s ability to make investments in entities that it does not control, including joint ventures. Expedia expects, however, that this indenture will be discharged or defeased in connection with the spin-off.

These covenants may limit Expedia’s ability to optimally operate its businesses.

In addition, Expedia’s credit facility requires that it meet certain financial tests, including an interest coverage test and a leverage ratio test.

Any failure to comply with the restrictions of Expedia’s credit facility or any agreement governing its other indebtedness may result in an event of default under those agreements. Such default may allow the creditors to accelerate the related debt, which acceleration may trigger cross-acceleration or cross-default provisions in other debt. In addition, lenders may be able to terminate any commitments they had made to supply Expedia with further funds (including periodic rollovers of existing borrowings).

Expedia is exposed to various counterparty risks.

Expedia is exposed to the risk that various counterparties, including financial entities, will fail to perform. This creates risk in a number of areas, including with respect to Expedia’s insurance coverages, investments, bank deposits, letters of credit and foreign exchange risk management. As it relates to foreign exchange, Expedia employs forward contracts to hedge a portion of its exposure to foreign currency exchange rate fluctuations. As of June 30, 2011, Expedia was party to forward contracts with a notional value of approximately $172 million and the fair value of which was approximately $3 million. The counterparties to these contracts were JPMorgan Chase, Barclays, Royal Bank of Scotland, Bank of America, Bank of Tokyo-Mitsubishi, Royal Bank of Canada and BNP Paribas. Upon the maturity of these or subsequent contracts, the counterparties are potentially obligated to pay Expedia net settlement values. If any of these counterparties were to liquidate, declare bankruptcy or otherwise cease operations, it may not be able to satisfy its obligations under these forward contracts. In addition, due to the weakening economy Expedia also faces increased credit risk and payment delays from its non-financial contract counterparties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, the documents incorporated by reference and other written reports and oral statements made from time to time by Expedia or TripAdvisor may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on management’s expectations as of the date of the respective statement and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “anticipates,” “estimates,” “plans,” “believes,” “intends” and “expects,” among others, generally identifies forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income (loss), earnings per share and other measures of results of operations and the prospects for future growth of Expedia’s and TripAdvisor’s businesses.

Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others, those discussed in the “Risk Factors” section (such as those relating to the spin-off and Expedia and TripAdvisor’s respective securities and businesses following the spin-off), and other risks detailed in Expedia’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and subsequent Forms 10-Q.

These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Unless required by applicable law to do so, neither Expedia nor TripAdvisor intends to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Please carefully review and consider the various disclosures made in this proxy statement/prospectus and in Expedia’s other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect the business, results of operations, financial condition or prospects of each of Expedia and TripAdvisor.

PROPOSAL 1—THE SPIN-OFF PROPOSAL

Overview

Expedia has proposed to spin-off TripAdvisor so that TripAdvisor will become an independent, separately traded public company. In connection with the spin-off, TripAdvisor, Inc. was incorporated as a Delaware corporation in July 2011. TripAdvisor, Inc. currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the spin-off, will not acquire or incur any material assets or liabilities, nor will it separately engage in any business or other activities, in each case prior to the spin-off. In connection with the spin-off, Expedia will contribute or transfer all of the subsidiaries and assets relating to Expedia’s TripAdvisor Media Group (as reflected in the TripAdvisor Holdings, LLC combined financial statements), including the flagship TripAdvisor brand as well as 18 other travel media brands, to TripAdvisor, Inc. and TripAdvisor, Inc. or one of its subsidiaries will assume of all of the liabilities relating to Expedia’s TripAdvisor Media Group. After the transaction, Expedia will continue to own and operate its remaining businesses as an independent, separately traded public company.

Expedia will effect the spin-off through amendments to the Expedia amended and restated certificate of incorporation that will:

•

Reclassify each share of Expedia $0.001 par value common stock into one share of Expedia $0.0001 par value common stock and 1/100 of a share of Expedia Series 1 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of TripAdvisor $0.001 par value common stock immediately following the reclassification; and

•

Reclassify each share of Expedia $0.001 par value Class B common stock into one share of Expedia $0.0001 par value Class B common stock and 1/100 of a share of Expedia Series 2 Mandatory Exchangeable Preferred Stock that will automatically exchange into one share of TripAdvisor $0.001 par value Class B common stock immediately following the reclassification.

The full text of the proposed amendments to Expedia’s amended and restated certificate of incorporation is set forth in Annex A to this proxy statement/prospectus.

Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated. The preferred stock merger would be effected before the reverse stock split and before the spin-off.

Even if Expedia receives all required stockholder approvals with respect to the spin-off proposal, Expedia’s Board of Directors has reserved the right to abandon the spin-off. In that case, the proposed amendments to Expedia’s amended and restated certificate of incorporation relating to the spin-off will not become effective.

If Expedia’s stockholders approve the proposed amendments to Expedia’s amended and restated certificate of incorporation relating to the spin-off and Expedia completes the spin-off, the holders of Expedia common shares outstanding immediately prior to the spin-off will initially own all of the Expedia common shares and TripAdvisor common shares outstanding immediately following the spin-off.

Required Vote

Under Delaware law, the spin-off proposal must be approved by (i) the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, voting as a separate class; (ii) the affirmative vote of holders of a majority of the outstanding shares of Expedia Class B common stock, voting as a separate class; and (iii) the affirmative vote of holders of a majority of the voting power of the outstanding shares of Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock, voting together as a single class, with each share of Expedia common stock entitled to one vote per share, each share of Expedia Class B common stock entitled to ten votes per share and each share of Expedia Series A preferred stock entitled to two votes per share. In addition to the votes required under Delaware law, based on the recommendation of the Expedia Special Committee of the Board, the Expedia Board of Directors has further conditioned the spin-off on the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management. Mr. Diller has control over the separate class vote of Expedia Class B common stock with respect to the spin-off proposal and the separate combined vote of the outstanding shares of the Expedia common stock, the Expedia Class B common stock and the Expedia Series A preferred stock, voting together as a single class, but does not have control over either the separate class vote of Expedia common stock with respect to the spin-off proposal or the vote on the spin-off proposal by the outstanding shares of Expedia common stock other than shares owned or controlled by Expedia management.

Background and Reasons for the Spin-Off

This discussion of the information and factors that the Expedia Board of Directors considered in making its decision is not intended to be exhaustive but includes all material factors considered by the Expedia Board of Directors. In view of the wide variety of factors considered in connection with the evaluation of the spin-off and the complexity of these matters, the Expedia Board of Directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the Expedia Board of Directors may have given different weight to different factors.

The Expedia Board of Directors periodically reviews Expedia’s organizational structure to consider the strategic, operational and financial requirements of a large company operating in several businesses. As part of its periodic reviews, Expedia’s Board of Directors regularly considers the performance and outlook for the Expedia business group as a whole as well as its individual businesses, such as the TripAdvisor Media Group. During one such review in early 2011, the Expedia Board considered the potential benefits discussed below that might be achieved through a separation of the TripAdvisor Media Group from the rest of Expedia’s businesses by means of a distribution to Expedia stockholders of the stock of a new publicly traded parent company that would hold the TripAdvisor Media Group assets and operations. The Expedia Board also considered effecting a separation by means of an initial public offering of a portion of TripAdvisor’s capital stock, but determined that a partial separation would not as effectively achieve certain objectives sought by the Expedia Board (such as placing Expedia and TripAdvisor in a better position to implement future growth through acquisitions). On April 7, 2011, following an Expedia Board meeting with respect to the spin-off, Expedia publicly announced its plan to pursue the spin-off.

In connection with its consideration of whether implementing a spin-off from Expedia of TripAdvisor Media Group-associated assets and operations would be in the best interests of Expedia and its stockholders, Expedia’s Board of Directors consulted with its advisors, including its financial and legal advisors, and considered various factors, including the potential benefits of the spin-off, certain tax considerations and various risks and uncertainties, including those associated with the spin-off and the securities and businesses of each of Expedia and TripAdvisor following the spin-off. The Board considered the receptivity of the capital markets and the financing environment in concluding that it would be appropriate to proceed with the spin-off at this time.

Benefits of the Spin-Off

The Expedia Board of Directors believes that the spin-off would provide the following benefits to Expedia and its stockholders, and that such benefits would likely not be attainable if the spin-off were not implemented. Attainment of these potential benefits is the primary reason underlying the Expedia Board of Directors’ determination to pursue the spin-off of TripAdvisor.

Post Spin-Off, Expedia’s and TripAdvisor’s Separate Equity Currencies Will Enable Growth Through Acquisitions

Currently, neither Expedia nor TripAdvisor operates as an independent, pure-play business (by which we mean a business that has a single focus), nor does either business have a separate equity security representing an interest in its pure-play business (such equity securities are commonly referred to as “pure-play currencies”) that it could use in acquiring similarly-focused businesses or other entities whose owners would be interested in acquiring interests in a pure-play business. The fact that neither Expedia nor TripAdvisor has a pure-play currency for its respective business may hinder the companies’ ability to complete additional acquisitions of similarly-focused businesses, as potential transaction partners may be more interested in receiving equity consideration representing an interest in a pure-play business. Accordingly, a pure-play currency should give each of Expedia and TripAdvisor heightened agility to maneuver effectively in the current and future acquisition environment.

The Spin-Off Will Provide Capital Markets and Investors with Greater Transparency into Each Company

The separation of TripAdvisor from Expedia will enable investors and capital markets to more accurately assess the performance and strategies of Expedia’s remaining businesses and TripAdvisor’s business.

The Spin-Off Will Enhance the Effectiveness of Expedia and TripAdvisor’s Respective Employee Compensation Structures

The spin-off will enable each of Expedia and TripAdvisor to better align management performance and equity performance. Each of Expedia and TripAdvisor will have pure-play currencies, which will enable each company to incentivize more effectively their respective employees with bonus and equity-based compensation, the value of which may be more directly tied to the performance of their particular businesses.

Tax Considerations

The Expedia Board of Directors took into account its expectation that the spin-off generally will not be taxable for U.S. federal income tax purposes to Expedia or TripAdvisor, or to holders of Expedia common stock or Expedia Class B common stock, except to security holders who receive cash in lieu of fractional shares in connection with the one-for-two reverse stock split of Expedia common stock and Expedia Class B common stock that Expedia expects to complete immediately prior to the spin-off. Furthermore, the Expedia Board of Directors was aware and considered that both Expedia’s and TripAdvisor’s ability to engage in significant issuances of equity securities could be limited or restricted after the spin-off to preserve the tax free nature of the spin-off to Expedia. For further discussion, see “—Material U.S. Federal Income Tax Consequences of the Spin-Off.”

Risk Factors

The Expedia Board of Directors considered other potential risks and consequences to Expedia and to TripAdvisor associated with the spin-off, including those described in “Risk Factors—Risk Factors Relating to the Spin-Off,” but believed that the considerations described above outweighed those risks. These potential risks and consequences included, among others, that:

•	the expected benefits from the spin-off may not be achieved;

•	the synergies that Expedia achieves with all of its businesses under the same corporate structure will cease to exist with regard to the TripAdvisor businesses following the spin-off;

•

after the spin-off, TripAdvisor may be unable to make the changes necessary to operate effectively as an independent public entity and will incur increased costs relating to operating as an independent public company that could cause its cash flow and results of operations to decline;

•

conflicts of interests or the appearance thereof may develop between Expedia and TripAdvisor, including with respect to the management and directors of Expedia, on the one hand, and the management and directors of TripAdvisor, on the other hand; and

•	additional risks and uncertainties with respect to Expedia’s and TripAdvisor’s securities and each of their businesses following the spin-off will exist.

Special Committee

The Expedia Board of Directors took into account the conclusions and recommendation of the Expedia Special Committee of the Board with respect to any arrangements proposed to be entered into in connection with the spin-off among the applicable company, on the one hand, and Mr. Diller and/or Liberty, on the other hand, (taking into account that certain arrangements which relate to the applicable company are as between Mr. Diller and Liberty solely) and any other terms of the spin-off that could involve potential conflicts of interest but not including the financial and any other terms of the spin-off. See “—Recommendation of Special Committee of Expedia’s Board of Directors.”

Recommendation of Special Committee of Expedia’s Board of Directors

On April 7, 2011, the Expedia Board of Directors established a Special Committee of independent and disinterested directors to review any governance arrangements proposed to be entered into among the applicable company or any of its subsidiaries, on the one hand, and Mr. Diller and/or Liberty, on the other hand, (taking into account that certain arrangements which relate to the applicable company are as between Mr. Diller and Liberty solely) in connection with the spin-off and any other terms of the spin-off that could involve potential conflicts of interest but not including the financial and any other terms of the spin-off to be decided by the full Expedia Board of Directors, and to make a recommendation to the Expedia Board of Directors with respect to these matters. The Special Committee, consisting of Messrs. Battle, Dolgen, Jacobson, Kern and Tazón, engaged Kirkland & Ellis LLP as independent counsel on April 20, 2011. The ultimate determination to proceed with the proposed spin-off transaction was the decision of the full Board of Directors, and the Special Committee was not asked to, and did not, make any independent recommendation as to the underlying business decision to proceed with the proposed spin-off transaction. The Special Committee and its counsel convened on numerous occasions to discuss the governance arrangements proposed to be entered into in connection with the spin-off. In addition, the Special Committee and its counsel had regular discussions with Wachtell, Lipton, Rosen & Katz, Expedia’s special counsel, as well as Baker Botts L.L.P., Liberty’s counsel.

At the outset of its review, the Special Committee examined the existing ownership and control and governance arrangements among Expedia and its controlling stockholders, Liberty and Mr. Diller. In the course of such review, the Special Committee considered whether or to what extent TripAdvisor should replicate such arrangements as an independent public company. The existing arrangements at Expedia examined by the Special Committee included:

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Control by Mr. Diller of the outcome of all matters submitted to a vote or for the consent of Expedia’s stockholders (other than with respect to the election by the holders of Expedia common stock of 25% of the members of Expedia’s Board of Directors and matters as to which Delaware law requires a separate class vote of the holders of Expedia common stock or Expedia preferred stock);

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The requirement that each of Mr. Diller and Liberty consent to certain significant corporate matters in the event that Expedia incurs indebtedness as a result of which its ratio of total debt to EBITDA (earnings before interest, taxes, depreciation and amortization) equals or exceeds 8:1;

•	Liberty’s right to nominate up to 20% of Expedia’s directors subject to Liberty’s minimum equity ownership requirements;

•

Liberty obtaining effective voting control (based on Liberty’s current ownership of Expedia capital stock) upon the date Mr. Diller ceases to serve in his capacity as chairman at Expedia or becomes disabled and the resulting elimination of the proxy on Liberty’s shares of Expedia common stock and Expedia Class B common stock;

•

Restrictions on the transfer of Expedia common stock and Class B common stock by Mr. Diller and Liberty to unaffiliated third parties, including rights of first refusal rights, tag-along rights and “swap” rights (as described below);

•

Mr. Diller’s right to purchase at fair market value or “swap” his shares of common stock of Expedia for such number of shares of Class B common stock proposed to be transferred by Liberty to an unaffiliated third party;

•

The requirement that, to the extent Mr. Diller does not exercise his right to purchase at fair market value or “swap” his shares of common stock of Expedia for all shares of Class B common stock proposed to be transferred, such shares must first be converted into shares of common stock before being transferred to an unaffiliated third party; and

•

The fact that the requirement to convert such remaining shares of Class B common stock (as described above) is provided by the Stockholders Agreement, to which Expedia is not a party, and thus could potentially be waived by Mr. Diller or modified without Expedia’s consent.

Upon its preliminary review of the existing ownership and control and governance arrangements among Expedia and its controlling stockholders, the Special Committee considered newly introduced proposed changes to the existing governance arrangements at Expedia, which had been previously negotiated by Liberty and Mr. Diller in the course of their discussions regarding the spin-off. The proposed changes included:

•

Allowing Liberty to spin-off or split-off its entire equity interest in Expedia and/or TripAdvisor to Liberty’s public stockholders (a “Distribution Transaction”) free of many of the current transfer restrictions in the Expedia governance arrangements (including Mr. Diller’s tag-along right, right of first refusal and ability to require the swap and/or conversion of Liberty’s Class B common stock before transfer to a third party, all as further described under “Proposal 1—The Spin-Off Proposal—Governance Arrangements at Expedia and TripAdvisor”), and without the application of state law anti-takeover provisions or other anti-takeover measures, in which the spun-off or split-off company would be required to assume all of Liberty’s obligations and would succeed to Liberty’s rights under the applicable governance agreement and stockholders agreement; and

•

At a time when Mr. Diller continues to hold a proxy over Liberty’s shares in the applicable company and for so long as Liberty’s equity ownership in the applicable company does not exceed 30% of the total equity securities of the applicable company, allowing Liberty to sell its entire equity interest, but not less than its entire equity interest, in Expedia and/or TripAdvisor to a non-affiliated third-party (a “Block Sale”) without the application of state law anti-takeover provisions or other anti-takeover measures (including shareholder rights plans). In connection with such a Block Sale, over a two-year period, Mr. Diller would be permitted to acquire from the applicable company any Class B common stock which he had the right to acquire (but did not acquire) from Liberty through the exercise of his existing exchange rights at the time of the Block Sale.

As part of the Special Committee’s review of the proposed structure for TripAdvisor, the Special Committee considered several different governance alternatives for TripAdvisor following the spin-off as well as the controlling stockholders’ proposals for modifications to the Expedia and corresponding TripAdvisor governance arrangements. The Special Committee also considered whether any modifications it suggested to the proposed TripAdvisor structure should also be made to Expedia’s existing governance arrangements. The overall alternatives included the following:

•	Revising the Expedia governance arrangements to reflect some or all of the proposals made by Liberty and Mr. Diller and duplicating such modified governance structure at TripAdvisor;

•

Revising the Expedia governance arrangements to reflect some or all of the proposals made by Liberty and Mr. Diller, subject to certain modifications proposed by the Special Committee, and duplicating such modified governance structure at TripAdvisor;

•	Preserving the status quo at Expedia and duplicating this governance structure at TripAdvisor;

•	Seeking to provide TripAdvisor with a traditional public company governance structure; and

•	Formulating a new governance structure that would incorporate some of the Expedia governance and stockholder arrangements with the traditional public company governance structure.

The Special Committee preliminarily concluded that it could support generally the second alternative identified above. The Special Committee’s proposed governance modifications included, among other things, the imposition of “standstill” and other anti-takeover restrictions on Liberty’s transferee in a Block Sale. Furthermore, the Special Committee contemplated imposing restrictions on Liberty upon Mr. Diller’s ceasing to control the applicable company, which its counsel discussed with special counsel to Expedia. The Special Committee also proposed that the applicable company be party to the applicable stockholders agreement or, alternatively, that any amendments to, or waivers by Mr. Diller of, certain of his rights in the applicable stockholders agreement would require the consent of the applicable company, to be exercised by a committee of independent directors. In addition, the Special Committee recommended that, independent of any governance changes, the spin-off transaction should be conditioned upon approval by the holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management (which include the shares owned or controlled by Liberty, over which Mr. Diller holds a proxy as of the record date).

In the course of discussions regarding these alternatives and modifications to the proposed changes, Mr. Diller and Liberty noted that Expedia’s spin-off from IAC/InterActiveCorp in 2005 had been conditioned on approval by holders of a majority of the shares of IAC common stock (other than shares owned or controlled by IAC management) actually voting on the spin-off proposal, and not a majority of those shares outstanding. However, Mr. Diller and Liberty indicated that they would be willing to consider conditioning the spin-off of TripAdvisor on the standard proposed by the Special Committee. Liberty also indicated that it would be willing to accept, and Mr. Diller indicated he could support, the imposition of additional restrictions on Liberty’s transferee in a Block Sale if the limitations would terminate in certain agreed circumstances and the transferee would have a means to nominate directors in light of the proposed standstill provision restricting proxy fights by the Block Sale transferee. With respect to the Special Committee’s recommendation that any amendments to, or waivers by Mr. Diller of, certain of his rights in the applicable stockholders agreement would require the consent of the applicable company, to be exercised by a committee of independent directors, Mr. Diller and Liberty conveyed their view that, in light of the purpose of the Stockholders Agreement to govern the relationship solely between the stockholders, but not their relationship with Expedia, the request seemed inconsistent with the historical practice of the parties and did not seem appropriate.

While the Special Committee appreciated that the proposed changes, which enhanced liquidity benefits to Liberty, would result in large part from Mr. Diller’s relinquishing his personal rights under the existing governance arrangements and that Mr. Diller had indicated his willingness to support such changes, the Special Committee also considered the potential disadvantages (including the loss of substantial anti-takeover protections) of providing an advance waiver under Delaware’s interested stockholder statute to a currently unidentified third-party transferee of Liberty. The Special Committee determined that such compromise of statutory anti-takeover protections could be significantly mitigated by the transferee’s agreement to a contractual analogue to Delaware’s interested stockholder statute, waivable only by a committee of independent directors, as well as the fact that Liberty’s rights in connection with a Block Sale would apply only while Mr. Diller continues to hold a proxy over Liberty’s shares. Special counsel to Expedia and counsel to Liberty informed counsel to the Special Committee that Mr. Diller and Liberty were unlikely to agree to grant Expedia and/or TripAdvisor broad consent rights over amendments and waivers under the applicable stockholders agreement. Nevertheless, considering Expedia’s dual class stock structure, the Special Committee viewed the possibility of obtaining Mr. Diller’s agreement not to waive Liberty’s obligation (under specified circumstances) to convert its Class B common stock into common stock as an essential benefit to, and potential protection of the public stockholders.

Further discussions ensued between the Special Committee and its counsel, Expedia management, Liberty, special counsel to Expedia and Liberty’s counsel regarding the Special Committee’s requests. In the course of these discussions, it was agreed that certain restrictions would be imposed on the third-party transferee in a Block Sale. It was further agreed that Expedia and TripAdvisor (by way of a committee of independent directors) would be granted a consent right over waivers by Mr. Diller of the provisions of the applicable stockholders agreement requiring Liberty to convert shares of Class B common stock into shares of common stock in the event of a transfer of such shares of Class B common stock to an unaffiliated third party. Additionally, the Special Committee requested, and Mr. Diller agreed, that his two-year period to acquire shares of Class B common stock following a Block Sale by Liberty described above would be suspended immediately upon the entry by the applicable company into a merger agreement providing for a merger that constitutes a change of control of the applicable company, and would terminate irrevocably upon the consummation of a tender or exchange offer for securities representing a majority of the total voting power of the applicable company or a merger that constitutes a change of control of the applicable company. Additional proposals to modify the existing governance arrangements were then discussed amongst Mr. Diller, Liberty, special counsel to Expedia and Liberty’s counsel.

Following these discussions, the Special Committee preliminarily determined that, subject to the affirmative vote of the holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management (which include the shares owned or controlled by Liberty, over which Mr. Diller holds a proxy as of the record date), it could support a spin-off transaction that effectively duplicated the existing Expedia governance arrangements at TripAdvisor, with changes to the Expedia governance arrangements (and corresponding changes to the TripAdvisor governance arrangements) as agreed to with Mr. Diller and Liberty. The Special Committee’s preliminary determination reflected a careful evaluation and balancing of the potential benefits and detriments of the various governance arrangement alternatives, and recognition of the following factors:

•	Many elements of the proposed structure for TripAdvisor reflect the status quo at Expedia and all of the material terms of the structure would be described in this proxy statement/prospectus;

•

Expedia’s filings with the SEC and other public statements historically have included disclosure regarding Expedia’s governance and stockholder arrangements, and Expedia stockholders and other investors have accepted those arrangements as part of their investment decision;

•

With respect to changes to the Expedia governance arrangements (and corresponding changes to the TripAdvisor governance arrangements) proposed by Mr. Diller and Liberty, the parties agreed to incorporate a number of restrictions on such changes as requested by the Special Committee, including, among other things:

(i) comprehensive “standstill” and anti-takeover restrictions replicating the protections afforded to shareholders by Delaware’s interested stockholder statute on a third-party transferee in a Block Sale;

(ii) the applicable company’s right to require Mr. Diller to enforce the conversion of Class B common stock into shares of common stock in the event of any transfer by Liberty of such shares of Class B common stock to an unaffiliated third party; and

(iii) a suspension of Mr. Diller’s two-year period right to acquire shares of Class B common stock following a Block Sale by Liberty upon the execution of a change of control transaction agreement and irrevocable termination in the event of a completed change of control merger or tender offer transaction of the applicable company.

•	Liberty has maintained its investment in Expedia based in large measure on the governance arrangements that Expedia currently maintains; and

•

Approval of the spin-off proposal requires the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management (which include the shares owned or controlled by Liberty, over which Mr. Diller holds a proxy as of the record date).

Prior to a special meeting of the Expedia Board of Directors at which the Special Committee was scheduled to make a recommendation regarding the spin-off and corporate governance arrangements to the full Expedia Board of

Directors, further discussion ensued among the counsels to Liberty, Mr. Diller and the Special Committee regarding the following additional changes to the corporate governance arrangements proposed by Liberty and Mr. Diller:

•

Eliminating Mr. Diller’s and Liberty’s reciprocal tag-along rights on sales of common stock from the Expedia Stockholders Agreement (and not providing for such rights in the TripAdvisor Stockholders Agreement);

•

Eliminating certain limitations in the applicable stockholders agreement on Liberty’s ability to hedge its shares, with the revised stockholders agreements to prohibit Liberty from hedging any shares of Class B common stock (requiring Liberty to first convert any shares of Class B common stock to be used in a hedging transaction to common stock, subject to Mr. Diller’s “swap” rights as described below), and require that any shares used for hedging remain subject to Mr. Diller’s irrevocable proxy until such time as Liberty has neither legal or beneficial ownership nor economic interest in the shares. In addition, Liberty would agree to give the applicable company one full business days’ notice of any material hedging transactions; and

•

Allowing Liberty to transfer one of its demand registration rights with respect to the applicable company to an unaffiliated third party transferee that does not upon the transfer own more than 5% of the outstanding equity securities of such applicable company, if in the transfer the transferee acquires at least $250 million in market value of the applicable company’s equity securities.

The Special Committee indicated that it could not finally conclude its consideration of the proposed governance arrangements with these additional changes prior to the scheduled meeting of the Expedia Board of Directors. At the Board meeting, the Special Committee informed the full Board of Directors that it was in fundamental agreement with the package of corporate governance arrangements previously discussed, and that it would recommend proceeding with the spin-off transaction, subject to the resolution of the remaining items, as to which the Special Committee believed an acceptable accord could be reached, and provided that the spin-off be conditioned on the approval of the spin-off proposal by a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management (which include the shares owned or controlled by Liberty, over which Mr. Diller holds a proxy as of the record date). On the basis of the Special Committee’s recommendation, the full Expedia Board of Directors approved proceeding with the spin-off, subject to resolution of the remaining items to the Special Committee’s satisfaction and on the basis that the spin-off would be conditioned on the additional stockholder vote recommended by the Special Committee.

The Special Committee then examined the existing ownership, control and governance arrangements among Expedia and its controlling stockholders, Liberty and Mr. Diller, being modified by the additional proposals including:

•

Certain hedging transactions permitted to be effected by Liberty and the extent to which such permissible hedging transactions are subject to restrictions and exempt from Mr. Diller’s tag-along rights in connection with a transfer to an unaffiliated third party; and

•	Demand registration rights of Mr. Diller and Liberty.

The Special Committee then reviewed the additional proposals and independent counsel to the Special Committee proposed several adjustments to the latest proposal, including limiting the demand registration rights for certain of Liberty’s transferees to one demand of up to $100 million of common stock as well as additional restrictions on Liberty’s hedging transactions for the benefit of the applicable company. Further discussions ensued between the Special Committee and its counsel, Expedia management, Liberty, special counsel to Expedia and Liberty’s counsel regarding the Special Committee’s requests. Upon the acceptance by Mr. Diller and Liberty of many of the Special Committee’s adjustments to the additional proposals of Liberty and Mr. Diller, the Special Committee met, approved the supplemental remaining items and re-approved the fundamental agreement previously recommended to the full Board of Directors. The independent counsel to the Special Committee then reported to the special counsel to Expedia that no change to its recommendation would be necessary.

Recommendation of Expedia’s Board of Directors

Based upon the factors described under “Background and Reasons for the Spin-Off” and, with respect to aspects of the proposed spin-off that could involve potential conflicts of interest, the recommendation of the Special Committee, Expedia’s Board of Directors has determined that the adoption of the spin-off proposal and the spin-off (including the amendments to Expedia’s amended and restated certificate of incorporation that will effectuate the spin-off) are in the best interests of Expedia and its stockholders.

ACCORDINGLY, THE EXPEDIA BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SPIN-OFF PROPOSAL.

Review of Financial Advisors

J.P. Morgan Securities LLC and Goldman, Sachs & Co. each acted as financial advisors to Expedia in connection with the spin-off. Each of J.P. Morgan and Goldman Sachs was retained in connection with the transaction because of the firm’s familiarity with Expedia’s and TripAdvisor’s businesses and assets and the firm’s qualifications and reputation. In connection with the transaction, Expedia’s financial advisors will receive compensation to be negotiated, consistent with Expedia’s prior practices, for services rendered.

In connection with the spin-off, Expedia expects that its Board of Directors will receive a solvency opinion regarding Expedia immediately prior to the completion of the spin-off.

Interests of Certain Persons in the Spin-Off

In considering the recommendation of Expedia’s Board of Directors to vote in favor of the spin-off, stockholders of Expedia should be aware that directors and executive officers of Expedia have interests in the spin-off that may be in addition to or different from the interests of stockholders generally. The Expedia Board of Directors was aware of these interests and considered them, among other factors, in approving the spin-off.

Equity Ownership

Certain of Expedia’s directors and executive officers currently own shares of Expedia common stock, Expedia restricted stock units and/or options to purchase shares of Expedia common stock. In the spin-off, these directors and executive officers will receive reclassified shares of Expedia common stock, shares of TripAdvisor common stock, adjusted restricted stock units and/or options to purchase shares of Expedia common stock and restricted stock units and/or options to purchase shares of TripAdvisor common stock in respect of the Expedia securities that they currently own. See “—Treatment of Outstanding Expedia Compensatory Equity-Based Awards.”

Arrangements Among Messrs. Diller, Khosrowshahi and Kaufman with Expedia and TripAdvisor

Mr. Diller will remain Chairman of the Board and Senior Executive of Expedia and will become Chairman of the Board and Senior Executive of TripAdvisor. Mr. Khosrowshahi will remain President, Chief Executive Officer and a director of Expedia and will become a director of TripAdvisor. Mr. Kaufman will remain Vice Chairman and a director of Expedia and will become a director of TripAdvisor.

Governance Arrangements at Expedia and TripAdvisor

Governance Agreements with Liberty and Mr. Diller

Expedia, Liberty Media Corporation and Mr. Diller intend to enter into a new amended and restated governance agreement which we refer to in this proxy statement/prospectus as the “Expedia Governance Agreement” that will take effect upon completion of the spin-off and will replace the governance agreement dated August 9, 2005, as amended on June 19, 2007.

TripAdvisor, Liberty and Mr. Diller intend to enter into a governance agreement, which we refer to in this proxy statement/prospectus as the “TripAdvisor Governance Agreement,” that will become effective upon completion of the spin-off.

The description below sets forth the material terms of the Expedia Governance Agreement and the TripAdvisor Governance Agreement. Because these two agreements are identical in all material respects, the following description applies to each of Expedia and TripAdvisor (in each case, the “applicable company”) other than in instances in which the description specifically identifies Expedia or TripAdvisor. The following description does not purport to cover all the provisions of the Expedia Governance Agreement and the TripAdvisor Governance Agreement, and is qualified in its entirety by reference to the applicable agreements, which Expedia and TripAdvisor will file with the SEC when Expedia and TripAdvisor enter into these agreements. Share information set forth below gives effect to the one-for-two reverse stock split that Expedia expects to complete immediately prior to the spin-off.

Representation of Liberty on the Expedia and TripAdvisor Boards of Directors

Under the terms of the applicable governance agreement:

•

Liberty has the right to nominate up to such number of directors of the applicable company as is equal to 20% of the total number of directors on the Board of Directors of the applicable company (rounded up to the next whole number if the total number of directors on the Board of Directors is not an even multiple of 5) so long as Liberty beneficially owns at least 16,825,982 equity securities of the applicable company (so long as Liberty’s ownership percentage is at least equal to 15% of the total equity securities of the applicable company);

•

Liberty has the right to nominate one director of the applicable company so long as Liberty beneficially owns at least 11,217,321 equity securities of the applicable company (so long as Liberty owns at least 5% of the total equity securities of the applicable company); and

•

The applicable company will use its reasonable best efforts to cause one of Liberty’s designees to be a member of a committee of the Board of Directors of the applicable company and, to the extent the person designated by Liberty would qualify as a member of the compensation committee of the Board of Directors of the applicable company under applicable tax and securities laws and regulations, the applicable company will seek to have that person appointed to the compensation committee of the applicable company.

Pursuant to the terms of the applicable governance agreement, the applicable company will cause each director that Liberty nominates to be included in the slate of nominees recommended by the Board of Directors of the applicable company to the stockholders of the applicable company for election as directors at each annual meeting of the stockholders of the applicable company and will use all reasonable efforts to cause the election of each such director including soliciting proxies in favor of the election of such persons. Liberty has the right to designate a replacement director to the board of the applicable company in order to fill any vacancy of a director previously designated by Liberty. Liberty would have the right to transfer this ability to nominate candidates to the Board of Directors of the applicable company, subject to the same ownership requirements as Liberty’s current nomination rights, to its transferee in a Block Sale (as discussed below), provided that the transferee’s nominees are independent directors and are approved by the applicable company’s Nominating Committee (or equivalent committee of the Board of Directors of the applicable company).

Contingent Matters

The applicable governance agreement lists certain actions that require the prior consent of Liberty and Mr. Diller before the applicable company can take any such action. This proxy statement/prospectus refers to these actions as “Contingent Matters.”

For so long as:

•	in the case of Liberty, Liberty owns at least 14,956,428 equity securities and at least 5% of the total equity securities of the applicable company (the “Liberty Condition”); and

•

in the case of Mr. Diller, he owns at least 2,500,000 common shares (including options to purchase common shares of the applicable company, whether or not then exercisable), continues to serve in his capacity as chairman at the applicable company and has not become disabled (the “Diller Condition,” and together with the Liberty Condition, the “Consent Conditions”), the applicable company has agreed that, without the prior approval of Liberty and/or Mr. Diller, as applicable, it will not engage in any transaction that would result in Liberty or Mr. Diller having to divest any part of their interests in the applicable company or any other material assets, or that would render any such ownership illegal or would subject Mr. Diller or Liberty to any fines, penalties or material additional restrictions or limitations.

In addition, for so long as the Consent Conditions apply, if the applicable company (or any of its subsidiaries) incurs any indebtedness, other than customary refinancing, after which such company’s “total debt ratio” (as defined in the applicable governance agreement) equals or exceeds 8:1, then for so long as the total debt ratio continues to equal or exceed 8:1, the applicable company may not take any of the following actions without the prior approval of Liberty and/or Mr. Diller:

•

acquire or dispose of any assets, issue any debt or equity securities, repurchase any debt or equity securities, or incur indebtedness, if the aggregate value of such transaction or transactions (alone or in combination) during any six month period equals 10% or more of the applicable company’s market capitalization;

•	voluntarily commence any liquidation, dissolution or winding up of the applicable company or any material subsidiary of the applicable company;

•	make any material amendments to the certificate of incorporation or bylaws of the applicable company;

•

in the case of TripAdvisor, engage in any line of business other than online and offline travel media and related businesses, or other businesses engaged in by TripAdvisor as of the date of determination of the total debt ratio;

•

in the case of Expedia, engage in any line of business other than online and offline travel services and products and related businesses, or other business engaged in by Expedia as of the date of determination of the total debt ratio;

•	adopt any stockholder rights plan that would adversely affect Liberty or Mr. Diller, as applicable; or

•	grant additional consent rights to a stockholder of the applicable company.

Preemptive Rights

In the event that the applicable company issues or proposes to issue any shares of common stock or Class B common stock (with certain limited exceptions) including shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, Liberty will have preemptive rights that entitle it to purchase a number of common shares of the applicable company so that Liberty will maintain the identical ownership interest in the applicable company that Liberty had immediately prior to such issuance or proposed issuance (but not in excess of 20.01%). Any purchase by Liberty will be allocated between common stock and Class B common stock in the same proportion as the issuance or issuances giving rise to the preemptive right, except to the extent that Liberty opts to acquire shares of common stock in lieu of shares of Class B common stock.

Registration Rights

Liberty and Mr. Diller are entitled to customary, transferable registration rights with respect to shares of common stock of the applicable company owned by them. Liberty is entitled to four demand registration rights and Mr. Diller is entitled to three demand registration rights. The applicable company will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). The applicable company will not be required to register shares of its common stock if a stockholder could sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

In connection with a transfer of securities of the applicable company to an unaffiliated third party, Liberty may assign any of its then-remaining demand registration rights to the third party transferee, if upon the transfer the transferee acquires beneficial ownership of more than 5% of the outstanding equity securities of the applicable company. If upon the transfer the transferee acquires beneficial ownership of equity securities of the applicable company representing less than 5% of the outstanding equity securities, but having at least $250 million in then-current market value, Liberty may assign one of its remaining demand registration rights, which the transferee may exercise only in connection with an offering of shares of common stock of the applicable company having $100 million or more in market value.

Inapplicability of Anti-Takeover Provisions to Distribution Transaction or Block Sale

The applicable company will not implement any anti-takeover provision (including any shareholder rights plan):

•	that would be triggered by a Distribution Transaction (as discussed below) or the acquisition, up to a 30% ownership level, of shares in a Block Sale (as discussed below) made by Liberty;

•

under which a Distribution Transaction or the acquisition, up to a 30% ownership level, of shares in a Block Sale would cause the spun-off/split-off entity in the Distribution Transaction or the Block Sale transferee to become an acquiring person under the company’s shareholder rights plan; or

•

that would impose material economic burdens on the beneficial ownership of the Expedia or TripAdvisor equity securities received by the spun-off or split-off company in a permitted Distribution Transaction.

In addition, the Board of Directors of the applicable company will approve the transfer of Class B common stock and common stock in a Distribution Transaction or Block Sale (up to a 30% ownership level) for purposes of Section 203 of the Delaware General Corporation Law, or Section 203 of the DGCL, which is the prohibition on transactions with interested stockholders under Delaware state law. In the case of a Block Sale, however, such approval for purposes of Section 203 of the DGCL will be subject to the imposition of contractual restrictions on the Block Sale transferee analogous to the provisions of Section 203 of the DGCL (as further described below).

Restrictions on Block Sale Transferee

For three years following a Block Sale by Liberty, the transferee will be subject to the following restrictions with regard to the applicable company, unless the restrictions terminate early in the circumstances discussed below:

•	an ownership cap set at 30% of the total equity securities of the company (which would apply to any “group” of which the transferee is a member);

•

specified “standstill” restrictions limiting the transferee’s ability, at such time as any directors nominated by the transferee are serving on the Board of Directors, to, among other things, engage in proxy contests, propose transactions involving the company, form a “group” (as defined in the Securities Exchange Act of 1934) or influence the management of the company. These restrictions, other than the prohibition on proxy contests, would terminate with respect to the company if the transferee relinquishes all rights to nominate directors under the applicable governance agreement; and

•

contractual provisions analogous to the provisions of Section 203 of the DGCL that would prohibit the transferee from engaging in specified “business combination” transactions with the company without the prior approval by the applicable company, acting through a committee of independent directors.

The contractual provisions mirroring Section 203 of the DGCL would not apply to the transferee if upon the Block Sale it holds less than 15% of the voting securities (as determined pursuant to Section 203 of the DGCL) of the applicable company, subject to any shares of common stock that Mr. Diller holds being treated as if they were shares of Class B common stock if, at the relevant time, Mr. Diller has the right to exchange those shares of common stock with the applicable company for shares of Class B common stock, as discussed below. However, if these contractual provisions become applicable at the time of the Block Sale, they will continue in effect even if the transferee’s ownership of voting securities in the applicable company subsequently falls below 15%. The standstill restrictions and 30% ownership cap, as well as the termination provisions, would apply to subsequent transferees of the shares transferred in a prior Liberty Block Sale, but in any event would not extend past the third anniversary of the original Liberty Block Sale. With respect to such subsequent transferees of the shares transferred in a prior Liberty Block Sale, the statutory (rather than contractual) anti-takeover restrictions of Section 203 of the DGCL would apply subject to their waiver, at the time of a transfer, by the applicable company, acting through a committee of independent directors.

Prior to the expiration of the three year term, the standstill restrictions, including the cap on ownership described above, would terminate at the earlier of (i) Mr. Diller “actually owning” securities representing more than 50% of the total voting power of the applicable company or (ii) the Block Sale transferee beneficially owning (as defined in the stockholders agreement for the applicable company) securities representing less than 12% of the total voting power of the applicable company and Mr. Diller beneficially owning (as defined in the stockholders agreement for the applicable company) securities representing more than 40% of the total voting power of the applicable company. For this purpose, securities “actually owned” by Mr. Diller will include all securities of the applicable company held by Mr. Diller, plus those shares of Class B common stock for which Mr. Diller has a right to “swap” his shares of common stock (as discussed below) but for which he has not exercised the swap right, minus the securities Mr. Diller currently holds but would need to exchange for the Class B common stock in such swap right.

All of the above restrictions may be waived at any time, but only by the applicable company, acting through a committee of independent directors.

Other Block Sale Provisions

Any Block Sale by Liberty within the two years immediately following the completion of the TripAdvisor spin-off will require the consent of Expedia and TripAdvisor. Expedia and TripAdvisor will agree not to withhold their consent if they determine in good faith (a) that a safe harbor exists for the Block Sale under Section 355(e) of the Code or (b) that during the two years immediately prior to the TripAdvisor spin-off there were no substantial negotiations regarding the Block Sale.

If Mr. Diller does not acquire from Liberty all shares of Class B common stock proposed to be transferred in a Block Sale through the exercise of his “swap” rights or right of refusal under the applicable stockholders agreement (resulting in such Class B common stock of Liberty being converted into, or exchanged for, shares of common stock of the applicable company before the Block Sale), for a period of two years after the Block Sale, Mr. Diller will have the right from time to time to acquire from the applicable company an equal number of shares of Class B Common Stock held in treasury, either by purchase at fair market value, through an exchange of an equivalent number of shares of common stock, or a combination thereof. Mr. Diller may exercise this right either alone or in conjunction with one or more third-parties so long as Mr. Diller retains voting control over the Class B common stock acquired. Prior to the two year period following a Block Sale, Mr. Diller’s right to acquire Class B common stock from the applicable company will be suspended immediately upon the entry by the applicable company into a merger agreement providing for a merger that constitutes a change of control of the applicable company, and will terminate irrevocably upon the consummation of a tender or exchange offer for securities representing a majority of the total voting power of the applicable company or a merger that constitutes a change of control of the applicable company.

Certain Waivers

During the term of a stockholders agreement, without the applicable company’s consent (to be exercised by a committee of independent directors), Mr. Diller will not waive Liberty’s obligation under the applicable stockholders agreement to convert its shares of Class B common stock to shares of common stock in specified circumstances. This consent right is not applicable if the applicable stockholders agreement is terminated for any reason or if Mr. Diller no longer has any rights under the applicable stockholders agreement.

Termination

Generally, the applicable governance agreement will terminate:

•	with respect to Liberty, at such time that Liberty beneficially owns equity securities representing less than 5% of the total equity securities of the applicable company; and

•

with respect to Mr. Diller, at the later of (1) the date Mr. Diller ceases to be the chairman of the applicable company or becomes disabled and (2) the date Mr. Diller no longer holds a proxy to vote the shares of Liberty (as described below).

With respect to the provisions governing “Contingent Matters,” such provisions will terminate as to Mr. Diller and Liberty as set forth under “—Contingent Matters.”

Stockholders Agreements

General

Liberty and Mr. Diller intend to enter into a new amended and restated stockholders agreement, which we refer to in this proxy statement/prospectus as the “Expedia Stockholders Agreement,” that will take effect upon completion of the spin-off and will replace the stockholders agreement dated August 9, 2005.

Liberty and Mr. Diller intend to enter into a stockholders agreement, which we refer to in this proxy statement/prospectus as the “TripAdvisor Stockholders Agreement,” that will become effective upon completion of the spin-off. The TripAdvisor Stockholders Agreement will mirror the provisions of the new amended and restated Expedia Stockholders Agreement in most material respects.

The description below sets forth the material terms of the Expedia Stockholders Agreement and the TripAdvisor Stockholders Agreement. Because these two agreements are identical in all material respects, the following description applies to each of Expedia and TripAdvisor (in each case, the “applicable company”) other than in instances in which the description specifically identifies Expedia or TripAdvisor. The following description does not purport to cover all the provisions of the Expedia Stockholders Agreement and the TripAdvisor Stockholders Agreement, and is qualified in its entirety by reference to those agreements, which Expedia and TripAdvisor will file with the SEC when Expedia and TripAdvisor enter into these agreements.

Share information set forth below gives effect to the one-for-two reverse stock split that Expedia expects to complete immediately prior to the spin-off.

Corporate Governance

Effective upon completion of the spin-off, Mr. Diller will hold an irrevocable proxy with respect to all securities of the applicable company beneficially owned by Liberty on all matters submitted to a stockholder vote or by which the stockholders may act by written consent, except for Contingent Matters with respect to which Liberty has not consented, so long as Mr. Diller continues to own at least 2,500,000 common shares (including options) of the applicable company. The proxy will generally remain in effect until the earlier of (1) Mr. Diller no longer serving in his capacity as chairman at the applicable company and (2) Mr. Diller becoming disabled. Under certain limited circumstances, including a breach by Mr. Diller of certain provisions of the applicable agreement, the proxy may terminate sooner.

Liberty and Mr. Diller will vote against any Contingent Matter with respect to the applicable company if Mr. Diller and Liberty do not approve the Contingent Matter (and continue to have veto rights with respect to the Contingent Matter under the applicable governance agreement). Mr. Diller will also vote all securities of the applicable company over which he has voting control in favor of the Liberty designees to the board of directors of the applicable company.

Restrictions on Transfers

Until the later of (1) the date Mr. Diller no longer serves in his capacity as chairman at the applicable company and (2) the date Mr. Diller no longer holds the proxy to vote Liberty’s shares of the applicable company described above (or upon Mr. Diller becoming disabled, if that occurs first), and subject to the other provisions of the applicable stockholders agreement, neither Liberty nor Mr. Diller may transfer shares of common stock or Class B common stock of the applicable company, other than:

•	transfers by Mr. Diller to pay taxes relating to the granting, vesting and/or exercise of stock options to purchase shares of common stock of the applicable company;

•	transfers to each party’s respective affiliates;

•	pledges relating to financings, subject to certain conditions; and

•	transfers of options or common shares of the applicable company in connection with “cashless exercises” of Mr. Diller’s options to purchase shares of common stock of the applicable company.

The restrictions on transfer are subject to a number of exceptions (which exceptions are generally subject to the rights of first refusal described below):

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either of Liberty or Mr. Diller may transfer common shares of the applicable company to an unaffiliated third party, subject to tag-along rights described below (in the case of transfers of shares of Class B common stock);

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either of Liberty or Mr. Diller may transfer common shares of the applicable company so long as, in the case of Mr. Diller, he continues to beneficially own at least 1,100,000 common shares (including stock options) of the applicable company and, in the case of Liberty, Liberty continues to beneficially own 1,000,000 common shares of the applicable company;

•	either of Liberty or Mr. Diller may transfer common shares of the applicable company so long as the transfer complies with the requirements of Rule 144 or Rule 145 under the Securities Act; and

•	Liberty may engage in a Distribution Transaction or Block Sale (as described below).

Tag-Along Rights and Rights of First Refusal

Each of Mr. Diller and Liberty will be entitled to a right to “tag-along” (i.e., participate on a pro rata basis) on sales by the other of shares of Class B common stock of the applicable company to any unaffiliated third party with limited exceptions. Mr. Diller will not have a tag-along right in connection with a Distribution Transaction by Liberty.

Each of Mr. Diller and Liberty has a right of first refusal in the case of a proposed transfer by the other of shares of Class B common stock of the applicable company to an unaffiliated third party, subject to specified exceptions, including transfers by Liberty pursuant to a Distribution Transaction.

Transfers of Shares of Expedia and TripAdvisor Class B Common Stock

If either Liberty or Mr. Diller proposes to transfer shares of Class B common stock of the applicable company, the other will have the right to swap any shares of common stock of the applicable company it or he owns for such shares of Class B common stock of the applicable company proposed to be transferred (subject to the rights of first refusal described above). To the extent that, after application of the swap right described in the prior sentence, there remain shares of Class B common stock of the applicable company that the selling stockholder would otherwise transfer to an unaffiliated third party, such shares must first be converted into shares of common stock of the applicable company.

As described above under “—Governance Agreements with Liberty and Mr. Diller,” any waiver by Mr. Diller of Liberty’s obligation in the applicable stockholders agreement to convert shares of Class B common stock to shares of common stock before transfer to an unaffiliated third party will be subject to the consent of the applicable company, exercisable through a committee of independent directors, as provided by the applicable governance agreement. This consent right is not applicable if the applicable stockholders agreement is terminated for any reason or if Mr. Diller no longer has any rights under the applicable stockholders agreement.

This transfer restriction does not apply to, among other specified transfers, transfers among the parties and their affiliates, and transfers by Liberty in a Distribution Transaction.

Distribution Transactions

Liberty will be permitted to spin-off or split-off to its public stockholders all (but not less than all) of its equity ownership in the applicable company in a transaction meeting specified requirements (a “Distribution Transaction”) without first complying with many of the transfer restrictions described above, including Mr. Diller’s tag-along right, right of first refusal, swap right and conversion requirement. The spun-off or split-off company will be required to assume all of Liberty’s obligations (including the proxy given to Mr. Diller) and will succeed to Liberty’s rights under the applicable governance agreement and stockholders agreement (including Liberty’s right to nominate candidates to the Board of Directors).

Block Sales

So long as Liberty’s equity ownership in the applicable company does not exceed 30% of the total equity securities of the applicable company and Mr. Diller continues to hold a proxy over Liberty’s shares in the applicable company, Liberty will be permitted to sell all (but not less than all) of such equity interest in the applicable company to an unaffiliated third party (a “Block Sale”), subject to prior compliance with Mr. Diller’s tag-along right, right of first refusal and swap right, as well as the requirement that Liberty convert shares of Class B common stock to shares of common stock or exchange them for common stock with the applicable company before the block sale.

Prior to any Block Sale, Liberty will be required to exchange and/or convert any shares of Class B common stock proposed to be transferred in such Block Sale, to the extent Mr. Diller does not acquire such shares pursuant to exercise of his right of first refusal or swap rights, for newly-issued common stock of the applicable company (subject to application of relevant securities laws).

Termination

Mr. Diller’s and Liberty’s rights and obligations under the applicable stockholders agreement generally terminate at such time as, in the case of Mr. Diller, he no longer beneficially owns at least 1,100,000 common shares (including stock options) of the applicable company and, in the case of Liberty, Liberty no longer beneficially owns at least 1,000,000 common shares of the applicable company. Liberty’s tag-along rights and obligations terminate at such time as Liberty ceases to beneficially own at least 5% of the total equity securities of the applicable company.

In addition, Mr. Diller’s rights under the applicable stockholders agreement will terminate upon the later of (1) the date Mr. Diller ceases to serve in his capacity as chairman at the applicable company or becomes disabled and (2) the date Mr. Diller no longer holds a proxy to vote the shares of the applicable company owned by Liberty.

No Appraisal Rights

Under the Delaware General Corporation Law, holders of shares of Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock will not have appraisal or dissenters’ rights in connection with the spin-off.

Accounting Treatment

Expedia will account for the spin-off as a discontinuance of the businesses that will constitute TripAdvisor after the spin-off. The measurement date for discontinued operations for accounting purposes will be the effective date of the spin-off. After the spin-off, the assets and liabilities of TripAdvisor will be accounted for at the historical values carried by Expedia prior to the spin-off. Total transaction costs relating to the spin-off are estimated at $9 million, which will be borne 50% by Expedia and 50% by TripAdvisor.

Regulatory Requirements

Expedia is not aware of any material governmental approvals or actions that are necessary for consummation of the spin-off, although Expedia expects to receive the IRS letter ruling referred to below.

Federal Securities Law Consequences

The issuance in connection with the spin-off of the following Expedia securities has been registered under the Securities Act of 1933, as amended (the “Securities Act”):

•	Expedia common stock;

•	warrants to purchase shares of Expedia common stock (as adjusted in connection with the spin-off and the one-for-two reverse stock split).

The issuance in connection with the spin-off of the following TripAdvisor securities has been registered under the Securities Act:

•	TripAdvisor common stock;

•	warrants to purchase shares of TripAdvisor common stock pursuant to adjustments to the outstanding warrants to purchase shares of Expedia common stock.

Upon issuance, these Expedia and TripAdvisor securities may be traded freely and without restriction, except that with respect to securities received by persons who are deemed to be “affiliates” (as such term is defined under the Securities Act) of Expedia or TripAdvisor, as applicable, such persons may resell their securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144, to the extent available. Persons who may be deemed to be affiliates of Expedia or TripAdvisor, as applicable, are generally defined as individuals or entities that control, are controlled by, or are under common control with, Expedia or TripAdvisor, as applicable, and may include certain executive officers and directors of Expedia and/or TripAdvisor, as applicable.

Material U.S. Federal Income Tax Consequences of the Spin-Off

The following is a discussion of material U.S. federal income tax consequences of the spin-off to “U.S. holders” (as defined below) of Expedia common stock. This summary is based on current provisions of the Code, the U.S. Treasury regulations promulgated thereunder and on judicial and administrative interpretations of the Code and the U.S. Treasury regulations, all as in effect as of the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this document. This discussion assumes that the spin-off, together with certain related transactions, will be consummated in accordance with the separation documents and as described in this proxy statement/prospectus and does not purport to be a complete description of all U.S. federal income tax consequences of the spin-off.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Expedia common stock that is, for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion addresses only holders of Expedia common stock that are U.S. holders and hold such stock as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws (including, but not limited to, financial institutions, brokers or dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, mutual funds, tax-exempt organizations, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders liable for the alternative minimum tax, holders whose functional currency is not the U.S. dollar, holders who hold their Expedia common stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who acquired Expedia common stock pursuant to the exercise of employee stock options or otherwise as compensation). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. In addition, no information is provided herein with respect to the tax consequences of the spin-off under any applicable state, local or non-U.S. tax laws or federal laws other than those pertaining to the federal income tax. This discussion does not address the tax consequences to any person who actually or constructively owns more than 5% of Expedia common stock.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds Expedia common stock, the tax treatment of a partner in such entity generally will depend on the status of the partners and the activities of the partnership. If you are a partner in a partnership holding Expedia common stock, please consult your tax advisor.

EXPEDIA STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SPIN-OFF TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

It is a condition to the completion of the spin-off that Expedia obtain a private letter ruling from the IRS along with an opinion of counsel, or alternatively, solely an opinion of counsel, in each case, satisfactory to the Expedia Board of Directors regarding the qualification of the spin-off, together with certain related transactions, as a transaction that is generally tax free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. The IRS private letter ruling, if received, and the opinion of counsel will be based on, among other things, certain facts, assumptions as well as the accuracy of certain representations, statements and undertakings that Expedia and TripAdvisor make to the IRS and to counsel. If any of these representations, statements or undertakings are, or become, inaccurate or incomplete, or if Expedia or TripAdvisor breach any of their respective covenants, the IRS private letter ruling, if received, and the opinions of counsel may be invalid.

Moreover, the IRS private letter ruling, if received, will not address all the issues that are relevant to determining whether the spin-off qualifies as a transaction that is generally tax free for U.S. federal income tax purposes. Notwithstanding the IRS private letter ruling, if received, and/or the opinion of counsel, the IRS could determine that the spin-off should be treated as a taxable transaction if it determines that any of the representations, assumptions or undertakings that were included in the request for the IRS private letter ruling or on which the opinion of counsel was based is false or has been violated or if it disagrees with the conclusions in the opinion of counsel that are not covered by the IRS ruling.

In addition to the opinion of counsel to be delivered on the date of the spin-off as described above, in connection with the effectiveness of the registration statement of which this document is a part, Expedia has received a legal opinion from Wachtell, Lipton, Rosen & Katz to the effect that the spin-off, together with certain related transactions, will qualify as a transaction that is generally tax free under Sections 355 and 368(a)(1)(D) of the Code. This opinion is based on representations made by Expedia and on factual assumptions set forth or referred to in the opinion. If any of the representations or assumptions upon which such opinion is based is inconsistent with the actual facts, the U.S. federal income tax consequences of the spin-off could be adversely affected. Unless otherwise indicated, the remainder of this discussion assumes that the spin-off, together with certain related transactions, will qualify as a transaction that is generally tax free under Sections 355 and 368(a)(1)(D) of the Code. Accordingly, and based on this opinion, the following is a discussion of certain material U.S. federal income tax consequences of the spin-off.

The one-for-two reverse stock split and the reclassification of Expedia common stock will generally not be taxable events for U.S. federal income tax purposes and the receipt of the Expedia Series 1 Mandatory Exchangeable Preferred Stock issued pursuant to the reclassification generally will be ignored. The one-for-two reverse stock split, the reclassification of Expedia common stock and the immediate exchange of shares of Expedia Series 1 Mandatory Exchangeable Preferred Stock for shares of TripAdvisor common stock will be treated for U.S. federal income tax purposes as a recapitalization of Expedia common stock and a distribution by Expedia of TripAdvisor common stock to the holders of Expedia common stock.

The following material U.S. federal income tax consequences will generally apply to Expedia, TripAdvisor and Expedia shareholders:

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neither Expedia nor TripAdvisor will generally recognize any gain or loss as a result of the spin-off, and no amount will generally be includible in the income of Expedia or TripAdvisor as a result of the spin-off other than taxable income or gain possibly arising in connection with certain internal restructurings undertaken in connection with the spin-off and with respect to any “excess loss account” or “intercompany transaction” required to be taken into account under U.S. Treasury regulations relating to consolidated federal income tax returns;

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an Expedia shareholder will generally not recognize any gain or loss and no amount will be includable in such shareholder’s income as a result of the receipt of TripAdvisor common stock pursuant to the spin-off;

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an Expedia shareholder’s aggregate tax basis in such shareholder’s Expedia common stock and in TripAdvisor common stock received in the spin-off will generally equal such shareholder’s aggregate tax basis in its Expedia common stock immediately before the spin-off, allocated between the Expedia common stock and TripAdvisor common stock in proportion to their relative fair market values on the date of the spin-off; and

•	an Expedia shareholder’s holding period for TripAdvisor common stock received in the spin-off will generally include the holding period for that shareholder’s Expedia common stock.

U.S. Treasury regulations generally provide that if an Expedia shareholder holds different blocks of Expedia common stock (generally shares of Expedia common stock purchased or acquired on different dates or at different prices), the aggregate basis for each block of Expedia common stock purchased or acquired on the same date and at the same price will be allocated, to the greatest extent possible, between the shares of TripAdvisor common stock received in the spin-off in respect of such block of Expedia common stock and such block of Expedia common shares, in proportion to their respective fair market values. The holding period of the shares of TripAdvisor common stock received in the spin-off in respect of such block of Expedia common stock will include the holding period of such block of Expedia common stock. If an Expedia shareholder is not able to identify which particular shares of TripAdvisor common stock are received in the spin-off with respect to a particular block of Expedia common shares, for purposes of applying the rules described above, such shareholder may designate which shares of TripAdvisor common stock are received in the spin-off in respect of a particular block of Expedia common stock, provided that such designation is consistent with the terms of the spin-off. Expedia shareholders are urged to consult their own tax advisors regarding the application of these rules to their particular circumstances.

U.S. Treasury regulations also require each Expedia shareholder who receives TripAdvisor common stock in the spin-off to attach to such shareholder’s U.S. federal income tax return for the year in which the TripAdvisor common stock is received a detailed statement setting forth certain information relating to the tax free nature of the spin-off. Within a reasonable period of time after the spin-off, Expedia expects to make available to its shareholders information pertaining to compliance with this requirement.

Material U.S. Federal Income Tax Consequences if the Spin-Off, Together With Certain Related Transactions, Were Taxable

Notwithstanding receipt by Expedia of the IRS private letter ruling and/or the opinion of counsel, the IRS could assert successfully that the spin-off was taxable. In that event, the above consequences would not apply with respect to the spin-off and both Expedia and holders of Expedia common stock who received shares of TripAdvisor common stock in the spin-off could be subject to significant U.S. federal income tax liability, as described below. In addition, certain events that may or may not be within the control of Expedia or TripAdvisor, including extraordinary purchases of Expedia common stock or TripAdvisor common stock, could cause the spin-off not to qualify as tax free to Expedia and/or holders of Expedia common stock. Depending on the circumstances, TripAdvisor may be required to indemnify Expedia for some or all of the taxes and certain related losses resulting from the spin-off not qualifying as tax free under Sections 355 and 368(a)(1)(D) of the Code (see section entitled “Proposal 1—The Spin-Off Proposal—Relationship Between Expedia and TripAdvisor After the Spin-Off—Tax Sharing Agreement”). In general, if the spin-off, together with certain related transactions, were to fail to qualify as a transaction that is generally tax free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, then:

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Expedia would recognize gain in an amount equal to the excess of the fair market value of TripAdvisor common stock on the date of the spin-off distributed to Expedia shareholders over Expedia’s adjusted tax basis in TripAdvisor common stock, and Expedia may also recognize income or gain with respect to certain restructuring transactions undertaken in connection with the spin-off;

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an Expedia shareholder who received TripAdvisor common stock in the taxable spin-off would be treated as having received a taxable distribution in an amount equal to the fair market value of such TripAdvisor stock on the date of the spin-off. That distribution would be taxable to the shareholder as a dividend to the extent of Expedia’s current and accumulated earnings and profits. Any amount that exceeded Expedia’s earnings and profits would be treated first as a non-taxable return of capital to the extent of the Expedia shareholder’s tax basis in its Expedia common stock (which amounts would reduce such shareholder’s tax basis in its Expedia common stock), with any remaining amounts being taxed as capital gain;

•	certain Expedia shareholders would be subject to additional special rules governing taxable spin-offs, such as rules relating to the dividends received deduction and extraordinary dividends; and

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an Expedia shareholder’s aggregate tax basis in TripAdvisor common stock received in the spin-off generally would equal the fair market value of TripAdvisor common stock on the date of the spin-off, and the holding period for that stock would begin the day after the date of the spin-off. The holding period for the shareholder’s Expedia common stock would not be affected by the fact that the spin-off was taxable.

Even if the spin-off otherwise qualifies as a transaction that is generally tax free for U.S. federal income tax purposes under Section 355 and Section 368(a)(1)(D) of the Code, it could be taxable to Expedia (but not Expedia’s shareholders) under Section 355(e) of the Code if the spin-off were later deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, stock representing a 50% or greater interest by vote or value, in Expedia or TripAdvisor. For this purpose, any acquisitions of Expedia common stock or TripAdvisor common stock within the period beginning two years before the spin-off and ending two years after the spin-off are presumed to be part of such a plan, although Expedia or TripAdvisor may be able to rebut that presumption. If such an acquisition of Expedia or TripAdvisor common stock were to trigger the application of Section 355(e), Expedia would recognize taxable gain as described above, but the spin-off would be tax free to Expedia shareholders.

Cash in Lieu of Fractional Shares

To the extent that the one-for-two reverse stock split of Expedia common stock and Expedia Class B common stock results in fractional shares, holders of Expedia common stock and Expedia Class B common stock will receive cash in lieu of such fractional shares. A shareholder who receives cash instead of a fractional share of Expedia common stock in connection with the one-for-two reverse stock split will generally recognize capital gain or loss measured by the difference between the cash received for such fractional share and the shareholder’s tax basis in the fractional share. Any such capital gain or loss will be treated as a long-term or short-term gain or loss based on the shareholder’s holding period for the Expedia common stock. Payments of cash in lieu of a fractional share of Expedia common stock made in connection with the one-for-two reverse stock split may, under certain circumstances, be subject to “backup withholding” (currently at a rate of 28%), unless the Expedia shareholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may generally be obtained, provided that the required information is timely furnished to the IRS. The spin-off transaction will not result in any fractional shares of Expedia common stock.

THE FOREGOING IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OF OTHER JURISDICTIONS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF SHAREHOLDERS. EACH EXPEDIA SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE SPIN-OFF TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE OR LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

Treatment of Outstanding Expedia Compensatory Equity-Based Awards

Treatment of Expedia Options

Vested Expedia Options: Each vested option to purchase shares of Expedia common stock will convert into an option to purchase shares of Expedia common stock and an option to purchase shares of TripAdvisor common stock with adjustments to the number of shares subject to each option and the option exercise prices based on the relative market capitalizations of Expedia and TripAdvisor after giving effect to the spin-off and the one-for-two reverse stock split.

Except as otherwise described above and except to the extent otherwise provided under local law, following the spin-off, the converted options will have the same terms and conditions, including the same exercise periods, as the vested options to purchase Expedia common stock had immediately prior to the spin-off.

Following the spin-off, solely for purposes of determining the expiration of options with respect to shares of common stock of one company held by employees of the other company, Expedia and TripAdvisor employees will be deemed employed by both companies for so long as they continue to be employed by whichever of the companies employs them immediately following the spin-off.

Unvested Expedia Options: Each unvested option to purchase shares of Expedia common stock (other than those unvested options held by Mr. Diller) will convert into an option to purchase shares of common stock of the applicable company (Expedia or TripAdvisor, as the case may be) for which the applicable employee works following the spin-off with adjustments to the number of shares subject to the option and the option exercise price based on (1) the value of Expedia common stock prior to the spin-off and the one-for-two reverse stock split and (2) the value of the common stock of the applicable company (Expedia or TripAdvisor, as the case may be) after giving effect to the spin-off and the one-for-two reverse stock split.

Except as otherwise described above and except to the extent otherwise provided under local law, following the spin-off, the unvested options to purchase shares of common stock of the applicable company will have the same terms and conditions, including the same vesting provisions and exercise periods, as the unvested options to purchase Expedia common stock had immediately prior to the spin-off.

Unvested Expedia Options Held by Mr. Diller

Each unvested option to purchase shares of Expedia common stock held by Mr. Diller will convert into an unvested option to purchase shares of Expedia common stock and an unvested option to purchase shares of TripAdvisor common stock with adjustments to the number of shares subject to each option and the option exercise prices based on the relative market capitalizations of Expedia and TripAdvisor after giving effect to the spin-off and the one-for-two reverse stock split.

Treatment of Expedia RSUs

All Expedia restricted stock units (“RSUs”) (other than those held by Mr. Diller, 800,000 performance-based RSUs held by Mr. Khosrowshahi and RSUs granted in respect of service as an Expedia director) will convert into RSUs of the company (Expedia or TripAdvisor, as the case may be) for which the applicable employee works following the spin-off with adjustments to the number of RSUs based on (1) the value of Expedia common stock prior to the spin-off and the one-for-two reverse stock split and (2) the value of the common stock of the applicable company (Expedia or TripAdvisor, as the case may be) after giving effect to the spin-off and the one-for-two reverse stock split.

Expedia RSUs granted in respect of service as an Expedia director will convert into adjusted Expedia RSUs with adjustments to the number of Expedia RSUs based on (1) the value of Expedia common stock prior to the spin-off and the one-for-two reverse stock split and (2) the value of Expedia common stock after giving effect to the spin-off and the one-for-two reverse stock split.

Except as otherwise described above and except to the extent otherwise provided under local law, following the spin-off, the RSUs of the applicable company will have the same terms and conditions, including the same vesting provisions, as the Expedia RSUs had immediately prior to the date of the spin-off.

Expedia RSUs Held by Mr. Diller and Performance-based RSUs Held by Mr. Khosrowshahi

Mr. Diller’s RSUs and Mr. Khosrowshahi’s 800,000 performance-based RSUs will convert into Expedia RSUs and TripAdvisor RSUs following the spin-off and the one-for-two reverse stock split. The applicable performance goals relating to Mr. Khosrowshahi’s 800,000 performance-based RSUs will be adjusted into independent, company-specific performance goals for each award.

Except as otherwise described above and except to the extent otherwise provided under local law, following the spin-off, the RSUs of the applicable company will have the same terms and conditions, including the same vesting provisions, as the Expedia RSUs had immediately prior to the date of the spin-off.

Post Spin-Off TripAdvisor Financing Arrangements

In connection with and prior to the spin-off, TripAdvisor, Inc., TripAdvisor Holdings, LLC, and certain of their respective subsidiaries acting as additional borrowers expect to enter into a credit agreement with certain lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “TripAdvisor Credit Agreement”). The TripAdvisor Credit Agreement will provide for a five-year senior term loan to TripAdvisor Holdings, LLC in a principal amount of $400 million (the “Term Loan”), repayable in quarterly installments equal to 1.25% of the original principal amount in year 2012 and 2.5% of the original principal amount in each year thereafter, with the balance payable on the final maturity date. The TripAdvisor Credit Agreement will also provide for a senior revolving credit facility with a maximum borrowing capacity of $200 million (the “TripAdvisor Revolving Facility”). All outstanding principal and interest under the Term Loan and the TripAdvisor Revolving Facility will be due and payable, and the TripAdvisor Revolving Facility will terminate, on the fifth anniversary of the effectiveness of the TripAdvisor Credit Agreement. The obligations under the TripAdvisor Credit Agreement will be the senior unsecured obligations of the borrowers thereunder and will be guaranteed by TripAdvisor Holdings, LLC, TripAdvisor, Inc. (after consummation of the spin-off) and certain of their respective subsidiaries.

The Term Loan and any loans under the TripAdvisor Revolving Facility will bear interest by reference to a base rate or a eurocurrency rate, in either case plus an applicable margin based on the leverage ratio of TripAdvisor, Inc. TripAdvisor, Inc. is also required to pay a quarterly commitment fee, the amount of which is based on the leverage ratio of TripAdvisor, Inc., on the average daily unused portion of the TripAdvisor Revolving Credit Facility for each fiscal quarter and fees in connection with the issuance of letters of credit. Immediately after consummation of the spin-off, the Term Loan and loans under the TripAdvisor Revolving Facility will bear interest at LIBOR plus 175 basis points or the alternate base rate plus 75 basis points, and undrawn amounts will be subject to a commitment fee of 30 basis points. The proceeds of the Term Loan and any loans under the TripAdvisor Revolving Facility will be used for general corporate purposes, including the payment of a dividend to Expedia immediately prior to the spin-off in an amount not to exceed $450 million. The TripAdvisor Credit Agreement will contain customary covenants, restrictions and events of default, including, but not limited to, maintenance of a maximum leverage ratio and a minimum interest coverage ratio.

In August 2010, certain of TripAdvisor’s post spin-off Chinese subsidiaries entered into a RMB67,000,000 (approximately $10 million), one-year revolving credit facility with Bank of America. In June 2011, the revolving credit facility was amended to extend the facility to March 2012 and increase the borrowing capacity to RMB130,000,000 (approximately $20 million). The facility is expected to be unconditionally guaranteed by TripAdvisor. As of December 31, 2010 and June 30, 2011, there were $2 million and $5 million of borrowings outstanding, respectively, under this facility. This facility bears interest at a rate determined by reference to People’s Bank of China’s base rate. The rate at which this facility bore interest was 5.81% and 6.56% as of December 31, 2010 and June 30, 2011, respectively.

Post Spin-Off Expedia Financing Arrangements

Expedia Notes

The indenture (the “2016 Notes Indenture”) governing Expedia’s $400 million aggregate principal amount of outstanding 8.5% senior notes due 2016 (the “2016 Notes”) contains certain covenants that could restrict implementation of the proposed TripAdvisor spin-off. In light of such covenants, Expedia anticipates that it will redeem the 2016 Notes and, prior to consummation of the spin-off, the 2016 Notes Indenture will have been discharged or defeased. The redemption price will be equal to 100% of the principal amount of the outstanding 2016 Notes plus a make-whole premium as of, and accrued and unpaid interest to, the redemption date.

Expedia’s 2018 Notes and 2020 Notes (each as defined below) are described below.

On August 21, 2006, Expedia entered into an indenture with The Bank of New York Trust Company, N.A., as trustee (the “2018 Notes Indenture”), in connection with an offering of $500 million aggregate principal amount of 7.456% senior notes due 2018 (the “2018 Notes”). The 2018 Notes mature on August 15, 2018 and accrue interest at 7.456% per annum, payable semiannually in arrears on February 15 and August 15 of each year. Expedia may redeem the 2018 Notes, in whole or in part, at any time or from time to time at a specified make-whole premium. Each 2018 Note is payable at par at the option of the holder thereof on August 15, 2013. The 2018 Notes Indenture contains certain customary covenants, restrictions and events of default.

On August 5, 2010, Expedia entered into an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee (the “2020 Notes Indenture”), in connection with an offering of $750 million aggregate principal amount of 5.95% senior notes due 2020 (the “2020 Notes”). The 2020 Notes mature on August 15, 2020 and accrue interest at 5.95% per annum, payable semiannually in arrears on February 15 and August 15 of each year. Expedia may redeem the 2020 Notes, in whole or in part, at any time or from time to time at a specified make-whole premium. Upon the occurrence of a change of control and a sufficient lowering of the debt rating of the 2020 Notes, each holder of notes will have the right to require Expedia to repurchase such holder’s notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. The 2020 Notes Indenture contains certain customary covenants, restrictions and events of default.

The 2018 Notes and 2020 Notes (collectively, the “Notes”) are senior unsecured obligations of Expedia and are guaranteed by certain subsidiaries of Expedia, including each domestic subsidiary of Expedia that guarantees the Expedia Revolving Facility (as defined below).

Expedia Credit Facilities

On February 8, 2010, Expedia, and certain of Expedia’s subsidiaries acting as additional borrowers, entered into a credit agreement (the “Expedia Credit Agreement”) with certain lenders and JPMorgan Chase Bank, N.A. as administrative agent, establishing a senior revolving credit facility with a maximum borrowing capacity of $750.0 million (the “Expedia Revolving Facility”). The obligations under the Expedia Revolving Facility are unsecured and are guaranteed by the borrowers thereunder (as to the obligations of other borrowers) and by certain of Expedia’s other subsidiaries. Loans under the Expedia Revolving Facility bear interest by reference to a base rate or a eurocurrency rate, in either case plus an applicable margin based on Expedia’s senior unsecured non-credit-enhanced long-term debt rating. Expedia is also required to pay a quarterly commitment fee, the amount of which is based on Expedia’s senior unsecured non-credit-enhanced long-term debt rating, on the average daily unused portion of the Expedia Revolving Facility for each fiscal quarter and fees in connection with the issuance of letters of credit. The proceeds of the loans under the Expedia Revolving Facility may be used for general corporate purposes. The Expedia Credit Agreement contains customary covenants, restrictions and events of default, including, but not limited to, maintenance of a maximum leverage ratio and a minimum interest coverage ratio.

On August 18, 2010, Expedia and its applicable subsidiaries entered into the First Amendment to the Expedia Credit Agreement (the “First Amendment”). The First Amendment, among other things, amended certain covenants set forth in the Expedia Credit Agreement, extended the maturity date of the Expedia Revolving Facility and reduced the interest rate spreads and commitment fees payable thereon.

On August 31, 2011, Expedia and its applicable subsidiaries entered into the Second Amendment to the Expedia Credit Agreement (the “Second Amendment”). The Second Amendment, among other things, extended the maturity of the Expedia Revolving Facility to August 31, 2016, reduced the interest rate spread on drawn amounts by between 87.5 basis points and 100 basis points and reduced the commitment fee on undrawn amounts by between 7.5 basis points and 25 basis points. Based on Expedia’s current debt ratings, loans under the Expedia Revolving Facility bear interest at LIBOR plus 150 basis points or the alternate base rate plus 50 basis points, and undrawn amounts are subject to a commitment fee of 22.5 basis points. The Second Amendment also made certain other modifications to the covenants and other terms of the Expedia Credit Agreement, including clarifying that the spin-off is permitted by the Expedia Credit Agreement.

Treatment of Expedia Warrants in the Spin-Off

Expedia has outstanding a series of warrants that expire in May 2012. Expedia originally issued these warrants in 2005 in connection with Expedia’s spin-off from IAC/InterActiveCorp, as part of the adjustment of then outstanding warrants to acquire IAC common stock that IAC had issued in 2002 in connection with a joint venture with Vivendi Universal. Each such Expedia warrant will convert in accordance with its terms into an adjusted warrant to purchase Expedia common stock and a new warrant to purchase TripAdvisor common stock, each of which will mirror in all material respects the terms of the current warrants to purchase shares of Expedia common stock, as adjusted as follows to reflect the spin-off and the one-for-two reverse stock split. From and after the spin-off and the one-for-two reverse stock split, the number of shares of Expedia common stock subject to the adjusted Expedia warrant and the number of shares of TripAdvisor common stock subject to the new TripAdvisor warrant each will equal one half the number of shares of Expedia common stock underlying the Expedia warrant prior to the spin-off and the one-for-two reverse stock split. The exercise price of the Expedia warrant prior to the spin-off and the one-for-two reverse stock split will be allocated to the adjusted Expedia warrant and the new TripAdvisor warrant based on the relative post-separation trading values of Expedia common stock and TripAdvisor common stock at the time of the spin-off.

Distribution of Expedia and TripAdvisor Securities Following the Spin-Off

Following the spin-off, reclassified Expedia common stock and TripAdvisor common stock will be issued electronically by way of direct registration, or in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and the need to return a duly executed stock certificate to effect a transfer. BNY Mellon Shareowner Services will act as the registrar and transfer agent for Expedia common stock and TripAdvisor common stock after the spin-off. After the spin-off, you will be able to transfer shares of Expedia common stock or TripAdvisor common stock by mailing to BNY Mellon Shareowner Services a transfer and assignment form, which BNY Mellon Shareowner Services will provide to holders at no charge upon written request.

Expedia Common Stock and Expedia Class B Common Stock

In connection with the spin-off and on account of the one-for-two reverse stock split, certificates representing shares of Expedia common stock or Expedia Class B common stock prior to the spin-off will represent half the number of shares of Expedia common stock or Expedia Class B common stock (as applicable) after the spin-off. Holders will receive cash in lieu of any fractional shares resulting from the reverse stock split.

TripAdvisor Common Stock and TripAdvisor Class B Common Stock

As promptly as practicable following the spin-off, TripAdvisor’s transfer agent will distribute shares of TripAdvisor common stock to those persons who are holders of Expedia common stock at 5:00 p.m. New York City time on the date of the spin-off by mailing physical certificates representing the shares or by crediting the shares to book-entry accounts established by the transfer agent.

As promptly as practicable following the spin-off, TripAdvisor will distribute shares of TripAdvisor Class B common stock to those persons who are holders of Expedia Class B common stock at 5:00 p.m. New York City time on the date of the spin-off by mailing physical certificates representing the shares or by crediting the shares to book-entry accounts established by the transfer agent.

Expedia Warrants; TripAdvisor Warrants

Warrants to purchase shares of Expedia common stock will be adjusted as described in this proxy statement/prospectus. Subject to adjustment for the one-for-two reverse stock split and the spin-off, the Expedia warrants will remain outstanding and continue to be governed by their existing terms. In addition, TripAdvisor will issue TripAdvisor warrants pursuant to adjustments to the Expedia warrants. These TripAdvisor warrants will be issued promptly following the completion of the spin-off in certificated or uncertificated form, depending on the form in which the respective outstanding Expedia warrant to be adjusted is held. At or prior to the completion of the spin-off, Expedia will deposit with the warrant agent the new form of TripAdvisor warrant.

Series A Preferred Stock

Assuming receipt of the required shareholder vote for effecting the preferred stock merger, such merger will be effected prior to the reverse stock split and the spin-off, resulting in the conversion of each share of Expedia Series A preferred stock (other than dissenting shares) into the right to receive $22.23 in cash per share, plus an amount equal to accrued and unpaid dividends through the effective date of the merger. Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated. As a result, no shares of Expedia Series A preferred stock will be outstanding at the time of the reverse stock split, the spin-off or the effectiveness of any of the proposed charter amendments (including the amendment that would give effect to the corporate opportunity proposal).

Listing and Trading of Expedia Securities

Expedia common stock currently trades on The Nasdaq Global Select Market under the ticker symbol “EXPE” and will continue to do so after the spin-off (as adjusted in connection with the spin-off and the one-for-two reverse stock split). The Expedia warrants (which will also be adjusted in connection with the spin-off and the reverse stock split) are not currently publicly listed and Expedia has no plans to list them following the spin-off.

Listing and Trading of TripAdvisor Securities

TripAdvisor will apply to list TripAdvisor common stock on The Nasdaq Global Select Market or other nationally recognized stock exchange and has reserved the ticker symbol “[—]” for such listing. Trading in TripAdvisor common stock under this symbol is expected to begin on the first business day following the date that Expedia completes the spin-off. However, there can be no assurance that a viable and active trading market will develop. TripAdvisor does not intend to apply to list on any stock exchange the series of TripAdvisor warrants to be issued in connection with the adjustment of the Expedia warrants in the spin-off.

Relationship Between Expedia and TripAdvisor After the Spin-Off

Following the spin-off, the relationship between Expedia and TripAdvisor will be governed by a number of agreements. These agreements include:

•	a separation agreement;

•	a tax sharing agreement;

•	an employee matters agreement;

•	a transition services agreement; and

•	commercial agreements.

Expedia and TripAdvisor will attach forms of the separation agreement, the tax sharing agreement, the employee matters agreement and the transition services agreement as annexes to this proxy statement/prospectus, and the summaries of these documents that follow are qualified in their entirety by reference to the full text of those documents.

Separation Agreement

The separation agreement provides that Expedia will, immediately prior to the spin-off, contribute or otherwise transfer to TripAdvisor all of the subsidiaries and assets primarily related to Expedia’s TripAdvisor Media Group-related businesses. In general, Expedia will effect the transfer of TripAdvisor assets through a series of contributions of relevant Expedia subsidiaries. Similarly, TripAdvisor or one of its subsidiaries will assume all of the liabilities primarily relating to Expedia’s TripAdvisor Media Group-related businesses, as described above, immediately prior to the spin-off. TripAdvisor has agreed to take each TripAdvisor asset and to assume and perform each TripAdvisor liability on an “as is, where is” basis, and Expedia has made no representations or warranties with respect to any aspect of the TripAdvisor assets or the TripAdvisor liabilities.

Other matters governed by the separation agreement include provision and retention of records, access to information and confidentiality, cooperation with respect to governmental filings and third party consents, access to property, control of ongoing litigation and indemnification arrangements relating to liabilities of each party.

Pursuant to the separation agreement, TripAdvisor and its subsidiaries have agreed to indemnify Expedia, its affiliates and their respective current and former directors, officers and employees for any losses arising out of any breach of the separation agreement, the tax sharing agreement, the employee matters agreement, the transition services agreement and any failure by TripAdvisor to assume and perform any of the TripAdvisor liabilities. Expedia and its subsidiaries have agreed to indemnify TripAdvisor and its affiliates and their respective current and former directors, officers and employees for any losses arising out of any breach of the separation agreement, the tax sharing agreement, the transition services agreement, the employee matters agreement and any failure by Expedia to perform any of the Expedia liabilities. TripAdvisor has also agreed to indemnify Expedia against any liabilities relating to the TripAdvisor financial and business information included in this proxy statement/prospectus. In addition, from and after the completion of the spin-off, each of Expedia and TripAdvisor have generally agreed to bear 50% of the costs and liabilities associated with any securities law litigation relating to public disclosures prior to the spin-off with respect to the businesses or entities that comprise TripAdvisor following the spin-off, regardless of whether the litigation arises prior to or after the spin-off. Following the spin-off, TripAdvisor will bear 100% of the costs and liabilities associated with any other litigation relating to the conduct, prior to or after the spin-off, of the businesses or entities that comprise TripAdvisor following the spin-off, regardless of whether the litigation arises before or after the spin-off.

Expedia may terminate the separation agreement and abandon the spin-off, in its sole discretion, at any time prior to completion of the spin-off.

Tax Sharing Agreement

The tax sharing agreement governs Expedia’s and TripAdvisor’s respective rights, responsibilities and obligations after the spin-off with respect to taxes for the periods ending on or before the spin-off. Generally, the tax sharing agreement provides that although Expedia will remit taxes payable with respect to the TripAdvisor income included on its consolidated returns, pre-distribution taxes that are attributable to the business of one party, including audit adjustments with respect to consolidated periods, will be borne solely by that party. Pursuant to the tax sharing agreement, Expedia will prepare and file the federal consolidated return, and any other income tax returns that include TripAdvisor with respect to any taxable period ending on or prior to, or including, the distribution date with the appropriate tax authorities and will remit any taxes relating thereto to the relevant tax authority. TripAdvisor will prepare and file all separate company tax returns for TripAdvisor and its subsidiaries, and pay all taxes due with respect to such tax returns for all taxable periods. In general, Expedia controls all audits and administrative matters relating to the consolidated return of the Expedia group.

Under the tax sharing agreement TripAdvisor generally (i) may not take (or fail to take) any action that would cause any representations, information or covenants in the separation documents or documents relating to the tax opinion concerning the spin-off to be untrue, (ii) may not take (or fail to take) any action that would cause the spin-off to lose its tax free status, (iii) may not sell, issue, redeem or otherwise acquire any of its equity securities (or equity securities of members of its group), except in specified transactions for a period of 25 months following the spin-off and (iv) may not, other than in the ordinary course of business, sell or otherwise dispose of a substantial portion of its assets, liquidate, merge or consolidate with any other person for a period of 25 months following the spin-off. During that period, TripAdvisor may take some actions prohibited by these covenants if it provides Expedia with an Internal Revenue Service ruling or an unqualified opinion of counsel to the effect that these actions will not affect the tax free nature of the spin-off, in each case satisfactory to Expedia in its sole and absolute discretion. Notwithstanding the receipt of any such Internal Revenue Service ruling or opinion, TripAdvisor must indemnify Expedia for any taxes and related losses resulting from (i) any act or failure to act described in the covenants above, (ii) any acquisition of equity securities or assets of TripAdvisor or any member of its group, and (iii) any breach by TripAdvisor or any member of its group of representations in the separation documents between Expedia and TripAdvisor or the documents relating to the tax opinion concerning the spin-off.

Under U.S. federal income tax laws, Expedia and TripAdvisor are severally liable for all of Expedia’s federal income taxes attributable to the periods prior to and including the current taxable year of Expedia, which ends on December 31, 2011. Thus, if Expedia fails to pay the taxes attributable to it under the tax sharing agreement for periods prior to and including the current taxable year of Expedia, TripAdvisor may be responsible for these tax liabilities.

Employee Matters Agreement

The employee matters agreement covers a wide range of compensation and benefit issues related to the spin-off. In general, under the employee matters agreement Expedia will assume or retain (i) all liabilities with respect to Expedia employees, former Expedia employees and their dependents and beneficiaries under all Expedia employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all Expedia employees, former Expedia employees and other service providers. TripAdvisor will assume or retain (i) all liabilities under its employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all TripAdvisor employees, former employees and other service providers.

Subject to a transition period through the end of 2011 with respect to benefits under the Expedia health and welfare plans and flexible benefits plan, after the spin-off, TripAdvisor will no longer participate in such Expedia employee benefit plans, but will have established its own employee benefit plans that are currently expected to be substantially similar to the plans sponsored by Expedia prior to the spin-off. Through the end of 2011, Expedia will continue to provide benefits under the Expedia health and welfare plans and flexible benefits plan to TripAdvisor employees and TripAdvisor will bear the cost of this coverage with respect to its employees. Assets and liabilities from the Expedia Retirement Savings Plan relating to the accounts of TripAdvisor employees will be transferred to the comparable TripAdvisor plan as soon as practicable following the spin-off.

For a description of the treatment of outstanding Expedia equity awards pursuant to the employee matters agreement, see “—Treatment of Outstanding Expedia Compensatory Equity-Based Awards.”

Transition Services Agreement

Under the transition services agreement Expedia will provide to TripAdvisor on an interim, transitional basis, various services, including governmental affairs, internal audit services, corporate sourcing (including technology operations and strategic sourcing), legal affairs and assistance with certain public company functions, and such other services as to which Expedia and TripAdvisor mutually agree. The charges for these services will be on a cost plus fixed percentage or hourly rate basis to be agreed upon prior to the completion of the spin-off.

In general, the services will begin on the date of the completion of the spin-off and will cover a period generally not expected to exceed 12 months following the spin-off. TripAdvisor may terminate the agreement with respect to one or more particular services upon 90 days’ prior written notice.

Commercial Agreements

Following the spin-off, Expedia and TripAdvisor will continue to work together pursuant to various commercial agreements between subsidiaries of Expedia, on the one hand, and subsidiaries of TripAdvisor, on the other hand. The various commercial agreements have terms of up to one year. Below is a brief description of such agreements that, individually or together with similar agreements, involve revenue to either Expedia or TripAdvisor in excess of $50,000. For a more detailed discussion of click-based and display-based advertising on TripAdvisor websites generally, see the section below titled “—Information about TripAdvisor After the Spin-Off—TripAdvisor’s Business Model.”

Click-Based Advertising Agreements. Certain subsidiaries of Expedia will agree to continue to purchase click-based advertising, primarily in connection with the “check rates” feature on TripAdvisor websites, but also including textlink advertising on TripAdvisor websites. The pricing for such advertising will be on a cost-per-click or revenue-share basis. Aggregate TripAdvisor revenue in respect of click-based advertising by entities that Expedia will own following the spin-off approximated $166 million in 2010.

Content Sharing Agreement. Expedia and TripAdvisor expect to enter into a content sharing agreement whereby each will agree to continue providing the other, without charge, with certain proprietary and/or user-generated content. TripAdvisor will continue to provide certain subsidiaries of Expedia with proprietary content, including user-generated content, primarily hotel reviews, as well as proprietary ratings and summary statistics. Expedia will continue to provide TripAdvisor with proprietary content, including hotel star ratings, thumbnail images, hotel and flight pricing and availability data.

Display-based and Other Advertising Agreements. Certain subsidiaries of Expedia will agree to continue to purchase banner display and “exit window” advertising on TripAdvisor websites, and vice versa. In each case, pricing will be on a cost-per-thousand impressions or revenue-share basis. Aggregate TripAdvisor revenue in respect of display-based advertising by entities that Expedia will own following the spin-off approximated $5 million in 2010.

Information about Expedia After the Spin-Off

The following disclosure regarding Expedia and its businesses assumes the completion of the spin-off of TripAdvisor.

Expedia Overview

Expedia, Inc. is an online travel company, empowering business and leisure travelers with the tools and information they need to efficiently research, plan, book and experience travel. Expedia has created a global travel marketplace used by a broad range of leisure and corporate travelers, offline retail travel agents and travel service providers. Expedia makes available, on a stand-alone and package basis, travel products and services provided by numerous airlines, lodging properties, car rental companies, destination service providers, cruise lines and other travel product and service companies. Expedia also offers travel and non-travel advertisers access to a potential source of incremental traffic and transactions through its various media and advertising offerings on its transaction-based websites.

Summary of Expedia’s Spin-Off from IAC/InterActiveCorp

On August 9, 2005, IAC/InterActiveCorp completed the spin-off of substantially all of its travel and travel-related businesses to IAC stockholders by way of the distribution of all outstanding shares of Expedia, Inc., a newly-formed Delaware corporation, to IAC stockholders. Expedia shares began trading on The Nasdaq Global Select Market under the symbol “EXPE.”

Portfolio of Expedia Brands

Expedia leverages its brand portfolio to target the broadest possible range of travelers, travel suppliers and advertisers. The brands provide a wide selection of travel products and services, from simple, discounted travel to more complex, luxury travel. Expedia’s travel offerings primarily consist of airline flights, hotel stays, car rentals, destination services, cruises and package travel, which encompasses multiple travel products. Expedia also offers travel and non-travel advertisers access to a potential source of incremental traffic and transactions through various media and advertising offerings on its transaction-based websites.

Expedia.com. Expedia-branded websites make a large variety of travel products and services available directly to travelers through Expedia’s U.S.-based website, www.expedia.com, as well as through localized versions of the Expedia website in 22 countries worldwide. Expedia-branded websites target many different types of travelers, from families booking a summer vacation to individual travelers arranging a quick weekend getaway. Travelers can search for, compare information about (including pricing, availability and traveler reviews) and book travel products and services on Expedia-branded websites, including airline tickets, lodging, car rentals, cruises and many destination services—such as airport transfers, local attractions and tours—from a large number of suppliers, on both a stand-alone and package basis.

Hotels.com. The Hotels.com website provides a broad selection of hotel properties to travelers, who can plan, shop for and book lodging accommodations, from traditional hotels to vacation rentals. Hotels.com seeks to provide travelers with premium content and service through its U.S.-based website, www.hotels.com, as well as through more than 75 localized versions in the Americas, Europe, Asia Pacific and South Africa. With Hotels.com, the offerings are differentiated by positioning the brand as the hotel expert, with premium content about lodging properties.

Hotwire. The discount travel website, www.hotwire.com, makes available airline tickets, hotel rooms, rental cars, cruises and vacation packages. Hotwire’s approach matches flexible, price-sensitive travelers with suppliers who have excess seats, rooms and cars they wish to fill without affecting the public’s perception of their brands. Hotwire travelers may enjoy significant discounts by electing to book travel services “opaquely,” without knowing certain itinerary details such as brand, time of departure and exact hotel location, while suppliers create value from excess availability without diluting their core brand-loyal traveler base. Through its U.S. and international sites, Hotwire partners with leading hotel companies worldwide, brand-name domestic and international airlines, and major car rental companies in the United States. Hotwire also operates CarRentals.com, an online car rental marketing and retail firm offering a diverse selection of car rentals direct to consumers. Hotwire operates Travel-ticker.com as well, which is an inspirational travel website that is home to some of the best insider deals at many of the world’s favorite destinations.

Expedia Affiliate Network. Expedia Affiliate Network’s private label and co-brand programs make travel products and services available to travelers through third-party company-branded websites. The products and services made available through www.expediaaffiliate.com and www.wwte.com are substantially similar to those made available on Expedia-branded and Hotels.com-branded websites, respectively. Participants are generally compensated in the WWTE ® and IAN ™ private label programs on a revenue-share basis. Expedia also leverages its WWTE and IAN platforms to make Expedia and Hotels.com-branded sites available in various international points of sale.

Egencia. The full-service travel management company offers travel products and services available to corporations and corporate travelers. Egencia has a global presence in 39 countries across North America, Europe and Asia Pacific. Egencia provides, among other things, centralized booking tools for employees of its corporate customers, unique supply targeted at business travelers, and consolidated reporting for global, large and “SME” (small and medium size enterprise) business segments. Egencia charges its corporate clients account management fees, as well as transactional fees for making or changing bookings. In addition, Egencia provides on-site agents to some corporate clients to more fully support the account. Egencia also offers consulting and meeting management services.

eLong. Expedia’s majority-owned online hotel and air travel service company, based in Beijing, China, specializes in travel products and services in China. eLong uses web-based distribution technologies and a 24-hour nationwide call center to provide consumers with the ability to make hotel reservations at more than 20,000 hotels in over 700 cities across China and more than 135,000 hotels in 100 countries worldwide. eLong also offers air ticketing and other travel related information and services. Travelers can access eLong travel products and services through its websites, including www.elong.com and www.elong.net. eLong, Inc. is a listed company, which trades on the NASDAQ under the symbol “LONG.”

Venere. The Venere website, www.venere.com, lists hotel properties in hundreds of locations across the world and provides hotel partners with geographically diverse sources of demand. Venere primarily uses direct agency-based relationships with hotels around the globe ensuring it can offer customers best value rates.

Classic Vacations. Classic Vacations offers individually tailored vacations primarily through a national network of third-party retail travel agents. Classic Vacations delivers a full line of premium vacation packages—air, hotels, car rentals, activities and private transportation—to create customized luxury vacations in Hawaii, the Caribbean, Mexico, Costa Rica, Europe, Australia, New Zealand, Fiji and Tahiti. Travel agents and travelers can preview the product offerings through the websites, www.classicforagents.com and www.classicvacations.com.

Expedia Local Expert. Expedia Local Expert’s network offers face-to-face personalized recommendations and assistance in booking events, activities, tours, attractions and other services that travelers seek in their destinations. With access to a rich portfolio of thousands of tours and adventures, Expedia Local Expert operates concierge and activity desks in more than 100 hotels and other retail locations in many key cities around the world, and also operates www.localexpert.com.

Expedia CruiseShipCenters. Majority-owned by Expedia, CruiseShipCenters is one of North America’s leading sellers of cruise vacations. CruiseShipCenters has over 130 retail locations, a team of 3,200 independent professionally-trained cruise consultants and a searchable online database of more than 10,000 cruise vacations.

Expedia’s Business Strategy

Expedia plays a fundamental role in facilitating travel, whether for leisure, unmanaged business or managed business travelers. Expedia is committed to providing travelers, travel suppliers and advertisers the world over with the best set of resources to serve their travel needs by leveraging its critical assets—its brand portfolio, technology and commitment to continuous innovation, global reach and breadth of product offering. In addition, Expedia intelligently utilizes its growing base of knowledge about destinations, activities, suppliers and travelers and its central position in the travel value chain to more effectively merchandise its partners’ travel offerings.

A discussion of the critical assets that Expedia leverages in achieving its business strategy follows:

Portfolio of Travel Brands. Expedia seeks to appeal to the broadest possible range of travelers, suppliers and advertisers through its collection of industry-leading brands. Expedia targets several different demographics, from the value-conscious traveler through its Hotwire brand to luxury travelers seeking a high-touch, customized vacation package through its Classic Vacations brand.

Expedia believes its flagship Expedia brand appeals to the broadest range of travelers, with its extensive product offering ranging from single item bookings of discounted product to dynamic bundling of higher-end travel packages. The Hotels.com site and its international versions target travelers with premium hotel content about lodging properties, such as 360 degree tours and hotel reviews. In the United States, Hotels.com generally appeals to travelers with shorter booking windows who prefer to drive to their destinations, and who make a significant portion of their travel bookings over the telephone.

Egencia makes travel products and services available on a managed basis to corporate travelers in North America, Europe and the Asia Pacific region.

Expedia’s advertising business offers travel and other advertisers a host of alternatives for reaching customers in its prime demographic. The majority of advertising revenue is generated through click-based advertising, but Expedia also has a growing TravelAds business. After the spin-off, Expedia will generate advertising revenue on its transaction sites, primarily through efforts of Expedia ® Media Solutions and Hotwire.

Expedia believes its appeal to suppliers and advertisers is further enhanced by its geographic breadth and range of business models, allowing these suppliers and advertisers to offer their products and services to the industry’s broadest range of travelers using Expedia’s various agency, merchant and advertising business models. Expedia intends to continue supporting and investing in its brand portfolio, geographic footprint and business models for the benefit of its travelers, suppliers and advertisers.

Technology and Content Innovation. Expedia has an established tradition of technology innovation, from Expedia.com’s inception as a division of Microsoft to its introduction of more recent innovations, such as Expedia.com’s introduction of opaque hotel inventory through its new Unpublished Rates product, new mobile websites and applications across nearly all of its travel brands, a new loyalty program at Expedia called ExpediaRewards and a new exclusive loyalty program at Hotels.com for its most frequent customers called FIVESTAR. Expedia’s focus on mobile offerings increased in 2010 when it acquired Mobiata, a mobile application development company, to accelerate these efforts.

Expedia intends to continue innovating on behalf of its travelers, suppliers and advertisers with particular focus on improving the traveler experience through social and mobile efforts, supplier integration and presentation, platform improvements, search engine marketing and search engine optimization.

Global Reach. The Expedia and Hotels.com brands operate both in North America and internationally. Expedia also offers Chinese travelers an array of products and services through its majority ownership in eLong. Expedia offers hotels to European-based travelers through Venere. For the six months ended June 30, 2011, approximately 39% of worldwide gross bookings and 41% of worldwide revenues were international.

Egencia, Expedia’s corporate travel business, operates in North America, Europe, the Middle East, Africa and the Asia Pacific region using direct points of sale as well as strategic partnerships. Expedia believes the corporate travel sector represents a significant opportunity for the Company, and Expedia believes it offers a compelling technology solution to businesses seeking to optimize travel costs and improve their employees’ travel experiences. Expedia intends to continue investing in and expanding the geographic footprint and technology infrastructure of Egencia.

In expanding its global reach, Expedia leverages significant investments in technology, operations, brand building, supplier relationships and other initiatives that Expedia has made since the launch of Expedia.com in 1996. Expedia intends to continue leveraging this investment when launching additional points of sale in new countries, introducing new website features, adding supplier products and services including new business model offerings, as well as proprietary and user-generated content for travelers.

Expedia’s scale of operations enhances the value of technology innovations it introduces on behalf of its travelers and suppliers. Expedia believes that its size and scale affords the company the ability to negotiate competitive rates with its supply partners, provide breadth of choice and travel deals to its traveling customers through an increasingly larger supply portfolio, and create new value added offers for its customers such as its recently launched loyalty programs. The size of Expedia’s worldwide traveler base makes its sites an increasingly appealing channel for travel suppliers to reach customers. In addition, Expedia believes that its increasing scale enhances its websites’ appeal to travel and non-travel advertisers.

Expedia intends to continue investing in and growing its international points of sale. Expedia anticipates launching points of sale in additional countries where Expedia finds large travel markets and rapid growth of online commerce. Future launches may occur under any of its brands, or through acquisition of third-party brands, as in the case of Egencia, eLong and Venere, or other partnerships, such as the joint venture with AirAsia launched in July 2011.

Breadth of Product Offering. Expedia offers a comprehensive array of innovative travel products and services to its travelers. Expedia plans to continue improving and growing these offerings, as well as expand them to its worldwide points of sale over time. Travelers can interact with Expedia how and when they prefer, including via the 24/7 1-800 telesales service, which is an integral part of the Company’s appeal to travelers. Expedia offers travelers access to almost 140,000 hotels and over 300 airlines in over 200 countries around the world.

In the first half of 2011, approximately 70% of Expedia’s revenue came from transactions involving the booking of hotel reservations, with 13% of worldwide revenue derived from the sale of airline tickets. Expedia facilitates travel products and services either as stand-alone products or as part of package transactions. Expedia has emphasized growing its merchant hotel and package businesses as these result in higher revenue per transaction. Expedia also seeks to continue diversifying its revenue mix beyond core air and hotel products to car rental, destination services, cruise and other product offerings. Expedia has been working toward increasing the mix of advertising and media revenue from its worldwide websites, such as Expedia.com and Hotels.com, which have historically been focused on transaction revenue. For the six months ended June 30, 2011, advertising and media revenue from transaction sites accounted for approximately 3% of worldwide revenue.

Expedia’s Merchant and Agency Business Models

Expedia makes travel products and services available both on a stand-alone and package basis, primarily through two business models: the merchant model and the agency model. Under the merchant model, Expedia facilitates the booking of hotel rooms, airline seats, car rentals and destination services from its travel suppliers and for such bookings, Expedia is the merchant of record. Under the agency model, Expedia acts as an agent in the transaction, passing reservations booked by its travelers to the relevant airline, hotel, car rental company or cruise line.

As merchant of record, Expedia generally has certain latitude to establish prices charged to travelers (as compared to agency transactions). Also, Expedia generally negotiates supply allocation and pricing with its suppliers, which enables the Company to achieve a higher level of net revenue per transaction as compared to that provided through the agency model.

Through Expedia-branded websites, travelers can dynamically assemble multiple component travel packages in a single transaction at a lower price as compared to booking each component separately. Packages assembled by travelers through the packaging model on these websites include a merchant hotel component and an air or car component. Travelers select packages based on the total package price, without being provided component pricing. The use of the merchant travel components in packages enables Expedia to make certain travel products available at prices lower than those charged on an individual component basis by travel suppliers without impacting their established pricing and position models. Expedia also offers third-party provided pre-assembled package offerings, primarily through its international points of sale, further broadening its scope of products and services to travelers.

Expedia also sells airline tickets, hotel rooms, cruises and car rentals through its agency business, with airline ticket transactions currently making up the majority of this business. In 2009, Expedia launched Expedia Easy Manage, which is its agency hotel offering for small hotels and hotels in secondary or tertiary cities, which Expedia expects to become a bigger part of its hotel mix over time. Although net revenue per transaction is lower compared to the merchant model, due to the volume of airline tickets sold, Expedia’s agency gross bookings accounted for 57% of total gross bookings for the six months ended June 30, 2011.

Expedia’s Relationships with Travel Suppliers, Distribution and Fulfillment Partners

Overview. Expedia makes travel products and services available from a variety of large and small commercial airlines, lodging properties, car rental companies, cruise lines and destination service providers. Expedia seeks to build and maintain long-term, strategic relationships with travel suppliers and GDS partners. An important component of the success of Expedia’s business depends on its ability to maintain existing, as well as build new, relationships with travel suppliers and GDS partners.

Travel Suppliers. Expedia strives to deliver value to its travel suppliers through a wide range of innovative, targeted merchandising and promotional strategies designed to increase their revenue, while simultaneously reducing their marketing transaction and customer service costs. Expedia’s Partner Services Group consists mainly of strategic account managers and local market managers who work directly with travel suppliers to increase the marketing of their travel products and brands through Expedia’s points of sale, including participation in seasonal and event-driven promotions.

In addition, Expedia has developed proprietary, supplier-oriented technology that streamlines the interaction between some of its websites and hotel central reservation systems, making it easier and more cost-effective for hotels to manage reservations made through Expedia’s brands. Through this “direct connect” technology, hotels can upload information about available products and services and rates directly from their central reservation systems into Expedia’s websites, as well as automatically confirm hotel reservations made by its travelers. In the absence of direct connect technology, both of these processes are generally completed manually via a proprietary extranet.

Distribution Partners. GDSs, also referred to as computer reservation services, provide a centralized, comprehensive repository of travel suppliers “content”—such as availability and pricing of seats on various airline point-to-point flights, or “segments.” The GDSs act as intermediaries between the travel suppliers and travel agencies, allowing agents to reserve and book flights, rooms or other travel products.

Expedia uses Sabre and, to a lesser extent, Amadeus and Travelport as its GDS segment providers in order to ensure the widest possible supply of content for its travelers.

Fulfillment Partners. Expedia outsources a portion of its airline ticket fulfillment functions to third-party suppliers. Such functions include the issuance of airline tickets and related customer services.

Expedia’s Marketing and Promotions

Expedia’s marketing programs are intended to build and maintain the value of its various brands, drive traffic and conversion through its various brands and businesses, optimize ongoing traveler acquisition costs and strategically position its brands in relation to one another. Expedia’s long-term success and profitability depend on its continued ability to maintain and increase the overall number of traveler transactions in a cost-effective manner.

Expedia’s marketing channels primarily include online advertising, including search engine marketing and optimization, offline advertising, direct and/or personalized traveler communications on its websites as well as through direct e-mail communication with its travelers. The marketing programs and initiatives include promotional offers such as coupons as well as seasonal or periodic special offers from travel suppliers based on supplier relationships. In addition, Expedia offers several traveler loyalty programs to its worldwide travelers, including welcome rewards on Hotels.com and, beginning in 2011, Expedia Rewards on Expedia.com.

Expedia also makes use of affiliate marketing. The Expedia.com and Hotels.com-branded websites receive bookings from consumers who have clicked-through to the respective websites through links posted on affiliate partner websites. Expedia has agreements with thousands of third-party affiliate partners, including a number of leading travel companies, pursuant to which Expedia pays a commission for bookings originated from their websites. Affiliate partners can make travel products and services available through an Expedia-branded website, a co-branded website or their own private label website. Expedia also provides its affiliates with technology and access to a wide range of products and services.

Expedia’s Operations and Technology

Expedia provides 24-hour-a-day, seven-day-a-week traveler sales and support by telephone or via e-mail. For purposes of operational flexibility, Expedia uses a combination of outsourced and in-house call centers. The call centers are located throughout the world, including extensive outsourced operations in the Philippines, El

Salvador and Egypt. Expedia has made significant investments in its call center technologies in 2008 through 2010 and has plans to continue these investments going forward.

Expedia’s systems infrastructure and web and database servers are housed in various locations, mainly in the United States, and have communication links as well as 24-hour monitoring and engineering support. The web hosting facilities have their own generators and multiple back-up systems. Significant amounts of Expedia-owned computer hardware for operating the websites are located at these facilities. For some critical systems, Expedia has both production and disaster-recovery facilities.

Expedia has developed innovative technology to power its global travel marketplace. For example, the Best Fare Search technology essentially deconstructs segment feeds in the United States from GDS partners for air flight searches and recommends the best way to re-assemble multi-leg itineraries so that they are less expensive and more flexible for the traveler. Expedia has recently made significant investments related to platform improvements, for example migrating the Hotels.com business onto a single platform, new hotel search capabilities, international site expansion, a variety of customer facing improvements across its brands, and new and increased data center capabilities. Expedia expects to continue to invest in technology improvements through 2011 and beyond.

Expedia’s Competition

Expedia’s brands compete in rapidly evolving and intensely competitive markets. Expedia believes the relatively low percentage of total travel sales transacted online, particularly in international markets, indicates that these markets represent especially large opportunities for Expedia and those of its competitors that wish to expand their brands and businesses abroad.

Expedia’s competition, which is strong and increasing, includes online and offline travel companies that target leisure and corporate travelers, including travel agencies, tour operators, travel supplier direct websites and their call centers, consolidators and wholesalers of travel products and services, search engines, such as Google and Bing, and travel meta-search engines. Expedia faces these competitors in local, regional, national and/or international markets. In some cases, competitors are offering favorable terms and improved interfaces to suppliers and travelers which make competition increasingly difficult.

Expedia believes that maintaining and enhancing its brands is a critical component of its effort to compete. Expedia differentiates its brands from those of competitors primarily based on quality and breadth of travel products, channel features and usability, price or promotional offers, traveler service and quality of travel planning content and advice. The emphasis on one or more of these factors varies, depending on the brand or business and the related target demographic.

Expedia’s brands face increasing competition from travel supplier direct websites. In some cases, supplier direct channels offer advantages to travelers, such as long standing loyalty programs, no transaction fees and better pricing. Expedia’s websites feature travel products and services from numerous travel suppliers, and allow travelers to combine products and services from multiple providers in one transaction. Expedia faces competition from airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which are suppliers to its websites. Expedia’s business is generally sensitive to changes in the competitive landscape, including the emergence of new competitors or business models, and supplier consolidation.

Impact of the Spin-Off on Expedia’s Operating Performance and Seasonality

The spin-off will result in a reduction to Expedia’s overall results of operations. As disclosed in Annex B - Expedia, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements, Expedia estimates fiscal year 2010 revenue and operating income would have been reduced by approximately 10% and 31%, respectively, and for the six months ended June 30, 2011 by approximately 12% and 46%, respectively, had the spin-off and related transactions occurred on January 1, 2010.

Additionally, Expedia generally experiences seasonal fluctuations in the demand for its travel products and services. For example, traditional leisure travel bookings are generally the highest in the first three quarters as travelers plan and book their spring, summer and holiday travel. The number of bookings typically decreases in the fourth quarter. Because revenue in the merchant business is generally recognized when the travel takes place rather than when it is booked, revenue typically lags bookings by several weeks or longer. As a result, revenue and income are typically the lowest in the first quarter and highest in the third quarter. Similarly, TripAdvisor typically comprises a larger portion of Expedia revenue and income during the first quarter. Thus, following the spin-off the seasonal impact on Expedia’s business will likely be more pronounced, particularly in the first quarter, as the bookings versus recognition of revenue time lag under the merchant hotel business will represent a larger portion of Expedia’s operating results without TripAdvisor. The continued growth of Expedia’s international operations or a change in its product mix may influence the typical trend of the seasonality in the future.

Expedia’s Intellectual Property Rights

Expedia’s intellectual property rights, including its patents, trademarks, trade dress, proprietary technology, and trade secrets, are an important component of its business. For example, Expedia relies heavily upon its intellectual property rights in its content, brands, software code, proprietary technology, ratings indexes, informational databases, images, graphics and other components that make up its services. Expedia has acquired some of its intellectual property rights through licenses and content agreements with third parties.

Expedia protects its intellectual property by relying on its terms of use, confidentiality procedures and contractual provisions, as well as international, national, state and common law rights. In addition, Expedia enters into confidentiality and invention assignment agreements with employees and contractors, and confidentiality agreements with other third parties. Despite these precautions, it may be possible for a third-party to copy or otherwise obtain and use Expedia’s trade secrets or its intellectual property without authorization which, if discovered, might require the uncertainty of legal action to correct. In addition, there can be no assurance that others will not independently and lawfully develop substantially similar properties.

Expedia maintains its trademark portfolio by filing trademark applications with the appropriate international trademark offices, maintaining appropriate registrations, securing contractual trademark rights when appropriate, and relying on common law trademark rights when appropriate. Expedia also registers copyrights and domain names as it deems appropriate. Expedia protects its trademarks, copyrights and domain names with an enforcement program and use of intellectual property licenses. Trademark and intellectual property protection may not be available or may not be sought, sufficient or effective in every jurisdiction where Expedia operates. Contractual disputes or limitations may affect the use of trademarks and domain names governed by private contract.

Expedia has considered, and will continue to consider, the appropriateness of filing for patents to protect future inventions, as circumstances may warrant. However, many patents protect only specific inventions and there can be no assurance that others may not create new products or methods that achieve similar results without infringing upon patents owned by Expedia.

From time to time, Expedia may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement or infringement by Expedia of the trademarks, copyrights, patents and other intellectual property rights of third parties. In addition, litigation may be necessary in the future to enforce its intellectual property rights, protect its trade secrets or to determine the validity and scope of proprietary rights claimed by others. Any such litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm Expedia’s business.

Regulation Relevant to Expedia

Expedia must comply with laws and regulations relating to the travel industry and the provision of travel services, including registration in various states as “sellers of travel” and compliance with certain disclosure requirements and participation in state restitution funds. In addition, Expedia’s businesses are subject to regulation by the U.S. Department of Transportation and must comply with various rules and regulations governing the provision of air transportation, including those relating to advertising and accessibility.

As Expedia continues to expand the reach of its brands into the European, Asia-Pacific and other international markets, Expedia is increasingly subject to laws and regulations applicable to travel agents in those markets, including, in some countries, laws regulating the provision of travel packages and industry specific value-added tax regimes. For example, the European Economic Community Council Directive on Package Travel Package Holidays and Package Tours imposes various obligations upon marketers of travel packages, such as disclosure obligations to consumers and liability to consumers for improper performance of the package, including supplier failure.

Expedia Employees

As of June 30, 2011, Expedia employed approximately 8,800 full-time and part-time employees, including approximately 2,000 employees of eLong and excluding TripAdvisor employees. Expedia believes the Company has good relationships with its employees, including relationships with employees represented by works councils or other similar organizations.

Expedia Financial Information about Segments and Geographic Areas

Expedia generates its revenue through a diverse customer base, and there is no reliance on a single customer or small group of customers; no customer represented 10% or more of total revenue for any period.

Excluding TripAdvisor, Expedia has two reportable segments: Leisure and Egencia. Segment and geographical information is contained in Note 17—Segment Information in the notes to Expedia’s consolidated financial statements for the fiscal year ended December 31, 2010, which financial statements and notes are incorporated by reference into this proxy statement/prospectus.

Expedia Properties

As of June 30, 2011, Expedia leases approximately 1.2 million square feet of office space worldwide, pursuant to leases with expiration dates through September 2020.

Expedia leases approximately 407,000 square feet for its headquarters in Bellevue, Washington, pursuant to a lease with an expiration date of October 2018. Expedia also leases approximately 350,000 square feet of office space for its domestic operations in various cities and locations in Arizona, California, Florida, Hawaii, Idaho, Illinois, Missouri, Nevada, New Jersey, New York, Texas and Washington DC, pursuant to leases with expiration dates through November 2015.

Expedia also leases approximately 408,000 square feet of office space for its international operations in various cities and locations, including Australia, Argentina, Belgium, Brazil, Canada, China, Czech Republic, France, Germany, Greece, India, Ireland, Italy, Japan, Mexico, the Netherlands, Singapore, South Korea, Spain, Sweden, Switzerland, Thailand, Turkey, United Arab Emirates and the United Kingdom, pursuant to leases with expiration dates through September 2020.

Information about TripAdvisor After the Spin-Off

The following disclosure regarding TripAdvisor and its businesses assumes the completion of the spin-off. For information regarding the results of operations of TripAdvisor on an historical basis, see the combined financial statements of TripAdvisor Holdings, LLC included in Annex E to this proxy statement/prospectus and the disclosure set forth under the caption “—Management’s Discussion and Analysis of Financial Condition and Results of Operations of TripAdvisor.” For information regarding the results of operations of TripAdvisor on a pro forma basis to give effect to the completion of the spin-off, see the unaudited pro forma condensed consolidated financial statements for TripAdvisor included in Annex C to this proxy statement/prospectus.

TripAdvisor Overview

TripAdvisor is an online travel research company, empowering users to plan and enjoy the ideal trip. TripAdvisor’s travel research platform aggregates reviews and opinions of members about destinations, accommodations (including hotels, B&Bs, specialty lodging and vacation rentals), restaurants and activities throughout the world through its flagship TripAdvisor brand. TripAdvisor-branded websites include tripadvisor.com in the United States and localized versions of the website in 29 countries, including in China under the brand daodao.com. TripAdvisor-branded websites globally received more than 50 million unique visitors in July 2011 (according to comScore) and have built a marketable base of more than 20 million members and over 50 million reviews and opinions. Beyond travel-related content, TripAdvisor websites also include links to the websites of its advertisers, including travel advertisers, allowing travelers to directly book their travel arrangements. In addition to the flagship TripAdvisor brand, TripAdvisor manages and operates websites under 18 other travel media brands, connected by the common goal of providing comprehensive travel planning resources across the travel sector.

TripAdvisor History and Brands

Corporate Background. TripAdvisor, Inc., a Delaware corporation, was formed in July 2011 in connection with the spin-off from Expedia to hold the travel media brands associated with the TripAdvisor businesses, as reflected in the TripAdvisor Holdings, LLC combined financial statements. The original TripAdvisor business was founded in February 2000 and was acquired by IAC/InterActiveCorp in April 2004. In August 2005, IAC/InterActiveCorp spun out its portfolio of travel brands, including TripAdvisor, into a separate company under the newly-formed Delaware corporation, Expedia, Inc. The mailing address of TripAdvisor’s principal executive offices is 141 Needham Street, Newton, MA 02464, and TripAdvisor’s telephone number at that location is (617) 670-6300.

Evolution of TripAdvisor-Branded Websites. Since the initial launch of the U.S.-based tripadvisor.com website in November 2000, TripAdvisor-branded websites have been added in the following locations:

Website	Target Location	Language	Launch Date
tripadvisor.ie	Ireland	English	January 2006
tripadvisor.co.uk	United Kingdom	English	January 2006
tripadvisor.fr	France	French	May 2007
tripadvisor.de	Germany	German	May 2007
tripadvisor.it	Italy	Italian	January 2008
tripadvisor.es	Spain	Spanish	January 2008
tripadvisor.in	India	English	August 2008
tripadvisor.jp	Japan	Japanese	October 2008
tripadvisor.com.br	Brazil	Portuguese	April 2009
daodao.com	China	Chinese (Simplified)	April 2009
tripadvisor.nl	Netherlands	Dutch	April 2009
tripadvisor.se	Sweden	Swedish	April 2009
tripadvisor.ca	Canada	English	August 2009
tripadvisor.dk	Denmark	Danish	December 2009
tripadvisor.com.mx	Mexico	Spanish	December 2009
tripadvisor.com.tr	Turkey	Turkish	December 2009

Website	Target Location	Language	Launch Date
tripadvisor.com.au	Australia	English	March 2010
no.tripadvisor.com	Norway	Norwegian	March 2010
pl.tripadvisor.com	Poland	Polish	March 2010
tripadvisor.com.sg	Singapore	English	August 2010
tripadvisor.co.kr	South Korea	Korean	August 2010
th.tripadvisor.com	Thailand	Thai	August 2010
tripadvisor.ru	Russia	Russian	October 2010
tripadvisor.gr	Greece	Greek	October 2010
tripadvisor.co.id	Indonesia	Bahasa	November 2010
tripadvisor.com.ar	Argentina	Spanish	December 2010
tripadvisor.tw	Taiwan	Chinese (Traditional)	February 2011
tripadvisor.com.my	Malaysia	English	March 2011
tripadvisor.com.eg	Egypt	Arabic	June 2011

Other Travel Brands and Websites. In addition to the flagship TripAdvisor-branded websites, TripAdvisor has also acquired and launched numerous other travel brands, connected by the common characteristic of providing travelers with valuable planning resources across the travel sector. These brands have expanded TripAdvisor’s reach, product breadth and appeal to domestic and international advertisers. Brands acquired include:

Website	Date Acquired	Key Focus
travel-library.com	September 2006	Website with user-generated reviews.
travelpod.com	December 2006	Pioneering travel blog website.
smartertravel.com	February 2007	One of the largest online travel resources of independent expert advice for the budget-conscious traveler. The SmarterTravel editorial staff provides advice and analysis to help travelers find the best deals and get the most value from their trips.
bookingbuddy.com	February 2007	Travel shopping website that gives travelers easy access to the best airfare, hotel, car rental, cruise, vacation rental, and vacation deals, plus prices from selected travel sites.
seatguru.com	March 2007	Features aircraft seat maps, seat reviews, and a color-coded system to identify superior and substandard airline seats.
independenttraveler.com	May 2007	Established in 1990 as an interactive traveler’s exchange and comprehensive online travel guide for a community of cruise travelers.
cruisecritic.com	May 2007	Cruise review community website with information for cruisers written by editors, news on cruising and a forum.
holidaywatchdog.com	January 2008	U.K.-based website for traveler reviews on hotels and destinations focusing on the Mediterranean.
airfarewatchdog.com	March 2008	Provides up-to-date airline deals that have been researched and verified by a team of dedicated airfare experts.

Website	Date Acquired	Key Focus
virtualtourist.com	June 2008	Travel-oriented community website featuring user-contributed travel guides for locations worldwide.
onetime.com	June 2008	Comparison shopping travel website that allows travel shoppers to conduct itinerary-based, multi-site searches for flights, hotels, cruises, vacations, and car rentals.
flipkey.com	August 2008	A vacation rental website featuring the largest collection of vacation rental guest reviews on vacation rental properties around the world.
kuxun.com	October 2009	Travel metasearch engine operating in China.
holidaylettings.co.uk	June 2010	A leading U.K.-based vacation rental site, featuring properties listed globally.
everytrail.com	February 2011	Mobile application and website for collecting and sharing geo-tagged user-generated travel content, such as walking tours and itineraries.
whereivebeen.com	July 2011	Website and social platform with a detailed interactive world map that lets users share where they’ve been, lived, and want to go.

Brands developed internally and launched include:

Website	Date Launched	Key Focus
familyvacationcritic.com	June 2009	Reviews of family-friendly hotels, resorts, destinations and attractions.

sniqueaway.com	September 2010	U.S.-based members-only private sale website, providing exclusive limited time access to deals on top hotels at deep discounts. This first-of-its-kind members-only website offers limited-time discounts exclusively on traveler-endorsed properties that have received a minimum four out of five-star rating (or its equivalent for smaller properties) on TripAdvisor.

TripAdvisor’s Industry

TripAdvisor operates in the online advertising sector of the global travel industry.

Global Travel Market and Online Penetration. Gross bookings in the worldwide travel market are expected to be greater than $900 billion in 2011 and 2012. Recent historical trends show that, each year, an increasing percentage of global travel spending has been conducted online through supplier websites and online travel agencies. TripAdvisor believes that this trend will continue as online penetration continues, as more and more consumers gain broadband access to the internet, as mobile smartphone and other devices continue to proliferate, and as travel grows along with an expanding middle class in certain developing countries like China and India.

According to PhoCusWright’s Global Online Travel Overview (April 2011), the global online leisure and unmanaged business travel segment is expected to grow twice as fast as the total global travel market, with gross booking in this online segment expected to surpass $300 billion globally in 2012. The report further estimates that travelers will book one-third of the world’s travel sales online by the end of 2012. Among the four regions studied by PhoCusWright, the United States and Europe represent more than three-fourths of all online sales, but less than two-thirds of total travel sales. As online travel bookings in the emerging markets of Asia Pacific and Latin America accelerate, these regions are expected to comprise an increasing share of the online travel market. TripAdvisor believes that the internet will become increasingly integral to the travel-planning process due to increasing worldwide online penetration, particularly given the capability that the internet provides travelers to refine searches, compare destinations and view real-time pricing. With internet penetration currently estimated at 29% globally (77% in North America, 58% in Europe, 35% in Latin America and 21% in Asia), TripAdvisor believes there is potential to grow in all markets.

Online Advertising. The global online advertising market is growing and is projected to exceed $100 billion by 2014, as more and more advertisers continue to shift their spending from offline to online channels, mirroring the trend in consumer media consumption generally. For travel specifically, International Data Corporation estimates that annual expenditures for global online travel advertising in 2011 will be over $5 billion and are projected to grow at a compound annual rate of 15% through 2014. Given the size of the travel market, TripAdvisor believes that travel providers and travel related advertisers are, and will continue to be, motivated to devote significant resources to advertise their travel products and services. In addition, as more and more travel dollars are spent online generally, an increasing amount of travel advertising spending is expected to migrate from traditional offline advertising channels to online advertising opportunities.

TripAdvisor’s Business Strategy

Just over a decade ago, travel research and planning was largely conducted with the assistance and guidance of a personal travel agent or advice from friends and family. Consumers had no single resource to access for recent and comprehensive destination, lodging, restaurant and attraction feedback and information. TripAdvisor was founded with the goal of giving more control to the prospective traveler. By using the power of the internet to create transparency in the travel planning process with a comprehensive online resource for travel information, TripAdvisor democratized the travel research and planning process. For any customer with access to the internet, TripAdvisor provides the ability and information to plan and enjoy the ideal trip.

In order to achieve its goals, TripAdvisor leverages its critical assets—a robust community of users, technology and a commitment to continuous innovation and global reach. A discussion of the critical assets that TripAdvisor leverages in achieving its business strategy follows:

Robust Community of Users. TripAdvisor believes that the best travel content comes from the wisdom and insight of a robust community of real travelers. TripAdvisor leverages user-generated content to power travel planning by allowing members to create reviews and share opinions on hundreds of thousands of accommodations, destinations, attractions and restaurants. As evidenced by the growth in the business, this type of travel planning has been embraced by travelers. In July 2006, for example, TripAdvisor hosted more than five million user reviews and opinions with respect to approximately 220,000 hotels and attractions. Five years later, in July 2011, TripAdvisor-branded websites provide consumers with over 50 million user reviews and opinions with respect to more than 700,000 accommodations, 675,000 restaurants and 145,000 attractions. Through the first six months of 2011, on average, more than 25 new contributions were posted to TripAdvisor-branded websites every minute.

By providing an interactive forum to share travel experiences, TripAdvisor allows the voice of real travelers to influence travel purchase decision-making during the trip-planning phase. To ease planning, TripAdvisor enables consumers to research pricing and availability from third-party travel booking sites, once customers have identified the right hotel or destination for their travel needs. To facilitate better travel experiences for consumers and to create a feedback loop between the hospitality industry and individual travelers, TripAdvisor allows hospitality management representatives to respond to reviews of their properties on the TripAdvisor website. TripAdvisor has also launched in-market seminars to help hotel industry professionals better understand how to create a better experience for the TripAdvisor community. To promote an enthusiastic reviewer community, TripAdvisor has launched several programs to recognize reviewer contributions, including site badges, helpful vote recognition, and other community-focused features, all of which highlight the active and helpful reviews available throughout the TripAdvisor community.

TripAdvisor expends significant efforts with respect to manual and electronic fraud detection in order to maintain the quality and authenticity of user reviews, and has clear posting guidelines for user content submission. TripAdvisor believes that the robust feedback loop created on TripAdvisor-branded websites and the volume of reviews generated provide a sustainable advantage over competitors. TripAdvisor believes it has the greatest breadth of content in its markets, and that, because of this breadth, travelers gravitate to TripAdvisor to research their travel plans. After completing their trip, consumers can return to TripAdvisor to write reviews to give back to the community that helped them plan their trip. Through this virtuous cycle, more content is generated, which drives community, traffic, loyalty and higher search engine rankings, all of which leads to even further content creation.

Technology and Innovation. TripAdvisor focuses heavily on speed-to-market and product innovation in order to create a richer experience for travelers, and the team deploys frequent engineering releases with new products and features. Some recent examples of this innovation include incorporating instant personalization of the tripadvisor.com website with Facebook so that travelers can benefit from the experiences of friends by highlighting reviews and creating an interactive social map featuring destinations visited; creating review summarization tools to facilitate easier consumption of review content; and adding comprehensive flight metasearch and ratings in international points of sale. TripAdvisor is also heavily investing in the rapidly-growing mobile channel, developing industry-leading mobile websites as well as tablet and smartphone applications that are currently available in a variety of languages. TripAdvisor’s innovation also extends to content syndication, leveraging its technology and content for the benefit of other websites.

Global Reach. TripAdvisor maintains a global presence both through the reach of its global portfolio of 30 websites and through its in-market staffing in more than ten countries. The flagship TripAdvisor brand operates websites in 30 countries in 21 languages, including in China under the brand daodao.com. TripAdvisor believes that its core TripAdvisor platform and many of its other brands are uniquely positioned to appeal to travelers globally, in that they strive to provide universally-relevant content and community.

In expanding its global reach, TripAdvisor leverages significant investments in technology, operations, brand-building, advertiser and other partner relationships. For example, TripAdvisor is able to aggregate a large base of consumer reviews, in a variety of languages, from its global core platform. TripAdvisor expects to continue leveraging this investment when launching additional points of sale in new countries, introducing new product features and adding new business model offerings.

TripAdvisor’s Business Model

TripAdvisor derives substantially all of its revenue from the sale of advertising, primarily through click-based advertising and, to a lesser extent, display-based advertising. The remainder of TripAdvisor’s revenue is generated through a combination of subscription-based offerings, content licensing and its recently-launched private sale site, SniqueAway.

Click-Based Advertising Revenue. TripAdvisor’s largest source of revenue is click-based advertising, which includes TripAdvisor’s “check rates” feature as well as contextually-relevant branded and unbranded textlinks. The “check rates” feature enables users to compare pricing and availability for a particular hotel on particular dates across different advertisers’ booking engines and thereby delivers a highly-targeted audience deep into the booking paths of the advertisers’ websites. TripAdvisor’s click-based advertising partners are predominantly online travel agencies and direct suppliers in the hotel, airline and cruise product categories. Click-based advertising is generally priced on a cost-per-click (or “CPC”) basis, with payments from advertisers based on the number of users who click on each type of link. Advertisers who increase their CPC rates generally get improved positioning of, and thereby an increased number of clicks from, their click-based advertising on TripAdvisor. In some cases, contracts with advertisers are on a cost per acquisition or revenue-share basis, whereby TripAdvisor is paid a fixed price per booking or a negotiated percentage of the gross profit on bookings generated from TripAdvisor-sourced visitors. In such cases, TripAdvisor converts such payments back into an effective CPC rate in order to determine the relative position of such advertiser’s links within TripAdvisor’s overall display. Most of TripAdvisor’s click-based advertising contracts can be terminated by the advertisers at will or on short notice.

Display-Based Advertising Revenue. TripAdvisor also earns revenue from a variety of display-based advertising placements on its websites through which its advertising partners can promote their brands in a contextually-relevant manner. While purchasers of TripAdvisor’s display-based advertising include direct suppliers in the hotel, airline and cruise categories and online travel agencies, TripAdvisor has also broadened its advertiser base to include destination marketing organizations, casinos, resorts and attractions, as well as advertisers from non-travel categories. TripAdvisor generally sells its display-based advertising on a cost per thousand impressions (or “CPM”) basis. TripAdvisor’s display-based advertising products also include a number of custom-built products including the sponsorship of certain site features and functionality, as well as certain customized co-branded features.

Subscription and Other Revenue. TripAdvisor also offers advertising via classified listings that are sold for a flat fee with both annual and monthly payment models available. This advertising product is currently offered to hotels, B&Bs and other specialty lodging properties and allows subscribers to list a website URL, email address and phone number on the TripAdvisor-branded websites as well as to post special offers for travelers. Individual vacation property owners or managers can also pay an annual subscription fee to list properties with TripAdvisor’s Holiday Lettings and FlipKey websites, as well as with select TripAdvisor-branded websites. Other sources of revenue include licensing TripAdvisor content to its partners and marketing discounted hotel room nights and coupons on its private members-only website, SniqueAway.

TripAdvisor’s Strategic Relationships

Critical to TripAdvisor’s success are its relationships with online travel agencies, travel suppliers and other partners.

Expedia Brands. In recent years, TripAdvisor’s commercial arrangements with Expedia businesses, pursuant to which Expedia has purchased click-based advertising from TripAdvisor, have primarily been on a revenue-share basis (which TripAdvisor converts to effective CPCs). For the year ended December 31, 2010, approximately $171 million or 35% of TripAdvisor’s total revenue was derived from Expedia businesses. Following the spin-off, new commercial arrangements with Expedia businesses, including Expedia.com and Hotels.com, all of which are intended to reflect arms’-length terms, are expected to be implemented and are described in “Proposal 1—The Spin-Off Proposal—Relationship Between Expedia and TripAdvisor After the Spin-Off” elsewhere in this proxy statement/prospectus. The new arrangements are expected to have terms of up to one year. Following the spin-off, Expedia expects to reduce the percentage of gross profit (on bookings generated from TripAdvisor-sourced visitors) that it pays to TripAdvisor for click-based advertising, which it expects will have the effect of reducing its marketing spend with TripAdvisor, although TripAdvisor expects that some of this lost revenue may be replaced by advertising from other customers. See the Unaudited Pro Forma Condensed Consolidated Financial Statements for Expedia and TripAdvisor, and the related notes, in Annex B and C, respectively, for further information.

Other Click-Based Advertisers. TripAdvisor has click-based advertising relationships with the vast majority of the leading online travel agencies globally as well as a variety of travel suppliers pursuant to which these companies purchase traveler leads from TripAdvisor, generally on a CPC basis. These relationships are strategically important to TripAdvisor but most can be terminated by the advertiser with very short notice.

Content-Related Partnerships. TripAdvisor has a content licensing program utilized by over 250 licensed partners across the world, including hotel chains, online travel agents, tourist boards, airlines and media sites. Partners benefit from TripAdvisor’s user-generated content, such as reviews, ratings, and traveler forums. In addition, TripAdvisor powers review collection for partners such as Accor Hotels, enabling them to collect reviews from their own customers post-stay. TripAdvisor is also developing mobile partnerships with carriers and mobile device manufacturers such as Nokia, which has pre-installed a customized version of the TripAdvisor mobile application on its mobile devices.

Syndication Partners. TripAdvisor also syndicates its CPC advertising services to third-party websites. The largest such syndication relationship is with Yahoo! Travel Guides, pursuant to which TripAdvisor is the exclusive provider of “check rates” advertising on the Yahoo! Travel Guides’ hotel pages for a multi-year term.

TripAdvisor’s Competition

TripAdvisor faces competition for travel reviews, users and advertisers. TripAdvisor’s primary competitors include large search engines, such as Google and Google Places, Yahoo! and Yahoo! Travel, Microsoft’s Bing and Bing Travel, and Baidu, and online travel agencies, such as Expedia and Priceline and their respective subsidiaries. TripAdvisor also competes with a wide range of other companies, including, among others, Ctrip, HolidayCheck, HomeAway, Kayak, Qunar, TravelZoo and Yelp. As the market evolves for online travel content and the technology supporting it, including new platforms such as mobile and tablet competing devices, TripAdvisor anticipates that the existing competitive landscape will change and new competitors may emerge.

Competition for Content and Travel Reviews. After the spin-off, TripAdvisor expects to be the leading global platform for travel-related reviews and opinions. While several more regionally-focused competitors do exist, these competitors currently lack the global scale enjoyed by TripAdvisor, although they could achieve similar scale over time.

TripAdvisor also faces competition in the travel review space from online travel agencies, such as Expedia and Priceline and their respective subsidiaries, which solicit reviews from travelers who book travel on their websites. Moreover, networks with significant installed user bases such as Google (via Google Places) have begun to, and other networks or platforms, like Facebook, could choose to, compete more directly by attracting and accumulating user-generated travel reviews and opinions or may pursue the acquisition of travel-related content directly from consumers.

Competition for Users. In the competition to attract users, TripAdvisor relies on its ability to acquire traffic through offline brand recognition and brand-direct efforts such as email, paid search advertising, and natural search traffic. Natural search traffic results correlate to how TripAdvisor’s pages are indexed in search engines and how prominently those pages are displayed in search results. Natural search traffic can be affected by a number of factors including competitive site content, changes to TripAdvisor site architecture and page designs, changes to search engine ranking algorithms, or changes to display ordering in search engine results such as preferred placement for internal products offered by search engines. Search engine advertising is a competitive marketplace with competitors continually updating their traffic acquisition strategies and economic models across a large number of keywords and markets.

Competition for Advertisers. TripAdvisor competes with search engines, such as Google, Bing, and Yahoo! Search, online media companies and ad networks, as well as offline advertising sources, such as television and print media, for travel supplier, online travel agency and other travel-related advertising dollars. These competitors have large client bases and significantly greater resources than those of TripAdvisor, and competition from these parties could cause TripAdvisor to lose advertising customers or share of advertising expenditures. Despite the competitive environment for advertisers, TripAdvisor currently provides well-qualified travel leads that result in increased brand exposure and traffic for its advertising partners.

TripAdvisor’s Intellectual Property Rights

TripAdvisor’s intellectual property, including patents, trademarks, copyrights, domain names, trade dress, proprietary technology and trade secrets, is an important component of its business. TripAdvisor relies on its intellectual property rights in its content, proprietary technology, software code, ratings indexes, databases of reviews and forum content, images, videos, graphics and brands. TripAdvisor has acquired some of its intellectual property rights through licenses and content agreements with third parties. These licenses and agreements may place restrictions on TripAdvisor’s use of the intellectual property.

TripAdvisor protects its intellectual property by relying on its terms of use, confidentiality procedures and contractual provisions, as well as on international, national, state and common law rights. In addition, TripAdvisor enters into confidentiality and invention assignment agreements with employees and contractors, and confidentiality agreements with other third parties.

TripAdvisor protects its brands by pursuing the registration of its core brands, such as TripAdvisor and the Owl Logo, maintaining its trademark portfolio, securing contractual trademark rights when appropriate, and relying on common law trademark rights when appropriate. TripAdvisor also registers copyrights and domain names as deemed appropriate. TripAdvisor also protects its trademarks, domain names and copyrights with an enforcement program and use of intellectual property licenses.

Intellectual property protection may not be available or may not be sought, sufficient or effective in every jurisdiction where TripAdvisor operates. Contractual disputes or limitations may affect the use of TripAdvisor’s intellectual property governed by private contract. In addition, TripAdvisor may not locate or pursue every trademark, domain name or copyright infringement that exists. The failure to protect its intellectual property in an effective manner, or challenges to its intellectual property rights, could materially adversely affect TripAdvisor’s business or ability to compete, result in erosion of its brand names and content and/or limit its ability to control marketing on or through the internet using TripAdvisor’s various domain names. Any unauthorized use of TripAdvisor’s intellectual property may cause it to incur substantial costs and diversion of management and technical resources, any of which could adversely affect its business or ability to compete.

TripAdvisor has considered, and will continue to consider, the appropriateness of filing for patents to protect future inventions, as circumstances may warrant. However, many patents protect only specific inventions and there can be no assurance that others may not create new products or methods that achieve similar results without infringing upon patents owned by TripAdvisor.

From time to time, TripAdvisor may be subject to legal proceedings and third-party claims in the ordinary course of business, including claims of alleged infringement or violation by TripAdvisor of the trademarks, copyrights, patents and other intellectual property rights of third-parties. In addition, litigation may be necessary in the future to enforce TripAdvisor’s intellectual property rights, protect its trade secrets, or to determine the validity and scope of proprietary rights claimed by others. Any such litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm TripAdvisor’s business.

Regulation Relevant to TripAdvisor

In the ordinary course of business, TripAdvisor and its subsidiaries are parties to legal proceedings and claims involving alleged infringement of third-party intellectual property rights, defamation, and other claims. There may be claims or actions pending or threatened against TripAdvisor of which TripAdvisor is currently not aware and the ultimate disposition of which would have a material adverse effect on TripAdvisor.

TripAdvisor provides advertising data and information and conducts marketing activities that are subject to federal and state consumer protection laws that regulate unfair and deceptive practices. The United States and European Union have begun to adopt legislation that regulates certain aspects of the internet, including online editorial and user-generated content, user privacy, behavioral targeting and online advertising, taxation, and liability for third-party activities.

Federal, state, local and foreign governments are also considering alternative legislative and regulatory proposals that would increase regulation on internet advertising. It is impossible to predict whether new taxes or regulations will be imposed on TripAdvisor’s services, and whether or how TripAdvisor might be affected. Increased regulation of the internet could increase the cost of doing business or otherwise materially adversely affect TripAdvisor’s business, financial condition or operational results.

TripAdvisor Employees

As of June 30, 2011, TripAdvisor had just over 1,100 employees. Of these employees, approximately 660 were based in the United States. None of its employees is represented by a labor union or is subject to a collective bargaining agreement. TripAdvisor believes that relations with its employees are good.

TripAdvisor Properties

TripAdvisor leases approximately 108,000 square feet for its corporate headquarters in Newton, Massachusetts. It also leases an aggregate of approximately 110,000 square feet at 18 other locations across North America, Europe and Asia, primarily for TripAdvisor’s international management teams, sales offices, and subsidiary headquarters. TripAdvisor believes that its current facilities are adequate for its current operations and that additional leased space can be obtained on reasonable terms if needed.

TripAdvisor Seasonality

Expenditures by travel advertisers tend to be seasonal. Traditionally, TripAdvisor’s strongest quarter has been the third quarter, which is a key travel research period, with the weakest quarter being the fourth quarter. However, adverse economic conditions or continued growth of its international operations with differing holiday peaks may influence the typical trend of TripAdvisor’s seasonality in the future.

TripAdvisor Capitalization

The following table presents TripAdvisor’s cash and short-term investments and capitalization as of June 30, 2011 on a historical basis and on an unaudited pro forma basis giving effect to the spin-off and planned TripAdvisor financing. The pro forma amounts for the spin-off and financing include $400 million in indebtedness that TripAdvisor expects to owe at the time of its separation from Expedia. Prior to the spin-off, TripAdvisor expects to distribute to Expedia the net proceeds of the financing and any cash on hand in excess of $165 million, which amount would be expected to be retained. The spin-off of TripAdvisor and the related financing transactions are described in Annex C in the notes to TripAdvisor’s Unaudited Pro Forma Condensed Consolidated Financial Statements, which pro forma financial statements give effect to the spin-off and financing transactions as if they had been consummated on June 30, 2011 for balance sheet purposes and on January 1, 2010 for statement of operations purposes.

The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and TripAdvisor believes such assumptions are reasonable under the circumstances.

The table below is not necessarily indicative of TripAdvisor’s cash and short-term investments and capitalization had the spin-off and the related financing transactions been completed on June 30, 2011. The capitalization table below may not reflect the capitalization or financial condition which would have resulted had TripAdvisor been operating as an independent, publicly-traded company at that date and is not necessarily indicative of TripAdvisor’s future capitalization or financial condition.

	As of June 30, 2011
	Actual	As Adjusted
	(In thousands)
Cash and short-term investments(1)	$132,691	$165,000
Debt obligations(2)(3)
Debt obligations	$4,635	$404,635

Equity
Invested equity	648,283	—
Common stock	—	124
Class B common stock	—	13
Additional paid-in capital	—	208,473
Accumulated other comprehensive loss	(1,271)	(1,271)

Total Equity	647,012	207,339

Total Capitalization	$651,647	$611,974

(1)	Actual balance includes cash and cash equivalents of $112 million and short-term investments of $21 million.
(2)	At the time the spin-off is effective, TripAdvisor also expects to have entered into a $200 million revolving credit facility with a term of five years, which is assumed to be unused at the time of the spin-off.
(3)	The five-year, $400 million term loan will be repayable in quarterly installments equal to 1.25% of the original principal amount in year 2012 and 2.5% of the original principal amount in each year thereafter with the balance due on the final maturity date.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of TripAdvisor

The following discussion describes the financial condition and results of operations of TripAdvisor as though TripAdvisor were a separate company as of the dates and for the periods presented and includes the businesses, assets and liabilities that will comprise TripAdvisor following the spin-off. You should read this discussion in conjunction with TripAdvisor’s combined financial statements and accompanying notes included in Annex E to this proxy statement/prospectus.

Spin-Off

On April 7, 2011, Expedia announced its plan to separate into two independent public companies. The transaction is referred to as the spin-off and the new company that will hold the TripAdvisor travel media brands is referred to as “TripAdvisor.”

Overview

TripAdvisor is an online travel research company, empowering users to plan and enjoy the ideal trip. TripAdvisor’s travel research platform aggregates reviews and opinions of members about destinations, accommodations, restaurants and activities throughout the world through its flagship TripAdvisor brand. TripAdvisor branded websites include tripadvisor.com in the United States and localized versions of the website in 29 countries, including in China under the brand daodao.com. In addition to the flagship TripAdvisor brand, TripAdvisor manages and operate websites under 18 other travel media brands, connected by the common goal of providing comprehensive travel planning resources across the travel sector.

Current Trends Affecting TripAdvisor’s Business

Increasing Competition. The travel review industry and, more generally, the business of collecting and aggregating travel-related resources and information, has become increasingly competitive. In recent years, an increasing number of companies, such as search companies Google and Baidu and several large online travel agencies, have begun to collect and aggregate travel information and resources. TripAdvisor plans to continue to invest in order to remain the leading source of travel reviews as well as continuing to enhance its content and user experience.

Increasing Use of Internet and Social Media to Access Travel Information. Commerce, information and advertising continue to migrate to the internet and away from traditional media outlets. TripAdvisor believes that this trend will create strategic growth opportunities, allowing TripAdvisor to attract new consumers and develop unique and effective advertising solutions.

Consumers are increasingly using online social media, such as Facebook, as a means to communicate and exchange information, including travel information and opinions. Consumers are also increasingly using mobile and tablet computing devices to access the internet. To address these demands, TripAdvisor has developed and continues to develop mobile and tablet applications to allow greater access to the company’s travel information and resources. In addition, TripAdvisor has made significant efforts related to social networking in order to leverage the expanded use of this channel.

Cost-Per-Click. In recent years, a majority of TripAdvisor’s revenue growth resulted from higher click-based revenue due to increased traffic on its websites and an increase in the volume of clicks on advertisers’ placements. Although click-based revenue growth has not generally been driven by CPC pricing, TripAdvisor remains focused on the various factors that could impact CPC pricing fluctuations, including, but not limited to, the overall economy, the ability of advertisers to monetize TripAdvisor’s traffic, the quality and mix of traffic to TripAdvisor, the quality and mix of traffic from TripAdvisor’s advertising placements to advertisers, as well as advertisers’ evolving approach to transaction attribution models and return on investment targets.

Global Economic Conditions. In late 2008 and throughout 2009, weak global economic conditions created uncertainty for travelers and suppliers, and pressured discretionary spending on travel and advertising. As a result, TripAdvisor’s revenue growth slowed in 2009 with a corresponding pull back in sales and marketing and a reduction in general and administrative expenses. Throughout 2010 and into 2011, the travel industry has been gradually improving after weathering the recession in 2009. With the improved economic conditions, TripAdvisor reaccelerated sales and marketing spending and increased other operating costs to support expansion and has experienced increased click volumes and revenue growth during these periods. Global economic conditions remain uncertain and, as such, TripAdvisor’s near-term visibility remains limited.

Commercial Arrangements with Expedia Businesses. Following the spin-off, new commercial arrangements with Expedia businesses, including Expedia.com and Hotels.com, are expected to be implemented and are described in “Proposal 1—The Spin-Off Proposal—Relationship Between Expedia and TripAdvisor After the Spin-Off.” The new arrangements are expected to have terms of up to one year. Following the spin-off, Expedia expects to reduce the amount it pays to TripAdvisor (on bookings generated from TripAdvisor-sourced visitors) for click-based advertising, which it expects will have the effect of reducing its marketing spend with TripAdvisor. TripAdvisor expects that some of this lost revenue may be replaced by advertising from other customers.

Segment

TripAdvisor has one reportable segment. The segment is determined based on how TripAdvisor’s chief operating decision maker manages TripAdvisor’s business, makes operating decisions and evaluates operating performance.

Results of Operations for the Three and Six Months Ended June 30, 2011 and 2010 and the Years Ended December 31, 2010, 2009 and 2008

Revenue

TripAdvisor derives substantially all of its revenue through the sale of advertising, primarily through click-based advertising and, to a lesser extent, display-based advertising. In addition, TripAdvisor earns revenue through a combination of subscription-based offerings, content licensing and its recently launched private sale website, SniqueAway.

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Click-based advertising	$134	$102	31%	$254	$199	28%
Display-based advertising	23	19	21%	42	35	20%
Subscription and other	12	4	207%	22	5	310%

Total revenue	$169	$125	35%	$318	$239	33%

Revenue increased during the three and six months ended June 30, 2011, compared to the same periods in 2010, primarily due to an increase in monthly unique internet protocol (“IP”) addresses to the TripAdvisor-branded sites of 42% and 38%, respectively, which drove greater click-based and display-based advertising revenue. Subscription and other revenue grew due to the launch of Business Listings in January 2010, the acquisition of Holiday Lettings in June 2010 and the launch of SniqueAway in September 2010.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Click-based advertising	$384	$302	$258	27%	17%
Display-based advertising	72	49	39	47%	26%
Subscription and other	29	1	1	3,227%	(27%)

Total revenue	$485	$352	$298	38%	18%

In 2010 and 2009, the increase in revenue was primarily due to an increase in monthly unique IP addresses to the TripAdvisor-branded sites of 47% and 49%, respectively, which drove greater click-based and display-based advertising revenue. Subscription and other revenue grew in 2010 due to the launch of Business Listings in January 2010, the acquisition of Holiday Lettings in June 2010 and the launch of SniqueAway in September 2010.

In addition to the above product revenue discussion, related-party revenue from Expedia, which consists primarily of click-based advertising, is as follows:

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Related-party revenue from Expedia	$59	$43	38%	$113	$85	33%
% of revenue	35.0%	34.3%		35.5%	35.6%

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Related-party revenue from Expedia	171	140	98	22%	43%
% of revenue	35.3%	39.7%	32.7%

Subsequent to the spin-off, Expedia anticipates that it will reduce marketing spend with TripAdvisor; however, TripAdvisor expects that some of this reduction to revenue may be replaced by revenue from other customers. TripAdvisor estimates annual net revenue may be reduced by approximately 2% to 5%.

Cost of Revenue

Cost of revenue primarily consists of data center costs to support TripAdvisor’s websites, ad serving fees, flight search service fees and credit card processing, including merchant fees and charge backs.

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Cost of revenue	$3	$2	58%	$5	$3	51%
% of revenue	1.6%	1.4%		1.6%	1.4%

Cost of revenue increased during the three and six months ended June 30, 2011, compared to the same periods in 2010, primarily due to higher data center costs and credit card merchant fees.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Cost of revenue	$7	$5	$2	61%	89%
% of revenue	1.5%	1.3%	0.8%

In 2010 and 2009, the primary drivers of the increase in cost of revenue expense were higher costs related to an increase in flight search volume and data center costs in support of higher site traffic.

Selling and Marketing

Selling and marketing expense primarily relates to direct costs, including traffic acquisition costs from search engines and affiliate program commissions, brand advertising and public relations. The remainder of the expense relates to indirect costs, including personnel and related overhead and stock-based compensation costs.

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Direct costs	$34	$19	75%	$61	$39	55%
Indirect costs	19	12	56%	36	23	57%

Total selling and marketing	$53	$31	68%	$97	$62	55%

% of revenue	31.1%	25.0%		30.4%	26.1%

Direct selling and marketing expenses increased $15 million and $21 million during the three and six months ended June 30, 2011, compared to the same periods in 2010, primarily due to higher traffic acquisition costs. Indirect selling and marketing costs increased $7 million and $13 million during the three and six months ended June 30, 2011, compared to the same periods in 2010, primarily due to an increase in headcount.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Direct costs	$88	$70	$70	26%	0%
Indirect costs	52	36	28	47%	26%

Total selling and marketing	$140	$106	$98	33%	8%

% of revenue	29.0%	30.0%	33.0%

The increase in selling and marketing expense in 2010 was due to an increase in online and offline marketing expenses, including affiliate marketing expenses, search engine marketing, other traffic acquisition costs, and higher personnel costs primarily due to an increase in headcount, including personnel added through acquisitions. The increase in selling and marketing expenses in 2009 was due to higher personnel costs primarily due to an increase in headcount, including personnel added through acquisitions.

Technology and Content

Technology and content expense includes product development, website engineering and content expense, as well as information technology costs to support TripAdvisor’s infrastructure, back-office applications and overall monitoring and security of its networks, and is principally comprised of personnel and overhead costs, including stock-based compensation, depreciation and amortization expense of technology assets including hardware, and purchased and internally developed software, and other costs including licensing and maintenance expense.

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Personnel and overhead	$12	$10	18%	$23	$19	25%
Depreciation and amortization of technology assets	4	2	51%	7	5	52%
Other	1	1	269%	3	1	150%

Total technology and content	$17	$13	31%	$33	$25	36%

% of revenue	10.1%	10.4%		10.5%	10.3%

The increase of $4 million and $9 million in technology and content expense during the three and six months ended June 30, 2011, compared to the same periods in 2010, was primarily due to increased personnel costs from increased headcount as well as an increase in depreciation and amortization expense of technology assets primarily due to the amortization of capitalized website development costs.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Personnel and overhead	$40	$26	$22	51%	20%
Depreciation and amortization of technology assets	10	8	4	34%	85%
Other	4	3	4	16%	(26)%

Total technology and content	$54	$37	$30	45%	23%

% of revenue	11.1%	10.5%	10.1%

The year-over-year increase of $17 million in technology and content expense in 2010 was primarily due to increased personnel costs from increased headcount to support business expansion, including site launches in ten countries, enhanced site features and mobile initiatives, as well as personnel added through acquisitions, and an increase in depreciation and amortization expense of technology assets.

The year-over-year increase of $7 million in technology and content expense in 2009 was primarily due to increased personnel costs from increased headcount to support a number of business initiatives, including site launches in eight countries and enhanced site features, as well as personnel added through acquisitions, and an increase in depreciation and amortization of technology assets.

General and Administrative

General and administrative expense consists primarily of personnel and related overhead costs, including executive leadership, finance, legal and human resource functions and stock-based compensation as well as fees for external professional services including legal, tax and accounting, and other costs including bad debt expense.

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Personnel and overhead	$7	$6	10%	$15	$11	32%
Professional service fees and other	2	3	(28)%	3	3	28%

Total general and administrative	$9	$9	(1)%	$18	$14	31%

% of revenue	5.2%	7.1%		5.6%	5.7%

There was no significant change in general and administrative expense for the three months ended June 30, 2011 compared to the same period in 2010. During the six months ended June 30, 2011, the increase in general and administrative expense compared to the prior year period was primarily due to an increase in headcount.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Personnel and overhead	$27	$13	$20	100%	(35%)
Professional service fees and other	7	3	3	203%	3%

Total general and administrative	$34	$16	$23	116%	(31%)

% of revenue	7.1%	4.5%	7.7%

In 2010, the increase in general and administrative expense was primarily due to an increase in personnel costs, including incentive compensation, as well as an increase in bad debt expense, agency recruiting fees, excise tax and depreciation of leasehold improvements.

In 2009, the decrease in general and administrative expense was primarily due to a decrease in personnel costs, principally from lower incentive compensation, and a decrease in bad debt expense and legal fees. These decreases were partially offset by increases in depreciation expense from leasehold improvements and rent expense.

As a result of the spin-off, the Company expects general and administrative expenses to increase by approximately $20 million to $25 million for costs to be incurred related to services previously obtained from Expedia, such as accounting, legal, tax, corporate development, real estate, additional costs associated with being a publicly traded company, as well as costs related to Expedia’s obligation to fund a charitable foundation that will be assumed by TripAdvisor in connection with the spin-off. Commensurate with the increase in general and administrative expense, the related-party shared services fee will cease, thus the net annual increase is expected to between $12 million and $17 million.

Related-Party Shared Services Fee

Related-party shared services fee is comprised of allocations from Expedia for accounting, legal, tax, corporate development, and real estate functions. These allocations were determined on the basis that Expedia and TripAdvisor considered to be reasonable reflections of the utilization of services provided or the benefit received by TripAdvisor.

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Related-party shared services fee	$2	$2	0%	$4	$4	0%
% of revenue	1.2%	1.6%		1.2%	1.7%

There was no significant change in related-party shared services fees for the three and six months ended June 30, 2011 compared to the same periods in 2010.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Related-party shared services fee	$8	$7	$8	14%	(17%)
% of revenue	1.6%	2.0%	2.8%

In 2010, the increase in related-party shared services fee was primarily due to an increase in legal, tax and treasury costs in support of international expansion.

In 2009, the decrease in related-party shared services fee was primarily due to a decrease in acquisition related activity and related support fees.

Subsequent to the spin-off, the related-party shared services fee will cease and such expenses will be included in general and administrative expense.

Amortization of Intangible Assets

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Amortization of intangible assets	$1	$3	(60%)	$3	$6	(48%)
% of revenue	0.7%	2.3%		1.0%	2.6%

During the three and six months ended June 30, 2011, the decrease in amortization of intangible assets expense compared to the prior year periods was primarily due to the completion of amortization related to certain technology intangible assets, partially offset by amortization related to the acquisition of Holiday Lettings in June 2010.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Amortization of intangible assets	$15	$14	$11	6%	24%
% of revenue	3.0%	3.9%	3.7%

In 2010, the increase in amortization of intangible assets expense was primarily due to a charge of approximately $4 million related to changes in the estimated amount of contingent purchase consideration, partially offset by the completion of amortization related to certain technology intangibles. In 2009, the increase in amortization of intangible assets expense was primarily due to amortization related to new business acquisitions, partially offset by the completion of amortization related to certain technology intangibles.

Operating Income

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Operating income	$84	$66	28%	$157	$125	26%
% of revenue	49.5%	52.3%		49.3%	52.3%

Operating income increased for the three and six months ended June 30, 2011, compared to the same periods in the prior year, primarily due to an increase in revenue, which was partially offset by a corresponding increase to operating expenses, particularly in personnel costs to support business growth and traffic acquisition costs to drive higher revenue.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Operating income	$226	$168	$125	35%	35%
% of revenue	46.7%	47.8%	41.9%

In 2010 and 2009, operating income increased primarily due to an increase in revenue, which was partially offset by a corresponding increase to operating expenses, particularly in personnel costs to support business growth and traffic acquisition costs to drive higher revenue.

Related-party Interest Income (Expense), net

Interest income (expense), net is immaterial for all periods presented and is primarily intercompany in nature, arising from the transfer of liquid funds between Expedia and TripAdvisor that occurred as part of Expedia’s treasury operations.

Other, net

Other, net is primarily comprised of net foreign exchange losses for the periods presented.

Provision for Income Taxes

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2011	2010		2011	2010
	($ in millions)			($ in millions)
Provision for income taxes	$30	$24	26%	$57	$45	28%
Effective tax rate	36.0%	37.5%		36.1%	36.6%

The effective tax rates for the three and six months ended June 30, 2011 and 2010 were higher than the 35% federal statutory rate primarily due to state income taxes and accruals related to uncertain tax positions, partially offset by earnings in jurisdictions outside the United States, where the effective rate is lower.

	Year ended December 31,			% Change
	2010	2009	2008	2010 vs 2009	2009 vs 2008
	($ in millions)
Provision for income taxes	$85	$64	$47	33%	37%
Effective tax rate	38.1%	38.6%	39.6%

The 2010 and 2009 effective tax rates were higher than the 35% federal statutory rate primarily due to state income taxes and accruals related to uncertain tax positions, partially offset by earnings in jurisdictions outside the United States, where the effective rate is lower.

In 2008, the effective tax rate was higher than the 35% statutory rate primarily due to state income taxes and accruals related to uncertain tax positions.

Financial Position, Liquidity and Capital Resources

As of June 30, 2011 and December 31, 2010, TripAdvisor had $133 million and $113 million of cash and short-term investments. Until the spin-off is completed, Expedia will provide cash management and other treasury services to TripAdvisor. As part of these services TripAdvisor regularly sweeps the majority of its domestic cash balances to Expedia and receives funding from Expedia for any domestic cash needs. Accordingly, the cash and short-term investment balances presented above, and the cash and short-term investment balances up to and as of the spin-off will, consist primarily of cash held in the United Kingdom ($122 million and $103 million as of June 30, 2011 and December 31, 2010) related to earnings TripAdvisor intends to reinvest permanently outside the United States. Cash held is primarily denominated in U.S. dollars and British pound sterling.

TripAdvisor’s cash flows are as follows:

	Year ended December 31,			Six months ended June 30,
	2010	2009	2008	2011	2010
	(In millions)
Cash provided by (used in):
Operating activities	$197	$126	$111	$114	$91
Investing activities	(140)	(149)	(302)	(105)	(82)
Financing activities	4	46	191	9	2

For the six months ended June 30, 2011, net cash provided by operating activities increased by $23 million primarily due to higher operating income after adjusting for the impacts of depreciation and amortization, partially offset by an increase in income tax payments.

In 2010, net cash provided by operating activities increased by $71 million primarily due to higher operating income after adjusting for the impacts of depreciation and amortization and cash inflows from the Business Listing product, partially offset by an increase in income tax payments. In 2009, net cash provided by operating activities increased by $15 million primarily due to higher operating income after adjusting for the impacts of depreciation and amortization, partially offset by an increase in income tax payments.

For the six months ended June 30, 2011, cash used in investing activities increased by $23 million primarily due to higher net payments to Expedia of $53 million, partially offset by a decrease of $30 million in cash paid for acquisitions.

In 2010, cash used in investing activities decreased slightly due to lower net payments to Expedia and lower cash paid for acquisitions, partially offset by the purchase of short-term investments and higher capital expenditures. In 2009, cash used in investing activities decreased primarily due to a $154 million decrease in cash paid for acquisitions.

Cash provided by financing activities for the six months ended June 30, 2011 was primarily comprised of short-term borrowings of $3 million and $5 million of transfers from Expedia to fund acquisitions.

Cash provided by financing activities in 2010 was primarily comprised of short-term borrowings of $2 million and excess tax benefits of $2 million. Cash provided by financing activities in 2009 and 2008 primarily consisted of transfers from Expedia to fund acquisitions of $46 million and $190 million, respectively.

In connection with the spin-off, TripAdvisor expects to enter into a new credit agreement providing for a senior revolving credit facility with a borrowing capacity of $200 million and a term of five years, as well as a five-year, $400 million senior term loan to TripAdvisor Holdings, LLC.

Prior to the spin-off, TripAdvisor expects to transfer to Expedia all cash in excess of $165 million and all intercompany receivable and payable balances will be extinguished. Historically, the cash TripAdvisor generates has been sufficient to fund its working capital and capital expenditure requirements both domestically and outside the United States, after giving effect to its permanent reinvestment strategy in the United Kingdom. Subsequent to the spin-off, TripAdvisor expects to fund its ongoing working capital needs, capital expenditure requirements and the growth of its business through cash flows from operations and the new revolving credit facility.

Contractual Obligations and Commercial Commitments

The following table presents TripAdvisor’s material contractual obligations and commercial commitments as of December 31, 2010:

		By Period
	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
	(In millions)
Operating leases	$12	$3	$6	$3	$—
Purchase obligations	5	2	3	—	—
Credit facility	2	2	—	—	—

Total(1)(2)	$19	$7	$9	$3	$—

(1)	Excluded from the table was $7 million of unrecognized tax benefits for which TripAdvisor cannot make a reasonably reliable estimate of the amount and period of payment.
(2)	Excluded from the table was the five-year, $400 million senior term loan that TripAdvisor expects to be made to TripAdvisor Holdings, LLC in connection with and prior to the spin-off. The term loan will be repayable in quarterly installments equal to 1.25% of the original principal amount in year 2012 and 2.5% of the original principal amount in each year thereafter with the balance due on the final maturity date. Also excluded from table is the $200 million, five-year senior revo1ving credit facility that TripAdvisor and certain of its post spin-off subsidiaries expect to enter into in connection with and prior to the spin-off. Immediately after consummation of the spin-off, the term loan and loans under the revolving credit facility will bear interest per annum at LIBOR plus 175 bps, which, as of June 30, 2011 and assuming a 1-month interest period, would have been 1.94% per annum, and undrawn amounts will be subject to a commitment fee of 30 bps. See “Proposal 1—The Spin-Off Proposa1—Post-Spin-Off TripAdvisor Financing Arrangements” for further information.

In August 2010, certain of TripAdvisor’s post spin-off Chinese subsidiaries entered into a RMB67,000,000 (approximately $10 million), one-year revolving credit facility with Bank of America. In June 2011, the revolving credit facility was amended to extend the facility to March 2012 and increase the borrowing capacity to RMB130,000,000 (approximately $20 million). The facility is unconditionally guaranteed by Expedia, Inc. This guarantee will be released at or prior to the spin-off. As of June 30, 2011, there was $5 million of borrowings outstanding under this facility.

Certain TripAdvisor entities are guarantors of Expedia’s credit facility and outstanding senior notes. These guarantees are full, unconditional, joint and several, and will be released upon the spin-off.

In addition, in connection with the spin-off, TripAdvisor will assume Expedia’s obligation to fund a charitable foundation. The Board of Directors of the charitable foundation is currently comprised of Stephen Kaufer, Dara Khosrowshahi and Burke Norton. The obligation is calculated at 1.7% of Operating Income Before Amortization (“OIBA”) for the year ended December 31, 2011 and 2.0% of OIBA for subsequent years. OIBA is TripAdvisor’s primary operating metric for evaluating segment performance and is detailed within Note 11, Segment Information, of TripAdvisor’s combined financial statements included in Annex E to this proxy statement/prospectus.

Other than as described above, there were no material changes in TripAdvisor’s contractual obligations and commercial commitments as of June 30, 2011. In addition, other than the items described above, TripAdvisor does not have any off-balance sheet arrangements as of December 31, 2010 or June 30, 2011.

Critical Accounting Policies and Estimates

Critical accounting policies and estimates are those that TripAdvisor believes are important in the preparation of its combined financial statements because they require that management use judgment and estimates in applying those policies. TripAdvisor prepares its combined financial statements and accompanying notes in accordance with generally accepted accounting principles in the United States (“GAAP”). Preparation of the combined financial statements and accompanying notes requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the combined financial statements as well as revenue and expenses during the periods reported. Management bases its estimates on historical experience, where applicable, and other assumptions that it believes are reasonable under the circumstances. Actual results may differ from estimates under different assumptions or conditions.

There are certain critical estimates that TripAdvisor believes require significant judgment in the preparation of the combined financial statements. TripAdvisor considers an accounting estimate to be critical if:

•	It requires TripAdvisor to make an assumption because information was not available at the time or it included matters that were highly uncertain at the time management was making the estimate; and/or

•	Changes in the estimate or different estimates that management could have selected may have had a material impact on TripAdvisor’s financial condition or results of operations.

For more information on each of these policies, see Note 2—Significant Accounting Policies, in the notes to combined financial statements, which are included in Annex E to this proxy statement/prospectus. A discussion of information about the nature and rationale for TripAdvisor’s critical accounting estimates is below.

Recoverability of Goodwill and Indefinite and Definite-Lived Intangible Assets

Goodwill. TripAdvisor assesses goodwill for impairment annually as of October 1, or more frequently, if events and circumstances indicate impairment may have occurred. The impairment test requires TripAdvisor to estimate the fair value of its reporting units. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is potentially impaired and TripAdvisor proceeds to step two of the impairment analysis. In step two of the analysis, TripAdvisor will record an impairment loss equal to the excess of the carrying value of the reporting unit’s goodwill over its implied fair value should such a circumstance arise.

TripAdvisor generally bases its measurement of fair value of its reporting units on a blended analysis of the present value of future discounted cash flows and market valuation approach. The discounted cash flows model indicates the fair value of the reporting units based on the present value of the cash flows that TripAdvisor expects the reporting units to generate in the future. TripAdvisor’s significant estimates in the discounted cash flows model include: its weighted average cost of capital; long-term rate of growth and profitability of its business; and working capital effects. The market valuation approach estimates the fair value of the business based on a comparison of TripAdvisor to comparable publicly traded companies in similar lines of business. TripAdvisor’s significant estimates in the market approach model include identifying similar companies with comparable business factors such as size, growth, profitability, risk and return on investment and assessing comparable revenue and operating income multiples in estimating the fair value of the reporting units.

TripAdvisor believes the use of discounted cash flows and market approach on a weighted basis is the best method for determining the fair value of its reporting units because these are the most common valuation methodologies used within the travel and internet industries; and the blended use of both models compensates for the inherent risks associated with either model if used on a stand-alone basis.

Indefinite-Lived Intangible Assets. TripAdvisor bases its measurement of fair value of indefinite-lived intangible assets, which consist of trade name and trademarks, using the relief-from-royalty method. This method assumes that the trade name and trademarks have value to the extent that their owner is relieved of the obligation to pay royalties for the benefits received from them. This method requires us to estimate the future revenue for the related brands, the appropriate royalty rate and the weighted average cost of capital.

Definite-Lived Intangible Assets. TripAdvisor reviews the carrying value of long-lived assets or asset groups to be used in operations whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others. If such facts indicate a potential impairment, TripAdvisor assesses the recoverability of an asset group by determining if the carrying value of the asset group exceeds the sum of the projected undiscounted cash flows expected to result from the use and eventual disposition of the assets over the remaining economic life of the primary asset in the asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, TripAdvisor will estimate the fair value of the asset group using appropriate valuation methodologies, which would typically include an estimate of discounted cash flows. Any impairment would be measured as the difference between the asset group’s carrying amount and its estimated fair value.

The use of different estimates or assumptions in determining the fair value of TripAdvisor’s goodwill, indefinite-lived and definite-lived intangible assets may result in different values for these assets, which could result in an impairment or, in the period in which an impairment is recognized, could result in a materially different impairment charge. As of October 1, 2010 and 2009, the fair value of each goodwill reporting unit significantly exceeded its carrying values.

Income Taxes

TripAdvisor is included in the consolidated income tax returns filed by Expedia. TripAdvisor computes and accounts for its income taxes on a separate tax return basis. TripAdvisor records income taxes under the liability method. Deferred tax assets and liabilities reflect its estimation of the future tax consequences of temporary differences between the carrying amounts of assets and liabilities for book and tax purposes. TripAdvisor determines deferred income taxes based on the differences in accounting methods and timing between financial statement and income tax reporting. Accordingly, TripAdvisor determines the deferred tax asset or liability for each temporary difference based on the enacted tax rates expected to be in effect when TripAdvisor realizes the underlying items of income and expense. TripAdvisor considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent earnings experience by jurisdiction, expectations of future taxable income and the carryforward periods available for tax reporting purposes, as well as other relevant factors. TripAdvisor may establish a valuation allowance to reduce deferred tax assets to the amount it believes is more likely than not to be realized. Due to inherent complexities arising from the nature of its businesses, future changes in income tax law, tax sharing agreements or variances between its actual and anticipated operating results, TripAdvisor makes certain judgments and estimates. Therefore, actual income taxes could materially vary from these estimates.

TripAdvisor records liabilities to address uncertain tax positions it has taken in previously filed tax returns or that it expects to take in a future tax return. The determination for required liabilities is based upon an analysis of each individual tax position, taking into consideration whether it is more likely than not that the tax position, based on technical merits, will be sustained upon examination. For those positions for which TripAdvisor concludes it is more likely than not it will be sustained, TripAdvisor recognizes the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with the taxing authority. The difference between the amount recognized and the total tax position is recorded as a liability. The ultimate resolution of these tax positions may be greater or less than the liabilities recorded.

Stock-Based Compensation

In 2009 and 2010, TripAdvisor, through Expedia, awarded stock options as its primary form of employee stock-based compensation. The value of stock option awards was measured on the date of grant at fair value using the Black-Scholes option valuation model. TripAdvisor amortizes the fair value, net of estimated forfeitures, over the remaining term on a straight-line basis. The Black-Scholes model requires various highly judgmental assumptions including volatility and expected option term. If any of the assumptions used in the Black-Scholes model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period.

TripAdvisor records stock-based compensation expense net of estimated forfeitures. In determining the estimated forfeiture rates for stock-based awards, a periodic assessment is conducted using the actual number of equity awards that have been forfeited to date as well as those expected to be forfeited in the future. Many factors are considered when estimating expected forfeitures, including the type of award, the employee class and historical experience. The estimate of stock awards that will ultimately be forfeited requires significant judgment and to the extent that actual results or updated estimates differ from current estimates, such amounts will be recorded as a cumulative adjustment in the period such estimates are revised.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

TripAdvisor’s exposure to market rate risk for changes in interest rates relates primarily to its short-term time deposits. TripAdvisor invests a portion of its excess cash in time deposits. At December 31, 2010 the time deposits were not material and as such, an increase or decrease in interest rates would not have a significant impact on TripAdvisor’s financial position.

Foreign Currency Exchange Risk

TripAdvisor conducts business in certain international markets, primarily the European Union and China. Because TripAdvisor operates in international markets, TripAdvisor has exposure to different economic climates, political arenas, tax systems and regulations that could affect foreign exchange rates. TripAdvisor’s primary exposure to foreign currency risk relates to transacting in foreign currency and recording the activity in

U.S. dollars. Changes in exchange rates between the U.S. dollar and these other currencies will result in transaction gains or losses, which TripAdvisor recognizes in its consolidated statements of operations.

As currency exchange rates change, translation of statements of operations of TripAdvisor’s international businesses into U.S. dollars affects year-over-year comparability of operating results. Historically, TripAdvisor has not hedged translation risks because cash flows from international operations were generally reinvested locally.

As TripAdvisor increases its operations in international markets, it becomes increasingly exposed to potentially volatile movements in currency exchange rates. These movements, if material, could cause TripAdvisor to adjust its financing and operating strategies.

Foreign exchange gains and losses were not material to TripAdvisor’s earnings in 2010, 2009 and 2008 and for the six months ended June 30, 2011 and 2010.

TripAdvisor Management

Directors

The TripAdvisor Board of Directors (the “TripAdvisor Board”) is currently expected to consist of 10 directors, including the seven persons named below, each of whom has consented to be named in this proxy statement/prospectus. There are no family relationships among directors or executive officers of TripAdvisor.

Name	Age	Position
Barry Diller	69	Chairman and Senior Executive
Stephen Kaufer	48	Chief Executive Officer and Director
Victor A. Kaufman	68	Director
Dara Khosrowshahi	42	Director
Jonathan F. Miller	54	Director
Jeremy Philips	38	Director
Robert S. Wiesenthal	45	Director

Barry Diller has been the Chairman of the Expedia Board and Senior Executive of Expedia since completion of the IAC/Expedia spin-off. Mr. Diller has been the Chairman of the Board and Senior Executive of IAC since December 2010 and also served as Chairman of the Board and Chief Executive Officer of IAC (and its predecessors) from August 1995 through November 2010. Mr. Diller also previously served as the Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010 and as the Chairman of the Board of Live Nation Entertainment from January 2010 through October 2010 and remained a member of the Board of Live Nation Entertainment through January 2011. He served as Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994 and as the Chairman of the Board and Chief Executive Officer of Fox, Inc. from 1984 to 1992. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is currently a member of the Boards of Directors of The Washington Post Company and of The Coca-Cola Company. Mr. Diller is also a member of the Board of Councilors for the University of Southern California’s School of Cinematic Arts, the New York University Board of Trustees, the Executive Board for the Medical Sciences of the University of California, Los Angeles and a member of the Council on Foreign Relations.

Board Membership Qualifications: As Chairman of the Board of Expedia since its spin-off from IAC (as well as Chairman of the Board of IAC prior, during and after IAC’s acquisition of TripAdvisor in 2004), Mr. Diller has a great depth of knowledge and experience regarding TripAdvisor and its businesses. Mr. Diller has extensive management experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. In addition, Mr. Diller effectively controls over a majority of the outstanding share capital of TripAdvisor.

Stephen Kaufer co-founded TripAdvisor in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that date. Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc., an independent software vendor specializing in programming and testing tools, and co-founded CenterLine Software and served as its Vice President of Engineering. Mr. Kaufer serves on the boards of several privately-held companies, including CarGurus, LLC, LiveData, Inc., and GlassDoor, Inc., as well as the charity, Caring for Carcinoid Foundation.

Board Membership Qualifications: As co-founder of TripAdvisor and through his service as its Chief Executive Officer, Mr. Kaufer has extensive knowledge of TripAdvisor’s business and operations, and significant experience in the online advertising sector of the global travel industry. Mr. Kaufer also possesses strategic and governance skills gained through his executive and director roles with several privately-held companies.

Victor A. Kaufman has been a director and the Vice Chairman of Expedia since completion of the IAC/Expedia spin-off. Mr. Kaufman has been a director of IAC (and its predecessors) since December 1996 and has served as the Vice Chairman of IAC since October 1999. Mr. Kaufman also previously served as Vice Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010 and as a director of Live Nation Entertainment from January 2010 through December 2010. Mr. Kaufman served in the Office of the Chairman of IAC from January 1997 to November 1997 and as Chief Financial Officer of IAC from November 1997 to October 1999. Prior to his tenure with IAC, Mr. Kaufman served as the Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in those capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star’s successor company, Columbia Pictures Entertainment, Inc. He resigned from those positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star.

Board Membership Qualifications: Mr. Kaufman has unique knowledge of and experience with TripAdvisor and its businesses gained through his involvement with TripAdvisor while a subsidiary of Expedia and IAC.

Mr. Kaufman also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions, as well as experience as a director serving on other public company boards.

Dara Khosrowshahi has been a director and the Chief Executive Officer of Expedia since completion of the IAC/Expedia spin-off. Mr. Khosrowshahi served as the Chief Executive Officer of IAC Travel, a division of IAC, from January 2005 to the IAC/Expedia spin-off date. Prior to his tenure as Chief Executive Officer of IAC Travel, Mr. Khosrowshahi served as Executive Vice President and Chief Financial Officer of IAC from January 2002 to January 2005. Mr. Khosrowshahi served as IAC’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002 and as President, USA Networks Interactive, a division of IAC, from 1999 to 2000. Mr. Khosrowshahi joined IAC in 1998 as Vice President of Strategic Planning and was promoted to Senior Vice President in 1999. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998.

Board Membership Qualifications: Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online advertising sector of the global travel industry gained through his service as Chief Executive Officer of Expedia, parent company to TripAdvisor, and as Chief Executive Officer of IAC Travel prior to Expedia’s spin-off from IAC. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions. In his roles as a director and Chief Executive Officer of Expedia, Mr. Khosrowshahi has gained valuable corporate governance experience.

Jonathan F. Miller is the Chairman and Chief Executive of News Corporation’s digital media group and News Corporation’s Chief Digital Officer, positions he has held since April 2009. Mr. Miller had previously been a founding partner of Velocity Interactive Group, an investment firm focusing on digital media and the consumer internet, from its inception in February 2007 until April 2009. Prior to founding Velocity, Mr. Miller served as Chief Executive Officer of AOL LLC from August 2002 to December 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services, of USA interactive, a predecessor to IAC/InterActiveCorp. Mr. Miller also served as a director of Ticketmaster Entertainment, Inc. from August 2008 until January 2010, and as a director of Live Nation Entertainment from January 2010 through April 2011. Mr. Miller serves on the Board of Trustees of the American Film Institute and is also a member of the International Academy of Television Arts & Sciences.

Board Membership Qualifications: Through his various senior leadership positions at other private and public companies and business divisions thereof, Mr. Miller possesses extensive executive, strategic, operational, and corporate governance experience. Mr. Miller also has expertise in the digital media and online advertising sectors. Further, Mr. Miller has experience as a director serving on other public company boards.

Jeremy Philips has served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange, since June 2010. Mr. Philips had previously served as an Executive Vice President in the Office of the Chairman of News Corporation from January 2006 to March 2010, and as Senior Vice President of News Corporation from July 2004 to January 2006. Prior to joining News Corporation he served in several roles, including as co-founder and Vice-Chairman of a publicly traded Internet holding company, and as an analyst at McKinsey & Company. Mr. Philips also served as a director of REA Group from March 2009 to June 2010. He holds a BA and LLB from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications: Mr. Philips has significant strategic and operational experience, acquired through his service as Chief Executive Officer and other executive-level positions at other companies. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Robert S. Wiesenthal joined Sony Corporation in July 2000 and currently serves as Group Executive, Sony Corporation; Executive Vice President and Chief Financial Officer, Sony Corporation of America; and Executive Vice President and Chief Strategy Officer, Sony Entertainment, Inc. He is a member of Sony Pictures Entertainment’s Operating Committee and sits on the Boards of Directors of Sony Music Entertainment and Sony Ericsson Mobile Communications. Mr. Wiesenthal also oversees Sony/ATV Music Publishing, Sony’s music publishing joint venture. Prior to Sony, Mr. Wiesenthal was associated with Credit Suisse First Boston, joining the firm’s Mergers and Acquisitions Group in 1988, the firm’s Media Group in 1993 and, from 1999 to 2000, serving as Managing Director and head of the firm’s Entertainment and Digital Media practices. Mr. Wiesenthal serves on the Board of Directors of Entercom Communications Corp., a position he has held since 2004. He also serves on the Board of Directors of the Hamptons International Film Festival.

Board Membership Qualifications: Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Executive Officers

Background information for Barry Diller, Senior Executive and a director of TripAdvisor, and Stephen Kaufer, President, Chief Executive Officer and a director of TripAdvisor, is provided above. Other individuals who will serve as executive officers of TripAdvisor following the spin-off will be identified at a future date.

Committees of TripAdvisor’s Board of Directors

Concurrent with the completion of the spin-off, the TripAdvisor Board of Directors expects to establish the following standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. TripAdvisor will be subject to the listing rules of the Nasdaq Stock Market or other nationally recognized stock exchange. It is expected that such rules will exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, group or another company, from certain requirements including a standing nominating committee of the Board of Directors. We expect that TripAdvisor will qualify as a controlled company, and therefore will not have a nominating committee. Upon completion of the spin-off, TripAdvisor’s Board of Directors expects to form the following committees, with committee membership to be determined:

Audit Committee. The Audit Committee of the TripAdvisor Board of Directors is expected to consist of three persons and the composition of the committee will satisfy the independence requirements under the current standards imposed by the rules of the SEC and applicable stock exchange listing rules. The TripAdvisor Board will determine which member of the Audit Committee is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934.

The Audit Committee will function pursuant to a written charter adopted by the TripAdvisor Board of Directors, pursuant to which it will be granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Securities Exchange Act. The Audit Committee will be appointed by the Board to assist the Board with a variety of matters including monitoring (1) the integrity of the financial statements of TripAdvisor, (2) the independent auditor’s qualifications and independence, (3) the performance of TripAdvisor’s internal audit function and independent auditors, and (4) the compliance by TripAdvisor with legal and regulatory requirements.

Compensation Committee. The Compensation Committee is expected to be authorized to exercise all of the powers of the Board of Directors with respect to certain matters pertaining to compensation, including administering and overseeing the Company’s executive compensation program and administering the Company’s equity compensation plans and granting awards under such stock plans. None of the members of the Compensation Committee is expected to be an employee of TripAdvisor.

Executive Committee. The Executive Committee of the Board of Directors is expected to have all the power and authority of the Board of Directors of TripAdvisor, except those powers specifically reserved to the Board by Delaware law or TripAdvisor’s organizational documents.

Other Committees. In addition to the foregoing committees, TripAdvisor’s Board of Directors, by resolution, may from time to time establish other committees of the TripAdvisor Board of Directors, consisting of one or more of its directors.

Governance Matters

Director Independence. The TripAdvisor Board of Directors expects that each of its non-employee directors, other than Messrs. Kaufman and Khosrowshahi and the directors who will be nominated by Liberty, will qualify as an “independent director” as defined by the applicable stock exchange listing rules. In making its independence determinations, the Board will consider the applicable legal standards and any relevant transactions, relationships or arrangements.

Board Leadership Structure. Mr. Diller will serve as the Chairman and as Senior Executive of TripAdvisor, and Mr. Kaufer will continue to serve as Chief Executive Officer of TripAdvisor. It is currently anticipated that the roles of Chief Executive Officer and Chairman of the Board will be separated in recognition of the differences between the two roles. The TripAdvisor Board of Directors, however, will make the appropriate determination with regard to the separation or combination of these roles concurrent with the spin-off and at anytime in the future at which it elects a new Chairman or Chief Executive Officer. Such determination will be based on the relevant facts and circumstances applicable at such time and will be, in the Board’s opinion, in the best interests of TripAdvisor stockholders. It is anticipated that independent members of the Board will chair TripAdvisor’s Audit and Compensation Committees.

Board’s Role in Risk Oversight. As part of its general oversight duties, it is currently expected that the TripAdvisor Board of Directors will oversee TripAdvisor’s risk management. We expect that this oversight role will be carried out and supported in a manner similar to that currently in operation at Expedia.

Director Compensation

TripAdvisor has not yet determined directors’ fees or other arrangements to compensate its directors for their services to the company following the spin-off. TripAdvisor expects, however, that compensation to its non-employee directors will be comprised of an annual cash retainer, additional annual cash retainers for membership on and leadership positions with board committees, and an annual equity award. As TripAdvisor expects that the compensation of its directors will be similar to the structure currently in place at Expedia, please see the discussion of director compensation arrangements that were in place at Expedia in this proxy statement/prospectus in the section entitled, “Proposal 5—Election of Directors—Compensation of Non-Employee Directors.”

Prior to the spin-off, TripAdvisor expects to adopt the TripAdvisor Non-Employee Director Deferred Compensation Plan, pursuant to which non-employee directors may defer all or a portion of their directors’ fees. Under the plan, eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units, representing the number of shares of TripAdvisor common stock that could have been purchased on the date such fees would otherwise be payable, or (ii) credited to a cash fund. If any dividends are paid on TripAdvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with interest at an annual rate equal to the weighted average prime or base lending rate of JP Morgan Chase Bank or another financial institution selected in accordance with the terms of the plan and applicable law. Upon termination of service as a director of the company, a director will receive (1) with respect to share units, such number of shares of TripAdvisor common stock as the share units represent, and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

Compensation Committee Interlocks and Insider Participation

TripAdvisor does not expect that any of the directors that will be appointed to its compensation committee will be an officer or employee of TripAdvisor, formerly an officer of TripAdvisor, or an executive officer of an entity for which an executive officer of TripAdvisor served as a member of the compensation committee or as a director during the one-year period ended December 31, 2010.

TripAdvisor Compensation Discussion and Analysis

Overview

This TripAdvisor Compensation Discussion and Analysis describes executive compensation policies, principles and elements as they relate to the following “named executive officers” of TripAdvisor, which include TripAdvisor executive officers or Expedia executive officers that performed policy making functions equivalent to those of an executive officer of TripAdvisor, during 2010: Barry Diller, Dara Khosrowshahi and Stephen Kaufer.

During 2010, Barry Diller served as the senior executive of Expedia and Dara Khosrowshahi served as Chief Executive Officer of Expedia, in connection with which each performed policy making functions for TripAdvisor equivalent to those of an executive officer. However, this Compensation Discussion and Analysis and the tabular and narrative disclosures that follow relate only to Mr. Kaufer because the compensation of Messrs. Diller and Khosrowshahi during 2010 appear in “Expedia Executive Compensation—Compensation Discussion and Analysis” elsewhere in this proxy statement/prospectus and are incorporated herein by reference. As of the date of this proxy statement/prospectus, no individual has been identified to serve as chief financial officer of TripAdvisor. However, Expedia is conducting a search for a TripAdvisor chief financial officer, and expects to appoint someone to the position prior to the spin-off.

Expedia, acting through its Compensation Committee with regard to equity compensation matters, determined the compensation of Mr. Kaufer in 2010. Accordingly, this section describes Expedia’s compensation philosophy and programs as they pertain to Mr. Kaufer. Following the spin-off, TripAdvisor will have a board of directors, which will in turn have a compensation committee or similar committee or committees with responsibility for establishing TripAdvisor’s compensation philosophy and programs and determining appropriate payments and awards to its named executive officers. Because TripAdvisor’s compensation committee has not yet been established, TripAdvisor cannot predict what compensation philosophies and programs it will adopt following the spin-off, and therefore this historical report is not necessarily indicative of the practices that TripAdvisor will follow when it is an independent public company.

Roles and Responsibilities

Expedia’s Compensation Committee is appointed by Expedia’s board of directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Expedia Compensation Committee currently consists of Jonathan L. Dolgen, William R. Fitzgerald and Peter M. Kern.

As Expedia’s Chief Executive Officer, Mr. Khosrowshahi reviewed the performance of TripAdvisor and the individual performance of Mr. Kaufer with the Expedia Compensation Committee and made a recommendation with respect to a grant of an Expedia long-term equity incentive award for Mr. Kaufer.

Role of Compensation Consultants

Expedia regularly uses survey or other data from a number of compensation consulting firms and used such data in connection with Mr. Kaufer’s 2010 compensation. A more detailed description of the compensation peer group review and use of survey and other data provided by compensation consultants is included below in the section titled “The Role of Peer Groups, Surveys and Benchmarking.”

Compensation Program Objectives

Expedia’s executive compensation program is designed to attract, motivate and retain highly skilled executives with the business experience and acumen that management and the Expedia Compensation Committee believe are necessary for achievement of Expedia’s long-term business objectives. In addition, the Expedia executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of Expedia’s stockholders. Expedia management and the Expedia Compensation Committee evaluate both performance and compensation levels to ensure that Expedia maintains its ability to attract and retain outstanding employees in executive positions and that the compensation provided to these executives remains competitive with the compensation paid to similarly situated executives at comparable companies. To that end, Expedia management and the Expedia Compensation Committee believe executive compensation packages provided by Expedia to its executive officers should include both cash and equity-based compensation.

Compensation Program Elements

General

The primary elements of the Expedia executive compensation program are base salary, cash bonus and equity compensation. The Expedia Compensation Committee reviews these elements in the first quarter of each year in light of Expedia and individual performance, recommendations from Expedia management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. Expedia management and the Expedia Compensation Committee believe that there are multiple, dynamic factors that contribute to success at an individual and business level. Expedia management and the Expedia Compensation Committee have therefore avoided adopting strict formulas and have relied primarily on a discretionary approach that allows the Expedia Compensation Committee to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

Base Salary

Base salary represents the fixed portion of Mr. Kaufer’s compensation and is intended to provide compensation for expected day-to-day performance. Mr. Kaufer’s base salary is reviewed annually by Expedia’s management, based on consideration of a variety of factors, including:

•	Mr. Kaufer’s total compensation relative to other executives in similarly situated positions,

•	Mr. Kaufer’s individual performance,

•	Mr. Kaufer’s responsibilities, prior experience, and individual compensation history, including any additional compensation such as signing bonuses or relocation benefits,

•	general economic conditions,

•	competitive compensation market data, when available, and

•	the recommendations of Expedia’s Chief Executive Officer.

Cash Bonuses

Cash bonuses are granted to recognize and reward an individual’s annual contribution to Expedia’s performance. In addition to his base salary and equity compensation, which is described below, in 2010, Mr. Kaufer had a target cash bonus equal to 50% of his base salary for the year. Mr. Kaufer’s bonus target percentage is reviewed each year by Expedia’s Chief Executive Officer with the approval of Expedia’s Chairman/Senior Executive.

In March 2011, Expedia’s management approved a bonus with respect to calendar year 2010 for Mr. Kaufer after taking into account a variety of factors, including:

•	Expedia and TripAdvisor’s business and financial performance, including year-over-year performance,

•	Mr. Kaufer’s target cash bonus percentage,

•	Mr. Kaufer’s individual performance,

•	the overall funding of the cash bonus pool,

•	amount of bonus relative to other Expedia executives,

•	general economic conditions,

•	competitive compensation market data, when available, and

•	the recommendation of Expedia’s Chief Executive Officer.

Based on Expedia management’s consideration of these factors, Mr. Kaufer’s annual cash bonus for 2010 was the same as his 2009 bonus. For Mr. Kaufer’s 2010 cash bonus, Expedia management gave particular consideration to:

•	Expedia and TripAdvisor’s 2010 financial performance compared to their respective financial performance in 2009; and

•	the Expedia Chief Executive Officer’s recommendation, which reflected Mr. Kaufer’s individual performance during 2010.

During 2010, Mr. Kaufer was not an employee covered by Section 162(m) of the Code. Accordingly, his bonus was not subject to the Section 162(m) performance goals applicable to the cash bonuses of Expedia named executive officers that are described under “Expedia Executive Compensation—Compensation Program Elements—Cash Bonuses.” Mr. Kaufer’s 2010 cash bonus is reflected in the “Bonus” column of the table below titled “2010 Summary Compensation Table.”

Equity Compensation

Expedia equity compensation is designed to align executive compensation with the interests of Expedia stockholders and the long-term performance of Expedia. Expedia equity compensation awards link compensation to Expedia financial performance because the value of Expedia equity awards depends on Expedia’s stock price. Expedia equity compensation awards are also an important employee retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient.

Prior to March 2009, Expedia utilized Expedia restricted stock units as its principal form of equity compensation. In March 2009, following a review of its equity compensation program and practices in light of its overall compensation program objectives, Expedia management recommended, and the Expedia Compensation Committee approved, awards of Expedia stock options as Expedia’s primary equity vehicle. In February 2010, the Expedia Compensation Committee, based on Expedia management’s recommendation, again approved awards of Expedia stock options as Expedia’s primary equity compensation vehicle.

Expedia equity awards are typically granted to executive officers upon hire or promotion and annually thereafter. Expedia management generally recommends annual equity awards in the first quarter of each year when the Expedia Compensation Committee meets to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The meeting at which the Expedia Compensation Committee makes these awards is generally scheduled several months in advance and is generally timed to occur after the public disclosure of Expedia’s prior year financial statements.

The Expedia Compensation Committee reviews various factors considered by management when it establishes the company-wide Expedia equity grant pool, including:

•	Expedia’s business and financial performance, including year-over-year performance,

•	dilution rates, taking into account projected headcount changes and employee turnover,

•	non-cash compensation as a percentage of operating income before amortization,

•	equity compensation utilization by peer companies,

•	general economic conditions, and

•	competitive compensation market data regarding award values.

For Expedia equity grants to Mr. Kaufer, Expedia management makes recommendations to the Expedia Compensation Committee based on a variety of factors, including:

•	Mr. Kaufer’s individual performance and his future potential,

•	the overall size of the Expedia equity grant pool,

•	award value relative to other Expedia executives,

•	the value of previous grants to Mr. Kaufer and the amount of outstanding unvested Expedia equity awards held by Mr. Kaufer,

•	competitive compensation market data, to the degree that the available data is comparable, and

•	the recommendation of Expedia’s Chief Executive Officer.

After review and consideration of Expedia management’s recommendations, the Expedia Compensation Committee decides whether to approve the grants of Expedia equity compensation. In February 2010, the Expedia Compensation Committee awarded to Mr. Kaufer an option to purchase 65,000 shares of Expedia common stock that vests in equal installments on the first four anniversaries of the grant date. The per share exercise price for the Expedia option equals the closing price of Expedia’s common stock on the date of grant, and the Expedia stock option has a seven-year term. The 2010 Expedia stock option grant to Mr. Kaufer is reflected in the table below titled “2010 Grants of Plan-Based Awards.”

Other Compensation

In addition to the base salary, cash bonus and equity awards described above, Mr. Kaufer is eligible to participate in Expedia’s 401(k) Retirement Program and is eligible for matching contributions (as are all domestic Expedia employees). Expedia matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Service limits.

The Role of Peer Groups, Surveys and Benchmarking

Expedia’s management considers multiple data sources when reviewing compensation information to ensure that the data reflect compensation practices of relevant companies in terms of size, industry and geographic location (see “Expedia Executive Compensation—Expedia Compensation Discussion and Analysis—The Role of Peer Groups, Surveys and Benchmarking”) and Expedia reviewed and considered survey data in connection with Mr. Kaufer’s 2010 compensation. However, Expedia management and the Expedia Compensation Committee believe that there are multiple, dynamic factors that contribute to success at an individual and business level, and Expedia management and the Expedia Compensation Committee have therefore avoided adopting strict formulas and have relied primarily on a discretionary approach that allows the Expedia Compensation Committee to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

Change in Control

Under the Expedia 2005 Stock and Annual Incentive Plan, Mr. Kaufer is entitled to accelerated vesting of his Expedia equity awards in the event that his employment is terminated other than for cause or disability or if he resigns for good reason, in each case during the two year period following a change in control of Expedia (each of cause, disability, good reason and change in control as defined in the Expedia 2005 Stock and Annual Incentive Plan).

Historical Compensation of TripAdvisor Executive Officers Prior to Spin-Off

The amounts and forms of compensation reported below with respect to Mr. Kaufer and incorporated by reference to the tabular disclosures under “Expedia Executive Compensation” with respect to Messrs. Diller and Khosrowshahi set forth the compensation earned by Messers. Kaufer, Diller and Khosrowshahi as TripAdvisor named executive officers during the fiscal year ended December 31, 2010. This historical information does not necessarily reflect the compensation that Messers. Diller and Kaufer will receive as TripAdvisor named executive officers following the spin-off, which could be higher or lower, because historical compensation was determined by Expedia and future compensation levels will be determined in accordance with the compensation policies and programs that will be established by TripAdvisor’s compensation committee. All references in the tables below to stock options and restricted stock units relate to awards granted by Expedia relating to Expedia common stock.

2010 Summary Compensation Table

The table below sets forth certain information regarding compensation paid by Expedia to Mr. Kaufer during the fiscal year ended December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen Kaufer	2010	300,000	300,350	598,782	7,350	1,206,482
Chief Executive Officer

(1)	Bonus amount for 2010 reflects annual cash bonus that was paid in 2011, for performance in 2010. In addition to his 2010 annual bonus, Mr. Kaufer received a bonus of $350 that was paid to all TripAdvisor employees on a non-discriminatory basis.

(2)	Amount shown is the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. This amount reflects an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by Mr. Kaufer. Expedia stock options awarded in 2010 are valued at the date of grant using the Black-Scholes pricing model, assuming an annual dividend rate of 1.25%. The Black-Scholes model incorporates various other assumptions including expected volatility, expected term and risk-free interest rates. The expected volatility is based on historical volatility of Expedia’s common stock and other relevant factors. The expected term is based on Expedia’s historical experience and on the terms and conditions of the stock option awards granted to employees. The following are the assumptions used in the Black-Scholes option pricing model for the award to Mr. Kaufer for the year ended December 31, 2010.

	Expected Term (years)	Risk-Free Interest Rate (%)	Expected Volatility (%)	Assumed Annual Dividend Rate (% of grant date closing price)
Stephen Kaufer	4.64	2.18	51.79	1.25

(3)	Represents matching contributions of Expedia under the Expedia 401(k) Retirement Savings Plan. Under this plan as in effect through December 31, 2010, Expedia matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to limits imposed by the Internal Revenue Code.

2010 Grants of Plan-Based Awards

On February 23, 2010, the Expedia Compensation Committee approved an Expedia stock option award to Mr. Kaufer as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise Price or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Option Awards ($)(2)
Stephen Kaufer	02/23/2010	65,000	$22.42	$22.42	$598,782

(1)	Options have a seven-year term and vest in four equal annual installments commencing on the first anniversary of the grant date.
(2)	Reflects the full grant date fair value, calculated in accordance with FASB ASC Topic 718 using a Black-Scholes option valuation methodology. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by Mr. Kaufer. See footnote 2 of the “2010 Summary Compensation Table” above for more information regarding assumptions used in the Black-Scholes pricing model.

2011 Grants of Plan-Based Awards

On March 1, 2011, the Expedia Compensation Committee approved an Expedia stock option award to Mr. Kaufer as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise Price or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Option Awards ($)(2)
Stephen Kaufer	03/01/2011	75,000	$19.69	$19.69	$574,999

(1)	Options have a seven-year term and vest in four equal annual installments commencing on the first anniversary of the grant date.

(2)	Reflects the full grant date fair value, calculated in accordance with FASB ASC Topic 718 using a Black-Scholes option valuation methodology. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by Mr. Kaufer. The following are the assumptions used in the Black-Scholes option pricing model for awards to Mr. Kaufer on March 1, 2011:

	Expected Term (years)	Risk-Free Interest Rate(%)	Expected Volatility (%)	Assumed Annual Dividend Rate (% of grant date closing price)
Stephen Kaufer	4.64	1.92	49.90	1.42

Outstanding Expedia Equity Awards at 2010 Year-End

The following table provides information regarding the holdings of Expedia stock options and Expedia RSUs by Mr. Kaufer as of December 31, 2010. The market value of the Expedia RSUs is based on the closing price of Expedia common stock on the NASDAQ Stock Market on December 31, 2010, the last trading day of the year, which was $25.09.

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Not Vested (#)		Vested ($)
Stephen Kaufer	03/02/2009	25,000	75,000	(2)	$7.36	03/02/2016	—		$—
	03/02/2009	—	30,000	(3)	9.20	03/02/2016	—		—
	02/23/2010	—	65,000	(2)	22.42	02/23/2017	—		—
	03/02/2009	—	—		—	—	124,551	(4)	3,124,985
	02/28/2008	—	—		—	—	12,381	(5)	310,639
	05/27/2007	—	—		—	—	9,212	(6)	231,129
	02/28/2006	—	—		—	—	1,538	(7)	38,588

(1)	Represents the date on which the original grant was approved by the compensation committee.
(2)	Expedia options vest in four equal installments commencing on the first anniversary of the grant date.
(3)	Expedia options vest in full on March, 2, 2012, the third anniversary of the grant date.
(4)	Of these Expedia RSUs, 62,275 vested on March 2, 2011 and 62,276 will vest on March 2, 2012.
(5)	Of these Expedia RSUs, 4,127 vested on February 28, 2011, 4,127 will vest on February 28, 2012 and 4,127 will vest on February 28, 2013.
(6)	Of these Expedia RSUs, 4,606 vested on February 27, 2011 and 4,606 will vest on February 27, 2012.
(7)	Of these Expedia RSUs, all 1,538 vested on February 28, 2011.

2010 Expedia Option Exercises and Stock Vested

The following table provides information regarding Expedia restricted stock unit awards vested for Mr. Kaufer during the fiscal year ended December 31, 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Stephen Kaufer	72,545	$1,668,825

(1)	Represents the gross number of Expedia shares acquired upon vesting of Expedia RSUs without taking into account any Expedia shares that may be withheld to satisfy applicable tax obligations.

(2)	Represents the value of vested Expedia RSUs calculated by multiplying the gross number of vested Expedia RSUs by the closing price of Expedia common stock on the NASDAQ Stock Market on the vesting date or if the vesting occurred on a day on which the NASDAQ Stock Market was closed for trading, the next trading day.

Potential Payments Upon Termination or Change in Control of Expedia

Certain of Expedia’s compensation plans, award agreements and employment agreements entitle some of the TripAdvisor named executive officers to accelerated vesting of Expedia equity awards and/or severance payments in the event of a change in control of Expedia and/or upon the termination of the executive’s employment with Expedia under specified circumstances. These plans and agreements are described below as they apply to Mr. Kaufer. Disclosure of potential payments upon termination or change in control of Expedia with respect to Messrs. Diller and Khosrowshahi are incorporated by reference to “Expedia Executive Compensation—Potential Payments Upon Termination or Change of Control of Expedia” contained elsewhere in this proxy statement/prospectus.

Stephen Kaufer Stock Option and Restricted Stock Unit Awards

Mr. Kaufer was granted restricted stock unit awards in 2006, 2007, 2008 and 2009 and stock option awards in 2009 and 2010 under the Expedia 2005 Stock and Annual Incentive Plan. Pursuant to the Expedia 2005 Plan, these stock option and restricted stock unit awards will become fully vested and exercisable upon termination of Mr. Kaufer’s employment by Expedia other than for cause or disability or by Mr. Kaufer for good reason, in each case during the two year period following a change in control (each of cause, disability, good reason and change in control as defined in the Expedia 2005 Plan). Mr. Kaufer does not receive severance or change of control payments other than as provided in the Expedia 2005 Plan and his equity award agreements.

Estimated Potential Incremental Payments Upon Termination or Change in Control

The table below reflects the estimated amount of incremental compensation payable to Mr. Kaufer upon termination of his employment by Expedia other than for cause or disability or by Mr. Kaufer for good reason, in each case during the two year period following a change in control.

The amounts shown in the table assume that the triggering event was effective as of December 31, 2010 and that the price of Expedia common stock on which certain of the calculations are based was the closing price of $25.09 on the NASDAQ Stock Market on that date. These amounts are estimates of the incremental amounts that would be paid out to Mr. Kaufer upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

Name and Benefits	Payment
Stephen Kaufer
2009 and 2010 Stock Option Awards	$1,980,000
2006, 2007, 2008 and 2009 RSU Awards	3,705,341
Total Estimated Incremental Value	5,685,341

2010 Equity Compensation Plan Information

As of December 31, 2010, TripAdvisor had no equity compensation plan pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire TripAdvisor shares could be granted. All equity awards granted to employees of TripAdvisor LLC were awarded pursuant to the Expedia 2005 Stock Plan. In connection with the spin-off, TripAdvisor intends to adopt the TripAdvisor 2011 Stock and Annual Incentive Plan. For a summary of that plan, please see the description below under “—TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan.”

Certain TripAdvisor Relationships and Related Party Transactions

Review and Approval or Ratification of Related Person Transactions

The TripAdvisor board of directors is expected to adopt a written policy and procedures regarding related person transactions.

This policy is expected to require the approval or ratification by the TripAdvisor Audit Committee of any transaction or series of transactions exceeding $120,000 in any calendar year in which TripAdvisor is a participant and any related person has a direct or indirect material interest. Related persons include TripAdvisor’s directors, nominees for election as directors, persons controlling over 5% of its common stock and executive officers and the immediate family members of each of these individuals.

Once a potential related person transaction has been identified, management will present it to the Audit Committee to determine whether to approve or ratify it. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee will consider all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of TripAdvisor and its stockholders.

Related Person Transactions

Relationships With Officers and Directors. Subject to the anticipated terms of a Stockholders Agreement between Mr. Diller and Liberty Media, Mr. Diller will hold an irrevocable proxy to vote shares of TripAdvisor common stock and Class B common stock beneficially owned by Liberty Media. By virtue of the proxy, as well as through shares owned by Mr. Diller directly, Mr. Diller will effectively be able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote).

Agreements with Expedia. For a discussion of certain agreements that TripAdvisor will enter into with Expedia in connection with the spin-off, see “Proposal 1—The Spin-Off Proposal—Relationship Between Expedia and TripAdvisor after the Spin-Off.”

TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan

It is expected that TripAdvisor, prior to the completion of the spin-off, will adopt a stock and annual incentive plan with terms substantially as set forth below.

Introduction

Prior to the completion of the spin-off, TripAdvisor expects to adopt the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan (the “2011 Incentive Plan”). The purpose of the 2011 Incentive Plan will be to give TripAdvisor a competitive advantage in attracting, retaining and motivating officers and employees and to provide TripAdvisor with the ability to provide incentives more directly linked to the profitability of TripAdvisor’s businesses and increases in stockholder value. In addition, the 2011 Incentive Plan is expected to provide for the assumption of certain awards pursuant to the adjustment of awards granted under current plans of Expedia and its subsidiaries, as described in the Employee Matters Agreement. See “—Treatment of Outstanding Expedia Compensatory Equity-Based Awards.”

Description

The 2011 Incentive Plan is expected to contain important features that are summarized below.

Administration

The 2011 Incentive Plan will be administered by the Compensation Committee or such other committee as the Board of Directors of TripAdvisor (“TripAdvisor Board”) may from time to time designate (the “Committee”). Among other things, the Committee will have the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of TripAdvisor common stock to be covered by each award, and to determine the terms and conditions of any such awards.

Eligibility

In addition to individuals who hold outstanding adjusted awards, persons who serve or agree to serve as officers, employees, non-employee directors or consultants of TripAdvisor and its subsidiaries and affiliates will be eligible to be granted awards under the 2011 Incentive Plan.

Shares Subject to the Plan

The 2011 Incentive Plan will authorize the issuance of up to [—] shares of TripAdvisor common stock pursuant to new awards under the plan, plus shares to be granted pursuant to the assumption of outstanding adjusted awards. During a calendar year, no single participant may be granted (a) stock options or stock appreciation rights covering in excess of [—] shares of TripAdvisor common stock, or (b) restricted stock or restricted stock units, intended to qualify under Section 162(m)(4)(C) of the Internal Revenue Code, covering in excess of [—] shares of TripAdvisor common stock; provided, however, that adjusted awards will not be subject to these limitations.

The shares of TripAdvisor common stock subject to grant under the 2011 Incentive Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the TripAdvisor Board. Other than adjusted awards, to the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of TripAdvisor common stock subject to such awards not delivered as a result thereof will again be available for awards under the plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares of TripAdvisor common stock (by either actual delivery or by attestation), only the number of shares of TripAdvisor common stock issued net of the shares of TripAdvisor common stock delivered or attested to will be deemed delivered for purposes of the limits in the plan. To the extent any shares of TripAdvisor common stock subject to an award are withheld to satisfy the exercise price (in the case of an option) and/or the tax withholding obligations relating to such award, such shares of TripAdvisor common stock will not generally be deemed to have been delivered for purposes of the limits set forth in the plan.

In the event of certain extraordinary corporate transactions, the Committee or the TripAdvisor Board will be able to make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the plan, (2) the various maximum limitations set forth in the plan, (3) the number and kind of shares or other securities subject to outstanding awards; and (4) the exercise price of outstanding options and stock appreciation rights.

As indicated above, several types of stock grants can be made under the 2011 Incentive Plan. A summary of these grants is set forth below. The 2011 Incentive Plan will govern TripAdvisor options and TripAdvisor restricted stock units that convert from existing Expedia options and Expedia restricted stock units in connection with the spin-off as well as other award grants made following the spin-off pursuant to the 2011 Incentive Plan. Notwithstanding the foregoing, the terms that govern Expedia options and Expedia restricted stock units that convert into TripAdvisor options and TripAdvisor restricted stock units in connection with the spin-off will govern the TripAdvisor options and TripAdvisor restricted stock units to the extent inconsistent with the terms described below.

Stock Options and Stock Appreciation Rights

Stock options granted under the plan may either be incentive stock options or nonqualified stock options. Stock appreciation rights granted under the plan may either be granted alone or in tandem with a stock option. The exercise price of options and stock appreciation rights cannot be less than 100% of the fair market value of the stock underlying the options or stock appreciation rights on the date of grant. Optionees may pay the exercise price in cash or, if approved by the Committee, in TripAdvisor common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of options and stock appreciation rights will be as determined by the Committee, but an ISO may not have a term longer than ten years from the date of grant. The Committee will determine the vesting and exercise schedule of options and stock appreciation rights, and the extent to which they will be exercisable after the award holder’s employment terminates. Generally, unvested options and stock appreciation rights terminate upon the termination of employment, and vested options and stock appreciation rights will remain exercisable for one year after the award holder’s death, disability or retirement, and 90 days after the award holder’s termination for any other reason. Vested options and stock appreciation rights also will terminate upon the optionee’s termination for cause (as defined in the 2011 Incentive Plan). Stock options and stock appreciation rights are transferable only by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order or in the case of nonqualified stock options or stock appreciation rights, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the participant’s family members, to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

Restricted Stock

Restricted stock may be granted with such restriction periods as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. In the case of performance-based awards that are intended to qualify under Section 162(m)(4), (i) such goals will be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to TripAdvisor or any subsidiary, division or department of TripAdvisor. Such performance goals also may be based upon the attaining of specified levels of TripAdvisor, subsidiary, affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries. Performance goals based on the foregoing factors are hereinafter referred to as “Performance Goals.” The terms and conditions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by TripAdvisor. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, and is forfeited upon termination of employment, unless otherwise provided by the Committee. Other than such restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a stockholder with respect to the restricted stock award.

Restricted Stock Units

The Committee may grant restricted stock units payable in cash or shares of TripAdvisor common stock, conditioned upon continued service and/or the attainment of Performance Goals determined by the Committee. The terms and conditions of restricted stock unit awards (including any applicable Performance Goals) need not be the same with respect to each participant.

Other Stock-Based Awards

Other awards of TripAdvisor common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, TripAdvisor common stock, including (without limitation), unrestricted stock, dividend equivalents, and convertible debentures, may be granted under the plan.

Bonus Awards

Bonus awards granted to eligible employees of TripAdvisor and its subsidiaries and affiliates under the 2011 Incentive Plan will be based upon the attainment of the Performance Goals established by the Committee for the plan year or such shorter performance period as may be established by the Committee. Bonus amounts earned by any individual will be limited to $10 million for any plan year, pro rated (if so determined by the Committee) for any shorter performance period. Bonus amounts will be paid in cash or, in the discretion of the Committee, in TripAdvisor common stock, as soon as practicable following the end of the plan year. The Committee may reduce or eliminate a participant’s bonus award in any year notwithstanding the achievement of Performance Goals.

Change in Control

Unless otherwise provided by the Committee in an award agreement (and with respect to adjusted awards only if provided in an applicable award agreement or in the Expedia plan under which the award was granted), in the event of a Change in Control (as defined in the 2011 Incentive Plan) of TripAdvisor, in the case of officers of TripAdvisor who are Senior Vice Presidents and above as of the time of the Change in Control and, in the case of other employees of TripAdvisor if provided by the Committee in an award agreement (i) any SARs and stock options outstanding as of the date of the Change in Control, which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested, (iii) all restricted stock units will be considered to be earned and payable in full, and (iv) bonus awards may be paid out in whole or in part, in the discretion of the Committee, notwithstanding whether Performance Goals have been achieved. In addition, in the event that, during the two-year period following a Change in Control, a participant’s employment is terminated by TripAdvisor other than for cause or disability or a participant resigns for good reason, (i) any SARs and stock options outstanding as of the date of the Change in Control, will become fully exercisable and vested and will remain exercisable for the greater of (a) the period that they would remain exercisable absent the Change in Control provision and (b) the lesser of the original term or one year following such termination of employment, (ii) the restrictions applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested, and (iii) all restricted stock units will be considered to be earned and payable in full.

Amendment and Discontinuance

The 2011 Incentive Plan may be amended, altered or discontinued by the TripAdvisor Board, but no amendment, alteration or discontinuance may materially impair the rights of an optionee under an option or a recipient of an SAR, restricted stock award, restricted stock unit award or bonus award previously granted without the optionee’s or recipient’s consent. Amendments to the 2011 Incentive Plan will require stockholder approval to the extent such approval is required by law or agreement.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to stock options. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

Nonqualified Options. Upon the grant of a nonqualified option, the optionee will not recognize any taxable income and TripAdvisor will not be entitled to a deduction. Upon the exercise of such an option or related SAR, the excess of the fair market value of the shares acquired on the exercise of the option or SAR over the exercise price or the cash paid under an SAR (the “spread”) will constitute compensation taxable to the optionee as ordinary income. TripAdvisor, in computing its U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee, subject to the limitations of Code Section 162(m).

ISOs. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and, thereby, may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax.

Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO, after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the optionee (the “ISO Holding Period”), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. TripAdvisor is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

Indemnification and Limitation of Liability for Officers and Directors

TripAdvisor is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by Delaware law, TripAdvisor has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, TripAdvisor’s amended and restated certificate of incorporation and amended and restated bylaws will provide that TripAdvisor is required to indemnify its officers and directors under certain circumstances, including, with certain exceptions, those circumstances in which indemnification would otherwise be discretionary as described above. Moreover, TripAdvisor is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling TripAdvisor, TripAdvisor has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Description of Expedia Capital Stock After the Spin-Off

The following is a description of the material terms of Expedia’s capital stock after the spin-off and after giving effect to the one-for-two reverse stock split that Expedia intends to effect immediately prior to the spin-off. The following description is not meant to be complete and is qualified by reference to Expedia’s amended and restated certificate of incorporation and bylaws and the Delaware General Corporation Law. Copies of Expedia’s amended and restated certificate of incorporation and bylaws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information and Incorporation By Reference.” We urge you to read Expedia’s amended and restated certificate of incorporation and bylaws in their entirety.

Expedia Authorized Capital Stock

If Expedia’s stockholders approve the spin-off proposal and the spin-off is completed, Expedia’s authorized capital stock will consist of 2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Expedia common stock, par value $0.0001 per share, (ii) 400,000,000 shares of Expedia Class B common stock, par value $0.0001 per share, and (iii) 100,000,000 shares of Expedia preferred stock, par value $0.001 per share. Based on the capitalization of Expedia as of September 6, 2011, assuming the completion of (1) the one-for-two reverse stock split, (2) the conversion of the remaining shares of Series A preferred stock to cash via a merger pursuant to the preferred stock proposal, and (3) the spin-off, Expedia estimates that approximately 123,014,661 shares of Expedia common stock and 12,799,999 shares of Expedia Class B common stock will be outstanding immediately after the spin-off (assuming no conversion or exercise of derivative securities prior to the spin-off); no shares of preferred stock will be outstanding.

Expedia Common Stock

In general, the holders of Expedia common stock will vote together as a single class with the holders of Expedia Class B common stock on all matters, including the election of directors provided; however, that the holders of Expedia common stock, voting as a single class, will be entitled to elect twenty-five percent (25%) of the total number of directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of Expedia common stock will entitle the holder to one vote per share. The Expedia amended and restated certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to applicable law, the holders of Expedia common stock will be entitled, share for share with the holders of the Class B common stock, to such dividends if, as and when may be declared from time to time by the Expedia Board of Directors, and, upon liquidation, dissolution or winding up, will be entitled to receive, share for share with the holders of the Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

Expedia Class B Common Stock

In general, the holders of Class B common stock will vote together as a single class with the holders of Expedia common stock on all matters, including the election of directors. The holders of Expedia Class B common stock will be entitled to ten votes per share. The Expedia amended and restated certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Expedia preferred stock created by the Expedia Board of Directors from time to time and to applicable law, the holders of Expedia Class B common stock will be entitled, share for share with the holders of the Expedia common stock, to such dividends if, as and when may be declared from time to time by the Expedia Board of Directors, and, upon liquidation, dissolution or winding up, will be entitled to receive, share for share with the holders of the Expedia common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

Expedia Preferred Stock

Expedia will have the authority to issue shares of preferred stock from time to time in one or more series. The Expedia Board of Directors will have the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations and restrictions of preferred stock of Expedia.

Expedia Warrants

Holders of Expedia warrants prior to the spin-off will not need to take any action to effect the split of their warrants into separate Expedia warrants and TripAdvisor warrants. For a description of the manner in which the Expedia warrants will be adjusted in the spin-off, see “Proposal 1—The Spin-Off Proposal—Treatment of Expedia Warrants in the Spin-Off.”

The number of shares of Expedia common stock issuable upon the exercise of the Expedia warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock split; any stock consolidation, combination or subdivision; any stock dividend or other distribution; any repurchase, reclassification, recapitalization or reorganization; and certain distributions of rights, warrants or evidences of indebtedness or assets. No fractional shares will be issued upon exercise of warrants, and cash will be paid to the holders of such warrants in lieu of such fractional shares based on the closing prices of Expedia common stock as of the exercise date of the warrant.

Anti-Takeover Provisions in Expedia’s Bylaws

Expedia’s bylaws contain provisions that could delay or make more difficult the acquisition of Expedia by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. Please also refer to “Risk Factors” for information on other factors that could impact a change of control. In addition, Expedia’s bylaws provide that only Expedia’s Chairman of the Board of Directors or a majority of Expedia’s Board of Directors may call a special meeting of stockholders.

Effect of Delaware Anti-Takeover Statute

Expedia is subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving Expedia and the interested stockholder and a sale of more than 10% of Expedia’s assets. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of a company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting shares. Expedia has not “opted out” of the provisions of Section 203, and following the spin-off will remain subject to the provisions of Section 203 except in certain circumstances; see “Proposal 1—The Spin-Off Proposal—Governance Arrangements at Expedia and TripAdvisor.”

Action by Written Consent

Under the DGCL, unless a company’s certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing the requisite votes for the action to be taken. Expedia’s current certificate of incorporation does not expressly prohibit action by the written consent of stockholders. The certificate of incorporation that will be in effect following the spin-off will also not expressly prohibit action by the written consent of stockholders.

Transfer Agent

The transfer agent for the shares of Expedia common stock following the spin-off will be BNY Mellon Shareowner Services.

Description of TripAdvisor Capital Stock After the Spin-Off

The following is a description of the material terms of TripAdvisor capital stock. The following description is not meant to be complete and is qualified by reference to the forms of certificate of incorporation and bylaws that TripAdvisor will implement immediately prior to the spin-off and the Delaware General Corporation Law. The forms of TripAdvisor certificate of incorporation and bylaws, as these documents are expected to be in effect at the time of the spin-off, have been filed as exhibits to the registration statement, of which this document is a part. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information and Incorporation by Reference.” We urge you to read the forms of TripAdvisor’s certificate of incorporation and bylaws in their entirety.

TripAdvisor Authorized Capital Stock

If Expedia’s stockholders approve the spin-off proposal and the spin-off is completed, TripAdvisor’s authorized capital stock will consist of 2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of TripAdvisor common stock, par value $0.001 per share, (ii) 400,000,000 shares of TripAdvisor Class B common stock, par value $0.001 per share and (iii) 100,000,000 shares of TripAdvisor preferred stock, par value $0.001 per share. Based on the capitalization of Expedia as of September 6, 2011, assuming the completion of (1) the one-for-two reverse stock split and (2) the spin-off, TripAdvisor estimates that approximately 123,014,661 shares of TripAdvisor common stock and 12,799,999 shares of TripAdvisor Class B common stock will be outstanding immediately after the spin-off (assuming no conversion or exercise of Expedia derivative securities prior to the spin-off); no shares of preferred stock will be outstanding.

TripAdvisor Common Stock

In general, the holders of TripAdvisor common stock will vote together as a single class with the holders of TripAdvisor Class B common stock on all matters, including the election of directors; provided, however, that the holders of TripAdvisor common stock, voting as a single class, will be entitled to elect twenty-five percent (25%) of the total number of directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of TripAdvisor common stock will entitle the holder to one vote per share. The TripAdvisor certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to applicable law, the holders of TripAdvisor common stock will be entitled, share for share with the holders of the TripAdvisor Class B common stock, to such dividends if, as and when may be declared from time to time by the TripAdvisor Board of Directors, and, upon liquidation, dissolution or winding up, will be entitled to receive, share for share with the holders of the TripAdvisor Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

TripAdvisor Class B Common Stock

In general, the holders of Class B common stock will vote together as a single class with the holders of TripAdvisor common stock on all matters, including the election of directors. The holders of TripAdvisor

Class B common stock will be entitled to ten votes per share. The TripAdvisor certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of TripAdvisor preferred stock created by the TripAdvisor Board of Directors from time to time and to applicable law, the holders of TripAdvisor Class B common stock will be entitled, share for share with the holders of the TripAdvisor common stock, to such dividends if, as and when may be declared from time to time by the TripAdvisor Board of Directors, and, upon liquidation, dissolution or winding up, will be entitled to receive, share for share with the holders of the TripAdvisor common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

TripAdvisor Preferred Stock

TripAdvisor will have the authority to issue shares of preferred stock from time to time in one or more series. The TripAdvisor Board of Directors will have the authority, by resolution, to designate the powers, preferences, rights, qualifications, limitations, and restrictions of preferred stock of TripAdvisor.

TripAdvisor Warrants

Holders of Expedia warrants will not need to take any action to effect the split of their warrants into separate Expedia warrants and TripAdvisor warrants. For a description of the manner in which the Expedia warrants will be adjusted in the spin-off, see “Proposal 1—The Spin-Off Proposal—Treatment of Expedia Warrants in the Spin-Off.”

In the case of TripAdvisor warrants to be issued in the spin-off, the number of shares of TripAdvisor common stock issuable upon the exercise of the warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock split; any stock consolidation, combination or subdivision; any stock dividend or other distribution; any repurchase, reclassification, recapitalization or reorganization; and certain distributions of rights, warrants or evidences of indebtedness or assets. No fractional shares will be issued upon exercise of warrants, and cash will be paid to the holders of such warrants in lieu of such fractional shares based on the closing prices of TripAdvisor common stock as of the exercise date of the warrant.

Anti-Takeover Provisions in TripAdvisor’s Bylaws

TripAdvisor’s bylaws will contain provisions that could delay or make more difficult the acquisition of TripAdvisor by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. We also refer you to “Risk Factors” for information on other factors that could impact a change of control.

In addition, TripAdvisor’s bylaws will provide that only TripAdvisor’s Chairman of the Board of Directors or a majority of TripAdvisor’s Board of Directors may call a special meeting of stockholders.

Effect of Delaware Anti-Takeover Statute

TripAdvisor is subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a “business combination” includes, among other things, a merger or consolidation involving TripAdvisor and the interested stockholder and a sale of more than 10% of TripAdvisor’s assets. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of a company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting shares. TripAdvisor has not “opted out” of the provisions of Section 203, and following the spin-off will remain subject to the provisions of Section 203 except in certain circumstances; see “Proposal 1—The Spin-off Proposal—Governance Arrangements at Expedia and TripAdvisor.”

Action by Written Consent

Under the DGCL, unless a company’s certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing the requisite votes for the action to be taken. TripAdvisor’s certificate of incorporation will not expressly prohibit action by the written consent of stockholders.

Transfer Agent

The transfer agent for the shares of TripAdvisor common stock following the spin-off will be BNY Mellon Shareowner Services.

Comparison of Rights of Holders of Expedia Securities before the Spin-Off with Rights of Holders of Expedia Securities and TripAdvisor Securities Following the Spin-Off

The following table sets forth a comparison of (i) Expedia common stock and Expedia Class B common prior to the spin-off to (ii) Expedia common stock and Expedia Class B common after the spin-off to (iii) TripAdvisor common stock and TripAdvisor Class B common stock after the spin-off: It assumes receipt of the requisite shareholder approvals with respect to the corporate opportunity proposal (which, upon implementation, would result in an amendment to Expedia’s amended and restated certificate of incorporation) and the preferred stock merger proposal (which, upon consummation, would result in the cash-out of all remaining outstanding shares of Series A Preferred Stock prior to the reverse stock split and the spin-off and accordingly no shares of Expedia’s Series A Preferred Stock being outstanding).

	Expedia Common Stock and Class B Common Stock before Spin-Off	Expedia Common Stock and Class B Common Stock after Spin-Off	TripAdvisor Common Stock and Class B Common Stock after Spin-Off
Authorized Capital Stock:	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Expedia common stock, par value $0.001 per share, (ii) 400,000,000 shares of Expedia Class B common stock, par value $0.001 per share, and (iii) 100,000,000 shares of Expedia Preferred Stock, par value $0.001 per share.	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Expedia common stock, par value $0.0001 per share, (ii) 400,000,000 shares of Expedia Class B common stock, par value $0.0001 per share, and (iii) 100,000,000 shares of Expedia Preferred Stock, par value $0.001 per share.	2,100,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of TripAdvisor common stock, par value $0.001 per share, (ii) 400,000,000 shares of TripAdvisor Class B common stock, par value $0.001 per share and (iii) 100,000,000 shares of TripAdvisor Preferred Stock, par value $0.001 per share.

Voting Power of Capital Stock:	Each share of Expedia common stock is entitled to one vote per share; each share of Expedia Class B common stock is entitled to ten votes per share and each share of Expedia Series A preferred stock is entitled to two votes per share, in each case, generally voting together	Each share of Expedia common stock will be entitled to one vote per share and each share of Expedia Class B common stock will be entitled to ten votes per share, in each case, generally voting together on all matters submitted for the vote or consent of Expedia	Each share of TripAdvisor common stock will be entitled to one vote per share and each share of TripAdvisor Class B common stock will be entitled to ten votes per share, in each case, generally voting together on all matters submitted for the vote or consent of

	Expedia Common Stock and Class B Common Stock before Spin-Off	Expedia Common Stock and Class B Common Stock after Spin-Off	TripAdvisor Common Stock and Class B Common Stock after Spin-Off on all matters submitted

for the vote or consent of Expedia stockholders, except in cases where the Delaware General Corporation Law, or the DGCL, provides for a separate class vote and except for the election of 25% of the Expedia Board of Directors (rounded up to the next whole number in the event of a fraction), which will be elected by the holders of the Expedia common stock. Based on the number of shares of Expedia Class B common stock outstanding as of the date of this proxy statement/prospectus, the holders of Expedia Class B common stock control the vote of any matter submitted to Expedia stockholders voting together as a single class.

stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the Expedia Board of Directors (rounded up to the next whole number in the event of a fraction), which will be elected by the holders of the Expedia common stock. Based on the number of shares of

Expedia Class B common stock expected to be outstanding following the spin-off, the holders of Expedia Class B common stock will likely control the vote of any matter submitted to Expedia stockholders voting together as a single class.

TripAdvisor stockholders, except in cases where the DGCL provides for a separate class vote and except for the election of 25% of the TripAdvisor Board of Directors (rounded up to the next whole number in the event of a fraction), which will be elected by the holders of the TripAdvisor common stock. Based on the number of shares of Expedia Class B common stock expected to be outstanding following the spin-off, the holders of TripAdvisor Class B common stock will likely control the vote of any matter submitted to TripAdvisor stockholders voting together as a single class.

Board of Directors:	The Expedia bylaws provide that the Expedia Board of Directors will determine the number of directors by resolution. Currently, the number of directors is ten. The Expedia charter provides that the holders of the Expedia common stock, acting as a single class, elect 25% of the total number of directors (rounded up to the next whole number in the event of a fraction), with the remaining directors elected by the holders of the Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock voting together as a single class.	The Expedia bylaws will provide that the Expedia Board of Directors will determine the number of directors by resolution. The number of directors is expected to be ten. The Expedia charter will provide that the holders of the Expedia common stock, acting as a single class, may elect 25% of the total number of directors (rounded up to the next whole number in the event of a fraction), with the remaining directors elected by the holders of the Expedia common stock and Expedia Class B common stock voting together as a single class.	The TripAdvisor bylaws will provide that the TripAdvisor Board of Directors will determine the number of directors by resolution. The number of directors is expected to be 10. The TripAdvisor charter will provide that the holders of the TripAdvisor common stock, acting as a single class, may elect 25% of the total number of directors (rounded up to the next whole number in the event of a fraction), with the remaining directors elected by the holders of the TripAdvisor common stock and TripAdvisor Class B common stock voting together as a single class.

Removal of Directors:	The Expedia bylaws provide that a director may be removed either with or without cause, by	The Expedia bylaws will provide that a director may be removed either with or without cause, by	The TripAdvisor bylaws will provide that a director may be removed either with or without cause, by

	Expedia Common Stock and Class B Common Stock before Spin-Off	Expedia Common Stock and Class B Common Stock after Spin-Off	TripAdvisor Common Stock and Class B Common Stock after Spin-Off
	the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.	the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.	the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.

Filling Vacancies of the Board of Directors:	The DGCL provides that, unless the charter or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly	The DGCL provides that, unless the charter or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly	The DGCL provides that, unless the charter or bylaws provide otherwise, whenever the holders of any class or classes are entitled to elect directors, vacancies and newly
	vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. Expedia’s bylaws also permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.	vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. Expedia’s bylaws will permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.	vacancies and newly created directorships of such class or classes may be filled by a majority of the directors elected by such class or classes then in office or by a sole remaining director so elected. TripAdvisor’s bylaws will permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.

Stockholder Action by Written Consent:	Stockholders are permitted to act by written consent in accordance with applicable law.	Stockholders are permitted to act by written consent in accordance with applicable law.	Stockholders are permitted to act by written consent in accordance with applicable law.

Calling of Special Meetings of Stockholders:	The DGCL provides that a special meeting of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. Expedia’s bylaws provide that a special meeting of stockholders may be called by Expedia’s Chairman of the Board of Directors or by a majority of Expedia’s Board of Directors.	The DGCL provides that a special meeting of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. Expedia’s bylaws will provide that a special meeting of stockholders may be called by Expedia’s Chairman of the Board of Directors or by a majority of Expedia’s Board of Directors.	The DGCL provides that a special meeting of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. TripAdvisor’s bylaws will provide that a special meeting of stockholders may be called by TripAdvisor’s Chairman of the Board of Directors or by a majority of TripAdvisor’s Board of Directors.

	Expedia Common Stock and Class B Common Stock before Spin-Off	Expedia Common Stock and Class B Common Stock after Spin-Off	TripAdvisor Common Stock and Class B Common Stock after Spin-Off

Supermajority Provisions and Amendment of the Certificate of Incorporation:	The Expedia charter requires a supermajority (80%) vote of each of the Board of Directors and the voting power of the stockholders voting as a single class to amend or repeal the requirement in the charter that the Chairman of the Board of Directors may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors.	The Expedia charter will require a supermajority (80%) vote of each of the Board of Directors and the voting power of the stockholders voting as a single class to amend or repeal the requirement in the charter that the Chairman of the Board of Directors may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors.	The TripAdvisor charter will require a supermajority (80%) vote of each of the Board of Directors and the voting power of the stockholders voting as a single class to amend or repeal the requirement in the charter that the Chairman of the Board of Directors may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors.

Corporate Opportunity:	The Expedia charter generally provides that Expedia renounces any interest or expectancy in certain corporate opportunities, the general effect of which is that no officer or director of Expedia who is also an officer or director of IAC/InterActiveCorp will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to IAC/InterActiveCorp instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to IAC/InterActiveCorp.	The Expedia charter will generally provide that Expedia renounces any interest or expectancy in certain corporate opportunities, the general effect of which will be that no officer or director of Expedia who is also an officer or director of TripAdvisor or IAC/InterActiveCorp will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to TripAdvisor or IAC/InterActiveCorp instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to TripAdvisor or IAC/InterActiveCorp.	The TripAdvisor charter will generally provide that TripAdvisor renounces any interest or expectancy in certain corporate opportunities, the general effect of which will be that no officer or director of TripAdvisor who is also an officer or director of Expedia or IAC/InterActiveCorp will be liable to TripAdvisor or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Expedia or IAC/InterActiveCorp instead of TripAdvisor, or does not communicate information to TripAdvisor regarding a corporate opportunity that the officer or director has directed to Expedia or IAC/InterActiveCorp.

Security Ownership of Certain Beneficial Owners and Management

Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Security Ownership of Expedia Capital Stock Prior to the Reverse Stock Split and the Spin-Off

The following table presents, as of September 6, 2011, information relating to the beneficial ownership of Expedia common stock and Expedia Class B common stock by (i) each person or entity known by Expedia to own beneficially more than 5% of the outstanding shares of Expedia common stock and Expedia Class B common stock, (ii) each director and nominee of Expedia, (iii) each named executive officer of Expedia, and (iv) the named executive officers, other executive officers and directors and nominees of Expedia, as a group. Unless otherwise indicated, beneficial owners listed in the table may be contacted at Expedia’s corporate headquarters at 333 108th Avenue N.E., Bellevue, Washington 98004.

Shares of Expedia Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia common stock; therefore, the common stock column below includes shares of Class B common stock held by each listed person, entity or group. For each listed person, entity or group, the number of shares of Expedia common stock and Class B common stock and the percentage of each such class listed include shares of Expedia common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options and warrants, which can be converted or exercised, and RSUs that will have vested within 60 days of September 6, 2011. Pursuant to SEC rules, for each listed person, entity or group, the number of shares of Expedia common stock and Class B common stock and the percentage of each such class listed assume the conversion or exercise of certain Expedia equity securities, as described below, owned by such person, entity or group, but do not assume the conversion or exercise of any equity securities owned by any other person, entity or group.

The percentage of votes for all classes of Expedia’s capital stock is based on one vote for each share of common stock, ten votes for each share of Class B common stock and two votes for each shares of Series A preferred stock. The information set forth below does not give effect to the one-for-two reverse stock split that Expedia expects to complete immediately prior to the spin-off. The below also does not give effect to the consummation of the preferred stock merger, which would take effect prior to the reverse stock split and the spin-off, and, upon consummation thereof, no shares of Series A preferred stock would be issued and outstanding.

None of the persons or entities listed below are known by Expedia to beneficially own any shares of Series A Preferred Stock.

	Common Stock			Class B Common Stock			Percent (%) of Votes (All Classes)
Beneficial Owner	Shares		%	Shares		%
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112	69,219,807	(1)	25.48	25,599,998	(2)	100	59.68
Barry Diller	82,531,293	(3)	29.95	25,599,998	(2)	100	61.85
Victor A. Kaufman	190,083	(4)	*	—		—	*
Dara Khosrowshahi	565,869	(5)	*	—		—	*
A. George “Skip” Battle	178,275	(6)	*	—		—	*
Jonathan L. Dolgen	56,458	(7)	*	—		—	*
William R. Fitzgerald	—	(8)	—	—		—	—
Craig A. Jacobson	32,717		*	—		—	*
Peter M. Kern	50,361		*	—		—	*
John C. Malone	—	(8)	—	—		—	—
José A. Tazón	12,952	(9)	*	—		—	*
Michael B. Adler	182,322	(10)	*	—		—	*
Burke F. Norton	221,223	(11)	*	—		—	*
All executive officers, directors and director nominees as a group (15 persons)	84,374,318	(12)	30.50	25,599,998		100	62.08

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Based on information filed on a Schedule 13D, as amended, with the SEC on November 1, 2007 by Liberty Media and Mr. Diller (the “Liberty/Diller Schedule 13D”) and the Company’s records. Consists of 43,619,809 shares of common stock and 25,599,998 shares of Class B common stock held by Liberty USA Holdings, LLC, a wholly owned subsidiary of Liberty Media (“Liberty USA”). Pursuant to the Stockholders Agreement described in the section above titled “—Board Meetings and Committees,” Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty Media and Liberty USA.
(2)	Consists of shares of Class B common stock held by Liberty USA. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of Class B common stock held by Liberty Media and Liberty USA.
(3)	Based on information filed on the Liberty/Diller Schedule 13D and the Company’s records. Consists of (i) 9,232,116 shares of common stock owned by Mr. Diller, (ii) options to purchase 3,950,000 shares of common stock held by Mr. Diller that are exercisable within 60 days of September 6, 2011, (iii) 129,370 shares of common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, (iv) 43,619,809 shares of common stock held by Liberty USA (see footnote 1 above), and (v) 25,599,998 shares of Class B common stock held by Liberty USA (see footnote 1 above). Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty Media and Liberty USA. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.
(4)	Consists of 77,583 shares of common stock and options to purchase 112,500 shares of common stock that are exercisable within 60 days of September 6, 2011.
(5)	Consists of 251,842 shares of common stock and options to purchase 314,027 shares of common stock that are exercisable within 60 days of September 6, 2011.
(6)	Consists of (i) 50,361 shares of common stock held by Mr. Battle, (ii) options to purchase 112,848 shares of common stock that are exercisable within 60 days of September 6, 2011, (iii) 9,999 shares of common stock held by the Battle Family Foundation, as to which Mr. Battle disclaims beneficial ownership, and (iv) 5,067 shares of common stock held by Mr. Battle’s wife as custodian under CAUTMA for Catherine McNelley, as to which Mr. Battle disclaims beneficial ownership.
(7)	Consists of 55,991 shares of common stock held by Mr. Dolgen and 467 shares of common stock held indirectly by a charitable trust, of which Mr. Dolgen is a trustee and as to which Mr. Dolgen disclaims beneficial ownership.
(8)	Excludes shares of common stock and Class B common stock held by Liberty USA, as to which Dr. Malone and Mr. Fitzgerald disclaim beneficial ownership.
(9)	Excludes 2,814 share units credited to Mr. Tazón pursuant to the Expedia Deferred Compensation Plan for Non-Employee Directors. The earliest that such share units can be paid to Mr. Tazón in the form of shares of Expedia common stock is in January of the year following his termination of service as a director of Expedia.
(10)	Consists of 92,322 shares of common stock and options to purchase 90,000 shares of common stock that are exercisable within 60 days of September 6, 2011. Mr. Adler resigned from his position as Executive Vice President and Chief Financial Officer of Expedia, effective September 26, 2011. On September 15, 2011, the Expedia Board of Directors approved the appointment of Mark D. Okerstrom as Executive Vice President and Chief Financial Officer, effective September 26, 2011. Mr. Okerstrom is not included in the table above because he was not a named executive officer of Expedia for the fiscal year ended December 31, 2010.
(11)	Consists of (i) 58,856 shares of common stock, (ii) options to purchase 131,250 shares of common stock that are exercisable within 60 days of September 6, 2011 and (iii) 31,117 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of September 6, 2011.
(12)	Consists of (i) 53,761,328 shares of common stock, (ii) 25,599,998 shares of Class B common stock, (iii) options to purchase 4,981,875 shares of common stock that are exercisable within 60 days of September 6, 2011 and (iv) 31,117 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of September 6, 2011.

Security Ownership of Expedia Capital Stock Immediately Following the Spin-Off

The following table presents, as of September 6, 2011, information relating to the anticipated beneficial ownership of Expedia common stock and Expedia Class B common stock, assuming the completion of the spin-off and the one-for-two reverse stock split (and associated adjustments to Expedia options), as if they occurred on September 6, 2011, by (i) each person or entity expected by Expedia to own beneficially more than 5% of the outstanding shares of Expedia common stock and Expedia Class B common stock, (ii) each person expected to serve as a director of Expedia, (iii) each person expected to be a named executive officer of Expedia, and (iv) the expected named executive officers, other executive officers and directors and nominees of Expedia, as a group. Unless otherwise indicated, beneficial owners listed in the table may be contacted at Expedia’s corporate headquarters at 333 108th Avenue N.E., Bellevue, Washington 98004. The information below also assumes the consummation of the preferred stock merger prior to the reverse stock split and the spin-off, pursuant to which all outstanding shares of Series A preferred stock would have ceased to be outstanding. Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated.

Shares of Expedia Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia common stock; therefore, the common stock column below includes shares of Class B common stock held by each listed person, entity or group. For each listed person, entity or group, the number of shares of Expedia common stock and Class B common stock and the percentage of each such class listed include shares of Expedia common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options and warrants, which can be converted or exercised, and RSUs that will have vested within 60 days of September 6, 2011. Pursuant to SEC rules, for each listed person, entity or group, the number of shares of Expedia common stock and Class B common stock and the percentage of each such class listed assume the conversion or exercise of certain Expedia equity securities, as described below, owned by such person, entity or group, but do not assume the conversion or exercise of any equity securities owned by any other person, entity or group.

The actual number of shares of Expedia capital stock outstanding as of the date of the spin-off may differ due to, among other things, the exercise of options or warrants, the vesting of restricted stock units or the conversion of preferred stock, in each case between September 6, 2011 and the date of the spin-off and to the extent the other assumptions, including those set forth above, differ from the actual developments.

The percentage of votes for all classes of Expedia’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock.

	Common Stock			Class B Common Stock			Percent (%) of Votes (All Classes)
Beneficial Owner	Shares		%	Shares		%
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112	34,609,903	(1)	25.48	12,799,999	(2)	100	59.68
Barry Diller	41,265,646	(3)	29.95	12,799,999	(2)	100	61.85
Victor A. Kaufman	95,041	(4)	*	—		—	*
Dara Khosrowshahi	282,934	(5)	*	—		—	*
A. George “Skip” Battle	89,137	(6)	*	—		—	*
Jonathan L. Dolgen	28,229	(7)	*	—		—	*
William R. Fitzgerald	—	(8)	—	—		—	—
Craig A. Jacobson	16,358		*	—		—	*
Peter M. Kern	25,180		*	—		—	*
John C. Malone	—	(8)	—	—		—	—
José A. Tazón	6,476	(9)	*	—		—	*
Michael B. Adler	91,161	(10)	*	—		—	*
Burke F. Norton	110,611	(11)	*	—		—	*
Mark D. Okerstrom	27,386	(12)	*	—		—	*
All executive officers, directors and director nominees as a group (16 persons)	42,215,582	(13)	30.52	12,799,999		100	62.09

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Based on information filed on a Schedule 13D, as amended, with the SEC on November 1, 2007 by Liberty Media and Mr. Diller (the “Liberty/Diller Schedule 13D”) and the Company’s records. Consists of 21,809,904 shares of common stock and 12,799,999 shares of Class B common stock held by Liberty USA Holdings, LLC, a wholly owned subsidiary of Liberty Media (“Liberty USA”). Pursuant to the Stockholders Agreement described in the section above titled “—Board Meetings and Committees,” Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty Media and Liberty USA.
(2)	Consists of shares of Class B common stock held by Liberty USA. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of Class B common stock held by Liberty Media and Liberty USA.
(3)	Based on information filed on the Liberty/Diller Schedule 13D and the Company’s records. Consists of (i) 4,616,058 shares of common stock owned by Mr. Diller, (ii) options to purchase 1,975,000 shares of common stock held by Mr. Diller that are exercisable within 60 days of September 6, 2011, (iii) 64,685 shares of common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, (iv) 21,809,904 shares of common stock held by Liberty USA (see footnote 1 above), and (v) 12,799,999 shares of Class B common stock held by Liberty USA (see footnote 1 above). Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty Media and Liberty USA. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.
(4)	Consists of 38,791 shares of common stock and options to purchase 56,250 shares of common stock that are exercisable within 60 days of September 6, 2011.
(5)	Consists of 125,921 shares of common stock and options to purchase 157,013 shares of common stock that are exercisable within 60 days of September 6, 2011.
(6)	Consists of (i) 25,180 shares of common stock held by Mr. Battle, (ii) options to purchase 56,424 shares of common stock that are exercisable within 60 days of September 6, 2011, (iii) 4,999 shares of common stock held by the Battle Family Foundation, as to which Mr. Battle disclaims beneficial ownership, and (iv) 2,533 shares of common stock held by Mr. Battle’s wife as custodian under CAUTMA for Catherine McNelley, as to which Mr. Battle disclaims beneficial ownership.
(7)	Consists of 27,995 shares of common stock held by Mr. Dolgen and 233 shares of common stock held indirectly by a charitable trust, of which Mr. Dolgen is a trustee and as to which Mr. Dolgen disclaims beneficial ownership.
(8)	Excludes shares of common stock and Class B common stock held by Liberty USA, as to which Dr. Malone and Mr. Fitzgerald disclaim beneficial ownership.
(9)	Excludes 1,407 share units credited to Mr. Tazón pursuant to the Expedia Deferred Compensation Plan for Non-Employee Directors. The earliest that such share units can be paid to Mr. Tazón in the form of shares of Expedia common stock is in January of the year following his termination of service as a director of Expedia.
(10)	Consists of 46,161 shares of common stock and options to purchase 45,000 shares of common stock that are exercisable within 60 days of September 6, 2011. Mr. Adler resigned from his position as Executive Vice President and Chief Financial Officer of Expedia, effective September 26, 2011.
(11)	Consists of 29,428 shares of common stock, (ii) options to purchase 65,625 shares of common stock that are exercisable within 60 days of September 6, 2011 and (iii) 15,558 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of September 6, 2011.
(12)	Consists of 4,534 shares of common stock, (ii) options to purchase 22,237 shares of common stock that are exercisable within 60 days of September 6, 2011, and (iii) 615 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of September 6, 2011. On September 15, 2011, the Expedia Board of Directors approved the appointment of Mark D. Okerstrom as Executive Vice President and Chief Financial Officer, effective September 26, 2011.
(13)	Consists of (i) 26,886,723 shares of common stock, (ii) 12,799,999 shares of Class B common stock, (iii) options to purchase 2,512,687 shares of common stock that are exercisable within 60 days of September 6, 2011 and (iv) 16,173 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of September 6, 2011.

Security Ownership of TripAdvisor Capital Stock Immediately Following the Spin-Off

The following table presents, as of September 6, 2011, information relating to the anticipated beneficial ownership of TripAdvisor common stock and TripAdvisor Class B common stock, assuming the completion of the spin-off and the one-for-two reverse stock split (and associated adjustments to Expedia options), as if they occurred on September 6, 2011, by (i) each person or entity expected to own beneficially more than 5% of the outstanding shares of TripAdvisor common stock and TripAdvisor Class B common stock, (ii) each person expected to serve as a director of TripAdvisor, (iii) each person expected to be a named executive officer of TripAdvisor, and (iv) the expected named executive officers, other executive officers and directors of TripAdvisor, as a group. Unless otherwise indicated, beneficial owners listed in the table may be contacted at TripAdvisor’s corporate headquarters at 141 Needham Street Newton, MA 02464. The information below also assumes the consummation of the preferred stock merger prior to the reverse stock split and the spin-off, pursuant to which all outstanding shares of Series A preferred stock would have ceased to be outstanding. Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated.

Shares of TripAdvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of TripAdvisor common stock; therefore, the common stock column below includes shares of Class B common stock held by each listed person, entity or group. For each listed person, entity or group, the number of shares of TripAdvisor common stock and Class B common stock and the percentage of each such class listed include shares of TripAdvisor common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options and warrants, which can be converted or exercised, and RSUs that will have vested within 60 days of September 6, 2011. Pursuant to SEC rules, for each listed person, entity or group, the number of shares of TripAdvisor common stock and Class B common stock and the percentage of each such class listed assume the conversion or exercise of certain TripAdvisor equity securities, as described below, owned by such person, entity or group, but do not assume the conversion or exercise of any equity securities owned by any other person, entity or group.

The actual number of shares of TripAdvisor capital stock outstanding as of the date of the spin-off may differ due to, among other things, the exercise of options or warrants, the vesting of restricted stock units or the conversion of preferred stock, in each case between September 6, 2011 and the date of the spin-off and to the extent the other assumptions, including those set forth above, differ from the actual developments.

The percentage of votes for all classes of TripAdvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock.

	Common Stock			Class B Common Stock			Percent (%) of Votes (All Classes)
Beneficial Owner	Shares		%	Shares		%
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112	34,609,903	(1)	25.48	12,799,999	(2)	100	59.68
Barry Diller	41,265,646	(3)	29.95	12,799,999	(2)	100	61.85
Victor A. Kaufman	95,041	(4)	*	—		—	*
Dara Khosrowshahi	282,934	(5)	*	—		—	*
Stephen Kaufer	257,448	(6)	*	—		—	*
Jonathan F. Miller	—		—	—		—	—
Jeremy Philips	—		—	—		—	—
Robert S. Wiesenthal	—		—	—		—	—
All executive officers, directors and director nominees as a group (7 persons)	41,901,069	(7)	30.36	12,799,999		100	62.04

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Based on information filed on a Schedule 13D, as amended, with the SEC on November 1, 2007 by Liberty Media and Mr. Diller (the “Liberty/Diller Schedule 13D”) and the Company’s records. Consists of 21,809,904 shares of common stock and 12,799,999 shares of Class B common stock held by Liberty USA Holdings, LLC, a wholly owned subsidiary of Liberty Media (“Liberty USA”). Pursuant to the Stockholders Agreement described in the section above titled “—Board Meetings and Committees,” Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty Media and Liberty USA.
(2)	Consists of shares of Class B common stock held by Liberty USA. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of Class B common stock held by Liberty Media and Liberty USA.
(3)	Based on information filed on the Liberty/Diller Schedule 13D and the Company’s records. Consists of (i) 4,616,058 shares of common stock owned by Mr. Diller, (ii) options to purchase 1,975,000 shares of common stock held by Mr. Diller that are exercisable within 60 days of September 6, 2011, (iii) 64,685 shares of common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, (iv) 21,809,904 shares of common stock held by Liberty USA (see footnote 1 above), and (v) 12,799,999 shares of Class B common stock held by Liberty USA (see footnote 1 above). Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all the shares of common stock and Class B common stock held by Liberty Media and Liberty USA. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.
(4)	Consists of 38,791 shares of common stock and options to purchase 56,250 shares of common stock that are exercisable within 60 days of September 6, 2011.
(5)	Consists of 125,921 shares of common stock and options to purchase 157,013 shares of common stock that are exercisable within 60 days of September 6, 2011.
(6)	Consists of 224,323 shares of common stock and options to purchase 33,125 shares of common stock that are exercisable within 60 days of September 6, 2011.
(7)	Consists of (1) 26,879,682 shares of common stock, (ii) 12,799,999 shares of Class B common stock, and (iii) options to purchase 2,221,388 shares of common stock that are exercisable within 60 days of September 6, 2011.

PROPOSAL 2—REVERSE STOCK SPLIT PROPOSAL

Proposal and Required Vote

Expedia is asking you to approve a one-for-two reverse stock split of Expedia common stock and Expedia Class B common stock. If you approve the reverse stock split proposal and Expedia proceeds with the spin-off, Expedia intends to effect the one-for-two reverse stock split immediately prior to the spin-off by filing an amendment to its amended and restated certificate of incorporation. That amendment would be effective after the effective time of the preferred stock merger provided for in the preferred stock merger proposal, in which the outstanding shares of Expedia Series A preferred stock would be converted into the right to receive the cash merger consideration. The full text of the charter amendment providing for the reverse stock split is set forth in Annex A to this proxy statement/prospectus. Expedia will only complete the one-for-two reverse stock split if stockholders approve the spin-off proposal and the preferred stock merger proposal, and the Expedia Board of Directors determines to complete the preferred stock merger and the spin-off. If Expedia does effect the one-for-two reverse stock split, Expedia stockholders will receive cash in lieu of any fractional shares. Expedia will not effect the reverse stock split if the preferred stock merger has not been consummated.

The reverse stock split would reduce the number of outstanding shares of Expedia common stock and Class B common stock, and the holdings of each stockholder, according to the same formula, which is described under the caption “Principal Effects of the Reverse Stock Split” below. After giving effect to the one-for-two reverse stock split, approximately half as many shares of Expedia common stock and Expedia Class B common stock will be outstanding as were outstanding immediately prior to the one-for-two reverse stock split. Based on the capitalization of Expedia as of September 6, 2011, assuming the completion of (1) the one-for-two reverse stock split and (2) the spin-off, the number of shares of Expedia common stock and Expedia Class B common stock that will be outstanding is estimated to be approximately 123,014,661 and 12,799,999, respectively. Expedia securities that are exercisable for Expedia common stock will be proportionately adjusted in accordance with their terms to give effect to the one-for-two reverse stock split. Approval of the reverse stock split proposal requires the affirmative vote of the holders of a majority of the outstanding voting power of the shares of Expedia capital stock voting together as a single class.

EXPEDIA’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of the reverse stock split would include the following:

•

immediately prior to effecting the spin-off, each two shares of Expedia common stock or Class B common stock owned by a stockholder will be combined into one new share of common stock or Class B common stock, respectively (except for the payment of cash instead of issuing fractional shares as described below);

•

immediately prior to effecting the spin-off, the number of outstanding shares of common stock and Class B common stock will be proportionately reduced at the ratio of one-for-two (except for the payment of cash instead of issuing fractional shares as described below);

•	immediately prior to effecting the spin-off, the number of shares of common stock that are held in Expedia’s treasury will be proportionately reduced at the ratio of one-for-two;

•

the par value of Expedia’s common stock and Class B common stock will change to $0.0001 per share after the reverse stock split (the par value of both such classes of common stock is currently $0.001);

•	in conjunction with the adjustments to be made in connection with the spin-off, appropriate adjustments will be made pursuant to the terms of Expedia’s outstanding warrants; and

•

either as an independent adjustment or as part of the adjustments to the Expedia compensatory equity-based awards in connection with the spin-off, Expedia compensatory equity-based awards will be equitably adjusted in connection with the reverse stock split in a manner designed to preserve the value of the awards immediately prior to and immediately following the adjustments.

The Expedia common stock and Class B common stock resulting from the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the public registration of the common stock under the Exchange Act or the listing of the common stock on the Nasdaq Stock Market (although, in accordance with Nasdaq rules, the letter “D” is expected to be added to the end of the trading symbol for a period of 20 trading days from the reverse stock split’s effective date of the reverse stock split to indicate that the reverse stock split has occurred).

The reverse stock split would not affect the number of shares of common stock, Class B common stock or preferred stock that Expedia is authorized to issue under Expedia’s amended and restated certificate of incorporation, or the par value of any such shares (although the spin-off, which is being effected by means of a reclassification amendment, will change the par value of the common stock and the Class B common stock, but not the preferred stock, from $0.001 per share to $0.0001 per share). As a result, following the effectiveness of the reverse stock split, Expedia’s authorized capital will consist of 1,600,000,000 shares of Expedia common stock, 400,000,000 shares of Expedia Class B common stock and 100,000,000 shares of preferred stock (of which, based on Expedia’s outstanding shares as of September 6, 2011, approximately 123,014,661 shares of Expedia common stock, 12,799,999 shares of Expedia Class B common stock and no shares of Expedia preferred stock will be outstanding). Expedia has no present plans, proposals or arrangements to issue any shares of its capital stock other than in connection with the vesting, exercise or settlement of outstanding equity awards or in connection with the conversion, exchange or exercise of outstanding Expedia securities in accordance with their terms or the terms of Expedia’s Amended and Restated Governance Agreement (see “Proposal1—The Spin-Off Proposal—Governance Arrangements at Expedia and TripAdvisor”).

With respect to fractional shares, no fractional shares, or certificates representing fractional shares, will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares, because they hold a number of shares of common stock or Class B common stock not evenly divisible by two, will be entitled only to a cash payment (without interest) in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of common stock that would have been exchanged for such fractional shares. Stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date the stockholder receives his or her cash payment, if any, in lieu of fractional shares.

Purpose of the Reverse Stock Split

It is likely that the trading price of Expedia common stock will decline following the spin-off in light of Expedia ceasing to own TripAdvisor. The purpose of implementing the reverse stock split would be to seek to increase the per share trading price of Expedia common stock following the spin-off relative to what the per share trading price of Expedia would be if the reverse stock split were not implemented. The Expedia Board intends to effect the proposed reverse stock split prior to the spin-off, although the Board has reserved the right to abandon the reverse stock split. See “—Reservation of Right to Abandon Reverse Stock Split” below.

Expedia believes that a number of institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. If Expedia’s common stock were to trade in a range following the spin-off that could raise these concerns, the reverse stock split could help ensure that Expedia’s common stock price stays at a level that would be viewed more favorably by potential investors.

Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price after the reverse stock split should reduce this concern.

The combination of increased interest from institutional investors and investment funds and lower transaction costs could have the effect of improving the trading liquidity of Expedia’s common stock relative to what the trading liquidity would be if the reverse stock split were not implemented.

Expedia common stock currently trades on the Nasdaq Global Select Market under the symbol “EXPE.” The Nasdaq Global Select Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange, including a minimum trading price requirement. Today, Expedia meets all of such continued listing criteria, including the minimum trading price requirement. Although Expedia does not believe that it currently has an issue relating to the continued listing of its common stock and does not expect that the spin-off would cause Expedia to have such an issue even if it were not to implement the reverse stock split but still proceed with the spin-off, Expedia believes that effecting the reverse stock split proposal would help ensure that Expedia common stock will continue to meet the continued listing standard immediately after the spin-off, to the extent that its common stock price might not otherwise meet the minimum trading requirement. Expedia also cannot assure you that it will continue to meet the continued listing criteria following the reverse stock split and the spin-off.

If the stockholders approve this proposal, Expedia’s Board of Directors intends to effect the reverse stock split, prior to effecting the spin-off, unless the Board determines that doing so would not be in the best interests of Expedia and its stockholders. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. By virtue of Mr. Diller’s irrevocable proxy over all Expedia securities beneficially owned by Liberty and its subsidiaries, as well as through shares owned by Mr. Diller directly, Mr. Diller has control over the vote on the reverse stock split proposal, regardless of the vote of any other Expedia stockholder. Mr. Diller has indicated that he intends to vote in favor of the reverse stock split proposal at the 2011 Annual Meeting.

Important Considerations with Respect to the Reverse Stock Split

Expedia cannot assure you that the market price per share of Expedia’s common stock following the reverse stock split would reflect the reverse split ratio of one-for-two or that the price following the reverse stock split will be maintained for any period of time.

While Expedia believes that a higher stock price relative to what the price would be in the absence of the reverse stock split may help generate investor interest in Expedia’s common stock, the reverse stock split may not result in a stock price that will attract institutional investors or investment funds or satisfy the investment guidelines of institutional investors or investment funds. Furthermore, the liquidity of Expedia’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

If the reverse stock split is implemented and the market price of Expedia’s common stock declines, the percentage decline may be greater than would occur in the absence of the reverse stock split. The market price of Expedia’s common stock is also based on its performance and other factors, which are unrelated to the number of shares of common stock outstanding. You should keep in mind that the implementation of the reverse stock split, standing alone, does not have an effect on the actual or intrinsic value of Expedia or your proportional ownership in Expedia.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Potential Anti-Takeover Effect

The increased proportion of authorized but unissued shares of Expedia common stock and Expedia Class B common stock to outstanding shares could, under certain circumstances, have an anti-takeover effect. For example, such a change could permit future issuances of Expedia common stock or Expedia Class B common stock that would dilute the stock ownership of a person seeking to effect a change in composition of Expedia’s board of directors or contemplating a tender offer or other transaction for the combination of Expedia with another entity, whether or not the change is favored by a majority of Expedia’s unaffiliated stockholders. The reverse stock split proposal, however, is not being made in response to any effort to accumulate shares of Expedia common stock or to obtain control of Expedia nor is it being made to enable any anti-takeover defense or mechanism on behalf of Expedia, and Expedia has no intent or plan to employ the resulting additional unissued authorized shares as an anti-takeover device.

No Appraisal Rights

Stockholders do not have appraisal rights under the DGCL or under Expedia’s amended and restated certificate of incorporation in connection with the reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

The Expedia Board of Directors has reserved the right to abandon the reverse stock split without further action by Expedia’s stockholders at any time before the reverse stock split’s effective time, even if the authority to effect the reverse stock split has been approved by Expedia’s stockholders at the 2011 Annual Meeting.

PROPOSAL 3—PREFERRED STOCK MERGER PROPOSAL

Proposal and Required Vote

Expedia is asking stockholders to approve a proposal to adopt a merger agreement (as it may be amended from time to time, the “merger agreement”) between Expedia and Expedia Preferred Merger Sub, Inc. (“Merger Sub”), a new wholly owned subsidiary of Expedia formed for the purpose of facilitating the merger of Merger Sub with and into Expedia (the “merger” or the “preferred stock merger”). If the stockholders approve the preferred stock merger proposal and the companies consummate the merger, each share of Series A preferred stock will be converted into the right to receive an amount in cash (the “merger consideration”) equal to $22.23, plus an amount equal to accrued and unpaid dividends on such share through the merger effective time (as defined below). We expect the total consideration to be paid to holders of preferred stock in the merger to be approximately $17,000, assuming consummation of the merger at a time such that the amount equal to accrued and unpaid dividends through the merger effective time equaled zero.

Approval of the preferred stock merger proposal requires the affirmative vote of the holders of a majority of the outstanding voting power of the shares of Expedia capital stock voting together as a single class.

EXPEDIA’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PREFERRED STOCK MERGER PROPOSAL.

Summary of Preferred Stock Merger Proposal

This summary highlights selected information from this proxy statement/prospectus relating to the preferred stock merger proposal and may not contain all of the information that is important to stockholders. To understand the merger fully and for a more complete description of the merger agreement and transactions contemplated by the merger agreement, stockholders should read carefully this entire proxy statement/prospectus and the documents referred to herein. The merger agreement is included in Annex J to this proxy statement/prospectus. Expedia encourages stockholders to read the merger agreement in its entirety, as it is the legal document that governs the merger.

The Merger (see page [    ]). Expedia is asking stockholders to approve a proposal to adopt a merger agreement between Expedia and Merger Sub, a new wholly owned subsidiary of Expedia formed for the purpose of facilitating the merger of Merger Sub with and into Expedia, with Expedia continuing as the surviving corporation in the merger. If the stockholders approve the preferred stock merger and the companies consummate the merger, each share of Series A preferred stock (other than Dissenting Shares, as defined below) will be converted into the right to receive an amount in cash equal to $22.23, plus an amount equal to accrued and unpaid dividends on such share through the merger effective time.

By virtue of Mr. Diller’s irrevocable proxy over all Expedia securities beneficially owned by Liberty and its subsidiaries, as well as through shares owned by Mr. Diller directly, Mr. Diller has control over the vote on the preferred stock merger proposal, regardless of the vote of any other Expedia stockholder. Because Mr. Diller has advised Expedia that he intends to vote in favor of the preferred stock merger proposal at the 2011 Annual Meeting, Expedia expects that the merger will be consummated shortly thereafter, and in any event prior to the completion of the reverse stock split and the spin-off.

Purpose of the Merger (see pages [    ]). As of September 6, 2011, there were only 751 shares of Series A preferred stock issued and outstanding. The purpose of implementing the merger is to simplify Expedia’s capital structure in advance of the spin-off by converting each of these remaining outstanding shares of Series A preferred stock into the right to receive the merger consideration.

Payment Procedures (see pages [    ]). Expedia has appointed BNY Mellon Shareowner Services to act as paying agent to handle the payment of the merger consideration for shares of Series A preferred stock. Soon after the merger effective time, the paying agent will mail a letter of transmittal to each holder of a certificate or book-entry share representing a share or shares of Series A preferred stock. The letter of transmittal will contain instructions explaining the procedure for surrendering such shares. Holders of shares of Series A preferred stock should follow those instructions.

Appraisal Rights (see pages [    ]). Holders of shares of Expedia common stock or Expedia Class B common stock do not have appraisal rights in respect of such shares under the DGCL or under Expedia’s amended and restated certificate of incorporation in connection with the preferred stock merger.

Holders of shares of Series A preferred stock who do not vote in favor of the preferred stock merger proposal and otherwise comply with the requirements of Delaware law are entitled to appraisal rights under Delaware law in connection with the preferred stock merger, which are described in this proxy statement/prospectus and are set forth in Annex J to this proxy statement/prospectus. Holders who perfect their appraisal rights and follow specified procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have the “fair value” of their shares of Series A preferred stock appraised by the Delaware Court of Chancery.

Material U.S. Federal Income Tax Consequences (see pages [    ]). An exchange of Series A preferred stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder who exchanges Series A preferred stock for cash in the merger will, depending on such U.S. Holder’s particular circumstances, be treated either as recognizing gain or loss from the disposition of the shares of Series A preferred stock or receiving a distribution from Expedia with respect to Expedia stock.

Proposal and Required Vote (see page [    ]). Approval of the preferred stock merger proposal requires the affirmative vote of the holders of a majority of the outstanding voting power of the shares of Expedia capital stock voting together as a single class.

The Merger

Expedia is asking stockholders to approve a proposal to adopt a merger agreement between Expedia and Merger Sub, a wholly owned subsidiary of Expedia formed for the purpose of facilitating the merger. If the stockholders approve the preferred stock merger proposal and the companies consummate the merger, each share of Series A preferred stock (other than Dissenting Shares, as defined below) will be converted into the right to receive the merger consideration.

The Expedia common stock, Expedia Class B common stock and Expedia options, restricted stock units, warrants and other securities of Expedia (other than shares of Expedia’s Series A preferred stock) will remain outstanding securities of Expedia following the merger and will be unaffected by the merger. The merger will not result in any change in Expedia’s business, assets or liabilities (other than as a result of the payment of the merger consideration and other costs incident to the merger). Expedia management, including its directors and officers, will remain the same following the merger. The merger also will not have any effect on Expedia’s amended and restated certificate of incorporation.

The merger would not affect Expedia’s ability to issue new shares of preferred stock in the future in accordance with its amended and restated certificate of incorporation and other governing documents.

Expedia’s Board has approved the terms of the merger agreement and of the merger, declared the advisability of the merger agreement and of the merger and determined them to be fair to and in the best interests of Expedia and its stockholders. In making its determination, the Expedia Board of Directors considered the following factors:

•

that beginning on February 2, 2012, the terms of the Expedia Series A preferred stock permit Expedia to redeem the preferred stock for a redemption price equal to face value (currently $22.23 per share) plus accrued and unpaid interest to the redemption date, and that in the preferred stock merger holders of Expedia Series A preferred stock that do not exercise appraisal rights will receive $22.23 per share plus accrued and unpaid interest through the effective time of the merger;

•

that Expedia intends to redeem all shares of Expedia Series A preferred stock that are outstanding on February 2, 2012, and that in connection with such redemption holders will not have the right under Delaware law to demand appraisal of the fair value of their shares but are entitled to such appraisal rights in connection with the preferred stock merger;

•

that holders of Expedia Series A preferred stock would have the right during the twenty trading day period preceding February 2, 2012 to require Expedia to redeem any or all of the holder’s shares of preferred stock for a redemption price equal to face value (currently $22.23 per share) plus accrued and unpaid interest through February 2, 2012, payable at Expedia’s election in cash or shares of Expedia common stock or a combination of cash and stock;

•

that holders of Expedia Series A preferred stock have the right currently to convert their shares into Expedia common stock (as of September 6, 2011, at a conversion rate of 0.7408 of a share of Expedia common for each share of Expedia Series A preferred stock), and that, if the TripAdvisor spin-off is effected, a holder of Expedia Series A preferred stock that converts its shares into Expedia common stock and holds such shares through the spin-off date would also receive TripAdvisor common stock in the spin-off; and

•	that the preferred stock merger will simplify Expedia’s capital structure, which the Expedia board believes will be beneficial to Expedia’s stockholders generally.

As stated above, by virtue of Mr. Diller’s irrevocable proxy over all Expedia securities beneficially owned by Liberty and its subsidiaries, as well as through shares owned by Mr. Diller directly, Mr. Diller has control over the vote on the preferred stock merger proposal, regardless of the vote of any other Expedia stockholder. Because Mr. Diller has indicated that he intends to vote in favor of the preferred stock merger proposal at the 2011 Annual Meeting, Expedia expects that the merger will be consummated shortly thereafter, and in any event prior to the completion of the reverse stock split and the spin-off. If the stockholders approve this proposal, no further action on the part of stockholders will be required to implement the merger.

Purpose of the Merger

Before the IAC/InterActiveCorp spin-off of Expedia in August 2005, IAC/InterActiveCorp had a series of preferred stock outstanding. In connection with the IAC/Expedia spin-off, each holder of a share of such series of IAC preferred stock could elect to receive (i) a specified amount in cash, (ii) a specified combination of IAC common stock and Expedia common stock or (iii) a specified combination of IAC Series A preferred stock and Expedia Series A preferred stock, and the substantial majority of such holders did not elect option (iii). As a result of these elections and subsequent elections to have Expedia redeem such shares, as of September 6, 2011, there were only 751 shares of Series A preferred stock issued and outstanding. The purpose of implementing the merger is to simplify Expedia’s capital structure in advance of the planned spin-off of TripAdvisor by converting these remaining shares of Series A preferred stock into the right to receive the merger consideration. Expedia expects to consummate the merger whether or not the spin-off occurs. However, the Expedia Board has reserved the right to terminate the merger agreement and abandon the merger at any time before the merger effective time in its sole discretion, even if Expedia stockholders have approved the preferred stock merger proposal.

Merger Sub

Merger Sub, a wholly owned subsidiary of Expedia, was incorporated under the DGCL on [—], 2011 for the purpose of merging with Expedia. The address and phone number of Merger Sub’s principal office are the same as those of Expedia. Prior to the merger, Merger Sub will have no material assets or liabilities and will not have carried on any business.

The Merger Agreement

The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by the complete merger agreement, which is included in Annex J to this proxy statement/prospectus and incorporated herein by reference. Expedia urges all stockholders to read carefully the merger agreement in its entirety.

General. Under the merger agreement, Merger Sub will be merged with and into Expedia, with Expedia continuing as the surviving corporation.

Closing; Merger Effective Time. Unless Expedia decides otherwise, the closing of the merger will take place as soon as reasonably practicable after the date that all closing conditions have been satisfied or waived. On the closing date, Expedia will file a certificate of merger with the Secretary of State of the State of Delaware in connection with the merger. The merger will be effective at such time as the certificate of merger is filed or at such later time as is specified in the certificate of merger (the “merger effective time”).

Effect on Capital Stock. At the merger effective time:

•	each share of common stock of Merger Sub will be automatically cancelled;

•	each share of Expedia common stock and Class B common stock will remain a share of common stock or Class B common stock, respectively, of Expedia, the surviving corporation; and

•	each share of Series A preferred stock (other than Dissenting Shares (as defined below)) will be converted into the right to receive the merger consideration.

Payment Procedures. Expedia has appointed BNY Mellon Shareowner Services to act as paying agent to handle the payment of the merger consideration for shares of Series A preferred stock. Soon after the merger effective time, the paying agent will mail a letter of transmittal to each holder of a certificate or book-entry share representing a share or shares of Series A preferred stock. The letter of transmittal will contain instructions explaining the procedure for surrendering such shares. Holders of Series A preferred stock should not return certificates with the enclosed proxy card.

Holders of certificates or book-entry shares representing a share or shares of Series A preferred stock who surrender such certificates or book-entry shares, together with a properly completed transmittal form and such other documents as may be required by the instructions to the letter of transmittal, will receive the merger consideration in respect of such shares. After the merger, each holder of a certificate or book-entry share that previously represented a share or shares of Series A preferred stock will no longer have any rights with respect to such share, except the right to receive the merger consideration in respect thereof or, in the case of a Dissenting Stockholder (as defined below), the appraisal rights summarized below.

Holders of Series A preferred stock that do not comply with the payment procedures within six months following the closing of the merger may look only to Expedia for payment of any merger consideration. None of Expedia (the surviving corporation), Merger Sub or the paying agent will be liable to any holder of Series A preferred stock for any amount delivered to a public official under applicable abandoned property, escheat or similar laws. No interest will be paid or accrued on the merger consideration payable upon the surrender of certificates or book-entry shares representing Series A preferred shares.

It is up to holders of Series A preferred stock to decide how to deliver their certificates or book-entry shares and any other required documents. It is the responsibility of holders of Series A preferred stock to ensure that all necessary materials are delivered to the paying agent in a timely manner.

Conditions to the Merger. The obligations of Expedia and Merger Sub to consummate the merger are subject to the satisfaction of, or (to the extent permitted by applicable law) the waiver by Expedia of, the following conditions:

•	the adoption of the merger agreement by Expedia’s and Merger Sub’s stockholders; and

•

the absence of any law, order or injunction prohibiting the completion of the merger and the absence of any proceeding challenging the merger agreement or seeking to prohibit or delay the merger which Expedia’s Board determines would make the merger no longer advisable.

No federal or state regulatory approvals must be obtained in connection with the merger.

Termination. The Expedia Board has reserved the right to terminate the merger agreement and abandon the merger at any time before the merger effective time in its sole discretion, even if Expedia’s stockholders have approved the preferred stock merger proposal. If the merger agreement is terminated, it will become void and of no effect without any liability on the part of any party to the agreement.

Amendments and Waiver. To the fullest extent permitted by Delaware law, the merger agreement may be amended by mutual consent of Expedia’s Board and the board of directors of Merger Sub, and any provision of the merger agreement may be waived, at any time before the merger effective time, even if Expedia’s stockholders have approved the preferred stock merger proposal.

Appraisal Rights

Holders of shares of Expedia common stock or Expedia Class B common stock do not have appraisal rights in respect of their shares under the DGCL or under Expedia’s amended and restated certificate of incorporation in connection with the merger.

A holder of shares of Expedia’s Series A preferred stock issued and outstanding immediately prior to the effective time of the merger who makes the demand described below, who is continuously the record owner of such shares from the date of the making of such demand through the merger effective time, who otherwise complies with the statutory requirements of Section 262 of the DGCL and who neither votes in favor of the preferred stock merger proposal nor consents thereto in writing is entitled to certain appraisal rights under Delaware law in connection with the merger, which are described below and are set forth in the copy of Section 262 of the DGCL attached as Annex K to this proxy statement/prospectus. Such holders who perfect their appraisal rights and follow specified procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have an appraisal of the fair value of their shares of Series A preferred stock by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger. ANY HOLDER OF SERIES A PREFERRED STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX K CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

The record holders of the shares of Series A preferred stock that elect to exercise appraisal rights with respect to the merger are referred to as “Dissenting Stockholders” and the shares of Series A preferred stock with respect to which they exercise appraisal rights are referred to as “Dissenting Shares.” If a stockholder has a beneficial interest in shares of Series A preferred stock that are held of record in the name of another person, such as a bank, broker or other nominee, and such stockholder desires to perfect whatever appraisal rights the beneficial holder may have, the beneficial holder must act promptly to cause the holder of record timely and properly to follow the steps summarized below. All references in this summary of appraisal rights to a “stockholder” or a “holder of Series A preferred stock” are to the record holder or holders of shares of Series A preferred stock.

A VOTE IN FAVOR OF THE PREFERRED STOCK MERGER PROPOSAL BY A HOLDER OF SHARES OF SERIES A PREFERRED STOCK WILL RESULT IN A WAIVER OF SUCH HOLDER’S APPRAISAL RIGHTS.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Annual Meeting, not less than 20 days prior to such meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement/prospectus shall constitute such notice to the record holders of Series A preferred stock.

When the merger becomes effective, holders of Series A preferred stock who comply with the procedures prescribed in Section 262 of the DGCL will be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment of the fair value of their shares in cash from Expedia together with interest, if any, to be paid on the amount determined to be fair value. The following is a brief summary of the statutory procedures that must be followed by a holder of shares of Series A preferred stock in order to perfect appraisal rights under the DGCL. This summary is not intended to be complete and is qualified by reference to Section 262 of the DGCL, the text of which is included as Annex K to this proxy statement/prospectus. Expedia advises any holder of Series A preferred stock considering demanding appraisal to consult legal counsel.

In order to exercise appraisal rights under Delaware law, a stockholder must be the holder of record of the shares of Series A preferred stock as to which appraisal rights are to be exercised on the date that the written demand for appraisal described below is made, must continuously hold such shares through the effective date of the merger and must not vote in favor of approval of the merger or consent thereto in writing. A vote by a holder of Series A preferred stock against approval of the merger is not required in order for that holder to exercise appraisal rights.

Within 10 days after the merger effective time, Expedia must provide notice of the date of effectiveness of the merger to all holders of Series A preferred stock who have complied with Section 262 of the DGCL and have not voted for adoption of the merger agreement.

A holder of Series A preferred stock who elects to exercise appraisal rights must mail or deliver the written demand for appraisal before the vote on the merger at the 2011 Annual Meeting to:

Expedia, Inc., 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary

When submitting a written demand for appraisal under Delaware law, the written demand for appraisal must reasonably inform Expedia of the identity of the stockholder of record making the demand and that the stockholder intends to demand appraisal of such stockholder’s shares of Series A preferred stock. A proxy or vote against the adoption of the merger agreement shall not constitute such a demand. A demand for appraisal should be executed by or for the stockholder of record, fully and correctly, as that stockholder’s name appears on the stockholder’s stock certificate. If Series A preferred stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary in its capacity as such. If Series A preferred stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

A holder of record who holds Series A preferred stock as a nominee for other beneficial owners of the shares may exercise appraisal rights with respect to the Series A preferred stock held for all or less than all beneficial owners of the Series A preferred stock for which the holder is the record owner. In that case, the written demand must state the number of shares of Series A preferred stock covered by the demand. Where the number of shares of

Series A preferred stock is not expressly stated, the demand will be presumed to cover all shares of Series A preferred stock outstanding in the name of that record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of a written demand prior to the taking of the vote on the merger.

Within 120 days after the effective date of the merger, any Dissenting Stockholder who has theretofore complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from Expedia a statement of the aggregate number of shares of Series A preferred stock not voted in favor of approval of the preferred stock merger proposal and with respect to which demands for appraisal have been received by Expedia, and the aggregate number of holders of those shares. A person who is a beneficial owner of shares of Series A preferred stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from Expedia the statement described in the previous sentence. This statement must be mailed within 10 days after the written request has been received by Expedia.

Within 120 days after the effective date of the merger, either Expedia, any Dissenting Stockholder or any beneficial owner of shares held in a voting trust or by a nominee on behalf of such person may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of each share of Series A preferred stock of all Dissenting Stockholders, with a copy served on Expedia in the event a person other than Expedia files such a petition. If a petition for an appraisal is timely filed, then after a hearing on the petition, the Delaware Court of Chancery will determine which of the Dissenting Stockholders are entitled to appraisal rights and will then appraise, in accordance with the rules of the Delaware Court of Chancery, the shares of Series A preferred stock owned by those stockholders, by determining the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid, if any, on the amount determined to be the fair value. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit such certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If no petition for appraisal is filed with the Delaware Court of Chancery by Expedia, any Dissenting Stockholder or any beneficial owner of shares held in a voting trust or by a nominee on behalf of such person within 120 days after the effective time of the merger, then Dissenting Stockholders’ rights to appraisal will cease and they will be entitled only to receive the merger consideration in the merger on the same basis as other holders of Series A preferred stock. Inasmuch as Expedia has no obligation and no intention to file a petition, any holder of Series A preferred stock who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any holder of Series A preferred stock without the approval of the Delaware Court of Chancery, and this approval may be conditioned on any terms the Delaware Court of Chancery deems just; provided, however, that any holder of Series A preferred stock who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw such holder’s demand for appraisal and accept the terms offered upon the merger within 60 days after the effective date of the merger.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Upon application of a Dissenting Stockholder, the court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees, and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses. A Dissenting Stockholder who has timely demanded appraisal in compliance with Section 262 of the DGCL will not, from and after the effective time of the merger, be entitled to vote the Series A preferred stock subject to such demand for any purpose or to receive payment of dividends or other distributions on the Series A preferred stock, except for dividends or other distributions payable to holders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any Dissenting Stockholder who has not commenced an appraisal proceeding or joined the proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the right to receive merger consideration in the merger on the same basis on which Series A preferred stock is converted into merger consideration in the merger. After this 60-day period, a Dissenting Stockholder may withdraw his, her or its demand for appraisal only with the consent of Expedia.

Holders of Series A preferred stock considering whether to seek appraisal should bear in mind that the fair value of their Series A preferred stock determined under Section 262 of the DGCL could be more than, the same as or less than the value of the merger consideration in the merger. Also, Expedia reserves the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of the Series A preferred stock is less than the value of the merger consideration to be issued in the merger. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

THE PROCESS OF PERFECTING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE HOLDERS OF SERIES A PREFERRED STOCK WISHING TO PERFECT APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL.

Any holder of Series A preferred stock who fails to comply with the requirements of Section 262 of the DGCL, a copy of which is set forth in Annex K to this proxy statement/prospectus, will forfeit his, her or its rights to exercise appraisal rights and will receive merger consideration on the same basis as all other holders of Series A preferred stock.

Financial Information. For additional financial information that holders of Series A preferred stock should review, please see “Expedia Summary Selected Consolidated Financial Information” and “Market Price and Dividend Information for Expedia Common Equity,” each elsewhere in this proxy statement/prospectus as well as the consolidated financial statements of Expedia, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2010, as amended, which have been and are incorporated by reference herein.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Series A preferred stock. This summary is based on current provisions of the Code, the U.S. Treasury regulations promulgated thereunder and on judicial and administrative interpretations of the Code and the U.S. Treasury regulations, all as in effect as of the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this document. This discussion assumes that the merger will be consummated in accordance with the merger agreement and as described in this proxy statement/prospectus and does not purport to be a complete description of all U.S. federal income tax consequences of the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Series A preferred stock that is, for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion addresses only holders of Series A preferred stock that are U.S. holders and hold such stock as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws (including, but not limited to, financial institutions, brokers or dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, mutual funds, tax-exempt organizations, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders liable for the alternative minimum tax, holders whose functional currency is not the U.S. dollar, holders who hold their Series A preferred stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who acquired Series A preferred stock pursuant to the exercise of employee stock options or otherwise as compensation). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. In addition, no information is provided herein with respect to the tax consequences of the merger under any applicable state, local or non-U.S. tax laws or federal laws other than those pertaining to the federal income tax. This discussion does not address the tax consequences of the merger to holders of Series A preferred stock that also own Expedia Class B common stock or to holders of Series A preferred stock that exercise appraisal rights.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds Series A preferred stock, the tax treatment of a partner in such entity generally will depend on the status of the partners and the activities of the partnership. If you are a partner in a partnership holding Series A preferred stock, please consult your tax advisor.

EXPEDIA STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

An exchange of Series A preferred stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder who exchanges Series A preferred stock for cash in the merger will, depending on such U.S. Holder’s particular circumstances, be treated either as recognizing gain or loss from the disposition of the shares of Series A preferred stock or receiving a distribution from Expedia with respect to Expedia stock.

Sale or Exchange Treatment. Under Section 302 of the Code, a U.S. Holder will recognize gain or loss on the exchange of shares of Series A preferred stock for cash pursuant to the merger if the exchange:

•	results in a “complete termination” of such U.S. Holder’s equity interest in Expedia;

•	results in a “substantially disproportionate” redemption with respect to such U.S. Holder; or

•	is “not essentially equivalent to a dividend” with respect to such U.S. Holder.

An exchange of shares of Series A preferred stock pursuant to the merger will result in a “complete termination” if either (i) the U.S. Holder owns no shares of Expedia stock either actually or constructively after the shares of Series A preferred stock are exchanged pursuant to the merger or (ii) the U.S. Holder actually owns no shares of Expedia stock immediately after the exchange of shares of Series A preferred stock pursuant to the merger and, with respect to shares of Expedia stock constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such shares of Expedia stock. U.S. Holders wishing to satisfy the “complete termination” test through waiver of attribution should consult their tax advisors.

An exchange of shares of Series A preferred stock pursuant to the merger will result in a “substantially disproportionate” redemption with respect to a U.S. Holder if such holder does not own, actually or constructively, any shares of Expedia common stock. If an exchange of shares of Series A preferred stock pursuant to the merger fails to satisfy the “substantially disproportionate” test, the U.S. Holder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

An exchange of shares of Series A preferred stock pursuant to the merger will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Expedia. An exchange of shares of Series A preferred stock for cash that results in a relatively minor reduction of the proportionate equity interest of a U.S. Holder whose relative equity interest in Expedia is minimal and who does not exercise any control over or participate in the management of Expedia’s corporate affairs should constitute a “meaningful reduction.” In applying each of the Section 302 tests described above, a U.S. Holder must take account of shares of Expedia stock that such U.S. Holder constructively owns under attribution rules, pursuant to which the U.S. Holder will be treated as owning shares of Expedia stock owned by certain related individuals and entities, and shares of Expedia stock that the U.S. Holder has the right to acquire by exercise of an option or warrant or by conversion or exchange of a security. U.S. Holders should consult their tax advisors regarding the application of the rules of Section 302 in their particular circumstances.

Contemporaneous dispositions or acquisitions of shares of Expedia stock by a U.S. Holder or a related person may be deemed to be part of a single integrated transaction and, if so, may be taken into account in determining whether any of the Section 302 tests, described above, are satisfied.

If a U.S. Holder satisfies any of the Section 302 tests described above, the U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in exchange for such holder’s Series A preferred stock pursuant to the merger and (ii) such U.S. Holder’s tax basis in the shares of Series A preferred stock so exchanged. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the shares of Series A preferred stock exceeds one year as of the date of the exchange. Gain or loss must be determined separately for each block of shares of Series A preferred stock. Specified limitations apply to the deductibility of capital losses by U.S. Holders.

Distribution Treatment. If a U.S. Holder does not satisfy any of the Section 302 tests described above, the entire amount of cash received by such U.S. Holder pursuant to the merger will be treated as a dividend to the extent of the U.S. Holder’s allocable portion of Expedia’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The amount of any distribution in excess of Expedia’s current and accumulated earnings and profits would be treated as a return of capital to the extent, generally, of the U.S. Holder’s basis in the Series A preferred stock shares exchanged in the merger, and any remainder will be treated as capital gain. Any such gain will be capital gain and will be long-term capital gain if the holding period of the shares of Series A preferred stock exceeds one year as of the date of the exchange. Provided certain holding period and other requirements are satisfied, non-corporate U.S. Holders generally will be subject to U.S. federal income tax at a maximum rate of 15% on amounts treated as a dividend. Such a dividend will be taxed in its entirety, without reduction for the U.S. Holder’s tax basis of the shares of Series A preferred stock exchanged in the merger. To the extent that an exchange of the Series A preferred stock for cash in the merger is treated as the receipt by the U.S. Holder of a dividend, the U.S. Holder’s remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the exchanged shares of Series A preferred stock will be added to any shares of Expedia stock retained by the U.S. Holder.

Information Reporting and Backup Withholding

Payments of cash in exchange for shares of Series A preferred stock pursuant to the merger may be subject to information reporting and backup withholding (currently at a rate of 28%), unless the holder of such shares provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may generally be obtained, provided that the required information is timely furnished to the IRS.

PROPOSAL 4—THE CORPORATE OPPORTUNITY PROPOSAL

Proposal and Required Vote

In connection with the spin-off proposal, Expedia is asking you to approve the corporate opportunity proposal. The corporate opportunity proposal contemplates an amendment to the Expedia amended and restated certificate of incorporation that would provide that Expedia generally renounces any interest or expectancy in any transaction that may be a corporate opportunity for both Expedia and TripAdvisor (a “dual opportunity”) to the extent described below. Pursuant to the contemplated amendment, any individual who is an officer or director of both Expedia and TripAdvisor (a “dual role person”) will generally have no duty to communicate or offer to Expedia any dual opportunity that such dual role person has communicated or offered to TripAdvisor, will generally not be prohibited from communicating or offering any dual opportunity to TripAdvisor, and will generally not be liable to Expedia or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of Expedia, resulting from the failure to communicate or offer to Expedia a dual opportunity that such dual role person has communicated or offered to TripAdvisor. This amendment will be effective only in the event that Expedia completes the spin-off. The full text of the charter amendment providing for the corporate opportunity proposal is set forth in Annex A to this proxy statement/prospectus. Expedia’s existing amended and restated certificate of incorporation contains similar provisions as those discussed above with respect to matters that may be corporate opportunities for both Expedia and IAC/InterActiveCorp.

If Expedia’s stockholders approve the spin-off proposal and the corporate opportunity proposal and if Expedia proceeds with the spin-off, the TripAdvisor certificate of incorporation will include a reciprocal corporate opportunity provision.

Approval of the corporate opportunity proposal requires the affirmative vote of the holders of a majority of the outstanding voting power of the shares of Expedia capital stock voting together as a single class.

Rationale

The Expedia Board of Directors believes that the corporate opportunity proposal and the amendment related thereto is the practical solution to the facts that (i) Expedia has in the past made, and, following the spin-off, each of Expedia and TripAdvisor may in the future make, significant acquisitions and investments, (ii) Mr. Diller is the controlling stockholder (see “Annual Meeting Procedural Matters—Record Date and Voting Rights”) and Senior Executive of Expedia and, following the spin-off, will be the controlling stockholder and Senior Executive of TripAdvisor, and (iii) Expedia believes that Mr. Diller and other persons who serve as officers or directors of each of Expedia and TripAdvisor should not be inhibited in making decisions with respect to the allocation of potential new business opportunities because of possible risks of litigation or potential liability. While Expedia considered the possibility of seeking to identify specific areas of opportunity for each of Expedia and TripAdvisor, Expedia believed that such an approach was not practical and that use of such an approach could adversely affect the companies’ future flexibility. The amendment described above is analogous to existing provisions in the Expedia amended and restated certificate of incorporation that were adopted in connection with the IAC/Expedia spin-off in view of the fact that, following that transaction, certain persons (including Mr. Diller) would serve as officers and directors of both Expedia and IAC. In light of the foregoing, the Expedia Board of Directors has determined that the corporate opportunity proposal is in the best interests of Expedia and all of its stockholders.

THE EXPEDIA BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE CORPORATE OPPORTUNITY PROPOSAL.

PROPOSAL 5—ELECTION OF DIRECTORS

Proposal and Required Vote

At the Annual Meeting, Expedia will ask its stockholders to elect the ten persons named below to serve as members of the Expedia Board of Directors, each to hold office for a one-year term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation).

Election of Messrs. Diller, Khosrowshahi, Kaufman, Dolgen, Fitzgerald, Malone and Tazón as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia capital stock, present in person or represented by proxy, voting together as a single class.

Election of Messrs. Battle, Jacobson and Kern as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia common stock, present in person or represented by proxy, voting together as a separate class.

For the election of the directors, abstentions and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE EXPEDIA BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

Nominees

At the Annual Meeting, a board of ten directors will be elected to hold office until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified (or, if earlier, any director’s removal or resignation from the Board of Directors). Expedia’s amended and restated certificate of incorporation provides that the holders of Expedia’s common stock, acting as a single class, are entitled to elect a number of directors equal to 25% percent of the total number of directors, rounded up to the next whole number of directors, which is currently three directors. The Board has designated Messrs. Battle, Jacobson and Kern as nominees for the positions on the Board to be elected by the holders of Expedia common stock voting as a separate class. Pursuant to a Governance Agreement among Expedia, Liberty Media and Mr. Diller dated August 9, 2005, as amended (the “Governance Agreement”), Liberty Media has the right to nominate up to a number of directors equal to 20% of the total number of the directors on the Board (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to Liberty Media are satisfied. Liberty Media has designated Dr. Malone and Mr. Fitzgerald as its nominees to the Board. Although management does not anticipate that any of the nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.

The name and certain background information regarding each nominee, as of March 15, 2011, are set forth below. There are no family relationships among directors or executive officers of Expedia. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he should be renominated as a director, each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to Expedia and Expedia’s Board as demonstrated by the nominee’s past service. All of Expedia’s director-nominees also have extensive management experience in complex organizations. The Expedia Board considered the NASDAQ requirement that Expedia’s Audit Committee be composed of at least three independent directors, as well as specific NASDAQ and SEC requirements regarding financial literacy and expertise.

Name	Age	Position With Expedia, Inc.
Barry Diller	69	Chairman and Senior Executive
Victor A. Kaufman	68	Director and Vice Chairman
Dara Khosrowshahi	42	Director and Chief Executive Officer
A. George “Skip” Battle	67	Director
Jonathan L. Dolgen	66	Director
William R. Fitzgerald	53	Director
Craig A. Jacobson	59	Director
Peter M. Kern	44	Director
John C. Malone	70	Director
José A. Tazón	68	Director

Barry Diller has been the Chairman of the Board and Senior Executive of Expedia since completion of the IAC/Expedia spin-off. Mr. Diller has been the Chairman of the Board and Senior Executive of IAC since December 2010 and also served as Chairman of the Board and Chief Executive Officer of IAC (and its predecessors) from August 1995 through November 2010. Mr. Diller also previously served as the Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010 and as the Chairman of the Board of Live Nation Entertainment from January 2010 through October 2010 and remained a member of the Board of Live Nation Entertainment through January 2011. He served as Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994 and as the Chairman of the Board and Chief Executive Officer of Fox, Inc. from 1984 to 1992. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is currently a member of the Boards of Directors of The Washington Post Company and of The Coca-Cola Company. Mr. Diller is also a member of the Board of Councilors for the University of Southern California’s School of Cinematic Arts, the New York University Board of Trustees, the Executive Board for the Medical Sciences of the University of California, Los Angeles and a member of the Council on Foreign Relations.

Board Membership Qualifications: As result of his involvement with Expedia both while it was operated within IAC and since the IAC/Expedia spin-off, Mr. Diller has a great depth of knowledge and experience regarding Expedia and its businesses. Mr. Diller has extensive management experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. Mr. Diller also effectively controls Expedia.

Victor A. Kaufman has been a director and the Vice Chairman of Expedia since completion of the IAC/Expedia spin-off. Mr. Kaufman has been a director of IAC (and its predecessors) since December 1996 and has served as the Vice Chairman of IAC since October 1999. Mr. Kaufman also previously served as Vice Chairman of the Board of Ticketmaster Entertainment, Inc. from August 2008 through January 2010 and as a director of Live Nation Entertainment from January 2010 through December 2010. Mr. Kaufman served in the Office of the Chairman of IAC from January 1997 to November 1997 and as Chief Financial Officer of IAC from November 1997 to October 1999. Prior to his tenure with IAC, Mr. Kaufman served as the Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992.

Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in those capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star’s successor company, Columbia Pictures Entertainment, Inc. He resigned from those positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star.

Board Membership Qualifications: Mr. Kaufman has unique knowledge of and experience with Expedia and its businesses gained through his involvement with Expedia both while it was operated within IAC and since the IAC/Expedia spin-off. Mr. Kaufman also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions, as well as experience as a director serving on other public company boards.

Dara Khosrowshahi has been a director and the Chief Executive Officer of Expedia since completion of the IAC/Expedia spin-off. Mr. Khosrowshahi served as the Chief Executive Officer of IAC Travel, a division of IAC, from January 2005 to the IAC/Expedia spin-off date. Prior to his tenure as Chief Executive Officer of IAC Travel, Mr. Khosrowshahi served as Executive Vice President and Chief Financial Officer of IAC from January 2002 to January 2005. Mr. Khosrowshahi served as IAC’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002 and as President, USA Networks Interactive, a division of IAC, from 1999 to 2000. Mr. Khosrowshahi joined IAC in 1998 as Vice President of Strategic Planning and was promoted to Senior Vice President in 1999. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998.

Board Membership Qualifications: Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online travel industry gained through his service as Chief Executive Officer of IAC Travel prior to the IAC/Expedia spin-off and as Chief Executive Officer of Expedia since the IAC/Expedia spin-off. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

A. George “Skip” Battle has been a director of Expedia since completion of the IAC/Expedia spin-off. Mr. Battle previously served as the Executive Chairman of Ask Jeeves, Inc. from January 2004 through July 2005 and as its Chief Executive Officer from December 2000 until January 2004. Mr. Battle was a business consultant and investor and served as a member of the boards of directors of several technology companies from 1995 to 2000. Prior thereto, Mr. Battle served with Andersen Consulting in various roles, including Worldwide Managing Partner, Market Development, until his retirement from Andersen Consulting in 1995. Mr. Battle is currently Chairman of the Board of Fair Isaac Corporation, a position he has held since 2002. He is also a director of Masters Select Equity Fund, Masters Select International Fund, Masters Select Value Fund and Masters Select Smaller Company Fund (all registered investment companies), Advent Software, Inc., Netflix, Inc., OpenTable, Inc., and two nonprofit organizations. Mr. Battle also served as a director of PeopleSoft, Inc. from 1995 until its acquisition by Oracle Corp. in 2004 and of Barra, Inc. from 1996 until 2004. Mr. Battle holds a B.A. in economics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Board Membership Qualifications: Mr. Battle has extensive financial, strategic, operational, and corporate governance experience, acquired through his more than 25 years as a business consultant as well as his prior service as a chief executive officer. Mr. Battle also has experience as a director serving on other public company boards.

Jonathan L. Dolgen has been a director of Expedia since completion of the IAC/Expedia spin-off. From July 2004 until April 2010, Mr. Dolgen was a Senior Advisor to Viacom, Inc. (“Old Viacom”), a worldwide entertainment and media company, where he provided advisory services to the chief executive officer of Old Viacom, or others designated by him, on an as-requested basis. Effective December 31, 2005, Old Viacom was separated into two publicly traded companies, Viacom Inc. (“New Viacom”) and CBS Corporation. From the separation of Old Viacom, Mr. Dolgen provided advisory services to the chief executive officer of New Viacom, or others designated by him, on an as-requested basis. Since July 2004, Mr. Dolgen has been a private investor, and since September 2004, Mr. Dolgen has been a principal of Wood River Ventures, LLC, a private start-up entity that seeks investment and other opportunities and provides consulting services, primarily in the media sector. Since April 2005, Mr. Dolgen, through Wood River, has had an arrangement with Madison Dearborn Partners, LLC to seek investment opportunities and consult, primarily in the media sector. From October 2006 through March 2008, Mr. Dolgen served as senior consultant for ArtistDirect, Inc. From April 1994 to July 2004, Mr. Dolgen served as Chairman and Chief Executive Officer of the Viacom Entertainment Group, a unit of Old Viacom, where he oversaw various operations of Old Viacom’s businesses, which during 2003 and 2004 primarily included the operations engaged in motion picture production and distribution, television production and distribution, regional theme parks, theatrical exhibition and publishing. As a result of the separation of Old Viacom, Old Viacom’s motion picture production and distribution and theatrical exhibition business became part of New Viacom’s businesses, and substantially all of the remaining businesses of Old Viacom overseen by Mr. Dolgen remained with CBS Corporation. Mr. Dolgen began his career in the entertainment industry in 1976 and, until joining the Viacom Entertainment Group, served in executive positions at Columbia Pictures Industries, Inc., Twentieth Century Fox and Fox, Inc., and Sony Pictures Entertainment. Mr. Dolgen has also been a director of Live Nation Entertainment, Inc. since its formation following the merger of Live Nation, Inc. and Ticketmaster in January 2010. Prior to the merger, Mr. Dolgen was a director of Ticketmaster from August 2008. From October 2004 until September 2008, Mr. Dolgen was a Director of Charter Communications, Inc. He is also a member of the Board of Trustees of the Claremont Graduate School and a director of the Simon Wiesenthal Center. Mr. Dolgen holds a B.S. from Cornell University and a J.D. from New York University.

Board Membership Qualifications: Mr. Dolgen has extensive high-level executive management experience, including prior service as a Chief Executive Officer. Mr. Dolgen also has experience as a director serving on other public company boards. Mr. Dolgen has significant expertise in both traditional and new media.

William R. Fitzgerald has been a director of Expedia since March 2006. He has served as a Senior Vice President of Liberty Media Corporation (“Liberty Media”) since 2000. In addition, Mr. Fitzgerald serves as Chairman and Chief Executive Officer of Ascent Media Corporation. Prior to joining Liberty Media, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer, Operations Administration for AT&T Broadband (formerly known as Tele-Communications, Inc.) from 1999 to 2000 and was Executive Vice President and Chief Operating Officer of TCI Communications, Inc. from 1998 to 1999. Mr. Fitzgerald received his undergraduate degree from Indiana University Kelley School of Business and a master’s degree from the Kellogg School of Business at Northwestern University.

Board Membership Qualifications: Mr. Fitzgerald was nominated as a director by Liberty Media, which currently has the right to nominate two individuals for election to Expedia’s Board of Directors pursuant to the Governance Agreement. Mr. Fitzgerald has significant executive-level experience and a strong operational background.

Craig A. Jacobson has been a director of Expedia since December 2007. Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren & Richman, L.L.P., where he has practiced entertainment law for the past 20 years. Mr. Jacobson is a member of the Board of Directors of Aver Media, a privately-held Canadian lending institution and was a director of Ticketmaster from August 2008 until its merger with Live-Nation, Inc. in January 2010.

Board Membership Qualifications: Mr. Jacobson has extensive legal and business knowledge and experience in corporate governance matters. Mr. Jacobson also has significant financial knowledge gained during his more than twenty years practicing law as well as his service as a director serving on public and private company boards.

Peter M. Kern has been a director of Expedia since completion of the IAC/Expedia spin-off. Mr. Kern is a Managing Partner of InterMedia Partners, LP, a private equity firm. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Prior to Alpine Capital, Mr. Kern founded Gemini Associates in 1996 and served as President from its inception through its merger with Alpine Capital in 2001. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle

Communications. Mr. Kern serves on the boards of a number of private companies, including Televicentro of Puerto Rico, LLC, Luxury Retreats International Holdings, Inc. and Cine Latino, Inc. Mr. Kern holds a B.S. degree from the Wharton School at the University of Pennsylvania.

Board Membership Qualifications: Through his extensive background in private equity and as a director of several private companies, as well as prior experience in senior executive positions, Mr. Kern has a high level of financial expertise and background in analyzing investments and strategic transactions.

John C. Malone has been a director of Expedia since completion of the IAC/Expedia spin-off. Dr. Malone has served as the Chairman of the Board of Liberty Media since 1990, and he served as Liberty Media’s Chief Executive Officer from August 2004 through February 2006. Dr. Malone also served as Chairman of the Board of TCI from 1996 to 1999 and as Chief Executive Officer of TCI from 1994 to 1997. In addition, Dr. Malone has served as Chairman of the Board of Directors of Liberty Global, Inc. since June 2005 and served as Chairman of the Board of Liberty Global’s predecessor, LMI, from March 2004 to June 2005. He has served as a director of Discovery Communications, Inc. since September 2008, and he served as Chairman of the Board of its predecessor, Discovery Holding Company, from May 2005 to September 2008. Dr. Malone has served as a director of Ascent Media Corporation since January 2010 and Sirius XM Radio Inc. since April 2009. Dr. Malone served as a director of the Bank of New York Company, Inc. from June 2005 to April 2007 and as a director of Cablevision Systems Corp. from March 2005 to June 2005. In addition, Dr. Malone served as Chairman of the Board of Directors of DIRECTV from November 2009 until June 2010 and previously to that he served as Chairman of the Board of DIRECTV’s predecessor, The DirecTV Group, Inc., from February 2008 to November 2009. Dr. Malone also served as a director of IAC/InterActiveCorp from May 2006 until June 2010, and of Live Nation Entertainment, Inc. from January 2010 until February 2011.

Board Membership Qualifications: Dr. Malone was nominated as a director by Liberty Media, which currently has the right to nominate two individuals for election to Expedia’s Board of Directors pursuant to the Governance Agreement. Dr. Malone is a leader in the media and telecommunications industry and has extensive senior executive experience as well as experience as a director serving on other public company boards.

José A. Tazón has been a director of Expedia since March 2009. Since January 1, 2009, Mr. Tazón has served as the non-executive Chairman of the Board of Directors of Amadeus IT Group S.A., a leading provider of IT solutions to the travel and tourism industry. Mr. Tazón served as Amadeus’ President and Chief Executive Officer from October 1990 until December 2008. Prior to joining Amadeus, Mr. Tazón worked at Iberian Airlines from 1975 until 1987, where he served as Head of Systems Planning from 1983 until 1987. Mr. Tazón received advanced degrees in Telecommunications Engineering and Data Processing from the Universidad Politécnica, Madrid, Spain.

Board Membership Qualifications: Mr. Tazón has extensive senior-level management experience, including eighteen years as a chief executive officer. He also has a wealth of knowledge of the travel and tourism industry, including insight and understanding of technology solutions related to the industry, and a strong background in the global travel marketplace.

Board Meetings and Committees

Controlled Company Status. Expedia is subject to the NASDAQ Stock Market Listing Rules. These rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as Expedia, from certain requirements.

As of the record date for the Annual Meeting, under the stockholders agreement between Liberty Media and Mr. Diller entered into on August 9, 2005, Mr. Diller, through shares owned by him as well as those beneficially owned by Liberty Media as of [—], 2011, the record date for the 2011 Annual Meeting of Stockholders, generally controls the vote of approximately [—]% of the outstanding common stock (or [—]% assuming exercise of Mr. Diller’s vested stock options and conversion of all shares of Class B common stock into shares of common stock) and 100% of the outstanding Class B common stock and, consequently, approximately [—]% of the combined voting power of the outstanding Expedia capital stock. Mr. Diller, Liberty Media and certain of their affiliates have filed a Statement of Beneficial Ownership on Schedule 13D (and related amendments) with respect to their Expedia holdings and related voting arrangements with the SEC. On this basis, Expedia is relying on the exemption for controlled companies from certain NASDAQ requirements, including, among others, the requirement that a majority of the Expedia Board of Directors be composed of independent directors, the requirement that the Compensation Committee be composed solely of independent directors and certain requirements relating to the nomination of directors.

Director Independence. The Expedia Board of Directors has determined that each of Messrs. Battle, Dolgen, Jacobson, Kern and Tazón is an “independent director” as defined by the NASDAQ listing rules. In making its independence determinations, the Board considered the applicable legal standards and any relevant transactions, relationships or arrangements, including legal services provided to a subsidiary of IAC by the law firm in which Mr. Jacobson is a partner and Mr. Tazón’s service as non-executive chairman of Amadeus, a company with which Expedia has a contractual relationship.

The Board. The Expedia Board of Directors met five times, and acted by written consent one time, in 2010. During such period, all of the incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. Directors are encouraged, but not required to attend annual meetings of Expedia stockholders. All ten members of the Expedia Board attended the 2010 Annual Meeting of Stockholders.

The Expedia Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee, the Executive Committee and the Preferred Stock Subcommittee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board of Directors. These charters are available in the About Expedia, Inc./Leadership section of Expedia’s corporate website at www.expediainc.com.

Board Leadership Structure. Mr. Diller serves as the Chairman and also serves as Senior Executive of Expedia, and Mr. Khosrowshahi serves as Chief Executive Officer of Expedia. The roles of Chief Executive Officer and Chairman of the Board are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of Expedia stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time. Independent members of the Board chair Expedia’s Audit, Compensation and Section 16 Committees. Expedia has had the current leadership structure since the IAC/Expedia spin-off.

Board’s Role in Risk Oversight. As part of its general oversight duties, the Expedia Board of Directors oversees Expedia’s risk management. The Chief Executive Officer, Chief Financial Officer and General Counsel attend quarterly Board meetings and discuss operational risks with the Board. Management also provides quarterly reports and presentations on strategic risks to the Board. Between quarterly meetings, the Chief Executive Officer, Chief Financial Officer and General Counsel meet regularly with the Executive Committee, and the members are informed of any immediate risks at such meetings.

In addition, the Audit Committee is responsible for discussing with management Expedia’s major financial risks and the steps management has taken to monitor and control such risks, including Expedia’s risk assessment and risk management policies. The Audit Committee also has oversight responsibility for Expedia’s foreign exchange risk management policy and investment management policy. In fulfilling its responsibilities, the Audit Committee receives regular reports from the Chief Financial Officer, General Counsel, Vice President of Internal Audit, Treasurer, Chief Technology Officer and Chief Accounting Officer. In addition, the Committee reviews the results of the annual risk assessment survey of key company leaders. The Vice President of Internal Audit reports directly to the Audit Committee and provides quarterly (or more frequent) reports on the results of internal audits and investigations. The Audit Committee makes regular reports to the Board.

Audit Committee. The Audit Committee of the Expedia Board of Directors currently consists of three directors: Messrs. Battle, Jacobson and Kern. Each current Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and NASDAQ. The Board has determined that each of Messrs. Battle and Kern is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee functions pursuant to a written charter adopted by the Board, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The full text of the Audit Committee charter is available in the Investor Information section of Expedia’s corporate website at www.expediainc.com/ir. The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the charter, including monitoring: (i) the integrity of Expedia’s financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of Expedia’s internal audit function and the independent registered public accounting firm and (iv) Expedia’s compliance with legal and regulatory requirements.

Mr. Battle is the Chairman of the Audit Committee. The Audit Committee met eight times in 2010. The formal report of the Audit Committee with respect to the year ended December 31, 2010, is set forth under the heading “Audit Committee Report” below.

Compensation Committee. The Expedia Compensation Committee consists of Messrs. Dolgen, Fitzgerald and Kern. With the exception of Mr. Fitzgerald, each member is an “independent director” as defined by the NASDAQ listing rules. No member of the Compensation Committee is an employee of Expedia. The Compensation Committee is responsible for (i) administering and overseeing Expedia’s executive compensation program, including salary matters, bonus plans and stock compensation plans, and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (see section below titled “Section 16 Committee”). Mr. Dolgen is the Chairman of the Compensation Committee. In 2010, the Compensation Committee met six times and took action by written consent one time. A description of Expedia’s processes and procedures for the consideration and determination of executive compensation is included in the section below titled “Expedia Executive Compensation—Compensation Discussion and Analysis.”

Section 16 Committee. The Expedia Section 16 Committee consists of Messrs. Dolgen and Kern. Each member is an “independent director” as defined by the NASDAQ listing rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. The Section 16 Committee is authorized to exercise all powers of the Board of Directors with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to Expedia’s executive officers. Mr. Dolgen is the Chairman of the Section 16 Committee. The Section 16 Committee met six times in 2010.

Executive Committee. The Expedia Executive Committee consists of Messrs. Diller, Kaufman and Khosrowshahi. The Executive Committee has all the power and authority of the Board of Directors, except those powers specifically reserved to the Board by Delaware law. Mr. Diller is the Chairman of the Executive Committee. In 2010, the Executive Committee held four meetings and acted by written consent three times.

Other Committees. In addition to the foregoing committees, the Expedia Board of Directors has established a Preferred Stock Subcommittee, of which Mr. Khosrowshahi is the sole member. The Preferred Stock Subcommittee is authorized solely to declare dividends on Expedia’s Series A preferred stock. The Preferred Stock Subcommittee acted by written consent four times in 2010. The Board of Directors may also from time to time establish other committees of the Board consisting of one or more of its directors.

Compensation Policies and Practices Risk Assessment. Consistent with new SEC disclosure requirements, management has assessed compensation policies and practices for Expedia employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on Expedia.

Director Nominations

Given the ownership structure of Expedia and its status as a “controlled company,” the Expedia Board of Directors does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. Pursuant to the Governance Agreement, Liberty Media has the right to nominate a number of directors equal to 20% of the total number of the directors on the Expedia Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Expedia Board so long as certain stock ownership requirements are satisfied. The Expedia Board does not have specific requirements for eligibility to serve as a director of Expedia, nor does it have a specific policy on diversity. However, in evaluating candidates, regardless of how recommended, the Board considers whether the professional and personal ethics and values of the candidate are consistent with those of Expedia, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Expedia, including in providing a mix of Board members that represent a diversity of backgrounds, perspectives and opinions, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board, and whether the candidate is prepared and qualified to represent the best interests of Expedia’s stockholders. Given the controlled status of Expedia, the Board believes the process described above is appropriate. Liberty Media has nominated Dr. Malone and Mr. Fitzgerald as nominees for 2011. The other nominees to the Expedia Board were recommended by the Chairman and then were considered and recommended by the entire Board.

The Expedia Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by stockholders. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Expedia, Inc., 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Communications With the Board

Stockholders who wish to communicate with the Expedia Board of Directors or a particular director may send such communication to Expedia, Inc., 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).

Compensation Policies and Practices Risk Assessment

Consistent with new SEC disclosure requirements, management has assessed compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation of Non-Employee Directors

The Expedia Board of Directors sets non-employee director compensation, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align directors’ interests with those of our stockholders.

Expedia employees do not receive compensation for services as directors, and Liberty Media nominees have historically agreed that they would not receive compensation for their Expedia Board service, including for 2011. During 2010, each non-employee director of Expedia was entitled to receive the following compensation:

•	an annual retainer of $45,000, paid in equal quarterly installments;

•

a grant of restricted stock units (“Director RSUs”) with a value of $250,000 (based on the closing price of Expedia’s common stock on the NASDAQ Stock Market on the day prior to the grant), upon such director’s initial election to office and on the date of each Expedia annual meeting of stockholders at which the director is reelected;

•	an annual retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committee (including the Chairman); and

•	an additional annual retainer of $10,000 for the Chairman of the Audit Committee and $10,000 for the Chairman of the Compensation Committee.

Director RSUs vest in three equal annual installments commencing on the first anniversary of the grant date (the “Vesting Period”) and are credited with dividend equivalents for any regular dividends paid on Expedia common stock having a record date during the Vesting Period. The dividend equivalents vest concurrently with the vesting of the related restricted stock units. Director RSUs vest in full the event of a change in control (as defined in the Expedia 2005 Plan).

Members of the Section 16 Committee do not receive additional compensation for service on that committee.

Director Stock Ownership Guidelines

In March 2010, the Expedia Board of Directors adopted stock ownership guidelines for directors to further align the interests of the directors with the interests of the stockholders of Expedia. The director ownership guidelines apply to all directors except (i) directors who are also subject to Expedia’s Executive Stock Ownership Guidelines and (ii) directors nominated by Liberty Media, who do not receive compensation from Expedia for service on the Board of Directors (the “Covered Directors”). Covered Directors are encouraged to hold a number of shares of Expedia common stock during their tenure equal to three times the annual cash retainer (currently $45,000, with the current holding requirement thereby equal to $135,000). Each Covered Director will have three years from the later of (i) the adoption of the policy and (ii) election to the Board of Directors to acquire such shares. If the annual cash retainer is increased during a Covered Director’s service, he shall have three years from the date of the increase in the annual cash retainer to acquire the additional stock.

Non-Employee Director Deferred Compensation Plan

Under Expedia’s Non-Employee Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units, representing the number of shares of Expedia common stock that could have been purchased on the date such fees would otherwise be payable, or (ii) credited to a cash fund. If any dividends are paid on Expedia common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of Expedia, a director will receive (1) with respect to share units, such number of shares of Expedia common stock as the share units represent, and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2010 Non-Employee Director Compensation

As employees of Expedia, Messrs. Diller, Kaufman and Khosrowshahi did not receive compensation for service as directors. Dr. Malone and Mr. Fitzgerald, who were each nominated by Liberty Media, also did not receive compensation for their Expedia Board service. The following table shows the 2010 compensation information for the remaining directors of Expedia:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
A. George “Skip” Battle(6)	$75,000	$249,991	$—	$6,678	$331,669
Jonathan L. Dolgen(7)	70,000	249,991	—	1,678	321,669
Craig A. Jacobson(8)	65,000	249,991	—	1,910	316,901
Peter M. Kern(9)	80,000	249,991	—	1,678	331,669
José A. Tazón(10)	45,000	249,991	—	671	295,662

(1)	This column reports the amount of cash compensation earned in 2010 for Board and committee service, including amounts deferred at the director’s election.
(2)	Amounts shown reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of Expedia common stock on the NASDAQ Stock Market on the day immediately preceding the grant date.
(3)	Each of Messrs. Battle, Dolgen, Jacobson and Kern had 25,941, and Mr. Tazón had 22,165, RSUs outstanding at December 31, 2010. On June 8, 2010, the date of Expedia’s Annual Meeting of Stockholders, each of the directors listed in the table above received an award of 12,575 RSUs with a grant date fair value of $249,991.
(4)	Expedia has not granted any options for service as a director. At December 31, 2010, Mr. Battle held options to purchase 112,848 shares of Expedia common stock that were issued in connection with IAC’s acquisition of Ask Jeeves, Inc. in July 2005.
(5)	Unvested RSUs held by directors are credited with dividend equivalents at the same rate and at the same time as regular cash dividends paid to Expedia’s common stockholders. Such dividend equivalents vest and are paid upon vesting of the underlying RSUs. The amounts of such dividend equivalents were factored into the grant date fair values of 2010 RSU grants shown in the above table; however, dividend equivalents were not factored into the grant date fair values of RSUs awarded to directors prior to 2010. Accordingly, dividend equivalents paid to directors in 2010 on unvested RSUs awarded prior to 2010 are included in “all other compensation.” For Mr. Battle, please see footnote 6 below.
(6)	Mr. Battle is the Chairman of the Audit Committee. Non-employee directors are eligible to participate in Expedia’s matching gifts program, which is the same program available to all U.S.- and Canada-based employees. In 2010, Mr. Battle submitted a request to match up to $5,000 of a contribution he made to a charity, and this request was approved during 2010. Payment is expected to be made by Expedia to the charitable organization during the second quarter of 2011.
(7)	Mr. Dolgen is the Chairman of the Compensation and Section 16 Committees. Mr. Dolgen deferred his director fees for 2010 pursuant to Expedia’s Non-Employee Director Deferred Compensation Plan, which is described above, but has elected to cease such deferral beginning with fees earned during the first quarter of 2011.
(8)	Mr. Jacobson is a member of the Audit Committee.
(9)	Mr. Kern is a member of each of the Audit, Compensation and Section 16 Committees.
(10)	Mr. Tazón has elected to defer his director fees beginning in the first quarter of 2010 pursuant to Expedia’s Non-Employee Director Deferred Compensation Plan, which is described above.

Compensation Committee Interlocks and Insider Participation

The Expedia Board of Directors currently has a Compensation Committee consisting of Messrs. Dolgen, Fitzgerald and Kern and a Section 16 Committee consisting of Messrs. Dolgen and Kern. None of Messrs. Dolgen, Fitzgerald or Kern was an officer or employee of Expedia, formerly an officer of Expedia, or an executive officer of an entity for which an executive officer of Expedia served as a member of the compensation committee or as a director during the one-year period ended December  31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, Expedia officers and directors and persons who beneficially own more than 10% of a registered class of Expedia’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish Expedia with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to Expedia and/or written representations that no additional forms were required, Expedia believes that all of its directors and officers complied with all of the reporting requirements applicable to them with respect to transactions during 2010.

Information Concerning Executive Officers

Background information as of September 15, 2011 about each of Expedia’s executive officers who does not also serve as a director of Expedia is provided below.

Name	Age	Position With Expedia, Inc.
Michael B. Adler	47	Outgoing Executive Vice President and Chief Financial Officer
Dhiren R. Fonseca	46	Co-President, Partner Services Group
Gary M. Fritz	38	Co-President, Partner Services Group
Burke F. Norton	44	Executive Vice President, General Counsel and Secretary
Mark D. Okerstrom	38	Incoming Executive Vice President and Chief Financial Officer
Lance A. Soliday	39	Incoming Vice President, Chief Accounting Officer and Controller
Patricia L. Zuccotti	64	Outgoing Senior Vice President, Chief Accounting Officer and Controller

Michael B. Adler has served as Chief Financial Officer of Expedia since May 2006. Mr. Adler had served as Executive Vice President, Finance during a one-month transition period prior to the effective date of his appointment as Chief Financial Officer of Expedia. Prior to joining Expedia, Mr. Adler served as the Senior Vice President, Financial Planning and Analysis, for IAC. Mr. Adler was promoted to that position in April 2005 from Vice President, Financial Analysis and Operational Reporting, a position he had held since January 2002. Mr. Adler joined IAC in May 2001 as Senior Vice President, Finance and Administration, for IAC’s Information and Services Group. Prior to joining IAC, Mr. Adler held a number of positions, including Chief Financial Officer and General Counsel for SchoolSports, Inc. and Vice President and General Counsel for Cheyenne Software, Inc. Prior to that, Mr. Adler practiced law with Feldman, Waldman & Kline. Mr. Adler received his B.S. in economics from the Wharton School at the University of Pennsylvania. Mr. Adler received his J.D. from the University of Pennsylvania Law School. Mr. Adler resigned from his position as Executive Vice President and Chief Financial Officer of Expedia, effective September 26, 2011.

Dhiren R. Fonseca has served as Expedia’s Co-President, Partner Services Group since March 2009. Mr. Fonseca had previously served as Senior Vice President, Corporate Development and Strategy from April 2006 and as Vice President, Strategy between February 2005 and April 2006. Mr. Fonseca has been at the forefront of online travel since 1995, when he was one of the original members of Microsoft Corporation’s Travel Technology Group, which became Expedia.com in October of 1996 while still part of Microsoft Corporation. During his 15-year tenure with Expedia, Mr. Fonseca has served in numerous sales, marketing, and business development capacities. Prior to his work in online travel, Mr. Fonseca had served in numerous capacities within Microsoft Corporation, including on Windows 95 marketing teams between 1994 and 1995 and in Microsoft’s corporate field sales force between 1988 and 1993. In 1991 Mr. Fonseca was the sole recipient of the Chairman’s award for outstanding contribution to the success of Microsoft Corporation. Mr. Fonseca studied computer science at the University of Manitoba and he did not complete an undergraduate degree.

Gary M. Fritz has served as Co-President, Partner Services Group since March 2009. Mr. Fritz had previously served as Senior Vice President, Corporate Development and Strategy from April 2006, as Vice President, Strategy between February 2005 and April 2006 and as Director of Strategy between December 2003, when he first joined Expedia, and February 2005. Between September 2000 and December 2003, Mr. Fritz had worked as consultant at McKinsey and Company. Mr. Fritz received his B.A. degree in economics from the University of Pennsylvania and his M.B.A. degree from the Massachusetts Institute of Technology.

Burke F. Norton has served as Executive Vice President, General Counsel and Secretary of Expedia since October 2006. Prior to joining Expedia, Mr. Norton was a partner at the law firm of Wilson Sonsini Goodrich & Rosati P.C., where he practiced corporate and securities law for 11 years, representing emerging growth and technology companies in the enterprise software, telecommunications, semiconductor, life sciences, entertainment and e-commerce industries. Mr. Norton received his J.D. from the University of California, Berkeley, Boalt Hall School of Law, where he was Executive Editor of the California Law Review.

Mark D. Okerstrom will serve as Expedia’s Executive Vice President and Chief Financial Officer effective September 26, 2011. He previously served as Senior Vice President of Corporate Development of Expedia since February 2009. Having joined Expedia in October 2006, Mr. Okerstrom had also previously served as Vice President, Corporate Development until February 2009 and as Senior Director, Corporate Development until February 2008. Prior to joining Expedia, Mr. Okerstrom was a consultant with Bain & Company in Boston and San Francisco, and worked with UBS Investment Bank in London. Prior to that, Mr. Okerstrom practiced as an attorney with the global law firm of Freshfields Bruckhaus Deringer in London. Mr. Okerstrom holds an M.B.A. from Harvard Business School and a law degree from the University of British Columbia.

Lance A. Soliday has served as Expedia’s Vice President, Chief Accounting Officer and Controller since September 15, 2011 and, prior to that, as Senior Director, Financial Reporting since February 2009. Mr. Soliday has previously served as Expedia’s Director, Financial Reporting since December 2006 and Director, Accounting Research since joining Expedia in May 2006. Prior to Expedia, Mr. Soliday held various roles in the finance departments of Amazon.com and Microsoft Corporation. Previously, Mr. Soliday was an accountant with Deloitte & Touche. Mr. Soliday received his bachelor’s degree from Central Washington University and is a certified public accountant.

Patricia L. Zuccotti has served as Senior Vice President, Chief Accounting Officer and Controller of Expedia since October 2005. Prior to joining Expedia, Ms. Zuccotti was employed by Deloitte & Touche LLP, a professional services firm, for 22 years, serving most recently as Director, Enterprise Risk Services, from June 2003 to October 2005 and as Director, Audit, from June 1993 to June 2003. Ms. Zuccotti received her B.A. from Trinity College and her M.B.A. from the University of Washington. She is a certified public accountant. In May 2011, Ms. Zuccotti announced her intention to retire, effective upon Expedia’s appointment of a successor principal accounting officer. Ms. Zuccotti resigned from her position as Senior Vice President, Chief Accounting Officer and Controller of Expedia, effective September 15, 2011.

PROPOSAL 6—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Ernst & Young LLP was Expedia’s independent registered public accounting firm for the year ended December 31, 2010. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as Expedia’s independent registered public accounting firm for the year ending December 31, 2011.

Selection of Expedia’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to Expedia stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Expedia and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Required Vote

At the Annual Meeting, Expedia will ask its stockholders to ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2011. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE EXPEDIA BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXPEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

PROPOSAL 7—ADVISORY VOTE ON EXPEDIA’S EXECUTIVE COMPENSATION

Overview

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables Expedia stockholders to vote to approve, on an advisory or non-binding basis, the compensation of Expedia’s named executive officers as disclosed in this proxy statement/prospectus in accordance with SEC rules.

Expedia’s executive compensation program is designed to attract, retain and motivate highly skilled executives with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of Expedia’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of Expedia’s stockholders. Please refer to the “Expedia Executive Compensation—Expedia Compensation Discussion and Analysis” section for a detailed discussion of Expedia’s executive compensation practices and philosophy.

Expedia is asking for stockholder approval of the compensation of Expedia’s named executive officers as disclosed in this proxy statement/prospectus in accordance with SEC rules, which disclosures include the disclosures in the “Expedia Executive Compensation—Expedia Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Expedia’s named executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on Expedia, the Compensation Committees of the Expedia Board of Directors, or the Expedia Board of Directors. The Expedia Board of Directors and the Expedia Compensation Committees value the opinions of Expedia’s stockholders and Expedia is providing the vote as required pursuant to Section 14A of the Securities and Exchange Act of 1934. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Expedia Compensation Committees will consider the impact of such vote on its compensation policies and decisions.

Required Vote

At the Annual Meeting, Expedia will ask its stockholders to approve, on an advisory basis, the compensation of its named executive officers as disclosed in this proxy statement/prospectus in accordance with SEC rules. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the Expedia executive compensation proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal regarding Expedia’s executive compensation and broker non-votes will have no effect on the proposal.

THE EXPEDIA BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF EXPEDIA’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT/PROSPECTUS IN ACCORDANCE WITH SEC RULES.

PROPOSAL 8—ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXPEDIA’S EXECUTIVE COMPENSATION

Overview

The Dodd-Frank Act also enables Expedia stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of Expedia’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two, or three years. Expedia is including this proposal as required pursuant to Section 14A of the Securities and Exchange Act of 1934.

After careful consideration of this proposal, Expedia’s Board of Directors has determined that conducting an advisory vote on the compensation of its named executive officers every three years is the most appropriate alternative for Expedia, and therefore Expedia’s Board of Directors recommends that you vote for a three-year interval for the advisory vote on the compensation of its named executive officers.

In formulating its recommendation, Expedia’s Board of Directors considered that a triennial advisory vote on its executive compensation is a reasonable frequency as it is more in line with the long-term nature of Expedia’s equity compensation horizon and because it would allow for an appropriate interval between the vote and an opportunity to evaluate Expedia’s consideration of the results of the prior vote, thereby enabling Expedia’s stockholders to assess the impact of Expedia’s executive compensation policies and decisions. We understand that Expedia’s stockholders may have different views as to what is the best approach for Expedia, and we look forward to hearing from its stockholders at the 2011 Annual Meeting of Stockholders on this proposal.

Required Vote

At the Annual Meeting, Expedia will ask its stockholders to choose, on an advisory basis, how frequently they would like to cast an advisory vote on the compensation of Expedia’s named executive officers. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. However, because this vote is advisory and non-binding, if none of the frequency options receives such a majority, the option receiving the greatest number of votes will be considered the frequency recommended by Expedia’s stockholders. Even though this vote will not be binding on Expedia or the Expedia Board of Directors and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Expedia or the Expedia Board of Directors, the Expedia Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which Expedia will include advisory votes on its executive compensation in Expedia’s proxy statement.

Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the frequency of advisory votes on Expedia’s executive compensation proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal regarding the frequency of the Expedia executive compensation proposal and broker non-votes will have no effect on the proposal.

THE EXPEDIA BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF A THREE-YEAR INTERVAL FOR THE ADVISORY VOTE ON THE COMPENSATION OF EXPEDIA’S NAMED EXECUTIVE OFFICERS.

ANNUAL MEETING PROCEDURAL MATTERS

This proxy statement/prospectus is being furnished to holders of common stock, Class B common stock and Series A preferred stock of Expedia, Inc., a Delaware corporation, in connection with the solicitation of proxies by Expedia’s Board of Directors for use at its 2011 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Expedia’s principal offices are located at 333 108th Avenue N.E., Bellevue, Washington 98004. This proxy statement/prospectus is being made available to Expedia stockholders on or about [—], 2011.

Date, Time and Place of Meeting

The Annual Meeting will be held on [—], 2011, at [—] local time at [—].

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting (this includes persons who are beneficial owners and bring a proxy or letter from their broker, trust, bank or other nominee that confirms that they are the beneficial owner of shares). If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.

Record Date and Voting Rights

General. The Board of Directors established the close of business on [—], 2011 as the record date for determining the holders of Expedia stock entitled to notice of and to vote at the Annual Meeting. On the record date, [—] shares of common stock, [—] shares of Class B common stock and [—] shares of Series A preferred stock were outstanding and entitled to vote at the Annual Meeting. Expedia stockholders are entitled to one vote for each share of common stock, ten votes for each share of Class B common stock and two votes for each share of Series A preferred stock held as of the record date, voting together as a single class, in (i) the reverse stock split proposal, (ii) the preferred stock merger proposal, (iii) the election of seven of the ten director nominees, (iv) the ratification of the appointment of Expedia’s independent registered public accounting firm, and (v) the two advisory proposals regarding Expedia’s executive compensation. Expedia stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the three director nominees that the holders of Expedia common stock are entitled to elect as a separate class pursuant to Expedia’s amended and restated certificate of incorporation. The spin-off proposal must be approved by (i) the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, voting as a separate class, (ii) the affirmative vote of holders of a majority of the outstanding shares of Expedia Class B common stock, voting as a separate class, (iii) the affirmative vote of holders of a majority of the voting power of the outstanding shares of Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock, voting together as a single class, with each share of Expedia common stock entitled to one vote per share, each share of Expedia Class B common stock entitled to ten votes per share and each share of Expedia Series A preferred stock entitled to two votes per share; and (iv) the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management.

As of the record date, Barry Diller, the Chairman and Senior Executive of Expedia, held an irrevocable proxy over all Expedia securities owned by Liberty Media Corporation and its subsidiaries. This irrevocable proxy includes authority to vote on each of the proposals presented for approval at the Annual Meeting. Mr. Diller, through shares that he owns as well as those subject to the Liberty Media proxy, generally controls the vote of approximately [—]% of the outstanding shares of common stock (or [—]% assuming exercise of Mr. Diller’s vested stock options and conversion of all shares of Class B common stock into shares of common stock) and 100% of the outstanding shares of Class B common stock and, consequently, approximately [—]% of the combined voting power of the outstanding Expedia capital stock as of the record date. As a result, regardless of the vote of any other Expedia stockholder, Mr. Diller has control over the votes relating to the reverse stock split proposal, the preferred stock merger proposal, the election of seven of the ten director nominees, the ratification of the appointment of Expedia’s independent registered public accounting firm, and the advisory proposals regarding Expedia’s executive compensation. In addition, the spin-off proposal must be approved by (i) the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, voting as a separate class (which vote Mr. Diller does not control), (ii) the affirmative vote of holders of a majority of the outstanding shares of Expedia Class B common stock, voting as a separate class (which vote Mr. Diller does control), (iii) the affirmative vote of holders of a majority of the voting power of the outstanding shares of Expedia common stock, Expedia Class B common stock and Expedia Series A preferred stock, voting together as a single class (which vote Mr. Diller does control), with each share of Expedia common stock entitled to one vote per share, each share of Expedia Class B common stock entitled to ten votes per share and each share of Expedia Series A preferred stock entitled to two votes per share; and (iv) the affirmative vote of holders of a majority of the outstanding shares of Expedia common stock, other than shares owned or controlled by Expedia management (which vote Mr. Diller does not control).

Voting of Stock Held in 401(k) Plan. The trustee of Expedia’s 401(k) plan for employees, Fidelity Management Trust Company, will vote Expedia common stock credited to employee accounts in accordance with such employees’ voting instructions. The trustee will vote the 401(k) plan stock for which voting instructions are not received in the same proportion as the shares for which voting instructions are received.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the Corporation entitled to vote constitutes a quorum. In the election of seven of the ten director nominees and the seven other proposals (other than the proposal referred to in the immediate subsequent sentence) currently expected to be brought before the Annual Meeting, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the Corporation entitled to vote constitutes a quorum. In the election of the three directors whom the holders of Expedia common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding common stock constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all other matters as well. Shares of Expedia stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of Expedia’s independent registered public accounting firm. Brokers do not have discretionary authority to vote on the spin-off proposal, the reverse stock split proposal, the preferred stock merger proposal, the corporate opportunity proposal, the election of Expedia’s directors or on the two Expedia executive compensation advisory proposals, so you are encouraged to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

Expedia will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Expedia, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, Expedia will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Expedia capital stock and to request authority for the exercise of proxies. In such cases, Expedia, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting Proxies

The manner in which your shares may be voted depends on whether you are a:

•	Registered stockholder: your shares are represented by certificates or book entries in your name on the records of Expedia’s stock transfer agent;

•	401(k) plan participant: your shares are held in Expedia’s 401(k) plan for employees; or

•	Beneficial stockholder: you hold your shares “in street name” through a broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the proxy card or voting instruction form provided. To vote using the internet or by telephone, you will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee.

•

Using the Internet. Registered stockholders and 401(k) plan participants may vote using the internet by going to www.proxyvoting.com/expe and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

•

By Telephone. Registered stockholders and 401(k) plan participants may vote, from within the United States, using any touch-tone telephone by calling 1-866-540-5760 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

•

By Mail. Registered stockholders and 401(k) plan participants may submit proxies by mail by using the accompanying proxy card or requesting additional printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If you are a stockholder of record and submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each of the proposals described in this Proxy Statement.

Expedia is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder (Delaware General Corporation Law section 212(c)). The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail, telephone or the internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the Annual Meeting, or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of election or voting in person. Registered holders may send any written notice or request for a new proxy card to Expedia, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 3550, S. Hackensack, New Jersey 07606-9250, or follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet. Registered holders may also request a new proxy card by calling 1-888-313-0164.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this proxy statement/prospectus and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

EXPEDIA AUDIT COMMITTEE REPORT

The Audit Committee reviews Expedia’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. Expedia’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of Expedia’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of Expedia’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements, together with the results of the assessment of the internal control over financial reporting, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with them their independence from Expedia and its management. Finally, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to Expedia is compatible with their independence.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Expedia’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, filed with the SEC.

Members of the Audit Committee:

A. George “Skip” Battle (Chairman)

Craig A. Jacobson

Peter M. Kern

Fees Paid to Expedia’s Independent Registered Public Accounting Firm

The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2010 and 2009.

	2010	2009
Audit Fees(1)	$5,951,000	$4,982,000
Audit-Related Fees(2)	285,000	260,000

Total Audit and Audit-Related Fees	6,236,000	5,242,000
Tax Fees	2,000	20,000
Other Fees(3)	42,000	56,000

Total Fees	$6,280,000	$5,318,000

(1)	Audit Fees include fees and expenses associated with the annual audit of Expedia’s consolidated financial statements, statutory audits, reviews of Expedia’s periodic reports, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters.
(2)	Audit-Related Fees include fees for due diligence in connection with acquisitions, accounting consultations and benefit plan audits in 2009. Beginning in 2010, benefit plan audits were performed by another independent registered public accounting firm.
(3)	Other Fees include professional education offerings to Expedia’s employees, as well as access fees for Ernst & Young LLP’s online research tools.

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees

The Audit Committee has considered the non-audit services provided by Ernst & Young LLP as described above and believes that they are compatible with maintaining Ernst & Young LLP’s independence as Expedia’s independent registered public accounting firm.

The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by Expedia’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from Expedia and its management. Unless a type of service to be provided by Expedia’s independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $500,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

EXPEDIA EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes Expedia’s executive compensation program as it relates to the following individuals who were “named executive officers” of Expedia during the fiscal year ending December 31, 2010:

Barry Diller	Chairman/Senior Executive

Victor A. Kaufman	Vice Chairman

Dara Khosrowshahi	Chief Executive Officer

Michael B. Adler*	Executive Vice President and Chief Financial Officer

Burke F. Norton	Executive Vice President, General Counsel and Secretary

*	Mr. Adler resigned from his position as Executive Vice President and Chief Financial Officer of Expedia, effective September 26, 2011. Mr. Adler has agreed to remain with Expedia through a transition period that will include completion of the spin-off. On September 15, 2011, the Expedia Board of Directors approved the appointment of Mark D. Okerstrom, who was not an Expedia named executive officer during 2010, as Executive Vice President and Chief Financial Officer, effective September 26, 2011.

Expedia has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of Expedia’s named executive officers.

From August 8, 2003 until the spin-off of Expedia from IAC on August 9, 2005, the travel-related companies that became Expedia were subsidiaries of IAC. As a result, compensation policies and equity grants made during that period reflect the compensation programs established by the Compensation Committee of the IAC Board of Directors. Certain employment matters relating to Expedia’s named executive officers are governed by the Employee Matters Agreement entered into between Expedia and TripAdvisor in connection with the IAC/Expedia spin-off.

Roles of the Compensation Committee and Section 16 Committee

The Compensation Committee is appointed by the Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee currently consists of Messrs. Dolgen, Fitzgerald and Kern. The Compensation Committee is responsible for (i) administering and overseeing Expedia’s executive compensation program, including salary matters, bonus plans and stock compensation plans, and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (see below). Mr. Dolgen is the chairman of the Compensation Committee.

The Section 16 Committee is also appointed by the Board of Directors and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Messrs. Dolgen and Kern. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to named executive officers. Mr. Dolgen is also the chairman of the Section 16 Committee.

For the purposes of this Compensation Discussion and Analysis, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

Role of Executive Officers

Expedia management participates in reviewing and refining Expedia’s executive compensation program. Mr. Khosrowshahi, Expedia’s Chief Executive Officer, annually reviews the performance of Expedia and each named executive officer with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards for each named executive officer, other than in connection with compensation for himself, Mr. Diller, Expedia’s Chairman/Senior Executive, and Mr. Kaufman, Expedia’s Vice Chairman. The Chief Executive Officer and the Compensation Committees discuss each recommendation. Based in part on these recommendations and other considerations discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

Role of Compensation Consultants

Management retained Compensia, Inc. to conduct an independent review of Expedia’s compensation peer group in each of 2010 and 2011. In both those years, management also retained Compensia to compile data from proxy statements and other SEC filings of peer companies regarding compensation for certain executive officer positions, including the positions held by each of the named executive officers, with the exception of the Vice Chairman position, for which comparable data was not available. In late 2010, management also engaged Compensia to conduct an independent review of the 2011 compensation peer group for the Chairman/Senior Executive position. Expedia also regularly uses survey or other data from a number of compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by compensation consultants is included below in the section titled “—The Role of Peer Groups, Surveys and Benchmarking.”

Compensation Program Objectives

Expedia’s executive compensation program is designed to attract, motivate and retain highly skilled executives with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of Expedia’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of Expedia’s stockholders. Management and the Compensation Committees evaluate both performance and compensation levels to ensure that Expedia maintains its ability to attract and retain outstanding employees in executive positions and that the compensation provided to these executives remains competitive with the compensation paid to similarly situated executives at comparable companies. To that end, management and the Compensation Committees believe executive compensation packages provided by Expedia to the named executive officers should include both cash and equity-based compensation.

Compensation Program Elements

General

The primary elements of the executive compensation program are base salary, cash bonus and equity compensation. The Compensation Committees review these elements in the first quarter of each year in light of Company and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. Management and the Compensation Committees believe that there are multiple, dynamic factors that contribute to success at an individual and business level. Management and the Compensation Committees have therefore avoided adopting strict formulas and have relied primarily on a discretionary approach that allows the Compensation Committees to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

Following recommendations from management, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within Expedia and similarly situated executives at comparable companies.

Base salary is typically reviewed annually or prior to entering into an employment agreement, at which time management makes recommendations to the Compensation Committee based on consideration of a variety of factors, including:

•	the executive’s total compensation relative to other executives in similarly situated positions,

•	individual performance of the executive,

•	the executive’s responsibilities, prior experience, and individual compensation history, including any additional compensation such as signing bonuses or relocation benefits,

•	the terms of the executive’s employment agreement, if any,

•	general economic conditions,

•	competitive compensation market data, when available, and

•	the recommendations of the Chief Executive Officer, other than in connection with compensation for himself, the Chairman/Senior Executive and the Vice Chairman.

In May 2009, the Compensation Committees approved the terms of amended and restated employment agreements for each of Mr. Adler and Mr. Norton pursuant to which Mr. Adler’s base salary was increased from $375,000 to $450,000 and Mr. Norton’s base salary was increased from $375,000 to $425,000, each increase effective January 1, 2010. These increases were approved based on the recommendation of our Chief Executive Officer, which was made in light of their individual performance, no change in base salary since their initial appointment in 2006, and the compensation of executives in similar positions at comparable companies.

Mr. Kaufman has never received a base salary from Expedia and no named executive officer received an increase to base salary in connection with the 2010 annual compensation review.

Cash Bonuses

Cash bonuses are granted to recognize and reward an individual’s annual contribution to Company performance. In 2010, each of Messrs. Adler and Norton had a target cash bonus equal to 75% of his base salary for the year. The Chairman/Senior Executive and Chief Executive Officer did not have a target cash bonus percentage. The Vice Chairman has never received a cash bonus and did not have a target cash bonus percentage. Bonus target percentages for executive officers are generally established by the Compensation Committee, based on the recommendation of management, at the time of the executive’s hire or promotion and are reviewed each year by the Chief Executive Officer with the approval of the Chairman/Senior Executive and the Compensation Committee. In addition to annual bonuses related to performance, management may also recommend that the Compensation Committee grant bonuses to new executives upon hire. Expedia utilizes new hire bonuses to help attract highly skilled executives to Expedia and to offset an executive’s loss of incentive compensation from a prior employer.

In March 2011, management recommended bonuses with respect to calendar year 2010 for each of the named executive officers after taking into account a variety of factors, including:

•	Expedia’s business and financial performance, including year-over-year performance,

•	the executive’s target cash bonus percentage, if any,

•	the executive’s individual performance,

•	the overall funding of the cash bonus pool,

•	amount of bonus relative to other Company executives,

•	general economic conditions,

•	competitive compensation market data, when available, and

•	the recommendations of the Chief Executive Officer, other than in connection with compensation for himself and the Chairman/Senior Executive.

Based on the Compensation Committees’ consideration of these factors, cash bonuses awarded to the named executive officers for 2010 were significantly lower than the bonuses awarded for 2009. Cash bonuses for 2009 had reflected strong individual and Company performance during a significantly challenging macroeconomic environment. For 2010 cash bonuses awarded to the named executive officers, the Compensation Committees gave particular consideration to:

•	Expedia’s 2010 financial performance compared to Expedia’s financial performance in 2009;

•	the Chief Executive Officer’s recommendations for Messrs. Adler and Norton, which reflected their individual performance during 2010; and

•	for the Chief Executive Officer, his role in directing a substantial expansion of Expedia’s business lines internationally as well as other technology and restructuring initiatives.

The cash bonuses awarded to the named executive officers for 2010 were subject to the achievement of performance goals relating either to stock price performance or worldwide hotel bookings, which were satisfied. These performance goals were designed to permit Expedia to deduct all named executive officer compensation for 2010 in accordance with Section 162(m) of the Code. Specifically, the cash bonuses awarded to named executive officers in 2010 were subject to the satisfaction of either one of the following performance goals:

•

worldwide hotel bookings (on a room night stayed basis) of Expedia on a consolidated basis in any of the three consecutive calendar quarters beginning with the second quarter of 2010 must be at least 5% higher than worldwide hotel bookings in the corresponding calendar quarter twelve months before, excluding the benefit of any acquisitions by Expedia during such period; or

•

on at least 30 trading days during the period beginning March 2, 2010 through December 31, 2010, the closing price per share of Expedia’s common stock must exceed by at least 5% the closing price of Expedia’s common stock on March 1, 2010, which was $23.13, taking into account any Share Change or Corporate Transaction (each as defined in the Expedia 2005 Plan).

In general, these performance goals reflect the minimally acceptable Company performance that must be achieved in order for any amount of cash bonuses to be awarded to the named executive officers, but with respect to which there is substantial uncertainty when established. Based on data provided by management, the Compensation Committee certified that the Section 162(m) goals for 2010 have been satisfied. The Compensation Committee exercises negative discretion in setting payouts under the annual incentive plan. By setting a high amount that can then be reduced, Expedia is advised by legal counsel that Expedia’s annual incentive plan meets the requirements of Section 162(m). As a result, while performance targets are utilized in setting compensation under this plan, ultimately the level of those targets and the Compensation Committee’s use of negative discretion typically result in the award of compensation as if the annual incentive plan were operating as a discretionary plan.

These cash bonuses are reflected in the “Bonus” column of the table below titled “2010 Summary Compensation Table.”

Equity Compensation

Equity compensation is designed to align executive compensation with the interests of stockholders and the long-term performance of Expedia. Equity compensation awards link compensation to financial performance because the value of equity awards depends on Expedia’s stock price. Equity compensation awards are also an important employee retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient.

Prior to March 2009, Expedia had utilized restricted stock units as its principal form of equity compensation. In March 2009, following a review of Expedia’s equity compensation program and practices in light of Expedia’s overall compensation program objectives, management recommended, and the Compensation Committees approved, awards of stock options as Expedia’s primary equity vehicle. In February 2010, the Compensation Committees, based on management’s recommendation, again approved awards of stock options as Expedia’s primary equity compensation vehicle.

Equity awards are typically granted to executive officers upon hire or promotion and annually thereafter. Except where otherwise noted, management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The meeting at which the Compensation Committees make these awards is generally scheduled several months in advance and is generally timed to occur after the public disclosure of Expedia’s prior year financial statements.

The Compensation Committees review various factors considered by management when it establishes Expedia-wide equity grant pool, including:

•	Expedia’s business and financial performance, including year-over-year performance,

•	dilution rates, taking into account projected headcount changes and employee turnover,

•	non-cash compensation as a percentage of operating income before amortization,

•	equity compensation utilization by peer companies,

•	general economic conditions, and

•	competitive compensation market data regarding award values.

For specific grants to named executive officers, management makes recommendations to the Section 16 Committee based on a variety of factors, including:

•	individual performance and future potential of the executive,

•	the overall size of the equity grant pool,

•	award value relative to other Company executives,

•	the value of previous grants and amount of outstanding unvested equity awards,

•	competitive compensation market data, to the degree that the available data is comparable, and

•	the recommendations of the Chief Executive Officer, other than in connection with compensation for himself, the Chairman/Senior Executive and the Vice Chairman.

After review and consideration of management’s recommendations, the Section 16 Committee decides whether to approve the grants of equity compensation to executive officers.

In February 2010, each of the named executive officers was awarded stock options that vest in equal installments on the first four anniversaries of the grant date. The exercise price for each stock option was equal to the closing price of Expedia’s common stock on the date of grant, and each stock option had a seven-year term.

In connection with the annual stock option awards granted to the Chief Executive Officer, management also reviewed with the Section 16 Committee the Chief Executive Officer’s contribution to Expedia’s performance during the prior year, including his contribution to Expedia’s significant year-over-year growth in key financial and operating metrics and his role in directing acquisitions and Company-restructuring efforts. For the annual stock option award to Mr. Kaufman, consideration was given to the fact that he does not receive a base salary or cash bonus compensation. In connection with the annual option awards granted to Messrs. Adler and Norton, the Chief Executive Officer reviewed with the Section 16 Committee the individual performance of each executive during 2009. The 2010 stock option grants to the named executive officers are reflected in the table below titled “2010 Grants of Plan-Based Awards.”

Other Compensation

In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, the named executive officers may also receive compensation in the following forms:

•

401(k) Match: Executives who participate in Expedia’s 401(k) Retirement Program are eligible for Company matching contributions (as are all domestic Expedia employees). Expedia matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Service limits.

•

Personal Use of Corporate Aircraft: Executives may receive benefits attributable to the personal use of certain aircraft, including an aircraft jointly owned by Expedia and TripAdvisor (or charter aircraft if that aircraft is temporarily unavailable) and aircraft in which Expedia has purchased a fractional ownership interest. Pursuant to Company policy, Mr. Diller and Mr. Khosrowshahi are encouraged to travel, both for business and personal purposes, on corporate aircraft. In addition to serving general security interests, this means of travel permits them to travel non-stop and without delay, to remain in contact with Expedia while traveling, to change plans quickly in the event Company business requires, and to conduct confidential Company business while flying, be it telephonically, by email or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller and Mr. Khosrowshahi typically provide services to Expedia while traveling in either case. Nonetheless, the incremental cost to Expedia of travel for personal purposes is reflected as compensation to each of Mr. Diller and Mr. Khosrowshahi from Expedia.

In addition, in connection with the IAC/Expedia spin-off and in light of Mr. Diller’s senior role at both companies, Expedia and IAC agreed to share certain expenses associated with the provision of personal benefits to Mr. Diller, including the use of automobiles for personal purposes and certain office space and IT equipment used by individuals who work for Mr. Diller personally. Currently, Expedia and IAC cover 35% and 65% of these costs, respectively.

The Role of Peer Groups, Surveys and Benchmarking

Management considers multiple data sources when reviewing compensation information to ensure that the data reflect compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information, when available, in connection with its recommendations to the Compensation Committees regarding compensation for named executive officers:

•	Data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors, and

•	Data regarding compensation for comparable executive officer positions from recent proxy statements and other SEC filings of peer companies, which include:

•	direct industry competitors, and

•	non-industry companies with which Expedia commonly competes for talent (including both regional and national competitors).

2010 Peer Groups

For purposes of establishing its compensation peer group for 2010, management recommended to, and reviewed with, the Compensation Committees public companies in technology, travel and/or e-commerce businesses with which Expedia competes for talent at both the executive and employee levels. The companies constituting the compensation peer group for 2010 (the “2010 Peer Group Companies”) were:

Activision Blizzard, Inc.	Netflix, Inc.

Adobe Systems Incorporated	Orbitz Worldwide, Inc.

Alaska Air Group Inc.	Paychex, Inc.

eBay Inc.	priceline.com Incorporated

Equifax Inc.	Royal Caribbean Cruises Ltd.

HSN, Inc.	salesforce.com, inc.

Intuit Inc.	Starwood Hotels & Resorts Worldwide, Inc.

Monster Worldwide, Inc.	Total System Services, Inc.

None of the 2010 Peer Group Companies had an executive chairman role comparable to the Chairman/Senior Executive role at Expedia. As a result, management recommended to, and reviewed with, the Compensation Committees, a compensation peer group for the Chairman/Senior Executive role composed of public companies with a comparable executive chairman role. The companies constituting the 2010 compensation peer group for the Chairman/Senior Executive role were:

Cablevision Systems Corporation	M&T Bank Corporation

CBS Corporation	News Corporation

Fidelity National Information Services, Inc.	Starbucks Corporation

Host Hotels & Resorts, Inc.	Viacom Inc.

Linear Technology Corporation

2011 Peer Groups

In late 2010, management engaged Compensia, an independent compensation consulting firm, to conduct a review of Expedia’s compensation peer group. Compensia considered the peer group companies used for 2010 as well as other public companies based on their similarities to Expedia with respect to revenue, industry, location and/or size. For the purposes of establishing the peer group for 2011, the Compensation Committees agreed with management’s proposal, which was based on Compensia’s recommendations, to remove Monster Worldwide, Inc. in light of increased differences between Expedia and Monster’s financial metrics and the fact that Monster was also not a direct industry competitor. The companies constituting the 2011 compensation peer group for all named executive officers other than Mr. Diller are:

Activision Blizzard, Inc.	Orbitz Worldwide, Inc.

Adobe Systems Incorporated	Paychex, Inc.

Alaska Air Group Inc.	priceline.com Incorporated

eBay Inc.	Royal Caribbean Cruises Ltd.

Equifax Inc.	salesforce.com, inc.

HSN, Inc.	Starwood Hotels & Resorts Worldwide, Inc.

Intuit Inc.	Total System Services, Inc.

Netflix, Inc.

In early 2011, management engaged Compensia to perform an independent review of the compensation peer group for the role of Chairman/Senior Executive. Based on Compensia’s recommendations, management proposed that Barnes & Noble, Inc. and Guess Inc. be added to the compensation peer group for the Chairman/Senior Executive role, as each had a comparable executive chairman role.

When available, management considers competitive market compensation paid by other peer group companies but does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for the named executive officers. Management and the Compensation Committees strive to incorporate flexibility into the compensation programs and the assessment process to respond to and adjust for the evolving business environment and the value delivered by the named executive officers.

Stock Ownership Policy

To further align the interests of Expedia management and Expedia stockholders, the Executive Committee of the Board of Directors adopted a Stock Ownership Policy, effective October 26, 2009. The Stock Ownership Policy specifies a number of shares that the Chief Executive Officer and all executives reporting directly to the Chief Executive Officer are expected to accumulate and hold by the later of five years from the date of hire or promotion into an eligible position or September 30, 2014 (the “Ownership Target Date”). The Stock Ownership Policy minimum stockholding requirement is 200,000 shares for Mr. Khosrowshahi and 60,000 shares for each of Messrs. Adler and Norton. Unexercised stock options and unvested RSUs are not counted toward compliance with the minimum stockholding requirement. The Stock Ownership Policy also includes stock retention provisions. Prior to the Ownership Target Date, if eligible executives have not met their stockholding requirement, they are required to retain 25% of the net shares received from any exercised options or any vested RSUs until they have met their stockholding requirement. Net shares are the shares remaining after payment of the exercise price and/or withholding of taxes. If executives subject to the policy have not met their stockholding requirement on the Ownership Target Date, the net-share retention percentage increases to 100% until they have met their stockholding requirement.

Expedia’s Securities Trading Policy prohibits employees, including executive officers, from engaging in short sales with respect to Expedia securities or the purchase, sale or issuance of options or rights relating to Expedia securities.

Tax Matters

Section 162(m) of the Code generally permits a tax deduction to public corporations for compensation over $1 million paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). Expedia endeavors to structure its compensation policies to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting Expedia’s compensation objectives. For 2010, the grants of stock options and the payments of annual bonuses were designed to meet the requirements for deductible compensation.

Nonetheless, from time to time certain nondeductible compensation may be paid and the Board of Directors and the Compensation Committees reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances. It is possible that some compensation paid pursuant to certain equity awards that have already been granted may be nondeductible as a result of Section 162(m). Additionally, under applicable Internal Revenue Service rules, the personal use of corporate aircraft leads to a disallowance of the deduction by Expedia for tax purposes of certain airplane-related costs.

For purposes of allowing Expedia to deduct all employee compensation in accordance with Section 162(m), the Compensation Committees made all annual bonuses payable to named executive officers in 2010 subject to the satisfaction of the performance goals described under “Expedia Executive Compensation – Compensation Program Elements—Cash Bonuses.”

Change in Control

Under the Expedia 2005 Plan, certain executive officers (including all the named executive officers) are entitled to accelerated vesting of equity awards in the event of a change in control of Expedia. The Compensation Committees believe that accelerated vesting of equity awards in connection with change in control transactions would provide an incentive for these executives to continue to help execute successfully such a transaction from its early stages until closing.

The change in control definition in the Expedia 2005 Plan does not include the acquisition of voting control by Liberty Media Corporation (a “Liberty Change in Control”). However, for a limited number of awards, the Section 16 Committee has approved agreements that provide for acceleration of equity upon a Liberty Change in Control. The definition of change in control in Mr. Khosrowshahi’s 2006 performance grant and Messrs. Adler and Norton’s new-hire grants each include a Liberty Change in Control. Given the nature of Mr. Diller’s voting arrangement with Liberty Media Corporation, a Liberty Change in Control could occur suddenly and without warning. Since Messrs. Khosrowshahi, Adler and Norton are among the executive officers whose employment experience would be likely to change most substantially and immediately in the event of a Liberty Change in Control, providing them with additional protection through acceleration of these grants helps Expedia more fully realize the retentive effect of their equity compensation.

For a description and quantification of these change in control benefits, please see the section below titled “Expedia Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Severance

Expedia has entered into an employment agreement with each of Messrs. Khosrowshahi, Adler and Norton, pursuant to which, in the event of a qualifying termination:

•

Expedia will continue to pay base salary through the longer of the end of the term of the employment agreement and 12 months (in all cases provided that such payments will be offset by any amount earned from another employer during such time period);

•	Expedia will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which termination of employment occurs;

•

with the exception of restricted stock units granted pursuant to the Restricted Stock Unit Agreement between Mr. Khosrowshahi and Expedia, dated March 7, 2006, as amended, and contingent upon the satisfaction of any applicable performance conditions, all equity held by Messrs. Khosrowshahi, Adler and Norton that otherwise would have vested during the 12-month period following termination of employment will accelerate (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Messrs. Khosrowshahi, Adler and Norton will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

These arrangements are intended to attract and retain qualified executives who may have other employment alternatives that may appear to them to be less risky absent these arrangements.

Not all of Expedia’s executive officers have employment agreements or award agreements that provide benefits in the event their employment with Expedia is terminated. In these cases, based on the recommendation of management, the Compensation Committees have determined that it is in the best interests of Expedia to retain the flexibility to determine such benefits on a case-by-case basis.

Expedia Compensation Committee Report

The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Expedia’s annual report on Form 10-K for the fiscal year ended December 31, 2010, as amended, and in Expedia’s 2011 proxy statement. This report is provided by the following directors:

Members of the Compensation Committee:

Jonathan L. Dolgen (Chairman)

William R. Fitzgerald

Peter M. Kern

Members of the Section 16 Committee:

Jonathan L. Dolgen (Chairman)

Peter M. Kern

The amounts and forms of compensation reported below set forth the compensation earned by Expedia’s named executive officers during the fiscal year ended December 31, 2010. On September 15, 2011, the Expedia Board of Directors accepted Michael Adler’s resignation as Executive Vice President and Chief Financial Officer of Expedia, effective September 26, 2011, and appointed Mark Okerstrom as Executive Vice President and Chief Financial Officer, effective September 26, 2011. Because Mr. Okerstrom was not a named executive officer during the fiscal year ended December 31, 2010, his compensation is not included in the tables or discussion below pertaining to the compensation of individuals who served as Expedia’s named executive officers during 2010.

Executive Compensation

2010 Summary Compensation Table

The table below sets forth certain information regarding the compensation that Expedia’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated officers earned during the fiscal year ended December 31, 2010 and during the two prior years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Barry Diller Chairman and Senior Executive	2010	$465,000	$1,000,000	$—	$2,210,516	$643,796	$4,319,312
	2009	465,000	2,000,000	—	1,305,924	731,779	4,502,703
	2008	465,000	625,000	2,499,979	—	799,065	4,389,044

Victor A. Kaufman Vice Chairman	2010	—	—	—	1,381,805		1,381,805
	2009	—	—	—	613,171	—	613,171
	2008	—	—	816,486	—	—	816,486

Dara Khosrowshahi Chief Executive Officer	2010	1,000,000	1,125,000	—	2,763,610	284,200	5,172,810
	2009	1,000,000	2,250,000	—	1,337,366	256,330	4,843,696
	2008	1,000,000	1,250,000	4,999,982	—	113,304	7,363,286

Michael B. Adler Executive Vice President and Chief Financial Officer	2010	448,846	225,000	—	1,013,324	8,818	1,695,988
	2009	375,000	375,000	—	1,012,939	12,976	1,775,915
	2008	375,000	245,000	949,986	—	6,308	1,576,294

Burke F. Norton Executive Vice President and General Counsel	2010	424,231	250,000	—	1,151,504	10,617	1,836,352
	2009	375,000	375,000	—	813,055	600	1,563,655
	2008	375,000	220,000	799,978	—	—	1,394,978

(1)	Reflects base salary earned during 2010. The amounts shown for Messrs. Adler and Norton reflect a mid-year salary adjustment. See the section above titled “Expedia Executive Compensation—Compensation Discussion and Analysis—Compensation Program Elements—Base Salary” for a description of changes to annual base salaries during 2010.
(2)	Bonus amounts for 2010 reflect annual cash bonuses that were paid in 2011, for performance in 2010, pursuant to the 2010 Cash Bonus Plan for senior executive employees of Expedia approved by the Compensation Committee on February 23, 2010 (the “2010 Cash Bonus Plan”). Pursuant to the 2010 Cash Bonus Plan, each named executive officer was eligible to receive a cash bonus, subject to (i) the achievement of performance goals relating either to stock price performance or worldwide hotel bookings and (ii) a $10 million maximum amount that was intended to preserve flexibility under Section 162(m) of the Code to ensure deductibility of any bonus that the Compensation Committee determined appropriate. See the section above titled “Expedia Executive Compensation—Compensation Discussion and Analysis—Compensation Program Elements—Cash Bonuses” for a description of the 2010 Cash Bonus Plan and “Expedia Executive Compensation—Expedia Compensation Discussion and Analysis—Tax Matters” for a description of the Section 162(m) provisions. Having previously certified that the relevant performance criteria had been met, the Compensation Committees approved cash bonus awards pursuant to the 2010 Cash Bonus Plan to the named executive officers who received cash bonuses on March 1, 2011.
(3)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the named executive officers. Stock awards consist of restricted stock units valued using the closing price of Expedia common stock on the NASDAQ Stock Market on the day immediately preceding the grant date. Stock options awarded in 2009 are valued at the date of grant using the Black-Scholes pricing model, assuming no dividends; stock options awarded in 2010 and 2011 are valued at the date of grant using the Black-Scholes pricing model, assuming an annual dividend rate of 1.25% and 1.42%. The Black-Scholes model incorporates various other assumptions including expected volatility, expected term and risk-free interest rates. The expected volatility is based on historical volatility of our common stock and other relevant factors. The expected term is based on our historical experience and on the terms and conditions of the stock option awards granted to employees. The expected term (and related risk-free interest rate) for Mr. Diller is based on his historical practice of holding Expedia stock options until expiration. The following are the assumptions used in the Black-Scholes option pricing model for awards to the named executive officers for the year ended December 31, 2010:

	Expected Term (years)	Risk-Free Interest Rate (%)	Expected Volatility (%)	Assumed Annual Dividend Rate (% of grant date closing price)
Barry Diller	7.00	2.88	51.79	1.25
All other named executive officers	4.64	2.18	51.79	1.25

(4)	See the table below for additional information regarding certain components of amounts reflected in the “All Other Compensation” column above.

2010 All Other Compensation

	Barry Diller	Victor Kaufman	Dara Khosrowshahi	Michael B. Adler	Burke F. Norton
Personal Use of Corporate Aircraft(a)	$605,786	$—	$274,050	$—	$—
Miscellaneous(b)	38,010	—	—	—	—
Dividend Equivalents(c)	—	—	2,800	1,930	3,267
401(k) Company Match(d)	—	—	7,350	6,888	7,350

(a)	Reflects the incremental cost to Expedia for personal use of corporate aircraft, including an aircraft jointly owned by each of Expedia and IAC (or charter aircraft in the event the jointly-owned aircraft is temporarily unavailable) and aircraft in which Expedia has purchased a fractional ownership interest. In 2010, the incremental cost to Expedia for Messrs. Diller and Khosrowshahi’s personal use of these aircraft is based on the average variable operating cost to Expedia. Variable operating costs include fuel, certain maintenance costs, navigation fees, onboard catering, landing fees, crew travel expenses and other miscellaneous variable costs. Calculated separately for the jointly-owned aircraft and the aircraft for which Expedia has purchased a fractional interest, the total annual variable costs are divided by the annual number of hours such aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use (for the jointly-owned aircraft, including flights to the hangar or other locations without passengers, commonly referred to as “deadhead” flights), to derive the incremental cost. We do not include fixed costs that do not change based on usage, such as pilots’ salaries, purchase costs, insurance, scheduled maintenance and non-trip-related hangar expenses in the case of the jointly-owned aircraft, and purchase costs and management fees in the case of the fractional interest aircraft. In 2010, each of Mr. Diller and Mr. Khosrowshahi occasionally had family members or other guests accompany him on personal trips, at no incremental cost to Expedia. See the section above titled “Expedia Executive Compensation—Expedia Compensation Discussion and Analysis—Compensation Program Elements—Other Compensation” for a description of Expedia’s policy regarding the personal use of Company aircraft by Messrs. Diller and Khosrowshahi.
(b)	In connection with the IAC/Expedia spin-off, Expedia and IAC agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources for the benefit of both companies, that certain expenses associated with such usage would be shared between Expedia and IAC. Mr. Diller is provided with the use of certain automobiles for business and personal purposes and certain IAC-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. For 2010 Expedia and IAC covered 35% and 65% of these costs, respectively.
(c)	Unvested RSUs are credited with dividend equivalents at the same rate and at the same time as regular cash dividends paid to Expedia’s common stockholders. Such dividend equivalents vest and are paid upon vesting of the underlying RSUs. The amounts of such dividend equivalents were not factored into the grant date fair values of RSUs awarded to executives prior to 2010. Accordingly, dividend equivalents paid to executives in 2010 on unvested RSUs awarded prior to 2010 are included in “all other compensation.”
(d)	Represents matching contributions of Expedia under the Expedia 401(k) Retirement Savings Plan. Under this plan as in effect through December 31, 2010, Expedia matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to limits imposed by the Internal Revenue Code.

2010 Grants of Plan-Based Awards

On February 23, 2010, the Section 16 Committee approved stock option awards to the named executive officers as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise Price or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Option Awards ($)(2)
Barry Diller	02/23/2010	200,000	$22.42	$22.42	$2,210,516
Victor A. Kaufman	02/23/2010	150,000	22.42	22.42	1,381,805
Dara Khosrowshahi	02/23/2010	300,000	22.42	22.42	2,763,610
Michael B. Adler	02/23/2010	110,000	22.42	22.42	1,013,324
Burke F. Norton	02/23/2010	125,000	22.42	22.42	1,151,504

(1)	All options have a seven-year term and vest in four equal installments commencing on the first anniversary of the grant date.

(2)	Reflects the full grant date fair value, calculated in accordance with FASB ASC Topic 718 using a Black-Scholes option valuation methodology. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the named executive officers. See footnote 3 of the “2010 Summary Compensation Table” above for more information regarding assumptions used in the Black-Scholes pricing model.

2011 Grants of Plan-Based Awards

On March 1, 2011, the Section 16 Committee approved stock option awards to the named executive officers as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)(1)	Exercise Price or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Option Awards ($)(2)
Barry Diller	03/01/2011	100,000	$19.6925	$19.6925	$914,851
Victor A. Kaufman	03/01/2011	75,000	19.6925	19.6925	574,999
Dara Khosrowshahi	03/01/2011	150,000	19.6925	19.6925	1,149,998
Michael B. Adler	03/01/2011	75,000	19.6925	19.6925	574,999
Burke F. Norton	03/01/2011	100,000	19.6925	19.6925	766,665

(1)	All options have a seven-year term and vest in four equal installments commencing on the first anniversary of the grant date.
(2)	Reflects the full grant date fair value, calculated in accordance with FASB ASC Topic 718 using a Black-Scholes option valuation methodology. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the named executive officers. The following are the assumptions used in the Black-Scholes option pricing model for awards to the named executive officers on March 1, 2011:

	Expected Term (years)	Risk-Free Interest Rate(%)	Expected Volatility (%)	Assumed Annual Dividend Rate (% of grant date closing price)
Barry Diller	7.00	2.77	49.72	1.42
All other named executive officers	4.64	1.92	49.90	1.42

Outstanding Equity Awards at 2010 Year-End

The following table provides information regarding the holdings of stock options and RSUs by the named executive officers as of December 31, 2010. The market value of the RSUs is based on the closing price of Expedia common stock on the NASDAQ Stock Market on December 31, 2010, the last trading day of the year, which was $25.09.

Name	Grant Date(1)	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable		Unexercisable
Barry Diller	06/07/2005	1,400,000	(2)	—		$38.35	06/07/2015	—		$—	—		$—
	06/07/2005	2,400,000	(2)	—		28.49	06/07/2015	—		—	—		—
	03/02/2009	50,000		150,000	(3)	7.36	03/02/2016	—		—	—		—
	03/02/2009	—		150,000	(4)	9.20	03/02/2016	—		—	—		—
	02/23/2010	—		200,000	(3)	22.42	02/23/2017	—		—	—		—
	02/27/2007	—		—		—	—	36,850	(5)	924,567	—		—
	02/28/2008	—		—		—	—	61,907	(6)	1,553,247	—		—

Victor A. Kaufman	03/02/2009	37,500		112,500	(3)	7.36	03/02/2016	—		—	—		—
	03/02/2009	—		50,000	(4)	9.20	03/02/2016	—		—	—		—
	02/23/2010	—		150,000	(3)	22.42	02/23/2017	—		—	—		—
	02/27/2007	—		—		—	—	18,425	(7)	462,283	—		—
	02/28/2008	—		—		—	—	19,810	(8)	497,033	—		—

Dara Khosrowshahi	04/25/2001	41,666		—		20.06	04/25/2011	—		—	—		—
	12/16/2001	164,027		—		21.19	12/16/2011	—		—	—		—
	03/02/2009	62,500		187,500	(3)	7.36	03/02/2016	—		—	—		—
	03/02/2009	—		200,000	(4)	9.20	03/02/2016	—		—	—		—
	02/23/2010	—		300,000	(3)	22.42	02/23/2017	—		—	—		—
	03/07/2006	—		—		—	—	—		—	800,000	(9)	20,072,000
	02/27/2007	—		—		—	—	36,850	(10)	924,567	—		—
	06/06/2007	—		—		—	—	40,000	(11)	1,003,600	—		—
	02/28/2008	—		—		—	—	123,813	(12)	3,106,468	—		—

Michael B. Adler	03/02/2009	—		187,500	(3)	7.36	03/02/2016	—		—	—		—
	03/02/2009	—		80,000	(4)	9.20	03/02/2016	—		—	—		—
	02/23/2010	—		110,000	(3)	22.42	02/23/2017	—		—	—		—
	05/16/2006	—		—		—	—	16,967	(13)	425,702	—		—
	05/16/2006	—		—		—	—	10,604	(13)	266,054	—		—
	02/27/2007	—		—		—	—	15,661	(14)	392,934	—		—
	02/28/2008	—		—		—	—	23,525	(15)	590,242	—		—

Burke F. Norton	03/02/2009	50,000		150,000	(3)	7.36	03/02/2016	—		—	—		—
	03/02/2009	—		65,000	(4)	9.20	03/02/2016	—		—	—		—
	02/23/2010	—		125,000	(3)	22.42	02/23/2017	—		—	—		—
	10/25/2006	—		—		—	—	31,117	(13)	780,726	—		—
	02/27/2007	—		—		—	—	7,370	(16)	184,913	—		—
	02/28/2008	—		—		—	—	19,810	(17)	497,033	—		—

(1)	Represents the date on which the original grant was approved by the applicable compensation committee. All awards with a grant date prior to the effective date of the IAC/Expedia spin-off, August 9, 2005, were granted by IAC and were converted into Expedia equity awards upon effectiveness of the IAC/Expedia spin-off.
(2)	Options vested in full on June 7, 2010, the fifth anniversary of the grant date. A description of other material terms is included in the section below titled “—Potential Payments Upon Termination or Change in Control—Barry Diller.”
(3)	Options vest in four equal installments commencing on the first anniversary of the grant date.
(4)	Options vest in full on March, 2, 2012, the third anniversary of the grant date.
(5)	Of these RSUs, 18,425 vested on February 27, 2011 and 18,425 will vest on February 27, 2012.
(6)	Of these RSUs, 20,636 vested on February 28, 2011; 20,635 will vest on February 28, 2012 and 20,636 will vest on February 28, 2013.
(7)	Of these RSUs, 9,212 vested on February 27, 2011 and 9,213 will on February 27, 2012.
(8)	Of these RSUs, 6,603 vested on February 28, 2011; 6,603 will vest on February 28, 2012 and 6,604 will vest on February 28, 2013.

(9)	The vesting provisions of this award are described in the section below titled “—Potential Payments Upon Termination or Change in Control—Dara Khosrowshahi—2006 RSU Award.” 160,000 of these RSUs are beneficially owned by Mr. Khosrowshahi’s former spouse.
(10)	Of these RSUs, 18,425 vested on February 27, 2011 and 18,425 will vest on February 27, 2012.
(11)	Of these RSUs, 20,000 will vest on June 6 in each of 2011 and 2012.
(12)	Of these RSUs, 41,271 vested on February 28, 2011 and 41,271 will vest on February 28 in each of 2012 and 2013.
(13)	The vesting provisions of these awards are described in the section below titled “—Potential Payments Upon Termination or Change in Control—Michael B. Adler and Burke F. Norton—2006 RSU Awards.”
(14)	Of these RSUs, 7,830 vested on February 27, 2011 and 7,831 will vest on February 27, 2012.
(15)	Of these RSUs, 7,842 vested on February 28, 2011; 7,841 will vest on February 28, 2012 and 7,842 will vest on February 28, 2013.
(16)	Of these RSUs, 3,685 vested on February 27, 2011 and 3,685 will vest on February 27, 2012.
(17)	Of these RSUs, 6,603 vested on February 28, 2011; 6,603 will vest on February 28, 2012 and 6,604 will vest on February 28, 2013.

2010 Option Exercises and Stock Vested

The following table provides information regarding options exercised by and restricted stock unit awards vested for the named executive officers during the fiscal year ended December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)		Value Realized on Exercise ($)(2)		Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Barry Diller	—		$—		39,059	$868,672
Victor A. Kaufman	—	(5)	—	(5)	24,069	535,295
Dara Khosrowshahi	162,501		1,502,127		98,531	2,143,348
Michael B. Adler	62,500		1,229,525		43,242	977,141
Burke F. Norton	—		—		25,847	668,814

(1)	Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.
(2)	Represents the value of exercised options calculated by multiplying (i) the number of shares of Expedia’s common stock to which the exercise of the option related by (ii) the difference between the market price of Expedia’s common stock at exercise and the exercise price of the options.
(3)	Represents the gross number of shares acquired upon vesting of RSUs without taking into account any shares that may be withheld to satisfy applicable tax obligations.
(4)	Represents the value of vested RSUs calculated by multiplying the gross number of vested RSUs by the closing price of Expedia common stock on the NASDAQ Stock Market on the vesting date or if the vesting occurred on a day on which the NASDAQ Stock Market was closed for trading, the next trading day.
(5)	During the fiscal year ended December 31, 2010, Mr. Kaufman acquired 293,750 shares of Expedia common stock with a value realized on exercise of $1,754,864 relating to the exercise of options originally awarded by IAC that were converted into options to purchase shares of Expedia common stock in connection with the IAC/Expedia spin-off.

Potential Payments Upon Termination or Change in Control

Certain of our compensation plans, award agreements and employment agreements entitle some of the named executive officers to accelerated vesting of equity awards or severance payments in the event of a change in control of Expedia and/or upon the termination or material adverse modification of the executive’s employment with Expedia under specified circumstances. These plans and agreements are described below as they apply to each named executive officer.

Barry Diller

2010 Stock Option Awards. Mr. Diller was granted a stock option award under the Expedia 2005 Plan in February 2010. The award featured incremental vesting whereby 25% of the stock option award will vest and become exercisable on each anniversary of the date of grant over four years (an “Incremental Vesting Stock Option Award”). Pursuant to the Expedia 2005 Plan, in the event of a change in control, the stock options held by officers of Expedia (and not Expedia’s subsidiaries) with a title of Senior Vice President or above, which includes Mr. Diller, as of immediately prior to the change in control, will become fully vested and exercisable. The Expedia 2005 Plan defines a “change in control” as follows: a “change in control” occurs if: (i) another party, other than Mr. Diller, Liberty Media Corporation or their respective affiliates, becomes the beneficial owner of at least 50% of Expedia’s outstanding voting stock, with certain exceptions; (ii) there is a change in the majority of Expedia’s Board not endorsed by the requisite number of incumbent board members; (iii) Expedia consummates a merger, reorganization or consolidation with another party, or the sale or other disposition of all or substantially all of Expedia’s assets or the purchase of assets or stock of another entity (“Business Combination”), unless the beneficial stockholders of Expedia immediately following such Business Combination retain more than 50% of the outstanding voting stock of the entity resulting from the Business Combination in substantially the same proportions as their ownership of voting stock immediately prior to such Business Combination, and at least a majority of the members of the board of directors of the entity resulting from the Business Combination were incumbent directors of Expedia’s Board at the time of the initial agreement or Board action providing for such Business Combination; or (iv) Expedia’s stockholders approve the complete liquidation or dissolution of Expedia.

2009 Stock Option Awards. Mr. Diller was granted two types of stock option awards under the Expedia 2005 Plan in March 2009. One stock option award was an Incremental Vesting Stock Option Award and the other stock option award featured a cliff vesting schedule where the stock option award will vest in its entirety on the third anniversary of the date of grant (a “Cliff Vesting Stock Option Award”). In the event of a change in control of Expedia, these stock option awards will vest as described in the section above titled “—Barry Diller—2010 Stock Option Awards.”

2007 and 2008 RSU Awards. Mr. Diller was granted RSU awards under the Expedia 2005 Plan in both February 2007 and February 2008 with 20% of the RSU awards vesting on each anniversary of the award date over a five-year term. As of December 31, 2010, 98,757 of these RSUs remained unvested. Pursuant to the Expedia 2005 Plan, in the event of a change in control of Expedia, the RSUs held by officers of Expedia (and not Expedia’s subsidiaries) with a title of Senior Vice President or above, which includes Mr. Diller, as of the time of the change in control, will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such RSUs will be settled in cash or shares of Expedia common stock as promptly as practicable. Mr. Diller’s awards were contingent on the satisfaction of certain performance goals, which have subsequently been satisfied.

Victor Kaufman

2010 Stock Option Awards. Mr. Kaufman was granted an Incremental Vesting Stock Option Award in February 2010. In the event of a change in control of Expedia, this stock option award will vest as described in the section above titled “—Barry Diller—2010 Stock Option Awards.”

2009 Stock Option Awards. Mr. Kaufman was granted an Incremental Vesting Stock Option Award and a Cliff Vesting Stock Option Award under the Expedia 2005 Plan in March 2009. In the event of a change in control of Expedia, these stock option awards will vest as described in the section above titled “—Barry Diller—2010 Stock Option Awards.”

2007 and 2008 RSU Awards. Mr. Kaufman was granted RSU awards under the Expedia 2005 Plan in both 2007 and 2008, with 20% of the RSU awards vesting on each anniversary of the award date over a five-year term. As of December 31, 2010, 38,235 of these RSUs remained unvested. In the event of a change in control of Expedia, these RSUs will vest as described in the section above titled “—Barry Diller—2007 and 2008 RSU Awards.” Mr. Kaufman’s 2007 and 2008 RSU awards were contingent on the satisfaction of certain performance goals, which have subsequently been satisfied.

Dara Khosrowshahi

Khosrowshahi Employment Agreement. Expedia entered into an employment agreement with Mr. Khosrowshahi (the “Khosrowshahi Employment Agreement”), effective as of May 28, 2009, for a term of three years. Pursuant to the Khosrowshahi Employment Agreement, if Mr. Khosrowshahi terminates his employment with Expedia for good reason or Expedia terminates his employment with Expedia without cause, Mr. Khosrowshahi is entitled to receive his base salary through the longer of (i) the completion of the term of the Khosrowshahi Employment Agreement and (ii) 12 months. Further, Expedia will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which his termination of employment occurs. With the exception of the RSUs granted pursuant to Mr. Khosrowshahi’s 2006 RSU Award (discussed below), all equity awards held by Mr. Khosrowshahi that otherwise would have vested during the twelve-month period following the termination of his employment with Expedia for good reason or Expedia’s termination of his employment without cause, will accelerate (provided that (i) equity awards that vest less frequently than annually will be treated as though such awards vested annually and (ii) any award amount that is subject to outstanding performance conditions will vest if and only to the extent such performance conditions are satisfied). Mr. Khosrowshahi will have eighteen months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the Khosrowshahi Employment Agreement) or, if earlier, through the scheduled expiration date of the options. Mr. Khosrowshahi is restricted from competing with Expedia or soliciting or hiring Company employees during the term of the Khosrowshahi Employment Agreement and for a two-year period following the termination of his employment with Expedia.

“Good reason” is defined in the Khosrowshahi Employment Agreement to mean the occurrence of any of the following without the executive’s consent: (i) Expedia’s material breach of any material provision of the Khosrowshahi Employment Agreement, (ii) the material reduction in Mr. Khosrowshahi’s title, duties or reporting responsibilities, (iii) a material reduction in Mr. Khosrowshahi’s base salary, or (iv) the relocation of Mr. Khosrowshahi’s principal place of employment more than 50 miles outside of the Seattle metropolitan area.

“Cause” is defined under the Khosrowshahi Employment Agreement to mean Mr. Khosrowshahi’s (i) plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense, (ii) material breach of a fiduciary duty owed to Expedia or any of its subsidiaries, (iii) material breach of any of the covenants made pursuant to the Khosrowshahi Employment Agreement, (iv) willful or gross neglect of the material duties required by the Khosrowshahi Employment Agreement, or (v) knowing and material violation of any Company policy pertaining to ethics, wrongdoing or conflicts of interest, subject to certain qualifications.

2010 Stock Option Awards. Mr. Khosrowshahi was granted an Incremental Vesting Stock Option Award in February 2010. In the event of a change in control of Expedia, this stock option award will vest as described in the section above titled “—Barry Diller—2010 Stock Option Awards.” In the event Mr. Khosrowshahi terminates his employment with Expedia for good reason or Expedia terminates his employment with Expedia without cause, the stock options will vest as described in the section above titled “—Dara Khosrowshahi—Khosrowshahi Employment Agreement.”

2009 Stock Option Awards. Mr. Khosrowshahi was granted an Incremental Vesting Stock Option Award and a Cliff Vesting Stock Option Award under the Expedia 2005 Plan in March 2009. In the event of a change in control of Expedia, these stock option awards will vest as described in the section above titled “—Barry Diller—2010 Stock Option Awards.” In the event Mr. Khosrowshahi terminates his employment with Expedia for good reason or Expedia terminates his employment with Expedia without cause, the stock options will vest as described in the section above titled “—Dara Khosrowshahi—Khosrowshahi Employment Agreement.”

2007 and 2008 RSU Awards. Mr. Khosrowshahi was granted RSU awards under the Expedia 2005 Plan in both 2007 and 2008 with 20% of the RSU awards vesting on each anniversary of the award date over a five-year term. As of December 31, 2010, 200,663 of these RSUs remained unvested. In the event of a change in control of Expedia, these RSUs will vest as described in the section above titled “—Barry Diller—2007 and 2008 RSU

Awards.” Mr. Khosrowshahi’s 2007 and 2008 RSU awards were contingent on the satisfaction of certain performance goals, which have subsequently been satisfied. In the event Mr. Khosrowshahi terminates his employment with Expedia for good reason or Expedia terminates his employment with Expedia without cause, the RSUs will vest as described in the section above titled “—Dara Khosrowshahi—Khosrowshahi Employment Agreement.”

2006 RSU Award. On March 7, 2006, the Compensation Committee approved certain compensation arrangements with Mr. Khosrowshahi, including the grant of 800,000 RSUs pursuant to the Expedia 2005 Plan (the “2006 RSU Award”). As of December 31, 2010, all 800,000 of these RSUs remained unvested. Of these RSUs, 75% will vest (the “Initial Vesting”) upon Expedia’s achievement of OIBA of $1.0 billion for a full fiscal year, adjusted as described below (the “OIBA Target”). The 2006 RSU Award was also contingent on the satisfaction of certain other performance goals, which goals have subsequently been satisfied. The Initial Vesting shall, at the election of Expedia, also be subject to the additional condition that at such time as Expedia achieves the OIBA Target, Mr. Khosrowshahi shall agree to remain employed as the Chief Executive Officer of Expedia for an additional two years following satisfaction of the OIBA Target on no less favorable terms to Mr. Khosrowshahi than the terms of employment as in effect at the time of such agreement.

If Mr. Khosrowshahi has not voluntarily terminated his employment with Expedia or has not been terminated for cause on the first anniversary of the Initial Vesting, the remaining portion of the RSUs will vest. If Expedia terminates Mr. Khosrowshahi without cause in any year in which Expedia achieves an OIBA target of $900 million, adjusted as described below (the “Modified OIBA Target”), then 75% of the RSUs will vest upon such termination of employment and the remaining RSUs will be forfeited. If there is a change in control of Expedia, then 50% of the outstanding RSUs vest immediately, without regard to the OIBA targets. If within one year of the change in control Mr. Khosrowshahi is terminated without cause or Mr. Khosrowshahi incurs a material adverse modification of his duties, then the remaining RSUs will vest, without regard to the OIBA Target.

For purposes of calculating the OIBA Target and the Modified OIBA Target, the operating results of all entities acquired by Expedia will also be included, starting with the first full fiscal year after any such acquisitions. In the case of each acquisition, the OIBA Target or Modified OIBA Target will be increased by the amount of OIBA that Expedia expects to achieve in the first full fiscal year following such acquisition, as projected by Expedia at the time of the acquisition. The OIBA Target and the Modified OIBA Target have not yet been met.

For the purposes of the 2006 RSU Award, a “change in control” is defined by reference to the Expedia 2005 Plan, as described in the section above titled “—Barry Diller—2010 Stock Option Awards.” In addition, the 2006 RSU Award provides that a change in control will include termination of the irrevocable proxy held by Mr. Diller to vote shares of Expedia common stock held by Liberty Media or its affiliates, or the acquisition by Liberty Media or its affiliates, of beneficial ownership of equity securities of Expedia, whereby Liberty Media acquires or assumes more than 35% of the voting power of the then outstanding equity securities of Expedia entitled to vote generally on the election of Expedia’s directors.

Under the 2006 RSU Award, “cause” is defined by reference to the Expedia 2005 Plan as follows: (i) the willful or gross neglect by a participant of his employment duties, (ii) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a participant, (iii) a material breach of the participant’s fiduciary duty owed to Expedia or any of its subsidiaries, or (iv) a material breach by a participant of any nondisclosure, nonsolicitation or noncompetition obligation owed to Expedia.

Michael B. Adler and Burke F. Norton

Employment Agreements. Expedia has entered into an employment agreement (an “Employment Agreement”) with each of Mr. Adler and Mr. Norton. Mr. Adler’s Employment Agreement, as amended, was effective as of May 16, 2009 for a term of three years, and Mr. Norton’s Employment Agreement, as amended, was effective as of May 28, 2009 for a term of three years. Pursuant to the Employment Agreements, if the executive terminates his employment with Expedia for good reason or Expedia terminates the executive’s employment with Expedia without cause, the executive is entitled to the benefits and subject to the restrictions described above under the section titled “—Dara Khosrowshahi—Khosrowshahi Employment Agreement.” Under the Employment Agreements, “good reason” and “cause” have the same meaning as under the Khosrowshahi Employment Agreement.

2010 Stock Option Awards. In February 2010, Messrs. Adler and Norton were each granted an Incremental Vesting Stock Option Award. In the event of a change in control of Expedia, these stock option awards will vest as described in the section above titled “—Barry Diller—2010 Stock Option Awards.” In the event Mr. Adler or Mr. Norton terminates his employment with Expedia for good reason or Expedia terminates such executive’s employment without cause, these options will vest as described in the section above titled “—Michael B. Adler and Burke F. Norton—Employment Agreements.”

2009 Stock Option Awards. In March 2009, Messrs. Adler and Norton were each granted a Cliff Vesting Stock Option Award and an Incremental Vesting Stock Option Award under the Expedia 2005 Plan. In the event of a change in control of Expedia, these stock option awards will vest as described in the section above titled “—Barry Diller—2010 Stock Option Awards.” In the event Mr. Adler or Mr. Norton terminates his employment with Expedia for good reason or Expedia terminates such executive’s employment without cause, these options will vest as described in the section above titled “—Michael B. Adler and Burke F. Norton—Employment Agreements.”

2007 and 2008 RSU Awards. Messrs. Adler and Norton also hold RSUs granted in 2007 and 2008 pursuant to the Expedia 2005 Plan, with 20% of the RSU awards vesting on each anniversary of the award date over a five-year term. As of December 31, 2010, 39,186 of the RSUs awarded to Mr. Adler in 2007 and 2008 remained unvested and 27,180 of the RSUs awarded to Mr. Norton in 2007 and 2008 remained unvested. In the event of a change in control of Expedia, these RSUs will vest as described in the section above titled “—Barry Diller—2007 and 2008 RSU Awards.” In the event Mr. Adler or Mr. Norton terminates his employment with Expedia for good reason or Expedia terminates either such executive’s employment without cause, these RSU awards will vest as described in the section above titled “—Michael B. Adler and Burke F. Norton—Employment Agreements.”

2006 RSU Awards. In 2006, Mr. Adler was granted two awards of 84,832 RSUs and 53,020 RSUs (the “Adler RSU Awards”) pursuant to the Expedia 2005 Plan, with 20% of the Adler RSU Awards vesting on each anniversary of the award date over a five-year term. As of December 31, 2010, 27,571 of the Adler RSU Awards remained unvested. In 2006, Mr. Norton was granted 31,117 RSUs (the “Norton RSU Award”) pursuant to the Expedia 2005 Plan, with 100% of the award vesting on the fifth anniversary of the award date. As of December 31, 2010, 31,117 of the Norton RSU Award remained unvested. In the event Mr. Adler or Mr. Norton terminates his employment with Expedia for good reason or Expedia terminates the executive’s employment without cause, the Adler RSUs Awards and Norton RSU Award will vest as described in the section above titled “—Michael B. Adler and Burke F. Norton—Employment Agreements.” These awards were contingent on the satisfaction of certain performance goals, which have subsequently been met. The Adler RSU Awards and the Norton RSU Award vest upon a change in control of Expedia. For this purpose, the term “change in control” is defined by reference to the Expedia 2005 Plan as described in the section above titled “—Barry Diller—2010 Stock Option Awards.” In addition, Mr. Adler’s RSUs will vest upon a “Liberty Change in Control,” which is defined as termination of the irrevocable proxy held by Mr. Diller to vote shares of Expedia common stock held by Liberty Media or its affiliates or the acquisition by Liberty Media or its affiliates, of beneficial ownership of equity securities of Expedia, whereby Liberty Media acquires or assumes more than 50% of the voting power of the then outstanding equity securities of Expedia entitled to vote generally on the election of Expedia’s directors. Mr. Norton’s RSUs will vest in full if Mr. Norton terminates his employment with Expedia for good reason or Expedia terminates his employment without cause at any time during the two-year period following a Liberty Change in Control.

Estimated Potential Incremental Payments Upon Termination or Change in Control

The table below reflects the estimated amount of incremental compensation payable to the named executive officers upon termination of the executive’s employment in the following circumstances: (i) a termination by Expedia without cause or resignation by the executive for good reason not in connection with a change in control, (ii) a termination by Expedia without cause in a fiscal year in which Expedia meets the performance goals established by the Compensation Committee, (iii) a change in control, or (iv) a termination by Expedia without cause or by the executive for good reason in connection with a change in control. The table should be read in conjunction with the descriptions of benefits above as the definitions for “change in control,” “cause” and “good reason” may vary.

The amounts shown in the table assume that the triggering event was effective as of December 31, 2010 and that the price of Expedia common stock on which certain of the calculations are based was the closing price of $25.09 on the NASDAQ Stock Market on that date. These amounts are estimates of the incremental amounts that would be paid out to the executive upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

Name and Benefits	Termination w/o Cause or for Good Reason(1)	Termination w/o Cause and Meets Performance Goals(2)	Upon Change in Control(3)		Termination w/o Cause or for Good Reason in Connection w/Change in Control(4)
Barry Diller
2007 and 2008 RSU Awards (vesting accelerated)	$—	$—	$2,477,814		$—
2009 Stock Option Awards (vesting accelerated)	—	—	5,043,000		—
2010 Stock Option Awards (vesting accelerated)	—	—	534,000		—
Total Estimated Incremental Value	—	—	8,054,814		—
Victor A. Kaufman
2007 and 2008 RSU Awards (vesting accelerated)	—	—	959,316		—
2009 Stock Option Awards (vesting accelerated)	—	—	2,789,125		—
2010 Stock Option Awards (vesting accelerated)	—	—	400,500		—
Total Estimated Incremental Value	—	—	4,148,941		—
Dara Khosrowshahi
Cash Severance (salary)	1,408,000	—	—		—
2006 RSU Award (vesting accelerated)	—	15,054,000	10,036,000	(5)	10,036,000
2007 and 2008 RSU Awards (vesting accelerated)	1,999,572	—	5,034,635		—
2009 Stock Option Awards (vesting accelerated)	2,167,464	—	6,502,375		—
2010 Stock Option Awards (vesting accelerated)	200,250	—	801,000		—
Total Estimated Incremental Value	5,775,286	15,054,000	22,374,010		10,036,000
Michael B. Adler
Cash Severance (salary)	618,750	—	—		—
2006 First RSU Award (vesting accelerated)	425,702	—	425,702	(5)	—
2006 Second RSU Award (vesting accelerated)	266,054	—	266,054		—
2007 and 2008 RSU Awards (vesting accelerated)	393,211	—	983,176		—
2009 Stock Option Awards (vesting accelerated)	1,531,864	—	4,595,575		—
2010 Stock Option Awards (vesting accelerated)	73,425	—	293,700		—
Total Estimated Incremental Value	3,309,006	—	6,564,207		—
Burke F. Norton
Cash Severance (salary)	598,400	—	—		—
2006 RSU Award (vesting accelerated)	780,726	—	780,726	(5)	780,726
2007 and 2008 RSU Awards (vesting accelerated)	258,126	—	681,946		—
2009 Stock Option Awards (vesting accelerated)	1,230,789	—	3,692,350		—
2010 Stock Option Awards (vesting accelerated)	83,438	—	333,750		—
Total Estimated Incremental Value	2,951,479	—	5,488,772		780,726

(1)	Represents salary continuation and equity acceleration benefits pursuant to the Khosrowshahi, Adler and Norton employment agreements. See sections above titled “—Dara Khosrowshahi—Employment Agreement” and “—Michael B. Adler and Burke F. Norton—Employment Agreements.”
(2)	Represents accelerated vesting of 75% of Mr. Khosrowshahi’s 2006 RSU Award. See section above titled “—Dara Khosrowshahi—2006 RSU Award.”
(3)	Change in control is as defined in the Expedia 2005 Plan, unless noted.
(4)	Represents additional amounts to which the executive would be entitled if within a specified time period following a change in control, the executive’s employment is also terminated, in the case of Mr. Norton’s 2006 RSU Award, or the executive incurs a material adverse modification of duties, in the case of Mr. Khosrowshahi’s 2006 RSU Award.
(5)	In addition to a change in control as defined in the Expedia 2005 Plan, includes a Liberty Media change in control as described above in the sections titled “—Dara Khosrowshahi—2006 RSU Award” and “—Michael B. Adler and Burke F. Norton—2006 RSU Awards.”

2010 Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2010, relating to Expedia’s equity compensation plans pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)(1)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A)) (C)
Equity compensation plans approved by security holders(3)	17,764,921	(4)	$13.82	21,680,461
Equity compensation plans not approved by security holders(5)	1,467	(6)	—	98,533
Total	17,766,388		—	21,778,994

(1)	Information excludes the following securities, which represent IAC equity-based compensation awards that were converted into Expedia equity-based awards on the effective date of the IAC/Expedia spin-off and were outstanding as of December 31, 2010: 4,966,019 securities with a weighted-average exercise price of $28.903 to be issued upon the exercise of outstanding stock options.
(2)	Excludes the following equity-based awards outstanding as of December 31, 2010: (i) 4,617,176 securities issuable in connection with RSUs for which there is no related exercise price (ii) 1,467 shares issuable in connection with share units credited to director accounts under the Expedia Deferred Compensation Plan for Non-Employee Directors for which there is no related exercise price, and (iii) grants of 110,000 stock appreciation rights. When vested, 50,000 stock appreciation rights represented the right to receive the difference between $6.76 and the value of one share of the common stock of eLong, Inc., a subsidiary of Expedia, at the time of exercise, to be settled in Expedia’s stock. The remaining 60,000 stock appreciation rights represented the right to receive the difference between $4.30 and the value of one share of common stock of eLong at the time of exercise, to be settled in Expedia’s stock.
(3)	The Expedia 2005 Plan.
(4)	Does not include shares underlying RSUs or stock options granted in 2011. On March 1, 2011, the Compensation Committees awarded a total of (i) 43,076 RSUs and (ii) 5,669,550 options to purchase shares of common stock of Expedia.
(5)	The Expedia Deferred Compensation Plan for Non-Employee Directors.
(6)	Represents 1,467 shares underlying share units credited to director accounts as of December 31, 2010 under the Expedia Deferred Compensation Plan for Non-Employee Directors.

CERTAIN EXPEDIA RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

The historical information contained in this section does not give effect to the spin-off or the one-for-two reverse stock split that Expedia expects to complete immediately prior to the spin-off.

Review and Approval or Ratification of Related Person Transactions

In general, Expedia will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board of Directors. Related persons include Expedia’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of Expedia and its stockholders.

The legal and accounting departments work with business units throughout Expedia to identify potential related person transactions prior to execution. In addition, Expedia takes the following steps with regard to related person transactions:

•

On an annual basis, each director, director nominee and executive officer of Expedia completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with Expedia during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•

Each director, director nominee and executive officer is expected to promptly notify Expedia’s legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which Expedia participates.

•	Expedia performs a quarterly search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.

•	Any reported transaction that Expedia’s legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of Expedia and its stockholders.

Related Person Transactions

Relationships With Officers and Directors

Subject to the terms of a Stockholders Agreement between Mr. Diller and Liberty Media, Mr. Diller holds an irrevocable proxy to vote shares of Expedia common stock and Class B common stock beneficially owned by Liberty Media. By virtue of the proxy, as well as through shares owned by Mr. Diller directly, Mr. Diller is effectively able to control the outcome of all matters submitted to a vote or for the consent of Expedia’s stockholders (other than with respect to the election by the holders of Expedia common stock of 25% of the members of Expedia’s Board of Directors and matters as to which Delaware law requires separate class votes).

Mr. Diller is also the chairman and chief executive officer of IAC, and through similar arrangements between Mr. Diller and Liberty Media, Mr. Diller is effectively able to control the outcome of all matters submitted to a vote or for the consent of IAC’s stockholders (other than with respect to the election by the holders of IAC common stock of 25% of the members of IAC’s Board of Directors and matters as to which Delaware law requires separate class votes).

Relationship Between Expedia and IAC

In connection with and following the IAC/Expedia spin-off, Expedia and IAC entered into certain arrangements, including arrangements regarding the sharing of certain costs and the use and ownership of Expedia Aircraft and various commercial and other relationships, which are described below. On August 20, 2008, IAC completed its plan to separate into five publicly traded companies, and certain of the commercial relationships described above were with former IAC entities that are now separate from IAC. Since such separation, these former IAC entities are no longer under common control with Expedia and therefore no longer considered related persons.

Cost-Sharing Arrangements. Expedia and IAC have agreed, in light of Mr. Diller’s senior role at both companies and his use of certain resources to the benefit of both companies, that certain expenses associated with such usage would be shared. These expenses include certain of Mr. Diller’s business expenses, costs for equipment dedicated to Mr. Diller’s use and expenses relating to Mr. Diller’s support staff, as well as certain other costs. In 2010, Expedia paid 35% of such expenses. The aggregate amount of costs paid by Expedia was approximately $277,000 for 2010, which amount does not include amounts paid by Expedia for its costs attributable to Mr. Diller’s personal use of Company aircraft. See footnote 4 to the table above titled “2010 Summary Compensation Table” for information regarding personal use of Company aircraft.

Expedia Aircraft Agreement. Each of Expedia and IAC has a 50% ownership interest in an aircraft that may be used by both companies. Expedia and IAC share capital costs relating to this aircraft equally and operating costs pro rata based on actual usage. Members of Expedia aircraft’s flight crew are employed by an entity in which each of Expedia and IAC has a 50% ownership interest. In 2010, total payments of approximately $385,000 were made to this entity by Expedia. On the fifth anniversary of the IAC/Expedia spin-off and annually thereafter, or at any time when Mr. Diller ceases to serve as Chairman of either Expedia or IAC, IAC will have a call right and Expedia will have a put right with respect to Expedia’s interest in Expedia aircraft, in each case at fair market value. IAC has the right to sell the aircraft on behalf of both parties.

Commercial and Other Relationships. Since the IAC/Expedia spin-off, Expedia has continued to work with some of IAC’s businesses pursuant to a variety of commercial relationships. These relationships generally include service agreements, primarily involving advertising sales services provided by IAC businesses and private-label travel services provided by Expedia businesses. In 2010, pursuant to commercial and other relationships, primarily relating to advertising and marketing services, Expedia businesses paid an aggregate amount of approximately $725,000 to IAC businesses and IAC businesses paid approximately $186,000 to Expedia businesses.

Relationship Between Expedia and Liberty Media

Liberty Media, Expedia and Mr. Diller are parties to the Governance Agreement, pursuant to which Liberty Media has the right to nominate up to a number of directors equal to 20% of the total number of directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to Liberty Media are satisfied.

The Governance Agreement also provides that if Expedia issues or proposes to issue shares of Expedia common stock or Expedia Class B common stock, Liberty Media has preemptive rights that generally entitle it to purchase a number of Expedia common shares, subject to a cap, so that Liberty Media will maintain the same ownership interest in Expedia that Liberty Media held immediately prior to such issuance or proposed issuance. Liberty Media was not entitled to exercise any such preemptive rights in 2009 or in 2010.

MARKET PRICE AND DIVIDEND INFORMATION FOR EXPEDIA COMMON EQUITY

General

The historical share information contained in this section does not give effect to the spin-off or the one-for-two reverse stock split that Expedia expects to complete immediately prior to the spin-off.

Expedia common stock is quoted on the NASDAQ Global Select Market under the ticker symbol “EXPE.” Expedia Class B common stock is not listed and there is no established public trading market. As of September 6, 2011, there were approximately 3,823 holders of record of Expedia’s common stock and the closing price of its common stock was $29.77 on NASDAQ. As of September 6, 2011, all of its Class B common stock was held by a subsidiary of Liberty.

On April 6, 2011, the last full trading day prior to Expedia’s public announcement of the spin-off, the closing price of the Expedia common stock was $22.48, and on September 6, 2011, the most recent practicable date prior to submission of this document to the SEC, the closing price of the Expedia common stock was $29.77.

The following table sets forth the intra-day high and low prices per share for Expedia’s common stock during the periods indicated as reported on the NASDAQ:

	High	Low
Year ended December 31, 2011
Third Quarter (through September 6, 2011)	$32.89	$26.21
Second Quarter	29.14	22.00
First Quarter	27.91	19.61

	High	Low
Year ended December 31, 2010
Fourth Quarter	$29.50	$24.84
Third Quarter	29.85	18.30
Second Quarter	26.09	18.69
First Quarter	26.03	20.17

	High	Low
Year ended December 31, 2009
Fourth Quarter	$27.51	$21.95
Third Quarter	25.62	13.52
Second Quarter	17.65	8.82
First Quarter	10.35	6.31

In 2011 and 2010, the Expedia Executive Committee, acting on behalf of the Expedia Board of Directors, declared the following dividends:

Declaration Date	Dividend Per Share	Record Date	Total Amount (in thousands)	Payment Date
Year ended December 31, 2011
February 9, 2011	$0.07	March 11, 2011	$19,352	March 31, 2011
April 27, 2011	0.07	May 27, 2011	19,232	June 17, 2011
July 25, 2011	0.07	August 24, 2011	19,132	September 16, 2011

Year ended December 31, 2010
February 10, 2010	$0.07	March 11, 2010	$20,220	March 31, 2010
April 27, 2010	0.07	May 27, 2010	19,902	June 17, 2010
July 26, 2010	0.07	August 26, 2010	19,703	September 16, 2010
October 25, 2010	0.07	November 18, 2010	19,251	December 9, 2010

The March 2010 dividend was the first dividend in Expedia’s history as a separate, independently traded company.

Declaration and payment of future dividends, if any, is at the discretion of the Expedia Board of Directors and will depend on, among other things, Expedia’s results of operations, cash requirements and surplus, financial condition, share dilution management, legal risks, tax policies, capital requirements relating to research and development, investments and acquisitions, challenges to Expedia’s business model and other factors that the Expedia Board of Directors may deem relevant. In addition, Expedia’s credit agreement and high yield indenture limit its ability to pay dividends under certain circumstances.

PERFORMANCE COMPARISON GRAPH

The graph shows a five-year comparison of cumulative total return, calculated on a dividend reinvested basis, for Expedia common stock, the NASDAQ Composite Index, the RDG (Research Data Group) Internet Composite Index and the S&P 500. The graph assumes an investment of $100 in each of the above on December 31, 2005. The stock price performance shown in the graph is not necessarily indicative of future price performance.

LEGAL MATTERS

The validity of the Expedia common stock to be issued in the reclassification and the warrants to purchase shares of Expedia common stock registered pursuant to this registration statement will be passed upon for Expedia by Wachtell, Lipton, Rosen & Katz. The validity of the TripAdvisor common stock to be issued in the reclassification and the warrants to purchase shares of TripAdvisor common stock registered pursuant to this registration statement will be passed upon for TripAdvisor by Wachtell, Lipton, Rosen & Katz.

EXPERTS

The consolidated financial statements of Expedia, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2010, as amended, and the effectiveness of internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Expedia, Inc. management’s assessment of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The balance sheet of TripAdvisor, Inc. at September 2, 2011 appearing in this proxy statement/prospectus has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of TripAdvisor Holdings, LLC at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, appearing in this proxy statement/prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRADEMARKS

Trademarks and logos mentioned herein are the property of their respective owners.

INDUSTRY DATA

This prospectus and the information incorporated by reference herein includes industry position and industry data and forecasts that Expedia’s and TripAdvisor’s obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above. Although both Expedia and TripAdvisor believe that the information on which the companies have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and they have not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. Expedia’s and TripAdvisor’s internal company reports have not been verified by any independent source. Statements as to industry position are based on market data currently available. While Expedia and TripAdvisor are not aware of any misstatements regarding the industry data presented or incorporated by reference herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, in Expedia’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and in Expedia’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Expedia and TripAdvisor have filed a joint registration statement on Form S-4 under the Securities Act with respect to shares of Expedia common stock, warrants to purchase shares of Expedia common stock, TripAdvisor common stock, and warrants to purchase shares of TripAdvisor common stock. This proxy statement/prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits to the registration statement, to which reference is hereby made. You should refer to the registration statement, including its exhibits and schedules, for further information about Expedia and TripAdvisor and their securities. In addition, Expedia files annual, quarterly and current reports, proxy statements and other information with the SEC. Expedia’s and TripAdvisor’s filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that Expedia or TripAdvisor files with the SEC at its public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Expedia’s SEC filings are also available to the public from commercial retrieval services.

The reports, proxy statements and other information that Expedia files with the SEC may contain important information about Expedia and TripAdvisor. After the spin-off, TripAdvisor, as an independent, separately traded public company, will become subject to the informational reporting requirements of the Securities Exchange Act of 1934. Accordingly, TripAdvisor will file annual, quarterly and other reports and other information with the SEC.

The SEC allows Expedia to “incorporate by reference” the information that Expedia’s files with the SEC, which means that Expedia can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. Expedia incorporates by reference the documents listed below, which Expedia has already filed with the SEC:

•	Expedia Annual Report on Form 10-K for the year ended December 31, 2010, as amended;

•	Expedia Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011; and

•	Expedia Current Reports on Form 8-K (other than information furnished under Regulation FD) filed with the SEC on the following dates:

February 10, 2011 (other than Item 2.02 disclosure);

April 7, 2011;

April 28, 2011 (other than Item 2.02 disclosure);

May 4, 2011;

September 1, 2011;

September 2, 2011; and

September 21, 2011.

In addition, all documents filed by Expedia or TripAdvisor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the termination of the offering of the registrant’s securities contemplated by this proxy statement/prospectus shall automatically update, and be deemed to be incorporated by reference into, this proxy statement/prospectus.

You may request a copy of this filing and other filings made after the date of this proxy statement/prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling Expedia at the following address:

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

Attn: Investor Relations Department

(425) 679-7200

You should rely only on the information contained in this document. Neither Expedia nor TripAdvisor has authorized anyone to provide you with information different from that contained in this document. The information contained in this document is accurate only as of the date of this document, regardless of the time of delivery of this document or any distribution of securities described in this document. Please note that information included in Expedia’s website and in TripAdvisor’s website does not form a part of this document.

ANNUAL REPORTS

Expedia’s Annual Report to Stockholders for 2010, which includes Expedia’s Annual Report on Form 10-K for the year ended December 31, 2010 (not including exhibits), is available at www.rrdezproxy.com/2011/expedia. Upon written request to Expedia, Inc., 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary, Expedia will provide, without charge, an additional copy of Expedia’s 2010 Annual Report on Form 10-K. Expedia will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report on Form 10-K (including exhibits) by accessing Expedia’s corporate website at www.expediainc.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE

EXPEDIA 2012 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in Expedia’s proxy materials for presentation at the 2012 Annual Meeting of Stockholders must submit the proposal to Expedia no later than January 2, 2012 at its principal executive offices at 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2012 Annual Meeting of Stockholders without inclusion of the proposal in Expedia’s proxy materials are required to provide notice of such proposal to Expedia at its principal executive offices no later than March 17, 2012. Expedia reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Expedia’s Board of Directors has no knowledge of any other matters to be presented at the meeting other than those described herein. If any other matters should properly come before the meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

YOUR VOTE IS VERY IMPORTANT. THE BOARD ENCOURAGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc. at their toll free number, 1-800-322-2885.

Bellevue, Washington

[—], 2011

ANNEX A

PROPOSED AMENDMENTS TO

THE EXPEDIA, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Form of Reverse Stock Split Amendment:

“(A) Article IV is hereby amended by adding the following new Paragraph E at the end thereof:

E.    Reverse Stock Split

(1) Upon this amendment becoming effective (the “Effective Time”), a one-for-two reverse stock split of each of the par value $0.001 Common Stock of the Corporation (“Old Common Stock”) and the par value $0.001 Class B Common Stock of the Corporation (“Old Class B Common Stock”) shall become effective, such that (a) every two (2) shares of Old Common Stock either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time, will be automatically reclassified and combined into one (1) share of $0.001 par value Common Stock of the Corporation, subject to the treatment of fractional shares as described in paragraph (2) below, and (b) every two (2) shares of Old Class B Common Stock either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time, will be automatically reclassified and combined into one (1) share of $0.001 par value Class B Common Stock of the Corporation, subject to the treatment of fractional shares as described in paragraph (2) below (the “Reverse Stock Split”).

(2) No fractional shares of Common Stock or Class B Common Stock, or certificates representing fractional shares of Common Stock or Class B Common Stock, shall be issued to the former holders of Old Common Stock or Old Class B Common Stock as a result of the Reverse Stock Split. Stockholders that otherwise would be entitled to receive fractional shares of Common Stock or Class B Common Stock shall be entitled to receive cash (without interest) from the Corporation’s transfer agent in lieu of such fractional shares upon the submission of a properly completed and duly executed transmittal letter and, where the Common Stock is held in certificated form, the surrender of the stockholder’s certificates that immediately prior to the Effective Time represented shares of Old Common Stock or Old Class B Common Stock (or if the stockholder alleges that such certificates have been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) , as applicable, (x) in the case of fractional shares of Common Stock, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all such fractional shares otherwise issuable and (y) in the case of fractional shares of Class B Common Stock, in an amount equal to such fraction multiplied by the fair value of a share of Class B Common Stock at the Effective Time, as determined by the Board of Directors of the Corporation.

(3) Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock or Old Class B Common Stock, as applicable, shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock or Class B Common Stock, as applicable, into which the shares of Old Common Stock or Old Class B Common Stock, as applicable, represented by such certificate shall have been reclassified and combined: provided, however, that each holder of record of a certificate that represented shares of Old Common Stock or Old Class B Common Stock, as applicable, shall receive, upon surrender of such certificate (or lost certificate affidavit and agreement) as described in paragraph (2) above, a new certificate representing the number of whole shares of Common Stock or Class B Common Stock, as applicable, into which the shares of Old Common Stock or Old Class B Common Stock represented by such certificate shall have been reclassified and combined together with the cash in lieu of fractional shares as described in paragraph (2) above.”

Form of Spin-Off Reclassification Amendment:

“(A) Article IV is hereby amended by deleting the first paragraph of Article IV and replacing that paragraph with the following text:

Without regard to any other provision of this Certificate of Incorporation (including, without limitation, all of the provisions of Article IV), (a) each one (1) share of Common Stock, $0.001 par value, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock immediately prior to the time this amendment shall become effective, shall be and hereby is automatically reclassified as and changed into (without any further action) (i) one (1) share of Common Stock, $0.0001 par value, of the Corporation and (ii) one one-hundredth of a share of Series 1 Mandatory Exchangeable Preferred Stock, $0.001 par value, of the Corporation and (b) each one (1) share of Class B Common Stock, $0.001 par value, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock immediately prior to the time this amendment shall become effective, shall be and hereby is automatically reclassified as and changed into (without any further action) (i) one (1) share of Class B Common Stock, $0.0001 par value, of the Corporation and (ii) one one-hundredth of a share of Series 2 Mandatory Exchangeable Preferred Stock, $0.001 par value, of the Corporation.

The Corporation shall have the authority to issue two billion one hundred million (2,100,000,000) shares of stock, comprised of one billion six hundred million (1,600,000,000) shares of $0.0001 par value Common Stock, four hundred million (400,000,000) shares of $0.0001 par value Class B Common Stock, and one hundred million (100,000,000) shares of $0.001 par value Preferred Stock.”

Form of Corporate Opportunity Amendment”

“Article XIII is hereby amended and restated to read as follows:

ARTICLE XIII

A. COMPETITION AND CORPORATE OPPORTUNITIES

To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to IAC or TripAdvisor, shall not be prohibited from communicating or offering any Dual Opportunity to IAC or TripAdvisor, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to IAC or to TripAdvisor or (ii) the communication or offer to IAC or TripAdvisor of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than IAC or TripAdvisor and the Dual Role Person does not pursue the Dual Opportunity individually.

B. CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between IAC or TripAdvisor on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C. CERTAIN DEFINITIONS

For purposes of this Article XIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation, (ii) with respect to IAC, any Person controlled by IAC and (iii) with respect to TripAdvisor, any Person controlled by TripAdvisor.

“Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for the Corporation or any of its Affiliated Companies, on the one hand, and either or both of (x) IAC/InterActiveCorp or its Affiliated Companies (“IAC”) or (y) TripAdvisor, Inc. or its Affiliated Companies (“TripAdvisor”), on the other hand.

“Dual Role Person” means any individual who is an officer or director of both the Corporation and either or both of IAC or TripAdvisor.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

D. TERMINATION

The provisions of this Article XIII shall have no further force or effect at such time as (i) none of the Corporation, TripAdvisor and IAC are Affiliates of any of the other and (ii) none of the directors and/or officers of IAC or TripAdvisor serve as directors and/or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and IAC or TripAdvisor, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E. DEEMED NOTICE

Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

F. SEVERABILITY

The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.”

ANNEX B

EXPEDIA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the proposed TripAdvisor spin-off in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X. Following and as a result of the TripAdvisor spin-off, Expedia will account for the operations of TripAdvisor as a discontinued operation.

In April 2011, Expedia announced its plan to separate into two independent, separately traded public companies:

•

TripAdvisor, Inc., which at the time of the spin-off will include the domestic and international operations associated with Expedia’s TripAdvisor Media Group, including the flagship TripAdvisor brand as well as 18 other travel media brands, and

•

Expedia, Inc., which at the time of the spin-off will continue to operate its remaining businesses—the domestic and international operations of its travel transaction brands including Expedia.com, Hotels.com, eLong, Hotwire, Egencia, Expedia Affiliate Network, CruiseShipCenters, Venere, Classic Vacations and carrentals.com—as an independent, separately traded public company.

For purposes of these unaudited pro forma condensed consolidated financial statements, the TripAdvisor spin-off is assumed to have occurred as of January 1, 2010 with respect to the unaudited pro forma condensed consolidated statements of operations and as of June 30, 2011 with respect to the unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 has been derived from the audited consolidated statement of operations of Expedia for the year ended December 31, 2010 and the audited combined statement of operations of TripAdvisor for the year ended December 31, 2010.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2011 has been derived from the unaudited consolidated statement of operations of Expedia for the six months ended June 30, 2011 and the unaudited combined statement of operations of TripAdvisor for the six months ended June 30, 2011.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 has been derived from the unaudited consolidated balance sheet of Expedia as of June 30, 2011 and the unaudited combined balance sheet of TripAdvisor as of June 30, 2011.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the TripAdvisor spin-off had occurred at January 1, 2010, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/prospectus. In the opinion of Expedia’s management, all adjustments necessary to fairly present the unaudited pro forma condensed consolidated financial statements have been made based upon the proposed terms of the spin-off. You should read the pro forma information in conjunction with the accompanying notes thereto, with Expedia’s consolidated financial statements and related notes thereto, which are incorporated by reference in this proxy statement/prospectus, and TripAdvisor’s combined financial statements and related notes thereto, which are included in Annex E this proxy statement/prospectus.

EXPEDIA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	Expedia June 30, 2011	TripAdvisor June 30, 2011	Spin-off Pro Forma Adjustments	Notes		Pro Forma June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,409,008	$111,724	$364,641	(a	)	$1,265,938
			(395,987)	(d	)
Short-term investments	881,602	20,967	—			860,635
Receivable from Expedia, net	—	75,032	75,032	(a	)	—
Other current assets	663,390	90,765	—			572,625

Total current assets	2,954,000	298,488	43,686			2,699,198
Other non-current assets	619,257	39,046	—			580,211
Intangible assets, net	793,482	47,530	—			745,952
Goodwill	3,678,538	465,530	(317,085)	(a	)	2,895,923

TOTAL ASSETS	$8,045,277	$850,594	$(273,399)			$6,921,284

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$923,184	$—	$—			$923,184
Deferred merchant bookings	1,465,429	—	—			1,465,429
Other current liabilities	609,506	161,212	—			448,294

Total current liabilities	2,998,119	161,212	—			2,836,907
Long-term debt	1,645,237	—	(395,987)	(d	)	1,249,250
Deferred income taxes, net	265,717	30,404	—			235,313
Other long-term liabilities	122,356	11,966	—			110,390
Commitments and contingencies
Stockholders’ equity:
Invested capital	—	648,283	364,641	(a	)	—
			75,032	(a	)
			(317,085)	(a	)
			525,695	(a	)
Preferred stock	—	—	—	(b	)	—
Common stock	351	—	(176)	(c	)	175
Class B common stock	26	—	(13)	(c	)	13
Additional paid-in capital	6,149,609	—	189	(c	)	5,624,103
			(525,695)	(a	)
Treasury stock—common stock, at cost	(2,290,418)	—	—			(2,290,418)
Retained earnings (deficit)	(1,002,101)	—	—			(1,002,101)
Accumulated other comprehensive income (loss)	22,608	(1,271)	—			23,879
Noncontrolling interest	133,773	—	—			133,773

Total stockholders’ equity	3,013,848	647,012	122,588			2,489,424

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,045,277	$850,594	$(273,399)			$6,921,284

See Notes to Expedia, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

EXPEDIA, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2011

(In thousands, except for per share data)

	Expedia Six Months Ended June 30, 2011	TripAdvisor Six Months Ended June 30, 2011	Spin-off Pro Forma Adjustments	Notes		Pro Forma Six Months Ended June 30, 2011
Revenue	$1,845,811	$318,464	$113,143	(e	)	$1,629,115
			(11,375)	(f	)
Costs and expenses:
Cost of revenue(1)	376,386	4,966	(1,980)	(f	)	369,440
Selling and marketing(1)	735,127	96,880	113,143	(e	)	741,995
			(9,395)	(f	)
Technology and content(1)	213,345	33,437	—			179,908
General and administrative(1)	167,538	17,785	(3,575)	(g	)	145,679
			(499)	(h	)
Other operating expense	18,205	8,263	1,980	(g	)	11,922

Operating income	335,210	157,133	2,094			180,171
Total other income (expense), net	(64,685)	1,737	177	(e	)	(48,811)
			17,434	(d	)

Income from continuing operations before income taxes	270,525	158,870	19,705			131,360
Provision for income taxes	(77,426)	(57,389)	(7,258)	(i	)	(27,295)

Net income from continuing operations	193,099	101,481	12,447			104,065
Net income from continuing operations attributable to noncontrolling interests	(667)	(139)	—			(528)

Net income from continuing operations attributable to common shareholders	$192,432	$101,342	$12,447			$103,537

(1) Includes stock-based compensation as follows:

Cost of revenue	$1,391	$—	$—			$1,391
Selling and marketing	7,182	1,394	—			5,788
Technology and content	8,080	1,527	—			6,553
General and administrative	14,100	1,521	(499)	(h	)	12,080

Earnings per share(j)
Basic	$0.70					$0.76
Diluted	0.69					0.72

Dividends declared per common share	$0.14

See Notes to Expedia, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

EXPEDIA, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2010

(In thousands, except for per share data)

	Expedia Year Ended December 31, 2010	TripAdvisor Year Ended December 31, 2010	Spin-off Pro Forma Adjustments	Notes		Pro Forma Year Ended December 31, 2010
Revenue	$3,348,109	$484,635	$171,110	(e	)	$3,017,029
			(17,555)	(f	)
Costs and expenses:
Cost of revenue(1)	692,832	7,345	(3,055)	(f	)	682,432
Selling and marketing(1)	1,204,141	140,470	171,110	(e	)	1,220,281
			(14,500)	(f	)
Technology and content(1)	362,447	53,667	—			308,780
General and administrative(1)	314,109	34,344	(5,041)	(g	)	271,634
			(3,090)	(h	)
Other operating expense	42,665	22,509	7,900	(g	)	28,056

Operating income	731,915	226,300	231			505,846
Total other expense, net	(111,347)	(1,885)	(315)	(e	)	(74,948)
			34,829	(d	)

Income from continuing operations before income taxes	620,568	224,415	34,745			430,898
Provision for income taxes	(195,008)	(85,461)	(12,818)	(i	)	(122,365)

Net income from continuing operations	425,560	138,954	21,927			308,533
Net income from continuing operations attributable to noncontrolling interests	(4,060)	(178)	—			(3,882)

Net income from continuing operations attributable to common shareholders	$421,500	$138,776	$21,927			$304,651

(1) Includes stock-based compensation as follows:
Cost of revenue	$2,401	$—	$—			$2,401
Selling and marketing	13,867	2,101	—			11,766
Technology and content	14,326	2,661	—			11,665
General and administrative	29,096	2,421	(3,090)	(h	)	23,585

Earnings per share(j)
Basic	$1.49					$2.16
Diluted	1.46					2.08

Dividends declared per common share	$0.28

See Notes to Expedia, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

EXPEDIA, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

EXPEDIA PRO FORMA ADJUSTMENTS

(a)	To reflect the transfer to TripAdvisor by Expedia of the net assets comprising the post-spin-off TripAdvisor after giving effect to the terms related to its spin-off and separation from Expedia upon the terms of separation provided for in the separation agreements and giving effect to the accounting treatment related thereto as follows:

TripAdvisor Invested Equity	$648,283
Decrease in TripAdvisor’s cash and cash equivalents pursuant to the terms of the spin-off	(364,641)
Reclassification of TripAdvisor’s receivable from Expedia which will be extinguished in connection with the spin-off	(75,032)
Adjustments to Expedia’s TripAdvisor Media Group reporting unit goodwill that will be required to effect the spin-off	317,085

Reduction to additional paid-in capital	$525,695

(b)	To reflect the consummation of the preferred stock merger pursuant to which the outstanding shares of Expedia Series A preferred stock would cease to be outstanding and be converted into the right to receive a fixed amount of cash plus an amount equal to accrued and unpaid dividends through the merger effective time.

(c)	To reflect changes in Expedia’s stockholders’ equity to affect the spin-off after giving effect to the one-for-two reverse stock split of Expedia that is expected to be effected in connection with the spin-off.

(d)	To reflect Expedia’s intended redemption of its 8.5% senior notes due 2016 with an aggregate principal amount of $400 million in connection with the spin-off. The related interest expense as well as amortization of debt issuance costs and discount during the year ended December 31, 2010 of $35 million and six months ended June 30, 2011 of $17 million were also eliminated.

One-time expenses related to this redemption, which include a make-whole provision as well as the write-off of the unamortized debt issue costs, are estimated at approximately $53 million (or $33 million net of tax) as of June 30, 2011. Since these expenses and the related cash payment are non-recurring, they have not been included as a pro forma adjustment. See “Proposal 1—The Spin-Off Proposal—Post-Spin-Off Expedia Financing Arrangements.”

(e)	To reverse previously recorded elimination of intercompany transactions between TripAdvisor and certain Expedia subsidiaries.

(f)	To reflect the anticipated effects under the material commercial agreements between TripAdvisor and Expedia as part of the spin-off. It is anticipated that Expedia’s average cost-per-click with TripAdvisor will be reduced. This reduction in marketing spend is anticipated to result in lower transaction volumes, revenue and cost of sales at Expedia, with an assumed net operating profit impact of zero. Expedia expects the actual related reduction in transaction volumes and revenue to be less than the reduction in marketing spend, thus resulting in an annual operating profit benefit; however, a net benefit is not included in the pro forma financials due to the difficulty in estimating such amount.

(g)	To reflect the net effect of the reversal of the allocations made to TripAdvisor by Expedia in the preparation of TripAdvisor’s historical financial statements and the estimated amount of costs incurred by Expedia that will be charged to or incurred by TripAdvisor after the spin-off, including expense related to Expedia’s obligation to fund a charitable foundation that will be assumed by TripAdvisor, Inc. in conjunction with the spin-off.

One-time expenses related to the TripAdvisor spin-off from Expedia are expected to total $4.5 million, pre-tax, in 2011. The amount excludes the one-time impact of the charge associated with the redemption of the senior notes referred to in Note (d) above and the modifications of equity awards referred to below in Note (h). Since these expenses are non-recurring, they have not been included as a pro forma adjustment.

(h)	To reflect the net reduction to non-cash compensation expense due to the modification of unvested Expedia awards due to the spin-off. The net reduction to the expense arises because certain of these modifications result in a shift of stock-based compensation expense from Expedia to TripAdvisor. This amount excludes a one-time expense of $1 million, pre-tax, due to the modification of vested stock options that remain unexercised at the date of the spin-off. Since this expense is non-recurring, it has not been included as a pro forma adjustment.

(i)	To reflect the tax effect of pro forma adjustments above at an assumed effective rate of 36.9% for the year ended December 31, 2010 and 36.8% for the six months ended June 30, 2011.

(j)	Pro forma earnings per share has been adjusted to give effect to the one-for-two reverse stock split and is calculated as follows:

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Net income from continuing operations attributable to common shareholders	$103,537	$304,651
Basic shares outstanding-weighted average shares	136,863	141,232
Other dilutive securities including stock options, warrants and restricted stock units	6,619	5,250

Dilutive shares outstanding-weighted average shares	143,482	146,482

ANNEX C

TRIPADVISOR, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of TripAdvisor, Inc. were derived from the application of pro forma adjustments to TripAdvisor Holdings, LLC’s combined financial statements and give effect to the terms of the spin-off and separation of TripAdvisor from Expedia in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X as well as the contribution or transfer of all entities comprising the TripAdvisor Holdings, LLC combined financial statements to TripAdvisor, Inc. The pro forma adjustments include the initial capitalization by Expedia related to the formation of TripAdvisor, Inc. as if it had occurred as of the date of the pro forma financial statements. The unaudited pro forma condensed consolidated statements of operations have been prepared as if the spin-off of TripAdvisor and its separation from Expedia had occurred as of January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 has been prepared as if the spin-off of TripAdvisor and its separation from Expedia had occurred as of June 30, 2011. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2011 has been derived from the unaudited combined statement of operations of TripAdvisor Holdings, LLC for the six months ended June 30, 2011. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 has been derived from the audited combined statement of operations of TripAdvisor Holdings, LLC for the year ended December 31, 2010. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 has been derived from the unaudited combined balance sheet of TripAdvisor Holdings, LLC as of June 30, 2011.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the spin-off and separation of TripAdvisor from Expedia had occurred on January 1, 2010, nor is it indicative of the financial position or operating results that may be achieved in the future. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/prospectus as set forth in the notes to the unaudited pro forma condensed consolidated financial statements.

You should read these unaudited pro forma condensed consolidated financial statements in conjunction with “Proposal 1—The Spin-Off Proposal—Information About TripAdvisor After the Spin-Off—Management’s Discussion and Analysis of Financial Condition and Results of Operations of TripAdvisor” and TripAdvisor’s combined financial statements and related notes thereto, included elsewhere in this proxy statement/prospectus.

TRIPADVISOR, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2011

(In thousands)

	Historical	Pro Forma Adjustments	Notes		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$111,724	$(364,641)	(a)		$144,033
		396,950	(b)
Short-term investments	20,967	—			20,967
Receivable from Expedia, net	75,032	(75,032)	(a)		—
Other current assets	90,765	—			90,765

Total current assets	298,488	(42,723)			255,765
Other non-current assets	39,046	3,050	(b)		42,096
Intangible assets, net	47,530	—			47,530
Goodwill	465,530	—			465,530

TOTAL ASSETS	$850,594	$(39,673)			$810,921

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$161,212	$20,000	(b	)	$181,212
Long-term debt	—	380,000	(b	)	380,000
Deferred income taxes, net	30,404	—			30,404
Other long-term liabilities	11,966	—			11,966
Shareholders’ equity:
Invested capital	648,283	(648,283)	(a	)	—
Common shares, $0.001 par value, 1,600,000 authorized; 124,245 issued and outstanding on a pro forma basis	—	124	(a	)	124
Class B common stock, $0.001 par value, 400,000 authorized; 12,800 issued and outstanding on a pro forma basis	—	13	(a	)	13
Additional paid-in capital	—	208,473	(a	)	208,473
Accumulated other comprehensive loss	(1,271)	—			(1,271)

Total shareholders’ equity	647,012	(439,673)			207,339

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$850,594	$(39,673)			$810,921

See Notes to TripAdvisor, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

TRIPADVISOR, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2011

(In thousands, except for per share data)

	Historical	Pro Forma Adjustments	Notes		Pro Forma
Revenue	$318,464	$(9,395)	(c	)	$309,069

Costs and expenses:
Cost of revenue	4,966	—			4,966
Selling and marketing(1)	96,880	93	(e	)	96,973
Technology and content(1)	33,437	101	(e	)	33,538
General and administrative(1)	17,785	11,169	(d	)	29,624
		670	(e	)
Related-party shared services fee	3,960	(3,960)	(d	)	—
Other operating expense	4,303	—			4,303

Operating income	157,133	(17,468)			139,665

Other income (expense):
Interest income (expense), net	315	(4,452)	(f	)	(4,314)
		(177)	(g	)
Other, net	1,422	—			1,422

Total other income (expense), net	1,737	(4,629)			(2,892)

Income from continuing operations before income taxes	158,870	(22,097)			136,773
Provision for income taxes	(57,389)	9,087	(h	)	(48,302)

Net income from continuing operations	101,481	(13,010)			88,471
Net income from continuing operations attributable to noncontrolling interest	(139)	—			(139)

Net income from continuing operations attributable to common shareholders	$101,342	$(13,010)			$88,332

(1) Includes stock-based compensation as follows:
Selling and marketing	$1,394	$93	(e	)	$1,487
Technology and content	1,527	101	(e	)	1,628
General and administrative	1,521	670	(e	)	2,191

Pro forma earnings per share(i)
Basic earnings per share from continuing operations					$0.65
Diluted earnings per share from continuing operations					0.63

See Notes to TripAdvisor, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

TRIPADVISOR, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2010

(In thousands, except for per share data)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
Revenue	$484,635	$(14,500)	(c)	$470,135

Costs and expenses:
Cost of revenue	7,345	—		7,345
Selling and marketing(1)	140,470	175	(e)	140,645
Technology and content(1)	53,667	222	(e)	53,889
General and administrative(1)	34,344	20,725	(d)	58,502
		3,433	(e)
Related-party shared services fee	7,900	(7,900)	(d)	—
Amortization of intangible assets	14,609	—		14,609

Operating income	226,300	(31,155)		195,145

Other income (expense):
Interest income (expense), net	(241)	(8,952)	(f)	(8,878)
		315	(g)

Other, net	(1,644)	—		(1,644)

Total other expense, net	(1,885)	(8,637)		(10,522)

Income from continuing operations before income taxes	224,415	(39,792)		184,623
Provision for income taxes	(85,461)	16,433	(h)	(69,028)

Net income from continuing operations	138,954	(23,359)		115,595
Net income from continuing operations attributable to noncontrolling interests	(178)	—		(178)

Net income from continuing operations attributable to common shareholders	$138,776	$(23,359)		$115,417

(1) Includes stock-based compensation as follows:
Selling and marketing	$2,101	$175	(e)	$2,276
Technology and content	2,661	222	(e)	2,883
General and administrative	2,421	3,433	(e)	5,854

Pro forma earnings per share(i)
Basic earnings per share from continuing operations				$0.82
Diluted earnings per share from continuing operations				0.80

See Notes to TripAdvisor, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

TRIPADVISOR, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

TRIPADVISOR PRO FORMA ADJUSTMENTS

(a)	To reflect the formation of TripAdvisor, Inc. and the transfer to TripAdvisor by Expedia of the post-spin-off net assets of TripAdvisor after giving effect to the terms provided for in the separation agreements and the accounting treatment related thereto.

Invested equity	$648,283
Cash distributed to Expedia(1)	(364,641)
Receivable from Expedia extinguished(2)	(75,032)
Common shares issued(3)	(124)
Class B shares issued(3)	(13)

Addition to APIC	$208,473

(1)	The transfer of approximately $365 million in cash to Expedia, prior to TripAdvisor’s separation from Expedia, which was raised from the financing referred to in note (b) below. TripAdvisor will retain $165 million in cash and short-term investments upon the separation, inclusive of cash on hand;

(2)	The extinguishment of the receivables from Expedia; and

(3)	The reclassification of 124.2 million shares of Expedia common stock and 12.8 million shares of Expedia Class B common stock into, in part, shares of Expedia mandatory exchangeable preferred stock that will automatically, immediately following the reclassification, exchange into 124.2 million shares of TripAdvisor common stock and 12.8 million shares of TripAdvisor Class B common stock to effect the transfer of ownership of TripAdvisor from Expedia to Expedia’s shareholders based upon an expected ratio of one share of the respective class of TripAdvisor common stock for each share of the respective class of Expedia common stock and the number of Expedia common and Class B common shares outstanding as of June 30, 2011 after giving effect to the one-for-two reverse stock split of Expedia shares that is expected to be effected in connection with, and immediately prior to, the spin-off.

(b)	At the time the spin-off is effective, TripAdvisor and certain of its post spin-off subsidiaries expect to enter into a credit agreement providing for a senior term loan in the amount of $400 million with a term of five years to TripAdvisor Holdings, LLC (the “Term Loan”) as well as a senior revolving credit facility of $200 million with a term of five years. The Term Loan will be repayable in quarterly installments equal to 1.25% of the original principal amount in the year 2012 (the sum total of which in the year 2012 will be $20 million) and 2.5% of the original principal amount in each thereafter with the balance due on the final maturity date. Total issuance costs in connection with these financing transactions are expected to be approximately $3 million. The net proceeds are expected to be approximately $397 million.

(c)	To reflect the anticipated effects under the material commercial agreements between TripAdvisor and Expedia as part of the spin-off. Expedia expects to reduce its marketing spend with TripAdvisor, resulting in lower TripAdvisor revenue. The estimated revenue reduction assumes lower average costs-per-click by Expedia, but does not assume any volume reductions to revenue, or offsetting revenue increases for lost revenue that will be replaced by other customers, due to the difficulty in estimating such amounts.

(d)

To reflect the estimated increase in expenses that TripAdvisor expects to incur on a stand-alone basis after its separation from Expedia. These expenses include the costs related to services previously obtained from Expedia, such as accounting, legal, tax, corporate development and real estate costs, as well as the additional costs associated with being a publicly traded company and costs related to Expedia’s obligation to fund a charitable foundation that will be assumed by TripAdvisor in connection with the spin-off. One-time expenses related to TripAdvisor’s spin-off from Expedia are expected to total $4.5 million, pre-tax, in 2011, excluding the one-time impact of the modification of vested stock options referred to in Note (e) below. Since these expenses are non-recurring, they have not been included as a pro forma adjustment.

(e)	To reflect the additional non-cash compensation expense resulting from the modification of stock-based compensation awards due to the spin-off. The additional expense reflects (1) the additional expense that arises due to the increase in the estimated fair value of these awards due to the modifications and (2) the shift of stock based compensation from Expedia to TripAdvisor for certain of these unvested awards. This amount excludes a one-time expense of $0.2 million, pre-tax, due to the modification of vested stock options that remain unexercised at the date of the spin-off. Since this expense is non-recurring, it has not been included as a pro forma adjustment.

(f)	To reflect the incremental interest expense related to the financing referred to in note (b) above. It includes an assumed interest expense on the Term Loan at LIBOR plus 175 bps, which, as of June 30, 2011 and assuming a 1-month interest period, would have been 1.94% per year. It also reflects assumed expense at 0.30% on the committed amount of the revolving credit facility, which is assumed to be unused. The interest expense calculation includes the amortization of the debt issuance costs over the applicable terms of the financings. The interest rates are based on current assumptions, leverage and LIBOR rates and do not take into account that the Term Loan’s LIBOR would reset every three months. A 25 basis point change in the interest rate on the Term Loan would result in an increase or decrease to interest expense of approximately $1 million.

(g)	To reflect the elimination of intercompany interest (income) expense between Expedia to TripAdvisor on related party receivable/payable balances.

(h)	To reflect the tax effect of the pro forma adjustments at an assumed effective tax rate of 41.3% for the year ended December 31, 2010 and 41.1% for the six months ended June 30, 2011.

(i)	Pro forma earnings per share is calculated as follows:

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Net income from continuing operations attributable to common shareholders	$88,332	$115,417
Basic shares outstanding-weighted average shares	136,863	141,232
Other dilutive securities including stock options, warrants and restricted stock units	3,294	3,045

Dilutive shares outstanding-weighted average shares	140,157	144,277

ANNEX D

TRIPADVISOR, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Expedia, Inc.

We have audited the accompanying balance sheet of TripAdvisor, Inc. (the Company) as of September 2, 2011. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of TripAdvisor, Inc. at September 2, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Seattle, Washington

September 21, 2011

TRIPADVISOR, INC.

BALANCE SHEET

September 2, 2011
ASSETS
Current asset:
Cash	$1,000

TOTAL ASSET	$1,000

STOCKHOLDER’S EQUITY
Stockholder’s Equity:
Preferred stock, $0.001 par value per share, 3,000 shares authorized, 0 shares issued and outstanding	$—
Common stock, $0.001 par value per share, 3,000 shares authorized, 1,000 shares issued and outstanding	1
Class B, $0.001 par value per share, 4,000 shares authorized, 0 shares issued and outstanding	—
Additional paid-in capital	999

TOTAL STOCKHOLDER’S EQUITY	$1,000

See accompanying note to TripAdvisor, Inc. balance sheet.

TRIPADVISOR, INC.

NOTE TO BALANCE SHEET

Organization—The Spin-Off

On April 7, 2011, Expedia, Inc. (“Expedia”) announced its plan to separate into two independent public companies in order to better achieve certain strategic objectives of its various businesses. We refer to this transaction as the “spin-off.”

In connection with the spin-off, TripAdvisor, Inc. (“TripAdvisor”) was incorporated as a Delaware corporation in July 2011. TripAdvisor currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the spin-off, will not acquire or incur any material assets or liabilities, nor will it separately engage in any business or other activities, in each case prior to the spin-off. In connection with the spin-off, Expedia will contribute or transfer all of the subsidiaries and assets relating to Expedia’s TripAdvisor Media Group, which are comprised of the TripAdvisor Holdings, LLC combined financial statements, to TripAdvisor, Inc. and TripAdvisor, Inc. or one of its subsidiaries will assume of all of the liabilities relating to Expedia’s TripAdvisor Media Group.

The balance sheet of TripAdvisor as of September 2, 2011 represents the amount of initial capitalization upon the incorporation of TripAdvisor, which would also be presented as an investing cash inflow in the statement of cash flows. TripAdvisor did not have any operating activities, and therefore, a statement of operations, statement of stockholder’s equity and statement of cash flows has not been included herein.

ANNEX E

TRIPADVISOR HOLDINGS, LLC

COMBINED FINANCIAL STATEMENTS

Index to Combined Financial Statements and Exhibits

Combined Financial Statements

Report of Independent Registered Public Accounting Firm	E-2
Combined Statements of Operations	E-3
Combined Balance Sheets	E-4
Combined Statements of Changes in Invested Equity and Comprehensive Income (Loss)	E-5
Combined Statements of Cash Flows	E-6
Notes to Combined Financial Statements	E-7

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Expedia, Inc.

We have audited the accompanying combined balance sheets of TripAdvisor Holdings, LLC. (the Company) as of December 31, 2010 and 2009, and the related combined statements of operations, changes in invested equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of TripAdvisor Holdings, LLC at December 31, 2010 and 2009, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Seattle, Washington

September 21, 2011

TRIPADVISOR HOLDINGS, LLC

COMBINED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	Year ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2010	2010	2011	2010	2011
				(Unaudited)
Revenue	$200,578	$212,375	$313,525	$82,422	$110,043	$153,923	$205,321
Related-party revenue from Expedia	97,668	139,714	171,110	42,987	59,199	85,068	113,143

Total revenue	298,246	352,089	484,635	125,409	169,242	238,991	318,464

Costs and expenses:
Cost of revenue (exclusive of amortization of intangible assets shown separately below)	2,414	4,569	7,345	1,735	2,735	3,282	4,966
Selling and marketing(1)	98,291	105,679	140,470	31,392	52,685	62,313	96,880
Technology and content(1)	30,240	37,074	53,667	13,015	17,058	24,587	33,437
General and administrative(1)	22,937	15,873	34,344	8,851	8,779	13,583	17,785
Related-party shared services fee	8,320	6,910	7,900	1,975	1,980	3,950	3,960
Amortization of intangible assets	11,161	13,806	14,609	2,864	1,132	6,242	3,249
Spin-off costs	—	—	—	—	1,054	—	1,054

Operating income	124,883	168,178	226,300	65,577	83,819	125,034	157,133

Other income (expense):
Related-party interest income (expense), net	(4,035)	(978)	(241)	(70)	217	(148)	315
Other, net	(1,738)	(660)	(1,644)	(1,359)	457	(2,674)	1,422

Total other income (expense), net	(5,773)	(1,638)	(1,885)	(1,429)	674	(2,822)	1,737

Income before income taxes	119,110	166,540	224,415	64,148	84,493	122,212	158,870
Provision for income taxes	(46,788)	(64,325)	(85,461)	(24,073)	(30,383)	(44,723)	(57,389)

Net income	72,322	102,215	138,954	40,075	54,110	77,489	101,481
Net (income) loss attributable to noncontrolling interest	49	212	(178)	(13)	(46)	(54)	(139)

Net income attributable to TripAdvisor Holdings, LLC	$72,371	$102,427	$138,776	$40,062	$54,064	$77,435	$101,342

(1) Includes stock-based compensation as follows:
Selling and marketing	$1,669	$1,885	$2,101	$434	$589	$1,089	$1,394
Technology and content	2,784	2,276	2,661	601	639	1,378	1,527
General and administrative	1,107	1,744	2,421	519	740	1,254	1,521

See notes to TripAdvisor Holdings, LLC combined financial statements.

TRIPADVISOR HOLDINGS, LLC

COMBINED BALANCE SHEETS

(IN THOUSANDS)

	December 31,		June 30,
	2009	2010	2011
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,364	$93,133	$111,724
Short-term investments	—	20,297	20,967
Accounts receivable, net of allowance of $3,693, $5,184 and $5,894 at December 31, 2009 and 2010 and June 30, 2011, respectively	39,491	51,150	77,274
Receivable from Expedia, net	—	—	75,032
Deferred income taxes, net	4,002	7,954	8,027
Prepaid expenses and other current assets	4,140	4,267	5,464

Total current assets	78,997	176,801	298,488
Property and equipment, net	24,545	30,744	32,592
Other long-term assets	496	4,640	6,454
Intangible assets, net	52,618	50,094	47,530
Goodwill	418,170	460,610	465,530

TOTAL ASSETS	$574,826	$722,889	$850,594

LIABILITIES AND INVESTED EQUITY
Current liabilities:
Accounts payable	$4,596	$6,768	$21,787
Payable to Expedia, net	84,497	18,860	—
Deferred revenue	1,208	12,119	19,764
Credit facility	—	1,779	4,635
Taxes payable	49,978	65,034	76,901
Accrued expenses and other current liabilities	17,278	38,129	38,125

Total current liabilities	157,557	142,689	161,212
Deferred income taxes, net	22,385	28,888	30,404
Other long-term liabilities	4,970	11,680	11,966

Commitments and Contingencies

Invested equity:
Invested capital	393,363	541,561	648,283
Accumulated other comprehensive loss	(3,449)	(1,929)	(1,271)

Total invested equity	389,914	539,632	647,012

TOTAL LIABILITIES AND INVESTED EQUITY	$574,826	$722,889	$850,594

See notes to TripAdvisor Holdings, LLC combined financial statements.

TRIPADVISOR HOLDINGS, LLC

COMBINED STATEMENTS OF CHANGES IN INVESTED EQUITY AND COMPREHENSIVE

INCOME (LOSS)

(IN THOUSANDS)

	Invested capital	Accumulated other comprehensive income (loss)	Total
Balance as of December 31, 2007	$165,768	$(24)	$165,744
Net income attributable to TripAdvisor Holdings, LLC	72,371		72,371
Components of comprehensive income:
Currency translation adjustment		(4,808)	(4,808)

Total comprehensive income			67,563
Tax benefits on equity awards	59		59
Stock-based compensation expense	5,469		5,469
Other	4,065		4,065

Balance as of December 31, 2008	247,732	(4,832)	242,900
Net income attributable to TripAdvisor Holdings, LLC	102,427		102,427
Components of comprehensive income:
Currency translation adjustment		1,383	1,383

Total comprehensive income			103,810
Tax deficiencies on equity awards	(1,054)		(1,054)
Stock-based compensation expense	5,612		5,612
Invested capital for acquisition	38,487		38,487
Other	159		159

Balance as of December 31, 2009	393,363	(3,449)	389,914
Net income attributable to TripAdvisor Holdings, LLC	138,776		138,776
Components of comprehensive income:
Currency translation adjustment		1,520	1,520

Total comprehensive income			140,296
Adjustment to the fair value of redeemable noncontrolling interest	(1,152)		(1,152)
Tax benefits on equity awards	3,992		3,992
Stock-based compensation expense	6,582		6,582

Balance as of December 31, 2010	541,561	(1,929)	539,632
Net income attributable to TripAdvisor Holdings, LLC	101,342		101,342
Components of comprehensive income:
Currency translation adjustment		658	658

Total comprehensive income			102,000
Tax benefits on equity awards	1,327		1,327
Stock-based compensation expense	3,971		3,971
Adjustment to the fair value of redeemable noncontrolling interest	82		82

Balance as of June 30, 2011 (unaudited)	$648,283	$(1,271)	$647,012

Accumulated other comprehensive income is comprised of foreign currency translation adjustments.

See notes to TripAdvisor Holdings, LLC combined financial statements.

TRIPADVISOR HOLDINGS, LLC

COMBINED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Year ended December 31,			Six Months Ended June 30,
	2008	2009	2010	2010	2011
				(Unaudited)
Operating activities:
Net income	$72,322	$102,215	$138,954	$77,489	$101,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	5,022	9,330	12,871	5,678	8,616
Amortization of stock-based compensation	5,560	5,905	7,183	3,721	4,442
Amortization of intangible assets	11,161	13,806	14,609	6,242	3,249
Deferred income taxes	(1,772)	7,218	(653)	(54)	(174)
Foreign exchange (gain) loss on cash and cash equivalents, net	—	—	(541)	70	(618)
Other	—	—	164	1,002	(1,222)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,684)	(5,996)	(11,470)	(30,319)	(24,570)
Prepaid expenses and other current assets	128	(1,293)	(328)	(980)	(1,525)
Accounts payable	(2,961)	(802)	1,273	2,903	12,229
Taxes payable	13,376	1,767	15,546	13,887	3,113
Accrued expenses and other current liabilities	12,775	(6,821)	9,707	3,910	1,925
Deferred revenue	799	409	9,600	7,249	6,925

Net cash provided by operating activities	110,726	125,738	196,915	90,798	113,871

Investing activities:
Acquisitions, net of cash acquired	(199,365)	(44,971)	(34,446)	(34,446)	(4,893)
Capital expenditures, including internal-use software and website development	(17,871)	(13,873)	(18,813)	(9,585)	(10,424)
Transfers to Expedia, Inc., net	(84,623)	(90,086)	(66,421)	(37,542)	(90,125)
Purchase of short-term investments	—	—	(20,090)	—	—

Net cash used in investing activities	(301,859)	(148,930)	(139,770)	(81,573)	(105,442)

Financing activities:
Acquisitions funded by Expedia, Inc.	189,896	45,958	—	—	5,135
Short-term borrowings	—	—	1,733	—	2,782
Excess tax benefit	198	112	1,813	1,551	1,431
Change in restricted cash	519	—	475	475	—

Net cash provided by financing activities	190,613	46,070	4,021	2,026	9,348
Effect of exchange rate changes on cash and cash equivalents	(1,043)	485	603	(290)	814

Net increase (decrease) in cash and cash equivalents	(1,563)	23,363	61,769	10,961	18,591
Cash and cash equivalents at beginning of year	9,564	8,001	31,364	31,364	93,133

Cash and cash equivalents at end of year	$8,001	$31,364	$93,133	$42,325	$111,724

Supplemental cash flow information
Income taxes paid directly to (refunded from) taxing authorities, net	$(3,985)	$7,168	$26,654	$21,794	$34,056
Income taxes paid to Expedia, Inc.	39,342	48,078	41,333	7,510	18,289

Total income tax payments, net	$35,357	$55,246	$67,987	$29,304	$52,345

See notes to TripAdvisor Holdings, LLC combined financial statements.

TRIPADVISOR HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

(Information as of June 30, 2011 and for the three and six months ended June 30, 2010 and

2011 is unaudited)

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

On April 7, 2011, Expedia, Inc. (“Expedia”) announced its plan to separate into two independent public companies in order to better achieve certain strategic objectives of its various businesses. We refer to this transaction as the “spin-off.” Non-recurring expenses incurred to affect the spin-off during the three and six months ended June 30, 2011 have been included within spin-off costs in the statements of operations.

In connection with the spin-off, TripAdvisor, Inc. was incorporated as a Delaware corporation in July 2011. TripAdvisor, Inc. currently does not have any material assets or liabilities, nor does it engage in any business or other activities and, other than in connection with the spin-off, will not acquire or incur any material assets or liabilities, nor will it separately engage in any business or other activities, in each case prior to the spin-off. In connection with the spin-off, Expedia will contribute or transfer all of the subsidiaries and assets relating to Expedia’s TripAdvisor Media Group, which are comprised of the TripAdvisor Holdings, LLC combined financial statements as discussed below, to TripAdvisor, Inc. and TripAdvisor, Inc. or one of its subsidiaries will assume of all of the liabilities relating to Expedia’s TripAdvisor Media Group.

Basis of Presentation

The accompanying combined financial statements include TripAdvisor Holdings, LLC and its majority-owned subsidiaries as well as two international Expedia subsidiaries, which we collectively refer to as “TripAdvisor,” “us,” “we” and “our” in these combined financial statements. TripAdvisor represents the domestic and international operations associated with Expedia’s TripAdvisor Media Group as presented in the Expedia consolidated financial statements.

The combined financial statements of TripAdvisor and its subsidiaries assume the allocation to TripAdvisor of certain Expedia corporate expenses relating to TripAdvisor (see Note 9 for further information) and the accounting for income taxes computed for TripAdvisor on a separate tax return basis (see Note 8 for further information).

Our management believes that the assumptions underlying the combined financial statements are reasonable. However, this financial information does not necessarily reflect the future financial position, results of operations and cash flows of TripAdvisor, nor does it reflect what the historical financial position, results of operations and cash flows of TripAdvisor would have been had we been a stand-alone company during the periods presented.

The accompanying combined balance sheet as of June 30, 2011, the combined statements of operations and the combined statement of changes in invested equity and comprehensive income for the three and six months ended June 30, 2011 and the combined statements of cash flows for the six months ended June 30, 2010 and 2011 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our financial position as of June 30, 2011 and results of operations and cash flows for the three and six months ended June 30, 2010 and 2011. The financial data and other information disclosed in these notes to the combined financial statements related to the three and six month periods are unaudited. The results of the three and six months ended June 30, 2011 are not necessarily indicative of the results to be expected for the year ended December 31, 2011 or for any other interim period or for any other future year.

Description of Business

TripAdvisor is an online travel research company, empowering users to plan and enjoy the ideal trip. TripAdvisor’s travel research platform aggregates reviews and opinions of members about destinations, accommodations (hotels, bed and breakfasts, specialty lodging and vacation rentals), restaurants and activities throughout the world through our flagship TripAdvisor brand. TripAdvisor-branded websites include tripadvisor.com in the United States and localized versions of the website in 29 countries, including in China under the brand daodao.com. Beyond travel-related content, TripAdvisor websites also include links to the websites of our travel advertisers allowing travelers to directly book their travel arrangements. In addition to the flagship TripAdvisor brand, we manage and operate websites under 18 other travel media brands, connected by the common goal of providing comprehensive travel planning resources across the travel sector. We derive substantially all of our revenue from advertising, primarily through click-based and display-based advertising sales. In addition, we earn revenue through a combination of subscription-based offerings, licensing of our content and our recently launched private sale website, SniqueAway.

Seasonality

Expenditures by travel advertisers tend to be seasonal. Traditionally, our strongest quarter has been the third quarter, which is a key travel research period, with the weakest quarter being the fourth quarter. However, adverse economic conditions or continued growth of our international operations with differing holiday peaks may influence the typical trend of our seasonality in the future.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Consolidation

Our combined financial statements include the accounts of TripAdvisor, our wholly owned subsidiaries, and entities for which we control a majority of the entity’s outstanding common stock. We record noncontrolling interest in our combined financial statements to recognize the minority ownership interest in our combined subsidiaries. Noncontrolling interest in the earnings and losses of combined subsidiaries represent the share of net income or loss allocated to members or partners in our combined entities. Significant intercompany transactions between the TripAdvisor combined entities and accounts have been eliminated.

Certain of our subsidiaries that operate in China, have variable interests in affiliated entities in China in order to comply with Chinese laws and regulations, which restricts foreign investment in internet content provision businesses. Although we do not own the capital stock of some of our Chinese affiliates, we consolidate their results as we are the primary beneficiary of the cash losses or profits of these variable interest affiliates and have the power to direct the activities of these affiliates.

Accounting Estimates

We use estimates and assumptions in the preparation of our combined financial statements in accordance with accounting principles generally accepted in the United States. Our estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of our combined financial statements. These estimates and assumptions also affect the reported amount of net income or loss during any period. Our actual financial results could differ significantly from these estimates. The significant estimates underlying our combined financial statements include revenue recognition; recoverability of long-lived assets, intangible assets and goodwill; income taxes; useful lives of property and equipment; purchase accounting and stock-based compensation.

Subsequent Events

We have evaluated subsequent events through September 21, 2011, which is the date the financial statements were available to be issued.

Revenue Recognition

We recognize revenue from the advertising services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.

Click-based Advertising. Revenue is derived primarily from click-through fees charged to our travel partners for traveler leads sent to the travel partners’ website. We record revenue from click-through fees after the traveler makes the click-through to the travel partners’ websites.

Display and Other Advertising. We recognize display advertising revenue ratably over the advertising period or upon delivery of advertising impressions, depending on the terms of the advertising contract. Subscription-based revenue is recognized ratably over the related subscription period. We recognize revenue from all other sources either upon delivery or when we provide the service.

Deferred revenue, which primarily relates to our subscription-based programs, is recorded when payments are received in advance of our performance as required by the underlying agreements.

Cash and Cash Equivalents and Short-term Investments

Our cash and cash equivalents include cash and liquid financial instruments, including money market funds and time deposit investments, with maturities of 90 days or less when purchased. Our domestic cash receipts have been transferred to Expedia, which has funded our domestic disbursement accounts as required. Transfers of cash between TripAdvisor and Expedia result in increases or decreases to our net related-party payable.

Our short-term investments include time deposit investments with original maturities of greater than 90 days and remaining maturities of less than one year.

Accounts Receivable

Accounts receivable are generally due within thirty days and are recorded net of an allowance for doubtful accounts. We consider accounts outstanding longer than the contractual payment terms as past due. We determine our allowance by considering a number of factors, including the length of time trade accounts receivable are past due, previous loss history, a specific customer’s ability to pay its obligations to us, and the condition of the general economy and industry as a whole.

Property and Equipment, Including Website and Software Development Costs

We record property and equipment at cost, net of accumulated depreciation. We capitalize certain costs incurred during the application development stage related to the development of websites and internal use software. Capitalized costs include internal and external costs, if direct and incremental, and deemed by management to be significant. We expense costs related to the planning and post-implementation phases of software and website development as these costs are incurred. Maintenance and enhancement costs (including those costs in the post-implementation stages) are typically expensed as incurred, unless such costs relate to substantial upgrades and enhancements to the website or software resulting in added functionality, in which case the costs are capitalized.

We compute depreciation using the straight-line method over the estimated useful lives of the assets, which is three to five years for computer equipment, capitalized software and website development and furniture and other equipment. We depreciate leasehold improvement using the straight-line method, over the shorter of the estimated useful life of the improvement or the remaining term of the lease.

Recoverability of Goodwill and Indefinite-Lived Intangible Assets

Goodwill is assigned to reporting units that are expected to benefit from the synergies of the business combination as of the acquisition date. We assess goodwill and indefinite-lived intangible assets, neither of which is amortized, for impairment annually as of October 1, or more frequently, if events and circumstances indicate impairment may have occurred.

We generally base our measurement of fair value of our reporting units on a blended analysis of the present value of future discounted cash flows and market valuation approach. The discounted cash flows model indicates the fair value of the reporting units based on the present value of the cash flows that we expect the reporting units to generate in the future. Our significant estimates in the discounted cash flows model include: our weighted average cost of capital; long-term rate of growth and profitability of our business; and working capital effects. The market valuation approach estimates the fair value of the business based on a comparison of TripAdvisor to comparable publicly traded companies in similar lines of business. Our significant estimates in the market approach model include identifying similar companies with comparable business factors such as size, growth, profitability, risk and return on investment and assessing comparable revenue and operating income multiples in estimating the fair value of the reporting units.

We believe the use of discounted cash flows and market approach on a weighted basis is the best method for determining the fair value of our reporting units because these are the most common valuation methodologies used within the travel and internet industries; and the blended use of both models compensates for the inherent risks associated with either model if used on a stand-alone basis. In the evaluation of goodwill for impairment, we first compare the fair value of the reporting unit to the carrying value. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is potentially impaired and we proceed to step two of the impairment analysis. In step two of the analysis, we will record an impairment loss equal to the excess of the carrying value of the reporting unit’s goodwill over its implied fair value should such a circumstance arise.

In the evaluation of indefinite-lived intangible assets, an impairment charge is recorded for the excess of the carrying value of the indefinite-lived intangible asset over its fair value. We base our measurement of fair value of indefinite-lived intangible assets, which consist of trade name and trademarks, using the relief-from-royalty method. This method assumes that the trade name and trademarks have value to the extent that their owner is relieved of the obligation to pay royalties for the benefits received from them.

Recoverability of Intangible Assets with Definite Lives and Other Long-Lived Assets

Intangible assets with definite lives and other long-lived assets are carried at cost and are amortized on a straight-line basis over their estimated useful lives of two to ten years. We review the carrying value of long-lived assets or asset groups, including property and equipment, to be used in operations whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable.

Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others. If such facts indicate a potential impairment, we assess the recoverability of the asset by determining if the carrying value of the asset exceeds the sum of the projected undiscounted cash flows expected to result from the use and eventual disposition of the asset over the remaining economic life of the asset. If the recoverability test indicates that the carrying value of the asset is not recoverable, we will estimate the fair value of the asset using appropriate valuation methodologies which would typically include an estimate of discounted cash flows. Any impairment would be measured as the difference between the asset’s carrying amount and its estimated fair value.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2009	2010
	(In thousands)
Accrued salary, bonus, and related benefits	$10,691	$18,543
Contingent purchase consideration	100	13,324
Other	6,487	6,262

Total accrued expenses and other current liabilities	$17,278	$38,129

Income Taxes

We are included in the consolidated income tax returns filed by Expedia. We compute and account for our income taxes on a separate tax return basis. We record income taxes under the liability method. Deferred tax assets and liabilities reflect our estimation of the future tax consequences of temporary differences between the carrying amounts of assets and liabilities for book and tax purposes. We determine deferred income taxes based on the differences in accounting methods and timing between financial statement and income tax reporting. Accordingly, we determine the deferred tax asset or liability for each temporary difference based on the enacted tax rates expected to be in effect when we realize the underlying items of income and expense. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent earnings experience by jurisdiction, expectations of future taxable income, and the carryforward periods available to us for tax reporting purposes, as well as other relevant factors. We may establish a valuation allowance to reduce deferred tax assets to the amount we believe is more likely than not to be realized. Due to inherent complexities arising from the nature of our businesses, future changes in income tax law, tax sharing agreements or variances between our actual and anticipated operating results, we make certain judgments and estimates. Therefore, actual income taxes could materially vary from these estimates.

We recognize in our combined financial statements the impact of a tax position, if that position is more likely than not to be sustained upon an examination, based on the technical merits of the position.

Foreign Currency Translation and Transaction Gains and Losses

Certain of our operations outside of the United States use the related local currency as their functional currency. We translate revenue and expense at average rates of exchange during the period. We translate assets and liabilities at the rates of exchange as of the combined balance sheet dates and include foreign currency translation gains and losses as a component of accumulated other comprehensive income (“OCI”). Due to the nature of our operations and our corporate structure, we also have subsidiaries that have transactions in foreign currencies other than their functional currency. We record transaction gains and losses in our combined statements of operations related to the recurring remeasurement and settlement of such transactions.

Advertising Expense

We incur advertising expense consisting of online advertising expense, including traffic generation costs from search engines and internet portals, and offline advertising expense to promote our brands. We expense the costs associated with advertisements in the period in which the advertisement first takes place. For the years ended December 31, 2010, 2009 and 2008, our advertising expense was $63 million, $59 million, and $61 million.

Stock-Based Compensation

All stock-based compensation included in our combined financial statements relates to Expedia common stock options and restricted stock units (“RSUs”) held by TripAdvisor employees. We measure and amortize the fair value thereof as follows:

Stock Options. We measure the value of stock options issued or modified, including unvested options assumed in acquisitions, on the grant date (or modification or acquisition dates, if applicable) at fair value, using the Black-Scholes option valuation model. The Black-Scholes model incorporates various assumptions including expected volatility, expected term, dividend yield and risk-free interest rates. The expected volatility is based on historical volatility of Expedia’s common stock and other relevant factors. We base our expected term assumptions on our historical experience and on the terms and conditions of the stock awards granted to employees. We amortize the fair value, net of estimated forfeitures, over the remaining vesting term on a straight-line basis. The majority of our stock options vest over four years.

Restricted Stock Units. RSUs are stock awards that are granted to employees entitling the holder to shares of common stock as the award vests, typically over a five-year period. We measure the value of RSUs at fair value based on the number of shares granted and the quoted price of our common stock at the date of grant. We amortize the fair value, net of estimated forfeitures, as stock-based compensation expense over the vesting term on a straight-line basis.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive these awards, and subsequent events are not indicative of the reasonableness of our original estimates of fair value. In determining the estimated forfeiture rates for stock-based awards, we periodically conduct an assessment of the actual number of equity awards that have been forfeited to date as well as those expected to be forfeited in the future. We consider many factors when estimating expected forfeitures, including the type of award, the employee class and historical experience. The estimate of stock awards that will ultimately be forfeited requires significant judgment and to the extent that actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period such estimates are revised.

Fair Value Measurements

We disclose the fair value of our financial instruments based on the fair value hierarchy using the following three categories:

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Cash equivalents include money market and investment accounts that hold excess liquid funds, of which we had $0, $40 million and $48 million as of December 31, 2009 and 2010 and June 30, 2011, respectively. The fair value measurement of these assets is based on quoted market prices in active markets and, therefore, is recorded at fair value on a recurring basis and classified as Level 1 assets.

Short-term investments include time deposit investments with financial institutions, of which we had $0, $20 million and $21 million as of December 31, 2009 and 2010 and June 30, 2011, respectively. The fair value measurement of these assets is based on observable market-based inputs or inputs that are derived principally from or corroborated by observable market data by correlation or other means and, therefore, is recorded at fair value on a recurring basis and classified as Level 2 assets.

We did not have any Level 3 assets for the years ended December 31, 2009 and 2010 or the six months ended June 30, 2011.

Certain Risks and Concentrations

Our business is subject to certain risks and concentrations including dependence on relationships with our customers. We are highly dependent on our advertising and media relationship with Expedia (See Note 9). In addition, another of our customers accounted for approximately 11% of our revenue in 2010.

Contingent Liabilities

Periodically, we review the status of all significant outstanding matters to assess any potential financial exposure. When (i) it is probable that an asset has been impaired or a liability has been incurred and (ii) the amount of the loss can be reasonably estimated, we record the estimated loss in our consolidated statements of operations. We provide disclosure in the notes to the combined financial statements for loss contingencies that do not meet both these conditions if there is a reasonable possibility that a loss may have been incurred that would be material to the financial statements. Significant judgment is required to determine the probability that a liability has been incurred and whether such liability is reasonably estimable. We base accruals made on the best information available at the time which can be highly subjective. The final outcome of these matters could vary significantly from the amounts included in the accompanying combined financial statements.

New Accounting Pronouncements

On January 1, 2011, we adopted the new Financial Accounting Standards Board (“FASB”) guidance on revenue recognition to require companies to allocate revenue in multiple-element arrangements based on an element’s estimated selling price if vendor-specific or other third-party evidence of value is not available. The adoption of this guidance did not have a material impact on our combined financial statements.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. Specifically, the new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in invested equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income from that of current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. Upon adoption, we will present our financial statements under this new guidance.

NOTE 3: ACQUISITIONS

During 2008, 2009 and 2010, we acquired a number of companies including various online travel media content companies. The 2008 acquisition amounts primarily relate to our 100% acquisition of Virtual Tourist in June 2008. The following table summarizes the allocation of the purchase price for all acquisitions made in the three years ended December 31, 2010:

	2008	2009	2010
	(In thousands)
Goodwill	$89,685	$29,505	$40,703
Intangible assets with definite lives(1)	20,100	9,000	8,148
Net assets (liabilities) and non-controlling interest acquired(2)	3,047	(18)	(3,580)

Total(3)	$112,832	$38,487	$45,271

(1)	The weighted average life of acquired intangible assets during 2008, 2009 and 2010 was 3.7 years, 4.5 years and 6.2 years, respectively.
(2)	Includes cash acquired of $6 million, $2 million and $2 million during 2008, 2009 and 2010, respectively.
(3)	As of December 31, 2008 and 2010, $1 million and $9 million of the total purchase price were contingent and accrued with the remainder paid in cash during the respective years, respectively.

In addition, during 2008 and 2009, we paid $93 million and $8 million of contingent purchase consideration under prior acquisitions. All contingent consideration accrued and paid is calculated based on the financial performance of the acquired entities to which it relates.

The purchase price allocation of the 2010 acquisition is preliminary and subject to revision as more information becomes available, but in any case will not be revised beyond 12 months after the acquisition date and any change to the fair value of net assets acquired will lead to a corresponding change to the purchase price allocable to goodwill on a retroactive basis. The results of operations of each of the acquired businesses have been included in our combined results from each transaction closing date forward.

One of our acquisitions made during 2008 includes noncontrolling interests with certain rights, whereby we may acquire and the minority shareholders may sell to us the additional shares of the subsidiary, at fair value or at adjusted fair values at our discretion, during 2012. Changes in fair value of the shares for which the minority holders may sell to us are recorded to the redeemable noncontrolling interest with charges or credits to invested capital. Fair value determinations are based on various valuation techniques, including market comparables and discounted cash flow projections. Our redeemable noncontrolling interest is not significant for all periods presented and has been included in other long-term liabilities.

NOTE 4: PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	December 31,
	2009	2010
	(In thousands)
Capitalized software and website development	$19,931	$31,778
Leasehold improvements	7,667	11,461
Computer equipment	5,865	8,863
Furniture and other equipment	2,384	3,480

	35,847	55,582
Less: accumulated depreciation	(12,057)	(25,075)
Projects in progress	755	237

Property and equipment, net	$24,545	$30,744

As of December 31, 2009 and 2010, our recorded capitalized software and website development costs, net of accumulated amortization, were $13 million and $17 million. For the years ended December 31, 2008, 2009 and 2010, we recorded amortization of capitalized software and website development costs of $3 million, $6 million and $8 million, respectively, which is included in technology and content expense.

NOTE 5: GOODWILL AND INTANGIBLE ASSETS, NET

The following table presents the changes in goodwill for the years ended December 31:

	2009	2010
	(In thousands)
Beginning balance as of January 1	$387,584	$418,170
Additions	29,505	40,703
Foreign exchange translation adjustment	1,081	1,737

Ending balance as of December 31	$418,170	$460,610

In 2009 and 2010, the additions to goodwill related to our acquisitions. See Note 3, Acquisitions, above for further information.

Intangible assets, which were acquired in business combinations and recorded at fair value on the date of purchase, consist of the following as of December 31:

	2009	2010
	(In thousands)
Intangible assets with definite lives	$79,401	$87,582
Less: accumulated amortization	(57,083)	(67,788)

Intangible assets with definite lives, net	22,318	19,794
Intangible assets with indefinite lives	30,300	30,300

	$52,618	$50,094

Our indefinite-lived assets relate to trade names and trademarks acquired in various acquisitions. The following table presents the components of our intangible assets with definite lives as of December 31, 2009 and 2010:

	December 31, 2009			December 31, 2010
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
	(In thousands)
Trade names	$13,740	$(3,059)	$10,681	$16,721	$(5,952)	$10,769
Subscriber relationships	14,160	(7,672)	6,488	18,836	(11,748)	7,088
Technology and other	51,502	(46,353)	5,149	52,025	(50,088)	1,937

Total	$79,402	$(57,084)	$22,318	$87,582	$(67,788)	$19,794

Amortization expense was $11 million, $14 million, and $15 million for the years ended December 31, 2008, 2009 and 2010. Included within amortization expense for 2010 was a charge of approximately $4 million related to changes in the estimated amount of contingent purchase consideration.

The estimated future amortization expense related to intangible assets with definite lives as of December 31, 2010, assuming no subsequent impairment of the underlying assets, is as follows, in thousands:

2011	$7,368
2012	5,424
2013	3,327
2014	2,033
2015	299
2016 and thereafter	1,343

Total	$19,794

NOTE 6: EMPLOYEE BENEFIT PLANS

Our U.S. employees are generally eligible to participate in Expedia’s retirement and savings plan that qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 50% of their pretax salary, but not more than statutory limits. We contribute fifty cents for each dollar a participant contributes in this plan, with a maximum contribution of 3% of a participant’s earnings. Our contributions vest with the employees after they complete two years of service. Participating employees have the option to invest in Expedia’s common stock, but there is no requirement for participating employees to invest their contribution or our matching contribution in Expedia’s common stock. Expedia also has various defined contribution plans for our international employees. Contributions to these benefit plans for our employees were $1 million for each of the years ended December 31, 2008, 2009 and 2010.

NOTE 7: STOCK-BASED AWARDS

We participate in the Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, under which Expedia may grant restricted stock, restricted stock awards, RSUs, stock options and other stock-based awards to our officers, employees and consultants. As of December 31, 2010, Expedia had approximately 22 million shares of common stock reserved for new stock-based awards under the 2005 Stock and Annual Incentive Plan.

The following table presents a summary of our stock option activity:

	Options	Weighted Average Exercise Price	Remaining Contractual Life	Aggregate Intrinsic Value
	(In thousands)		(In years)	(In thousands)
Balance as of January 1, 2009	—	$—
Granted	1,186	7.92
Cancelled	(20)	7.36

Balance as of December 31, 2009	1,166	7.93
Granted	681	22.56
Exercised	(166)	7.36
Cancelled	(32)	13.54

Balance as of December 31, 2010	1,649	13.93	5.6	$18,438

Exercisable as of December 31, 2010	116	8.67	5.2	1,909

Vested and expected to vest after December 31, 2010	1,373	13.38	5.6	16,094

The aggregate intrinsic value of outstanding options shown in the stock option activity table above represents the total pretax intrinsic value at December 31, 2010, based on Expedia’s closing stock price of $25.09 as of the last trading date. The total intrinsic value of stock options exercised was $3 million for the year ended December 31, 2010.

During 2009 and 2010, we awarded stock options as our primary form of stock-based compensation. The fair value of stock options granted during the years ended December 31, 2009 and 2010 were estimated at the date of grant using the Black-Scholes option-pricing model, assuming the following weighted average assumptions:

	2009	2010
Risk-free interest rate	1.75%	2.18%
Expected volatility	50.04%	51.73%
Expected life (in years)	4.64	4.64
Dividend yield	—	1.24%
Weighted-average estimated fair value of options granted during the year	$3.42	$9.26

The expected dividend rate was zero prior to Expedia’s first dividend declaration on February 10, 2010 as Expedia did not historically pay cash dividends on common stock and did not anticipate doing so for the foreseeable future. For stock options granted after February 10, 2010, including our annual employee grants, we used an annualized dividend yield based on the first quarterly per share dividend declared by Expedia’s Executive Committee, acting on behalf of the Expedia Board of Directors.

The following table presents a summary of our stock options outstanding and exercisable at December 31, 2010:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Shares	Weighted- Average Price Per Share	Remaining Contractual Life	Shares	Weighted- Average Exercise Price
	(In thousands)		(In years)	(In thousands)
$ 0.01 - $ 15.00	940	$7.42	5.2	106	$7.36
15.00 - 27.00	709	22.56	6.2	10	22.60

0.01 - 27.00	1,649	13.93	5.6	116	8.67

RSUs, which are stock awards that are granted to employees entitling the holder to shares of Expedia’s common stock as the award vests, were our primary form of stock-based award prior to 2010. Our RSUs generally vest over five years, but may accelerate in certain circumstances, including certain changes in control of Expedia.

The following table presents a summary of RSU activity:

	RSUs	Weighted Average Grant- Date Fair Value
	(In thousands)
Balance as of January 1, 2008	584	$22.65
Granted	492	20.67
Vested and released	(198)	22.62
Cancelled	(74)	24.83

Balance as of December 31, 2008	804	21.23
Granted	652	8.24
Vested and released	(284)	20.40
Cancelled	(59)	18.61

Balance as of December 31, 2009	1,113	13.95
Vested and released	(345)	13.54
Cancelled	(35)	19.96

Balance as of December 31, 2010	733	13.86

The total fair value of shares vested and released during the years ended December 31, 2008, 2009 and 2010 was $5 million, $3 million and $8 million.

In 2008, 2009 and 2010, we recognized total stock-based compensation expense of $6 million, $6 million and $7 million. The total income tax benefit related to stock-based compensation expense was $2 million for each of 2008, 2009, and 2010.

As of December 31, 2010, there was approximately $11 million of unrecognized stock-based compensation expense, net of estimated forfeitures, related to unvested stock-based awards, which is expected to be recognized in expense over a weighted-average period of 2.34 years.

NOTE 8: INCOME TAXES

The following table presents a summary of our domestic and foreign income before income taxes:

	Year Ended December 31,
	2008	2009	2010
	(In thousands)
Domestic	$115,511	$113,265	$121,964
Foreign	3,599	53,275	102,451

Total	$119,110	$166,540	$224,415

The following table presents a summary of the components of our provision for income taxes:

	Year Ended December 31,
	2008	2009	2010
	(In thousands)
Current income tax expense:
Federal	$41,097	$30,782	$42,568
State	6,750	9,943	13,490
Foreign	713	16,382	30,056

Current income tax expense	48,560	57,107	86,114

Deferred income tax (benefit) expense:
Federal	(2,530)	6,436	972
State	783	904	(215)
Foreign	(25)	(122)	(1,410)

Deferred income tax (benefit) expense:	(1,772)	7,218	(653)

Provision for income taxes	$46,788	$64,325	$85,461

We are a member of Expedia’s consolidated federal and state tax returns. In all periods presented, current and deferred tax expense has been computed for TripAdvisor on a separate return basis. These calculations do not necessarily reflect what our future income taxes will be, nor do they reflect tax strategies that we would have followed or will follow on a stand-alone basis, given that our tax position was being managed by Expedia for the benefit of Expedia on a consolidated basis. The respective rights, responsibilities and obligations of TripAdvisor and Expedia after the spin-off with respect to taxes for the periods ending on or before the spin-off are expected to be governed by a tax sharing agreement (See Note 14).

In all periods presented, foreign taxes were paid directly to foreign taxing authorities. Domestic taxes were considered to be paid by Expedia on behalf of TripAdvisor and treated as a transfer between the two entities.

Our deferred tax assets and deferred tax liabilities as of December 31, 2009 and 2010 are as follows:

	December 31,
	2009	2010
	(In thousands)
Deferred tax assets:
Net operating loss carryforwards	$4,692	$8,402
Provision for accrued expenses	4,138	6,758
Stock-based compensation	1,717	2,181
Other	258	372

Total deferred tax assets	10,805	17,713
Less valuation allowance	(4,216)	(7,734)

Net deferred tax assets	$6,589	$9,979

Deferred tax liabilities:
Intangible assets	$(18,704)	$(23,220)
Property and equipment	(5,447)	(9,032)
Prepaid expenses	(1,341)	(439)
Other	520	1,778

Total deferred tax liabilities	$(24,972)	$(30,913)

Net deferred tax liability	$(18,383)	$(20,934)

At December 31, 2010, we had federal, state and foreign net operating loss carryforwards (“NOLs”) of approximately $4 million, $16 million and $22 million. If not utilized, the federal and state NOLs will expire at various times between 2011 and 2030 and the foreign NOLs will expire at various times between 2012 and 2016.

At December 31, 2010, we had a valuation allowance of approximately $8 million related to the portion of net operating loss carryforwards for which it is more likely than not that the tax benefit will not be realized. This amount represented an increase of $4 million over the amount recorded as of December 31, 2009.

We have not provided for deferred U.S. income taxes on undistributed earnings of certain foreign subsidiaries that we intend to reinvest permanently outside the United States; the total amount of such earnings as of December 31, 2009 and 2010 was $62 million and $137 million. Should we distribute earnings of foreign subsidiaries in the form of dividends or otherwise, we may be subject to U.S. income taxes. Due to complexities in tax laws and various assumptions that would have to be made, it is not practicable to estimate the amount of unrecognized deferred U.S. taxes on these earnings.

A reconciliation of the provision for income taxes to the amounts computed by applying the statutory federal income tax rate to income before income taxes is as follows:

	Year Ended December 31,
	2008	2009	2010
	(In thousands)
Income tax expense at the federal statutory rate of 35%	$41,688	$58,289	$78,545
Foreign rate differential	(253)	(3,604)	(6,947)
State income taxes, net of effect of federal tax benefit	3,927	6,742	7,716
Unrecognized tax benefits and related interest	—	440	1,920
Other, net	1,426	2,458	4,227

Provision for income taxes	$46,788	$64,325	$85,461

By virtue of previously filed consolidated income tax returns filed with Expedia, we are routinely under audit by federal, state, local and foreign authorities. These audits include questioning the timing and the amount of income and deductions and the allocation of income among various tax jurisdictions. Annual tax provisions include amounts considered sufficient to pay assessments that may result from the examination of prior year returns. We are no longer subject to tax examinations by tax authorities for years prior to 2004. The primary jurisdiction in which we are subject to tax exams are the United States and the United Kingdom.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows:

	2008	2009	2010
	(In thousands)
Balance, beginning of year	$3,113	$2,982	$3,333
Increases to tax positions related to the current year	—	—	3,913
Increases to tax positions related to the prior year	—	306	2,123
Reductions due to lapsed statute of limitations	—	—	(2,366)
Decreases to tax positions related to the prior year	(49)	(90)	—
Settlements during current year	(251)	—	—
Interest and penalties	169	135	(493)

Balance, end of year	$2,982	$3,333	$6,510

As of December 31, 2010, we had $7 million of unrecognized tax benefits, which is classified as long-term and included in other long-term liabilities. Included in the balance at December 31, 2010 was $2 million of liabilities for uncertain tax positions that, if recognized, would decrease our provision for income taxes. We recognize interest and penalties related to our liabilities for uncertain tax positions in the provision for income taxes. During the years ended December 31, 2008, 2009 and 2010, we recognized less than $1 million of interest expense, net of federal benefit and penalties, related to our liabilities for uncertain tax positions.

NOTE 9: RELATED PARTY TRANSACTIONS WITH EXPEDIA

Related-party revenue from Expedia of $98 million, $140 million and $171 million for the years ended December 31, 2008, 2009 and 2010, respectively, and $85 million and $113 million for the six months ended June 30, 2010 and 2011, respectively, primarily consists of click-through fees and other advertising services provided to Expedia and its subsidiaries and are recorded at contract value, which we believe is a reasonable reflection of the value of the services provided. Related-party revenue represented 33%, 40% and 35% of our total revenue for the years ended December 31, 2008, 2009 and 2010, respectively, and 36% for both the six months ended June 30, 2010 and 2011.

Our operating expenses include a related-party shared services fee, which is comprised of allocations from Expedia for accounting, legal, tax, corporate development and real estate functions. These allocations were determined on a basis that Expedia and TripAdvisor considered to be a reasonable reflection of the cost of services provided or the benefit received by TripAdvisor. These expenses were allocated based on a number of factors including headcount, estimated time spent and operating expenses. It is not practicable to determine the amounts of these expenses that would have been incurred had TripAdvisor operated as an unaffiliated entity. In the opinion of management of TripAdvisor, the allocation method is reasonable.

Virtually all of the net interest expense reflected in the consolidated statements of operations is intercompany in nature, arising from the transfer of liquid funds between Expedia and TripAdvisor that occurred as part of Expedia’s treasury operations.

The net related party payable balances with Expedia and its subsidiaries reflected in our consolidated balance sheets as of December 31, 2009 and 2010 were $84 million and $19 million. As of June 30, 2011, we had a net related party receivable balance of $75 million. In addition to the revenue and expense relationships described above, the change in the payable/receivable balance was also affected by our transfer of domestic cash receipts to Expedia during the periods offset by Expedia’s funding of our payroll and income tax payments as well as certain acquisitions.

Certain TripAdvisor entities are guarantors of Expedia’s credit facility and outstanding senior notes. These guarantees are full, unconditional, joint and several, and will be released upon spin-off.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Revolving Credit Facility

In August 2010, one of our Chinese subsidiaries along with Expedia Beijing entered into a RMB67,000,000 (approximately $10 million), one-year revolving credit facility with Bank of America. In June 2011, the revolving credit facility was amended to extend the facility to March 2012 and increase the borrowing capacity to RMB130,000,000 (approximately $20 million). The facility is unconditionally guaranteed by Expedia, Inc. As of December 31, 2010 and June 30, 2011, we had $2 million and $5 million of borrowings outstanding, respectively. The facility bears interest at a rate determined by reference to People’s Bank of China’s base rate. The rate at which this facility bore interest was 5.81% and 6.56% as of December 31, 2010 and June 30, 2011, respectively.

Office Lease Commitments

We have contractual obligations in the form of operating leases for office space and related office equipment for which we record the related expense on a monthly basis. Certain leases contain periodic rent escalation adjustments and renewal options. Rent expense related to such leases is recorded on a straight-line basis. Operating lease obligations expire at various dates with the latest maturity in 2015. For the years ended December 31, 2008, 2009 and 2010, we recorded rental expense of $4 million, $4 million and $6 million, respectively.

The following table presents our estimated future minimum rental payments under operating leases with noncancelable lease terms that expire after December 31, 2010, in thousands:

2011	$3,240
2012	3,290
2013	2,896
2014	2,479
2015	826

Total	$12,731

Purchase Commitments

As of December 31, 2010, we had minimum purchase commitments with certain of our vendors of approximately $2 million in 2011, $2 million in 2012 and $1 million in 2013. We expect to utilize these purchases in the ordinary course of business.

NOTE 11: SEGMENT INFORMATION

We have one reportable segment: TripAdvisor. We determined our segment based on how our chief operating decision maker manages our business, makes operating decisions and evaluates operating performance. Our primary operating metric for evaluating segment performance is Operating Income Before Amortization (“OIBA”). Amortization of intangible assets and any related impairment, as well as stock-based compensation expense and other items are excluded from OIBA. Such amounts are detailed in our segment reconciliation below.

The following table is a reconciliation of OIBA to operating income and net income for the years ended December 31, 2008, 2009 and 2010 and the three and six months ended June 30, 2010 and 2011:

	Year ended December 31,			Three months ended June 30,		Six months ended June 30,
	2008	2009	2010	2010	2011	2010	2011
	(In thousands)
OIBA	$141,604	$187,889	$248,092	$69,995	$87,973	$134,997	$165,878
Amortization of intangible assets	(11,161)	(13,806)	(14,609)	(2,864)	(1,132)	(6,242)	(3,249)
Stock-based compensation	(5,560)	(5,905)	(7,183)	(1,554)	(1,968)	(3,721)	(4,442)
Spin-off costs	—	—	—	—	(1,054)	—	(1,054)

Operating income	124,883	168,178	226,300	65,577	83,819	125,034	157,133

Related-party interest income (expense), net	(4,035)	(978)	(241)	(70)	217	(148)	315
Other, net	(1,738)	(660)	(1,644)	(1,359)	457	(2,674)	1,422
Provision for income taxes	(46,788)	(64,325)	(85,461)	(24,073)	(30,383)	(44,723)	(57,389)
Net (income) loss attributable to noncontrolling interest	49	212	(178)	(13)	(46)	(54)	(139)

Net income attributable to TripAdvisor Holdings, LLC	$72,371	$102,427	$138,776	$40,062	$54,064	$77,435	$101,342

The following table presents revenue by geographic area, the United States, the United Kingdom and all other countries, based on the geographic location of our websites for the years ended December 31, 2008, 2009 and 2010:

	Year Ended December 31,
	2008	2009	2010
	(In thousands)
Revenue
United States	$245,593	$246,865	$297,830
United Kingdom	22,737	41,852	69,721
All other countries	29,916	63,372	117,084

	$298,246	$352,089	$484,635

The following table presents property and equipment, net for the United States and all other countries based on the geographic location of the assets, as of December 31, 2009 and 2010:

	As of December 31,
	2009	2010
	(In thousands)
Property and equipment, net
United States	$23,189	$27,812
All other countries	1,356	2,932

	$24,545	$30,744

NOTE 12: VALUATION AND QUALIFYING ACCOUNTS

The following table presents the changes in our valuation and qualifying accounts:

Description	Balance at Beginning of Year	Charges to Earnings	Deductions	Balance at End of Year
	(In thousands)
2008
Allowance for doubtful accounts	$2,034	$1,679	$(811)	$2,902
2009
Allowance for doubtful accounts	$2,902	$1,423	$(632)	$3,693
2010
Allowance for doubtful accounts	$3,693	$3,209	$(1,718)	$5,184

NOTE 13: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

	Three Months Ended
	March 31	June 30	September 30	December 31
	(In thousands)
Year ended December 31, 2009
Revenue	$85,502	$90,075	$96,866	$79,646
Operating income	40,935	45,808	50,562	30,873
Net income attributable to TripAdvisor Holdings, LLC	24,600	27,898	31,149	18,780

Year ended December 31, 2010
Revenue	$113,582	$125,409	$139,319	$106,325
Operating income	59,457	65,577	66,600	34,666
Net income attributable to TripAdvisor Holdings, LLC	37,373	40,062	42,914	18,427

NOTE 14: SUBSEQUENT EVENTS

Relationship Between Expedia and TripAdvisor After the Spin-Off

For purposes of governing certain of the ongoing relationships between TripAdvisor and Expedia at and after the spin-off, and to provide for an orderly transition, TripAdvisor and Expedia have entered into various agreements, including, among others, a separation agreement; a tax sharing agreement; an employee matters agreement; a transition services agreement; and commercial agreements.

Separation Agreement

The separation agreement is expected to provide generally that (i) immediately prior to the spin-off, Expedia will contribute or otherwise transfer to TripAdvisor all of the subsidiaries and assets comprising the TripAdvisor’s businesses, (ii) TripAdvisor will assume all of the liabilities related to Expedia’s TripAdvisor Media Group-related businesses, (iii) each party will indemnify the other and its respective affiliates, current and former directors, officers and employees for any losses arising out of any breach of any of the spin-off Agreements and (iv) TripAdvisor will indemnify Expedia for its failure to assume and perform any assumed liabilities and any liabilities relating to TripAdvisor, financial and business information included in the SEC documentation filed with respect to the spin-off, as well as such other terms as to which Expedia and TripAdvisor mutually agree.

Tax Sharing Agreement

The tax sharing agreement governs Expedia’s and TripAdvisor’s respective rights, responsibilities and obligations after the spin-off with respect to taxes for the periods ending on or before the spin-off. Generally, the tax sharing agreement provides that although Expedia will remit taxes payable with respect to the TripAdvisor income included on its consolidated returns, pre-distribution taxes that are attributable to the business of one party, including audit adjustments with respect to consolidated periods, will be borne solely by that party. Pursuant to the tax sharing agreement, Expedia will prepare and file the federal consolidated return, and any other income tax returns that include TripAdvisor with respect to any taxable period ending on or prior to, or including, the distribution date with the appropriate tax authorities and will remit any taxes relating thereto to the relevant tax authority. TripAdvisor will prepare and file all separate company tax returns for TripAdvisor and its subsidiaries, and pay all taxes due with respect to such tax returns for all taxable periods. In general, Expedia controls all audits and administrative matters relating to the consolidated return of the Expedia group.

Under the tax sharing agreement TripAdvisor generally (i) may not take (or fail to take) any action that would cause any representations, information or covenants in the separation documents or documents relating to the tax opinion concerning the spin-off to be untrue, (ii) may not take (or fail to take) any action that would cause the spin-off to lose its tax free status, (iii) may not sell, issue, redeem or otherwise acquire any of its equity securities (or equity securities of members of its group), except in specified transactions for a period of 25 months following the spin-off and (iv) may not, other than in the ordinary course of business, sell or otherwise dispose of a substantial portion of its assets, liquidate, merge or consolidate with any other person for a period of 25 months following the spin-off. During that period, TripAdvisor may take some actions prohibited by these covenants if it provides Expedia with an Internal Revenue Service ruling or an unqualified opinion of counsel to the effect that these actions will not affect the tax free nature of the spin-off, in each case satisfactory to Expedia in its sole and absolute discretion. Notwithstanding the receipt of any such Internal Revenue Service ruling or opinion, TripAdvisor must indemnify Expedia for any taxes and related losses resulting from (i) any act or failure to act described in the covenants above, (ii) any acquisition of equity securities or assets of TripAdvisor or any member of its group, and (iii) any breach by TripAdvisor or any member of its group of representations in the separation documents between Expedia and TripAdvisor or the documents relating to the tax opinion concerning the spin-off.

Under U.S. federal income tax laws, Expedia and TripAdvisor are severally liable for all of Expedia’s federal income taxes attributable to the periods prior to and including the current taxable year of Expedia, which ends on December 31, 2011. Thus, if Expedia fails to pay the taxes attributable to it under the tax sharing agreement for periods prior to and including the current taxable year of Expedia, TripAdvisor may be responsible for these tax liabilities.

Employee Matters Agreement

The employee matters agreement covers a wide range of compensation and benefit issues related to the spin-off. In general, under the employee matters agreement Expedia will assume or retain (i) all liabilities with respect to Expedia employees, former Expedia employees and their dependents and beneficiaries under all Expedia employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all Expedia employees, former Expedia employees and other service providers. TripAdvisor will assume or retain (i) all liabilities under its employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all TripAdvisor employees, former employees and other service providers.

Subject to a transition period through the end of 2011 with respect to benefits under the Expedia health and welfare plans and flexible benefits plan, after the spin-off, TripAdvisor will no longer participate in such Expedia employee benefit plans, but will have established its own employee benefit plans that are currently expected to be substantially similar to the plans sponsored by Expedia prior to the spin-off. Through the end of 2011, Expedia will continue to provide benefits under the Expedia health and welfare plans and flexible benefits plan to TripAdvisor employees and TripAdvisor will bear the cost of this coverage with respect to its employees. Assets and liabilities from the Expedia Retirement Savings Plan relating to the accounts of TripAdvisor employees will be transferred to the comparable TripAdvisor plan as soon as practicable following the spin-off.

Transition Services Agreement

Under the transition services agreement, beginning on the date of the completion of the spin-off, Expedia will provide to TripAdvisor on an interim, transitional basis, various services, which are expected to relate primarily to public company and operational matters, and such other services as to which Expedia and TripAdvisor mutually agree. The agreed upon charges for these services will generally allow Expedia to recover fully the allocated costs of providing the services, plus all out-of-pocket costs and expenses. TripAdvisor may terminate the agreement with respect to one or more particular services upon prior written notice.

Commercial Agreements

Following the spin-off, Expedia and TripAdvisor will continue to work together pursuant to various commercial agreements between subsidiaries of Expedia, on the one hand, and subsidiaries of TripAdvisor, on the other hand. Expedia and TripAdvisor believe that these agreements have been negotiated at arm’s length between the applicable counterparties. The various commercial agreements include click-based advertising agreements, a content sharing agreement and display-based and other advertising agreements and have terms of up to one year.

Financing Transactions

In August 2011, we entered into a commitment letter whereby certain lenders have agreed to provide, in connection with and prior to the spin-off, a five-year, $400 million senior term loan to us and, in conjunction with TripAdvisor, Inc. and certain of our subsidiaries, a senior revolving credit facility with a borrowing capacity of $200 million and a term of five years. The term loan will be repayable in quarterly installments equal to 1.25% of the original principal amount in year 2012 and 2.5% of the original principal amount in each year thereafter with the balance due on the final maturity date. Immediately after consummation of the spin-off, the term loan and loans under the revolving credit facility will bear interest per annum at LIBOR plus 175 bps, which, as of June 30, 2011 and assuming a 1-month interest period, would have been 1.94% per annum, and undrawn amounts will be subject to a commitment fee of 30 bps.

ANNEX F

FORM OF SEPARATION AGREEMENT

[To be filed by amendment]

F-1

ANNEX G

FORM OF TAX SHARING AGREEMENT

[To be filed by amendment]

G-1

ANNEX H

FORM OF EMPLOYEE MATTERS AGREEMENT

[To be filed by amendment]

H-1

ANNEX I

FORM OF TRANSITION SERVICES AGREEMENT

[To be filed by amendment]

I-1

ANNEX J

FORM OF PREFERRED STOCK MERGER AGREEMENT

[To be Filed by Amendment]

J-1

ANNEX K

APPRAISAL RIGHTS UNDER SECTION 262 OF THE

DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Each Registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Each Registrant’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of such Registrant, or by reason of the fact that he/she is or was a director or officer of such Registrant and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. Each Registrant’s bylaws include within this right to indemnification the right to be paid by such Registrant the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to such Registrant to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by such Registrant. From time to time, each Registrant’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. Each Registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Each Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Each Registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

The spinoff-related agreements filed or to be filed as exhibits to this Registration Statement may contain provisions regarding indemnification of the Registrants’ directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that may be required to make in respect of those liabilities.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The Exhibit Index filed herewith is incorporated herein by reference.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

(c)	Reports, Opinions or Appraisals

To be filed by pre-effective amendment if applicable.

Item 22. Undertakings.

Each undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C of the Securities Act of 1933 (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(Provided, however, that paragraphs (a)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.)

and that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(g) That every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.)

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bellevue, State of Washington, on September 21, 2011.

EXPEDIA, INC.

By:	/s/ Burke F. Norton
	Name:	Burke F. Norton
	Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities as of September 21, 2011.

Signature	Title

* (Barry Diller)	Director (Executive Chairman of the Board)

* (Dara Khosrowshahi)	President and Chief Executive Officer, Director (Principal Executive Officer)

* (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)

* (Lance Soliday)	Chief Accounting Officer and Controller (Principal Accounting Officer)

* (Victor A. Kaufman)	Director (Vice Chairman)

* (A. George Battle)	Director

* (Craig A. Jacobson)	Director

* (Jonathan L. Dolgen)	Director

(William R. Fitzgerald)	Director

* (José A. Tazón)	Director

* (Peter M. Kern)	Director

* (John C. Malone)	Director

*By:	/s/ Burke F. Norton
Burke F. Norton, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newton, State of Massachusetts on September 21, 2011.

TRIPADVISOR, INC.

By:	/s/ Stephen Kaufer
	Name:	Stephen Kaufer
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities as of September 21, 2011.

Signature	Title

* (Stephen Kaufer)	President and Chief Executive Officer (Principal Executive Officer)

* (Michael B. Adler)	Director and Chief Financial Officer (Principal Financial Officer)

* (Lance Soliday)	Chief Accounting Officer and Controller (Principal Accounting Officer)

* (Burke F. Norton)	Director

*By:	/s/ Burke F. Norton
Burke F. Norton, attorney-in-fact

EXHIBIT INDEX

Exhibit Index

Exhibit Number	Description

2.1	Form of Separation Agreement (included as Annex F to the proxy statement/prospectus which is part of this Registration Statement)

2.2	Form of Preferred Stock Merger Agreement (included as Annex J to the proxy statement/prospectus which is part of this Registration Statement)

3.1	Amended and Restated Certificate of Incorporation of Expedia, Inc. (incorporated by reference to Exhibit 3.1 to Expedia, Inc.’s Current Report on Form 8-K, filed on August 15, 2005)

3.2	Amended and Restated Bylaws of Expedia, Inc. (incorporated by reference to Exhibit 3.3 to Expedia, Inc.’s Current Report on Form 8-K, filed on August 15, 2005)

3.3	Form of Second Amended and Restated Certificate of Incorporation of Expedia, Inc.**

3.4	Form of Second Amended and Restated Bylaws of Expedia, Inc.**

3.5	Certificate of Incorporation of TripAdvisor, Inc.**

3.6	Bylaws of TripAdvisor, Inc.**

3.7	Form of Amended and Restated Certificate of Incorporation of TripAdvisor, Inc.**

3.8	Form of Amended and Restated Bylaws of TripAdvisor, Inc.**

4.1	Expedia, Inc. Warrant Agreement between Expedia, Inc. and The Bank of New York Mellon, as Equity Warrant Agent**

4.2	Form of TripAdvisor, Inc. Warrant Agreement between TripAdvisor, Inc. and The Bank of New York Mellon, as Equity Warrant Agent**

4.3	Certificate of Designations of Expedia, Inc. Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Expedia, Inc.’s Current Report on Form 8-K, filed on August 15, 2005)

4.4	Form of Certificate of Designations for Expedia, Inc. Series 1 Mandatory Exchangeable Preferred Stock**

4.5	Form of Certificate of Designations for Expedia, Inc. Series 2 Mandatory Exchangeable Preferred Stock**

4.6	Specimen TripAdvisor, Inc. Common Stock Certificate**

4.7	Form of TripAdvisor, Inc. Warrant Certificate (filed as Exhibit A to Exhibit 4.2—Form of TripAdvisor, Inc. Warrant Agreement between TripAdvisor, Inc. and The Bank of New York Mellon, as Equity Warrant Agent)

5.1	Form of Opinion of Wachtell, Lipton, Rosen & Katz, as to the validity of the securities being registered

8.1	Form of Opinion of Wachtell, Lipton, Rosen & Katz, as to certain material U.S. federal tax matters

10.1	Form of Tax Sharing Agreement (included as Annex G to the proxy statement/prospectus which is part of this Registration Statement)

10.2	Form of Employee Matters Agreement (included as Annex H to the proxy statement/prospectus which is part of this Registration Statement)

10.3	Form of Transition Services Agreement (included as Annex I to the proxy statement/prospectus which is part of this Registration Statement)

Exhibit Number	Description

10.4	Form of TripAdvisor, Inc. Stock and Annual Incentive Plan**

10.5	Governance Agreement, by and among Expedia, Inc., Liberty Media Corporation and Barry Diller, dated August 9, 2005 (incorporated by reference to Exhibit 10.6 to Expedia, Inc.’s Quarterly Report on Form 10-Q, filed on November 14, 2005).

10.6	First Amendment to Governance Agreement, dated as of June 19, 2007, among Expedia, Inc., Liberty Media Corporation and Barry Diller (incorporated by reference to Exhibit 10.1 to Expedia, Inc.’s Current Report on Form 8-K, filed on June 19, 2007)

10.7

Stockholders Agreement, by and between Liberty Media Corporation and Barry Diller, dated as of August 9, 2005 (incorporated by reference to Exhibit 10.7 to Expedia, Inc.’s Current Report on

Form 8-K, filed on November 14, 2005)**

10.8	Form of Amended and Restated Expedia Governance Agreement among Expedia, Inc., Liberty Media Corporation and Barry Diller**

10.9	Form of Amended and Restated Expedia Stockholders Agreement between Liberty Media Corporation and Barry Diller**

10.10	Form of TripAdvisor Governance Agreement among TripAdvisor, Inc., Liberty Media Corporation and Barry Diller**

10.11	Form of TripAdvisor Stockholders Agreement between Liberty Media Corporation and Barry Diller**

21.1	Subsidiaries of Expedia, Inc.

21.2	Subsidiaries of TripAdvisor, Inc.

23.1	Consent of independent registered public accounting firm for Expedia, Inc.

23.2	Consent of independent registered public accounting firm for TripAdvisor, Inc.

23.3	Consent of independent registered public accounting firm for TripAdvisor Holdings, LLC

24.1	Powers of Attorney*

24.2	Power of Attorney executed by Lance A. Soliday

99.1	Form of Proxy Card

99.2	Consent of Jonathan F. Miller to be named as director of TripAdvisor, Inc.*

99.3	Consent of Jeremy Philips to be named as director of TripAdvisor, Inc.*

99.4	Consent of Robert S. Wiesenthal to be named as director of TripAdvisor, Inc.

*	Previously filed.
**	To be filed by amendment.